Crescent Capital Group LP

Crescent Credit Europe LLP

Regulatory Compliance Manual

This Regulatory Compliance Manual is the property of Crescent Capital Group LP (“CCG”) and Crescent Credit Europe LLP (“CCE”) (together “Crescent” or “Company” or “Firm”) must be returned to the Company if an individual’s association with the Company terminates for any reason.

The content of this manual is confidential, and should not be revealed to third parties without prior approval from the Chief Compliance Officer. The policies and procedures set forth herein supersede previous manuals, policies, and procedures.

June 2020

Table of Contents

INTRODUCTION	1

CODE OF ETHICS: PERSONAL TRANSACTIONS	2

BACKGROUND	2
RISKS	2
POLICIES AND PROCEDURES	3
Fiduciary Standards and Compliance with the Federal Securities Laws	3
Personal Securities Transactions	4
Who Is Covered	4
Accounts Covered	4
Account Opening, Changes or Closings	5
Opening an Account	5
Changes to an Account	5
Closing an Account	6
Preclearance Procedures	6
Exempt Securities Chart	9
Reporting of Transactions	11
Other Employee Conduct	12
Reporting Illegal or Suspicious Activity - “Whistleblower Policy”	13

CODE OF ETHICS: INSIDER TRADING	16

BACKGROUND	16
What Information is Material?	16
What Information is Non-Public?	17
Penalties for Trading on Material Non-Public Information	18
RISKS	18
POLICIES AND PROCEDURES	18
Procedures for Recipients of Material Non-Public Information	18
Selective Disclosure	19
Relationships with Potential Insiders	19
Intentional Receipt of Non-Public Information about Issuers	20
Pre-Set 10b5-1Trading Plans	21
Rumors	21
Expert Networks	21

CODE OF ETHICS: GIFTS AND ENTERTAINMENT	23

BACKGROUND	23
RISKS	23
POLICIES AND PROCEDURES	23
Guiding Principles	23
Specific Policies and Procedures	23

CODE OF ETHICS: POLITICAL AND CHARITABLE CONTRIBUTIONS	26

BACKGROUND	26
Restrictions on the Receipt of Advisory Fees	26
Restrictions on Payments for the Solicitation of Clients or Investors	27
Restrictions on the Coordination or Solicitation of Contributions	27
Recordkeeping Obligations	27
Guidance Regarding Bona-Fide Charitable Contributions	28
Applicability of Rule 206(4)-5 to Different Types of Advisory Products and Services Being Offered	28
RISKS	28

i

POLICIES AND PROCEDURES	28
Political Contributions	28
Solicitation Arrangements	29
Public Office	29
Outside Business Activities	29

CODE OF ETHICS: COMPLAINTS	30

BACKGROUND	30
RISKS	30
POLICIES AND PROCEDURES	30
COMPLAINT LOG	31

CODE OF ETHICS: OUTSIDE BUSINESS ACTIVITIES	32

BACKGROUND	32
RISKS	32
POLICIES AND PROCEDURES	32
Outside Business Activities, Directorships and Investment Clubs	32
Prior Employment Arrangements	33
REQUEST FOR APPROVAL/REPORTING OF OUTSIDE BUSINESS ACTIVITIES, DIRECTORSHIPS AND INVESTMENT CLUBS	34
OUTSIDE BUSINESS ACTIVITY, DIRECTORSHIP AND INVESTMENT CLUB LOG	35

DUTY TO SUPERVISE	36

BACKGROUND	36
RISKS	36
POLICIES AND PROCEDURES	37
Supervisory Responsibilities	37
Escalating Perceived Risks	37
Investment and Trading Risk Monitoring	38
Oversight Committees	38
Branch Office Supervision	39
Temporary Workers and On-Site Service Providers	40

MAINTENANCE AND REVIEW OF THE COMPLIANCE PROGRAM	41

BACKGROUND	41
RISKS	41
POLICIES AND PROCEDURES	42
The Code of Ethics and Compliance Manual	42
Electronic Reporting	42
Annual Compliance Reviews	42
Ongoing Monitoring and Forensic Testing	42
Training	43
The CCO	43

REVIEW OF THIRD-PARTY SERVICE PROVIDERS	44

BACKGROUND	44
RISKS	44
POLICIES AND PROCEDURES	44

PORTFOLIO MANAGEMENT AND REVIEWS	46

BACKGROUND	46
RISKS	46
POLICIES AND PROCEDURES	46
Portfolio Management Processes	47
Distribution of Research	51
New Products	51

ii

Conflicts of Interest	52

PROXY VOTING AND CLASS ACTIONS	57

BACKGROUND	57
RISKS	57
POLICIES AND PROCEDURES	58
Proxy Voting	58
Legal Actions	61
Disclosures to Clients and Investors	62

TRADING	63

BACKGROUND	63
RISKS	63
POLICIES AND PROCEDURES	64
Trading Procedures	64
Trade Aggregation and Allocation Procedures	66
IPO Allocation Procedures	68
Directed Brokerage Arrangements	70
Client/Investor Referrals	70
Cross Trades	70
Principal Trades	72
Short Selling	72
Short Selling European Securities	72
Rule 105 of Regulation M – Covering Short Sales with Follow-on Public Offerings	74
Transactions in Securities Subject to Rule 144A	75
Investments by Private Funds in Registered Investment Companies	75
Trading in Foreign Markets	75
Other Trade Restrictions	76
Manipulative Trading Practices (Portfolio Pumping and Window Dressing)	76
Best Execution	77
TRADING AND BROKERAGE COMMITTEE AGENDA	79

SOFT DOLLARS	80

BACKGROUND	80
RISKS	80
POLICIES AND PROCEDURES	81

INVESTING/TRADING ERRORS	82

BACKGROUND	82
RISKS	82
POLICIES AND PROCEDURES	82
Identifying Errors	83
Error Correction Procedures	83
Error Reporting	84
Indirect Losses and Lost Opportunity Costs	84
Third Party Errors	84
NAV Error Correction Policy and Procedures:	85

VALUATION	87

BACKGROUND	87
RISKS	88
POLICIES AND PROCEDURES	88
Overview	88
Pricing Committees	89
Procedures	89
PRICING PROCEDURES: CAPITAL MARKET STRATEGIES	93

iii

VALUATION PROCESS FOR ALTERNATIVE STRATEGIES	96

ACCOUNT OPENING AND CLOSING PROCEDURES	98

BACKGROUND	98
RISKS	98
POLICIES AND PROCEDURES	98
Opening a New Client’s Account	98
Closing a Terminating Client’s Account	99
Accepting a New Investor	99
Side Letters	100
Accepting a New Contribution from an Existing Investor	100
Processing an Investor’s Redemption	101
CLIENT FILE CHECKLIST	102
INVESTOR FILE CHECKLIST	103

SIDE POCKET ARRANGEMENTS	104

BACKGROUND	104
RISKS	104
POLICIES AND PROCEDURES	104

MANAGEMENT OF ACCOUNTS SUBJECT TO ERISA	105

BACKGROUND	105
Applicability	105
Qualifying as an ERISA “Investment Manager”	106
Fiduciary Obligations under ERISA	106
Prohibited Arrangements under ERISA	107
ERISA Bonds	109
Custody	109
Disclosures associated with Schedule C of Form 5500	109
RISKS	109
POLICIES AND PROCEDURES	109
Assessing Applicability	109
Prohibited Arrangements under ERISA	110
ERISA Bonds	110
Disclosures associated with Schedule C of Form 5500	110

ANTI-MONEY LAUNDERING	111

BACKGROUND	111
RISKS	111
POLICIES AND PROCEDURES	112
Contacts from Regulatory Authorities	112
Suspicious Activities and Arrangements	112
Controls Instituted by Third Parties	112
Cash and Monetary Instruments	113
Additional Controls – Fund Administrators	113
Portfolio Management and Trading	114
AML Documentation	114
Questions and Training	114
AML REPORTING FORM	115

PRIVACY PROTECTION, CYBER SECURITY AND IDENTITY THEFT PREVENTION	116

BACKGROUND	116
Privacy Protection	116
Information Sharing with Affiliates	116
Cyber Security	116
Identity Theft Prevention	116

iv

State Privacy Requirements	120
RISKS	123
POLICIES AND PROCEDURES	124
Privacy Protection	124
Information Obtained from Affiliates	129
Information Provided to Affiliates	129
Identity Theft Prevention Program	129
EXAMPLES OF RED FLAGS	130
RED FLAGS EVENT LOG	133

CUSTODY AND SAFEGUARDING OF CLIENT ASSETS	134

BACKGROUND	134
Definition of Custody	134
General Requirements for Advisers with Custody	134
Advisers with Fee Debiting Authority	135
Privately Offered Pooled Investment Vehicles	135
Privately Offered Securities	136
Surprise Asset Verifications	136
Advisers or Affiliates Acting as Qualified Custodians	137
Operationally Independent Affiliates	137
Books and Records Requirements	137
Account Statements Sent to an Independent Representative	137
Inadvertent Receipt of Client Funds or Securities	137
RISKS	138
POLICIES AND PROCEDURES	138
Custodial Arrangements	138
Crescent is Deemed to have Custody	138
Custody Procedures	139
Account Opening and Annual Review Procedures	139
Handling Of Physical Securities - Special Rules	140
Monitoring Assets in Client Accounts	140
Inadvertent Receipt of Client Funds or Securities	140
Private Fund Capital Controls	141

FEE BILLING AND EXPENSE ALLOCATION	143

BACKGROUND	143
RISKS	143
POLICIES AND PROCEDURES	143

DISCLOSURE DOCUMENTS AND FILINGS	146

BACKGROUND	146
RISKS	146
POLICIES AND PROCEDURES	146
Financial, Legal, and Regulatory Disclosures	146
Contract Review and Approval Process	147
Subscription Agreements and PPMs	147
Form ADV	147
Form 13F	148
Schedule 13D	148
Schedule 13G	149
Form 13H	149
Filings Regarding Group Activities	151
Section 16 Reports of Directors, Officers, and Principal Shareholders	151
Foreign Filing Requirements	151
State Licensing, Notification, and Registration Requirements	151
Form D	152

v

Form PF	153
Filings with the Federal Reserve	153
Filings with the CFTC and the NFA	154

ELECTRONIC COMMUNICATIONS	159

BACKGROUND	159
RISKS	159
POLICIES AND PROCEDURES	159
Emails, Instant Messages, and Faxes Sent to More Than One Person	160
Electronic Communications Surveillance	160
Privileged Emails	160
Personal Emails	161
Text and PIN-to-PIN Messaging	161
Third-Party Electronic Communication Forums	161
Electronic Security	162
Bloomberg Instant Messaging	162
Retaining Electronic Communications	162
Electronic Delivery of Required Disclosures	163
EMAIL REVIEW SHEET	164

ADVERTISING AND MARKETING	165

BACKGROUND	165
Definition of an “Advertisement”	165
Potentially Misleading Advertisements	165
Performance Advertisements	166
Testimonials and Partial Client Lists	169
The Presentation of Third-Party Ratings	169
Past Specific Recommendations	170
Press Releases	171
Article Reprints	171
Superlative Claims	171
Use of “RIA” or “Investment Counsel”	171
Marketing Private Funds	172
POLICIES AND PROCEDURES	175
Preparing Marketing Materials	175
Maintaining Performance Composites	175
Representative Accounts	175
Definition of an “Advertisement”	176
Global Investment Performance Standards	177
Hypothetical or Back-tested Performance	177
Documentation of Advertised Performance Figures	177
Substantiating Performance Targets and Other Projections	177
Performance Portability	177
Article Reprints	177
Media Contacts	177
Speeches, Seminar Presentations, and Article Publications	178
Gifts and Entertainment Associated with Marketing Activities	178
Information Published by Third Parties	178
Marketing the Private Funds	178
Marketing to Government Entities - Cities, Counties, Municipalities, and States	181
“BAD ACTOR” CERTIFICATION	187

SOLICITATION ARRANGEMENTS	189

BACKGROUND	189
RISKS	190
POLICIES AND PROCEDURES	191

vi

SOLICITOR VERIFICATION LETTER	192

INTERACTIONS WITH THIRD PARTIES	194

BACKGROUND	194
RISKS	194
POLICIES AND PROCEDURES	194
Interactions with the Media	194
Interactions with Attorneys	195
Interactions with Government Officials	196
Protection of Crescent’s Name	196
Involvement in Litigation or Proceedings	196

CONTINGENCY AND DISASTER RECOVERY PLAN	197

BACKGROUND	197
RISKS	197
POLICIES AND PROCEDURES	197
Anticipated Threats	197
Disaster Recovery Team	198
Identification and Assessment	198
Evacuation or Sheltering-in-Place	198
Critical Business Functions	198
Alternate Work Sites	199
Protection and Recovery of Documents	199
Third-Party Vendors	199
Testing and Evaluation	200

MAINTENANCE OF BOOKS AND RECORDS	201

BACKGROUND	201
RISKS	202
POLICIES AND PROCEDURES	202
Electronic Record Retention	202
Records Warehousing	203
Document Alteration	203
Document Destruction	203
REQUIRED BOOKS AND RECORDS	205

DEFINITIONS	213

ANNEX: U.K. COMPLIANCE – CRESCENT CREDIT EUROPE LLP	217

BACKGROUND	217
REGULATION OF CCE	217
U.K. Regulatory Framework	217
The Revised Markets in Financial Instruments Directive (“MiFID II”)	218
The FCA	218
Proactive Regulation	219
Threshold Conditions	220
• Suitability	221
• Business Model	221
FCA Authorization and Approval	221
Principles for Business	222
Data Protection	222
The Criminal Finances Act 2017	223
STAFF	223
Senior Management (SYSC 23)	223
Senior Management Functions	224
FCA Approval of Senior Managers	224

vii

Statements of Responsibility	224
Prescribed Responsibilities (SYSC 24)	225
Fitness and Propriety (SUP 10C)	225
Certification Regime (SYSC 27)	225
Certification Functions	225
Assessment of Fitness and Propriety and Certification	226
Conduct Rules (COCON 2)	226
Breaches of the Conduct Rules	227
GOVERNANCE ARRANGEMENTS	227
Apportionment of Responsibilities and Oversight	227
General Organizational Requirements (SYSC 4.1)	228
Business Continuity Policy (4.1.6)	228
Accounting Policy (MiFID Org Regulation Article 21(4))	229
Regular Monitoring (MiFID Org Regulation Article 21(5))	229
Persons who Effectively Direct the Business (SYSC 4.2)	229
Management Body (SYSC 4.3A)	229
Responsibility of Senior Management (MiFID Org Regulation Article 25)	230
Skills, Knowledge and Expertise (SYSC 5.1.5)	231
Compliance (SYSC 6.1)	231
Internal Audit (MiFID Org Regulation Article 24)	232
FINANCIAL CRIME (SYSC 6.3)	232
Anti-Money Laundering (“AML”) and Counter-Terrorism Financing (“CTF”)	232
AML & CTF Systems & Controls	233
POCA/MLR 2017/Terrorism Act	233
Government and International Sanctions	233
AML/CTF Awareness Training for Staff	234
MILRO and Other Arrangements	234
The Bribery Act 2010	235
Risk Management (MiFID Org Regulation Article 23)	236
Outsourcing Requirements (SYSC 8.1)	236
Record Keeping (SYSC 9)	237
CONFLICTS OF INTEREST (SYSC 10)	237
Potential Conflicts of Interest	237
Record of Conflicts	238
Managing Conflicts	238
Disclosure of Conflicts	239
Conflicts Policy	239
Information Barriers (SYSC 10.2)	239
Whistleblowing (SYSC 18.6)	240
Regulatory References (SYSC 22)	240
MARKET ABUSE	241
Inside Information	242
Insider Dealing & Unlawful Disclosure	242
Market Manipulation	243
Manipulating Transactions	243
Manipulating Devices	243
Dissemination	243
Suspicious Transaction and Order Reports	244
CONDUCT OF BUSINESS	244
Acting Honestly, Fairly and Professionally (COBS 2.1)	244
Personal Account Dealing (COBS 11.7A)	244
Other Employment and Outside Business Interests	244
Inducements (COBS 2.3A)	245
Disclosure of Payments / Benefits	245
Reliance on Others (COBS 2.4)	245
Accepting New Clients and Client Categorization (COBS 3.3.1A)	246

viii

Retail Client	246
Professional Client (COBS 3.5)	246
Per se Professional Client	246
Elective Professional Client	247
Eligible Counterparty (COBS 3.6)	247
Per se Eligible Counterparty	248
Effective Eligible Counterparty	248
Providing clients with a higher level of protection	248
Policies Procedures and Records	248
FINANCIAL PROMOTIONS AND MARKETING (COBS 4) AND PRODUCT GOVERNANCE (PROD 3)	248
Communications with Clients	248
Financial Promotions	249
Keeping records of Financial Promotions	249
Product Governance (PROD 3)	249
CLIENT DISCLOSURES, AGREEMENTS AND REPORTS	249
Information Disclosure Prior to Providing Services (COBS 2.2A)	249
Information about the firm, its services and remuneration (COBS 6.1ZA.2)	250
Client Agreements (COBS 8A)	250
Suitability (COBS 9A.1)	251
Investment Research	251
REPORTS AND NOTIFICATIONS TO THE FCA	252
Changes in Control	252
Annual Controller’s Report (SUP 16.4.5)	253
Changes in Close Links	253
Annual Close Links Report (SUP 16.5.4)	254
Appointed Representatives Annual Report	254
Notifications to the FCA	254
Change of accounting reference date	254
Standing Data	255
Breaches of rules or FSMA requirements	255
Civil, criminal or disciplinary proceedings against the firm	255
Fraud, errors and other irregularities provided it is significant	256
Insolvency, bankruptcy and winding up	256
Change in core information: Name, Address and Other Regulators	256
Auditors	257
CCE’s regulated business activities	257
Matters having a serious regulatory impact	257
Financial and Non-Financial Reporting	257
COMPLAINTS	258
FCA Dispute Resolution (DISP)	258

APPENDIX 1: CCE CONFLICTS OF INTEREST	259

POLICY	259
PROCEDURE	260

APPENDIX 2: CCE INDUCEMENTS	261

POLICY	261
PROCEDURE	262
POLICY	262
PROCEDURE	263

APPENDIX 4: CCE KNOWLEDGE AND COMPETENCE	264

POLICY	264
PROCEDURE	265

APPENDIX 5: CCE FINANCIAL CRIME & MONEY LAUNDERING	266

ix

POLICY	267
PROCEDURE	268

APPENDIX 6: CCE RECORDING TELEPHONES AND ELECTRONIC COMMUNICATIONS	269

POLICY	269

APPENDIX 7: MARKETING	270

POLICY	270
PROCEDURE	273

APPENDIX 8: CCE COMPLAINTS	274

POLICY	274
PROCEDURE	274

APPENDIX 9: PRODUCT GOVERNANCE - TARGET MARKET ASSESSMENT	276

x

INTRODUCTION

This Regulatory Compliance Manual (the “Manual”) is intended to give Supervised Persons a general understanding of the regulatory rules and requirements that apply to Crescent.

All Supervised Persons must abide by all applicable policies and procedures contained in this Manual. For the avoidance of any doubt, Supervised Persons include all individuals who provide services to clients of TCW-WLA JV Venture LLC (“TCW JV”). TCW JV is an affiliated joint venture with TCW Asset Management Company that is responsible for providing investment management services to certain legacy clients of the Crescent team while they were employed by TCW Asset Management Company. The Manual should accurately reflect Crescent’s business practices. Supervised Persons should speak to the Chief Compliance Officer (“CCO”), or in his absence, the Compliance Officers regarding any questions about the Manual, or if the Manual should be changed or updated. In addition, please contact the CCO or the Compliance Officers if Crescent’s disclosure documents, advisory contracts, or marketing materials appear inaccurate, incomplete, or out-of-date.

In developing this Manual, Crescent considered the material risks associated with its operations. This risk evaluation process is ongoing, and the CCO will periodically review this Manual to ensure that Crescent’s policies and procedures adequately address all applicable risks. Any material amendments to this Manual will be distributed to all Supervised Persons. New policies, guidance, and amendments may be issued by Crescent’s CCO or other supervisory personnel by email or orally before being formally incorporated into the Manual. Such communications are as valid and binding as the Manual’s written guidance.

Supervised Persons will be asked to acknowledge in writing that they have received, understand, and will abide by the policies and procedures contained in this Manual, upon commencement of employment, annually, and if deemed appropriate by the CCO upon any material change to the Manual.

This Manual includes or references certain forms that Supervised Persons can use to make disclosures or seek pre-clearance. In some situations it may be impractical for a Supervised Person to print, execute, and submit a paper form or access Crescent’s StarCompliance system. In these instances Supervised Persons may generally complete, sign, and submit the form electronically, inserting “/s/ NAME” in the signature line. Alternately, Supervised Persons may call or email the CCO and/or one of the Compliance Officers and ask one of these individuals to complete and submit the form on the Supervised Person’s behalf. The completion of the form by another person should be referenced on the form.

Supervised Persons should be aware that Crescent will consider all forms to be binding, irrespective of the way in which they are submitted. Also, on a case-by-case basis the CCO may require Supervised Persons to print, manually sign, and submit paper forms.

Capitalized terms are defined at page 226 of the Manual.

1

CODE OF ETHICS: PERSONAL TRANSACTIONS

Background

Investment advisers are fiduciaries that owe their undivided loyalty to their clients. Investment advisers are trusted to represent clients’ interests in many matters, and advisers must hold themselves to the highest standard of fairness in all such matters.

Rule 204A-1 under the Advisers Act requires each registered investment adviser to adopt and implement a written code of ethics that contains provisions regarding:

•	The adviser’s fiduciary duty to its clients;

•	Compliance with all applicable Federal Securities Laws;

•	Reporting and review of personal Securities transactions and holdings;

•	Reporting of violations of the code; and

•	The distribution of the code to all Supervised Persons.

Risks

In developing these policies and procedures, Crescent considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

•	Supervised Persons do not understand the fiduciary duty that they, and Crescent, owe to Clients and Investors;

•	Supervised Persons and/or Crescent fail to identify and comply with all applicable Federal Securities Laws;

•	Supervised Persons do not report personal Securities transactions;

•	Supervised Persons trade personal accounts ahead of Client accounts;

•	Supervised Persons allocate profitable trades to personal accounts or unprofitable trades to Client accounts;

•	Violations of the Federal Securities Laws, the Code of Ethics, or the policies and procedures set forth in this Manual, are not reported to the CCO and/or appropriate supervisory personnel;

•	Crescent does not provide its Code of Ethics and any amendments to all Supervised Persons; and

•	Crescent does not retain Supervised Persons’ written acknowledgements that they received the Code of Ethics and any amendments.

2

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Fiduciary Standards and Compliance with the Federal Securities Laws

This Code of Ethics is based on the principle that the officers, directors and employees of Crescent owe a fiduciary duty to Crescent’s Clients and Investors. In consideration of this fiduciary duty, Supervised Persons should conduct themselves in all circumstances in accordance with the following general principles:

•	You must at all times place the interests of Crescent’s clients before your own interests.

•

You must conduct all of your personal investment transactions consistent with this Code of Ethics and in such a manner that avoids any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

•	You must adhere to the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions for their personal benefit.

•	You must adhere to the principle that information concerning the identity of security holding and financial circumstance of Clients and Investors is confidential.

•	You must comply with those applicable federal securities laws and Firm policies that are issued from time to time and are applicable to your group.

•

Communications with clients or prospective clients should be candid and thorough. They should be true and complete and not mislead or misrepresent. This applies to all marketing and promotional materials.

•	Independence in investment-decision making should be paramount.

•	Decisions affecting clients are to be made with the goal of providing equitable and fair treatment among clients.

The effectiveness of Crescent’s policies regarding ethics depends on the judgment and integrity of its employees rather than on any set of written rules.

Although determining what behavior is necessary or appropriate sometimes is difficult when adhering to these general principles, this Code of Ethics contains several guidelines for proper conduct. Crescent values its reputation for integrity and professionalism. Crescent’s reputation is its most valuable asset. The actions of Supervised Persons should be consistent with and in furtherance of this reputation.

Accordingly, you must be sensitive to the general principles involved and to the purposes of the Code of Ethics, in addition to the specific guidelines and examples set forth below. If you are uncertain about whether a real or apparent conflict exists between your interests and those of Crescent’s clients in any particular situation, you should consult the CCO immediately. Violations of this Code of Ethics constitute grounds for disciplinary actions, including dismissal.

3

Because no set of rules can anticipate every possible situation, it is essential that you follow these rules not just in letter, but in spirit as well. Any activity that comprises or may appear to compromise Crescent’s integrity, even if it does not expressly violate a rule, has the potential to harm Crescent’s reputation and may result in scrutiny and disciplinary action.

No person designated under this Code of Ethics to give approvals may approve their own requests.

Each Supervised Person shall receive this Code of Ethics and any amendments thereto.

Personal Securities Transactions

Laws and ethical standards impose on Crescent, its employees and its directors, duties to avoid conflicts of interest between their personal investment transactions and transactions Crescent makes on behalf of its clients. In view of the sensitivity of this issue, avoiding even the appearance of impropriety is important. The following personal investment transaction policies are designed to reduce the possibilities of such conflicts and inappropriate appearances, while at the same time preserving reasonable flexibility and privacy in personal securities transactions.

Any questions about this Personal Securities Transactions policy should be addressed to the CCO unless otherwise indicated.

Who Is Covered

Except as otherwise noted, Crescent’s restrictions on personal investment transactions apply to all Access Persons. Every Supervised Person should consider himself or herself an Access Person unless otherwise specifically exempted by the CCO. Additionally, a consultant, temporary employee, or other person may be considered an Access Person depending on various factors, including length of service, nature of duties and access to Firm information. Such person will be notified when he or she is considered an Access Person.

Accounts Covered

All accounts in which an Access Person may conduct Securities transactions are covered by this policy. This includes all accounts in which the Access Person may have a “beneficial interest.”

The term “beneficial interest” is defined by rules of the SEC. Generally, under the SEC rules, a person is regarded as having a beneficial interest in Securities held in the name of:

•	a husband, wife, or domestic partner,

•	a minor child,

•	a relative or significant other sharing the same house, and

•	anyone else if the Access Person:

•	obtains benefits substantially equivalent to ownership of the Securities,

•	can obtain ownership of the Securities immediately or within 60 days, or

•	can vote or dispose of the Securities.

•	Outside Fiduciary Accounts; and

4

•	Accounts that hold only third-party, open-end mutual funds.

An example of an Access Person having a “beneficial interest” includes trades in a relative’s brokerage account if the Access Person is authorized to trade for that brokerage account, regardless of whether the Access Person actually does trade. Whether you have beneficial interest in the Securities of a relative or significant other sharing the same house can be rebutted only under very limited facts and circumstances. If you believe your situation is unique and therefore rebuts the presumption of beneficial interest, you must contact the CCO, whose decision be dispositive.

Under the definition of “beneficial interest,” persons other than Crescent Supervised Persons may have to comply with this Code of Ethics including, but not limited to spouses, domestic partners, and significant others sharing the same households. The pertinent Crescent Access Person must make sure that the outside person is familiar with the requirements of this Code of Ethics. Violations by the outside person constitute violations by the related Crescent Access Person. If you want the outside person to receive a copy of this Code of Ethics or to attend a Code of Ethics orientation, contact Compliance.

If you act as a fiduciary with respect to funds and accounts managed outside of Crescent (e.g., if you act as the executor of an estate for which you make investment decision), you will have a beneficial interest in the assets of that fund or account. Accordingly, any Securities transactions you make on behalf of that fund or account will be subject to the general trading restrictions set forth below. You should review the Outside Business Activities section of this Code of Ethics, including the restrictions on your ability to act as a fiduciary outside of Crescent.

Note that while the trades in a Non-Discretionary Account do not have to be reported, the existence of the Non-Discretionary Account must be reported to Compliance. Access Persons will be required to provide satisfactory evidence of its non-discretionary nature as described in the Exempt Securities chart below.

Account Opening, Changes or Closings

Because Crescent must receive confirmation and broker statements for all accounts of an Access Person and any account in which an Access Person has a beneficial interest as defined above, Crescent must be made aware immediately of all account opening, changes, or closures.

Opening an Account

New Access Persons or Access Persons wishing to open a new brokerage account may do so, but must immediately:

•

Notify Compliance by uploading the account information on Star Compliance; Access persons may maintain a brokerage account only with brokers who directly or through a clearing broker provide an electronic feed of account transactions and statements into Star Compliance.

•	If your broker requires delivery instructions (a letter from Crescent to receive duplicate confirms and statements) please contact Compliance.

Changes to an Account

If the information of a brokerage account changes (for example, a change to the name on the account, the account number, or similar change), the Access Person must notify Compliance immediately by updating the account information on Star Compliance to ensure that duplicate confirmations and broker statements continue to be sent electronically to Crescent.

5

Closing an Account

Once an account has been closed, the Access Person must immediately notify Compliance and provide adequate evidence of account closure, typically notice directly from brokerage firm.

Preclearance Procedures

General Principles Regarding Securities Transactions

Each Access Person must obtain preclearance approval for any personal investment transaction in a Security if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the Security.

Access Persons must seek preclearance and obtain approval for all non-exempt Securities transactions by logging on to Star Compliance (https://crescent.starcompliance.com/Auth/Login) and filing a Personal Transaction Authorization Form (“PTAF”) for publicly traded securities or a Private Placement Request Form for private placements. Access Persons will be required to supply certain key information and to make certain certifications prior to each time you trade a Security, such as that you have no knowledge that the Security is under active consideration for purchase or sale by Crescent for its clients.

Access Persons may NOT transact in any non-exempt Security until AFTER Star Compliance (or the CCO or other Compliance Officer) delivers written approval to trade (typically via email).

Each approval to transact a non-exempt Security (other than a Private Placement, discussed below) is valid ONLY on the day the approval is given plus the business day following the day that you obtain preclearance approval. If the transaction is not completed within this time period, Access Persons must submit a new PTAF and obtain a new preclearance approval, including one for any unexecuted portion of the transaction, or you must cancel the unexecuted portion of the transaction.

The defined approval window may significantly impede the use of limit orders, which if used, must be structured in adherence with the preclearance time limits. Post approval is not permitted under this Code of Ethics. If Crescent determines that an Access Person completed a trade before approval or after the clearance expires, you will be considered to be in violation of the Code of Ethics.

Note that decisions on preclearance requests ordinarily will be given on the day you request it if it is received before the daily processing cutoffs of 6:30AM, 9:30AM, and 12PM Los Angeles Time and 9:30AM, 12:30PM, and 3PM New York time. However, circumstances may delay such decisions and under no circumstance may an Access Person transact in a non-exempt Security without written approval, even after filing a preclearance request.

A request to transact in a private placement is initiated on Star Compliance by accessing the PTAF, which will redirect the user to the Private Placement Request Form when a “yes” response is entered to the question, “Is this trade request for a Private/Limited Offer?” Once the Private Placement Request Form is completed and submitted, you will receive notice of approval or denial in writing usually within one day. If approval is granted, that approval remains valid until the transaction is completed. Because private placements typically are not transacted through or held in a brokerage account, after the completion of a private placement transaction, an Access Person must ensure that the holding is accurately reflected in their holdings report on Star Compliance.

6

Exceptions

Preclearance is not necessary for Exempt Securities and Non-Discretionary Accounts. Note that while preclearance is not required for Non-Discretionary Accounts, certain Non-Discretionary Accounts are subject to certain of the reporting requirements specified below. Separate certification procedures will apply for Securities executed on behalf of Outside Fiduciary Accounts in lieu of preclearance.

Additional, transactions in a Crescent private fund need not be pre-cleared or reported on Star Compliance.

Trading Restrictions

This policy governs your investments in Securities. No Access Person may purchase or sell, directly or indirectly, for his or her own account, or any account in which he or she may have beneficial interest including:

•	Any Security that Crescent is buying or selling for its clients, until such buying or selling is completed or cancelled.

•	Any Security that to his or her knowledge is under active consideration for purchase or sale by Crescent for its clients.

•	Any Security subject to a restriction on personal investment transactions adopted by Crescent.

Remember these are limits on what you can do directly or indirectly, for your own account or for any account in which you may have a “beneficial interest.” Except as otherwise noted below, the trading restrictions do not apply to Outside Fiduciary Accounts.

For any securities transaction in which an Access Person has a direct or indirect beneficial ownership interest, he or she may not:

•	Enter into an uncovered short sale.

•	Write an uncovered option.

•	Acquire any non-exempt Security in an IPO.

•	Transact in Securities offered in a hedge fund, other Private Placements, or other Limited Offering (other than those sponsored by Crescent) without the prior approval.

•

A request for approval to purchase a private placement is made by submitting a Private Placement Request Form to Compliance via Star Compliance as discussed above. When considering approval, the CCO will take into consideration whether the investment opportunity you have been offered should be reserved for Crescent’s clients and whether the opportunity is being offered to you by virtue of your position with Crescent. If you or your department wants to purchase on behalf of a Firm client the Security of an issuer or its affiliate where you have a beneficial interest (including through an Outside Fiduciary Account) in the Securities of that issuer through Private Placements, you must first disclose your interest to the CCO. In such an event, the CCO will independently review the proposed investment decision. Written records of any such circumstance will be maintained by the CCO.

7

•	A request for transfer of interest in Firm sponsored Private Placements, other than estate planning or those that are court-mandated, require preapproval from the CCO.

•	A request for sale is made by submitting in the same manner as a request to purchase.

•

Purchase or sell any Security that is subject to a Firm wide restriction or a department restriction by his or her department. An exemption to trading a restricted list security may be granted under certain conditions, such as when the request occurs outside of a restricted time window person or is confirmed not to violate an Information Barrier, or when the purchase will not violate agreements with issuers or not exceed regulations relating to quantities of the Security that may be held by Crescent.

•	Trade excessively in violation of the prospectuses to mutual funds advised or sub-advised by Crescent.

Additional	Restrictions for Investment Personnel

Investment Personnel are subject to the additional trading restrictions listed below unless they have received specific confirmation to the contrary from the CCO. Note that an individual’s status or duties may change, which could result in him or her becoming subject to the same trading restrictions as the Investment Personnel. If you have any questions resulting from such a change, you should contact Compliance.

Investment Personnel should seek to avoid frequent:

•

Profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Securities other than Exempt Securities within 60 calendar days. This applies to any Security, whether or not it is held in any client portfolio at Crescent. A LIFO system will be used to match transactions (meaning most recent purchases will be matched against a given sale or that the most recent sales will be matched against a given purchase). You also should note that this policy may effectively limit the utility of options trading and short sales of Securities and could make legitimate hedging activities less available. Any profits realized on such short-term trades may be subject to disgorgement at the discretion of the CCO.

Additionally, no Portfolio Manager may:

•

Purchase or sell any Security for his or her own account or any Outside Fiduciary Account for a period of 10 calendar days BEFORE that Security is bought or sold on behalf of any Firm client for which the portfolio manager serves as portfolio manager. Violation of this prohibition will require reversal of the transaction, and any resulting profits will be subject to disgorgement.

•

Purchase any Security for his or her own account or any Outside Fiduciary Account for a period of 10 calendar days AFTER that Security is sold on behalf of any Firm client for which the Portfolio Manager serves as portfolio manager.

8

•

Sell any Security for his or her own account or any Outside Fiduciary Account for a period of 10 calendar days AFTER that Security is bought on behalf of any Firm client for which the Portfolio Manager serves as portfolio manager.

Any profits required to be disgorged will be given to a charity under Crescent’s direction.

Securities	or Transactions Exempt From Personal Investment Transactions Policy

Personal investment transactions in Exempt Securities are still subject to Crescent’s policy on inside information and may be subject to reporting requirements as described below.

Exempt Securities Chart

The following table summarizes the preclearance and reporting requirements for Securities or transactions that are exempt from some aspects of the personal investment transactions policy.

Type of Exempt Securities or Transactions	Preclearance	Reporting of transactions on Quarterly Reports	Reporting of transactions on Initial and Annual Report
Government Securities (defined only as direct obligations of the federal, state or local government including agencies).	No	No	No

Bank Certificates of Deposit.	No	No	No

Bankers’ Acceptances.	No	No	No

High quality short-term debt instruments (investment grade, maturity not greater than 13 months) including commercial paper, repurchase agreements, variable rate municipal bonds and other securities that are cash equivalents determined by the CCO.	No	No	No

Shares in money market mutual funds.

Note that other types of securities that are sold as money market equivalents are subject to all aspects of the policy unless an exemption is granted by Compliance.

	No	No	No

Mutual Fund Shares in open-end investment companies.	No	No	No

Exchange Traded Funds	No	Yes	Yes

Shares issued by unit investment trusts that are invested exclusively in one or more mutual funds not advised by Crescent.	No	No	No

9

Type of Exempt Securities or Transactions	Preclearance	Reporting of transactions on Quarterly Reports	Reporting of transactions on Initial and Annual Report
Stock index futures and nonfinancial commodities (e.g., pork belly contracts).	No	No	No

Securities purchased on behalf of an Access Person in a Non-Discretionary Account. (i) which you, your spouse, your domestic partner, or your significant other established,	No preclearance of trades required but when the account is opened it must be reported and acceptable evidence of its non-discretionary nature must be provided to Compliance.	Yes, but only report the existence of the brokerage account and not the trades done in it.	Yes, but only report the existence of the brokerage account and not the trades done in it.

(ii) which you, your spouse, your domestic partner, or your significant other did not establish.	No	No	No

Securities purchased or sold through an Auto-Trade	No	Yes	Yes

Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights were so acquired.	No	Yes	Yes

Interests in Firm-sponsored limited partnerships or other Firm -sponsored private placements.	No, unless a transfer.	Yes	Yes

Securities acquired in connection with the exercise of an option.	No, unless cash is received in connection with exercise of the option (a simultaneous sale of the security upon exercise of the option).	Yes, security received must be reported.	Yes

10

Type of Exempt Securities or Transactions	Preclearance	Reporting of transactions on Quarterly Reports	Reporting of transactions on Initial and Annual Report
Rule 10b5-1 Plans must be approved prior to being entered into. Once approval for the Rule 10b5-1 Plan is received, transactions pursuant to the plan will not require preclearance.	Yes, prior to approval of the Rule 10b5-1 Plan.	Yes	Yes

Reporting of Transactions

Access Persons must file all reports online via Star Compliance in a complete and accurate manner to ensure their accuracy and completeness. Transactions include purchases, sales and corporate actions such as mergers, spin-offs and dividend issuance. Your failure to do so may result in your trade requests being denied.

You are charged with the responsibility for the timely submission of reports. Any effort by Crescent to facilitate the reporting process does not change or alter that responsibility.

Initial Holdings Reports

All Access Persons are required to file an Initial Holdings Report listing all Securities (other than holdings in Non-Discretionary Accounts) and all accounts in which the person has a beneficial interest within 10 calendar days of becoming an Access Person. All information in Initial Holdings Reports must be current as of a date not more than 45 days prior to the date the person became an Access Person.

Quarterly Reports

All Access Persons must submit quarterly reports of personal investment transactions by the 10th calendar day of January, April, July, and October or, if that day is not a business day, then the first business day thereafter. Transactions include purchases, sales and corporate actions such as mergers, spin-offs, stock splits and stock dividend issuance. No reporting of cash dividends is required. Every Access Person must file a quarterly report when due even if such person made no purchases or sales of Securities during the period covered by the report.

Annual Holdings Reports

All Access Persons are required to submit on or before January 31 an Annual Holdings Report that provides a listing of all accounts and Securities that the person has a beneficial interest in as of December 31 of the preceding year (other than holdings in Non-Discretionary Accounts). See the chart above for the list of Exempt Securities which do not have to be reported. All information in Annual Holdings Reports must be current as of a date not more than 45 calendar days prior to the date the report was submitted.

11

Annual Compliance Certification

All Access Persons are required to submit via Star Compliance an Annual Compliance Certification containing a certification regarding compliance with the Code of Ethics on or before January 31 of the subsequent year.

If you are an Access Person you must submit:

Report Name	When Due
Initial Holdings Report	10 days of becoming an Access Person
Quarterly Reports	First 10 days of January, April, July, October
Annual Holdings Report	First 31 days of each year
Annual Compliance Certification	First 31 days of each year

Other Employee Conduct

Personal Financial Responsibility

Properly managing your personal finances is important, particularly in matters of credit. Imprudent personal financial management may affect job performance and lead to more serious consequences for employees in positions of trust.

Personal Loans

You are not permitted to borrow from clients or from providers of goods or services with whom Crescent deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment. This prohibition does not preclude borrowing from individuals related to you by blood or marriage.

Taking Advantage of a Business Opportunity That Rightfully Belongs To Crescent

Employees must not take for their own advantage a business opportunity that rightfully belongs to Crescent. Whenever Crescent has been actively soliciting a business opportunity, or the opportunity has been offered to it, or Crescent’s funds, facilities, or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to Crescent and not to employees who may be in a position to divert the opportunity for their own benefits.

Examples of improperly taking advantage of a corporate opportunity include:

•	selling information to which an employee has access because of his/her position,

•	acquiring any real or personal property interest or right when Crescent is known to be interested in the property in question,

•	receiving a commission or fee on a transaction that would otherwise accrue to Crescent, and

•	diverting business or personnel from Crescent.

12

Disclosure of a Direct or Indirect Interest in a Transaction

If you or any family member have any interest in a transaction (whether the transaction is on behalf of a client or on behalf of Crescent), that interest must be disclosed, in writing, to the CCO. Disclosure will allow assessment of potential conflicts of interest and how they should be addressed. You do not need to report any interest that is otherwise reported in accordance with the Personal Securities Transactions policy. For example, conducting business with a vendor or service provider who is related to you or your family, or with a vendor or service provider for which a parent, spouse, or child is an officer should be disclosed.

Corporate Property or Services

Employees are not permitted to act as principal for either themselves or their immediate families in the supply of goods, properties, or services to Crescent, unless approved, in writing, by the CCO. The purchase or acceptance of corporate property or use of the services of other employees in the course of their duties at Crescent for personal purposes also is prohibited.

Use of Crescent Stationery

Using official corporate stationery for either personal correspondence or other non-job-related purposes is inappropriate.

Giving Advice to Clients

Crescent cannot practice law or provide legal advice. You should avoid statements that might be interpreted as legal advice. You should refer questions in this area to the CCO. You also may not give clients advice on tax matters, the preparation of tax returns, or investment decisions, with the exception of situations that may be appropriate in the performance of an official fiduciary or advisory responsibility, or as otherwise required in the ordinary course of your duties.

Exemptive Relief

The CCO will review and consider any proper request of an Access Person for relief or exemption from any remedy, restriction, limitation or procedure contained in this Code of Ethics that is claimed to cause a hardship for such an Access Person or that may involve an unforeseen or involuntary situation where no abuse is involved. Exemptions of any nature may be given on a specific basis or a class basis determined by the CCO. The CCO also may grant exemption from Access Person status to any person or class of persons it determines does not warrant such status. Under appropriate circumstances, the CCO may authorize a personal transaction involving a security subject to actual or prospective purchase or sale for clients, where the personal transaction would be very unlikely to affect a highly institutional market, where a Crescent officer or employee is not in possession of inside information, or for other reasons sufficient to satisfy the CCO that the transaction does not represent a conflict of interest, involve the misuse of inside information or convey the appearance of impropriety. The CCO shall meet on an ad hoc basis, as deemed necessary upon written request by an Access Person, stating the basis for his or her request for relief. A grant of exemptive relief is in the sole discretion of the CCO.

Reporting Illegal or Suspicious Activity - “Whistleblower Policy”

Crescent is committed to high ethical standards and compliance with the law in all of its operations. Crescent believes that its employees are in the best position to provide early identification of significant issues that may arise with compliance with these standards and the law. Crescent’s policy is to create an environment in which its employees can report these issues in good faith without fear of reprisal.

13

Crescent’s practice is that all employees report illegal activity or activities that are not in compliance with Crescent’s formal written policies and procedures, including our Code of Ethics, to assist Crescent in detecting and putting an end to fraud and unlawful conduct. To that end, the Whistleblower procedures below have been adopted. Reports under the Whistleblower procedures will not be anonymous, but these reports by a reporting employee will be held confidentially by Crescent except in extraordinary and limited circumstances.

Crescent expects the exercise of the Whistleblower Policy to be used responsibly. If an employee believes that a policy is not being followed because it is merely being overlooked, the normal first recourse should be to bring the issue to the attention of the party charged with the operation of the policy.

In most cases, an employee should be able to resolve issues or concerns with his or her manager or, if appropriate, other line management senior to their manager. However, instances may occur when this recourse fails or you have legitimate reasons to choose not to notify management. Examples include, but are not limited to, circumstances in which the report involves your manager or the manager fails to respond. In such cases, Crescent has established a system for employees to report illegal activities or non-compliance with Crescent’s formal written policies and procedures.

An employee who has a good faith belief that a violation of law or failure of compliance may occur or is occurring has a right to come forward and report under this Whistleblower Policy. “Good faith” does not mean that a reported concern must be correct, but it does require that the reporting employee believe that he or she is fully disclosing information that is truthful.

Reports may be oral, by telephone or interview, or in writing by letter, memorandum, or e-mail. The employee making the report must identify himself or herself. The employee also should clearly identify that the report is being made pursuant to this Reporting of Illegal or Suspicious Activity Policy. The report should be made to the CCO or other Compliance Officer as circumstances may dictate.

The CCO will consult about the investigation as required. Depending on the nature of the matters covered by the report, an officer or manager may conduct the investigation, or it may be conducted by the CCO or by an external party.

The investigation will be conducted diligently by any appropriate action.

Crescent understands the importance of maintaining confidentiality of the reporting employee to make the Whistleblower right effective. Therefore, the identity of the employee making the report will be kept confidential, except to the extent that disclosure may be required by law, a governmental agency, or self-regulatory organization, or as an essential part of completing the investigation determined by the CCO. Any disclosure shall be limited to the minimum required. The employee making the report will be advised if confidentiality cannot be maintained.

The CCO will follow up on the investigation to make sure that it is completed, that any non-compliance issues are addressed, and that no acts of retribution or retaliation occur against the person(s) reporting violations or cooperating in an investigation in good faith.

The CCO will report to Crescent’s Managing Partners concerning the findings of any investigation they determine involved a significant non-compliance issue.

14

If an employee elects not to report suspected unlawful activity to Crescent, the employee may contact the California Office of the Attorney General’s whistleblower hotline at (800) 952-5225. The Attorney General shall refer calls received on its whistleblower hotline to the appropriate governmental authority for review and possible investigation.

Note that submitting a report that is known to be false is a violation of this Reporting of Illegal or Suspicious Activity Policy.

15

CODE OF ETHICS: INSIDER TRADING

Background

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of Material Non-Public Information by such investment adviser or any associated person. Federal Securities Laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of Material Non-Public Information;

•	Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential;

•	Trading by a non-insider who obtained Material Non-Public Information through unlawful means such as computer hacking; and

•	Communicating Material Non-Public Information to others in breach of a fiduciary duty.

What Information is Material?

Information is considered material if a reasonable investor would consider the information as important in making their investment decision or the disclosure of the information is reasonably certain to have a substantial effect on the market price of the security. Many types of information may be considered material, including, without limitation, knowledge of:

•	Dividend or earnings announcements;

•	Asset write-downs or write-offs;

•	Additions to reserves for bad debts or contingent liabilities;

•	Expansion or curtailment of company or major division operations;

•	Merger, joint venture announcements;

•	New product/service announcements;

•	Discovery or research developments;

•	Criminal, civil and government investigations and indictments;

•	Pending labor disputes;

•	Debt service or liquidity problems;

16

•	Bankruptcy or insolvency;

•	Tender offers and stock repurchase plans; and

•	Recapitalization plans.

Information provided by a company could be material because of its expected effect on a particular class of securities, all of a company’s securities, the securities of another company, or the securities of several companies. The prohibition against misusing Material Non-Public Information applies to all types of financial instruments including, but not limited to, stocks, bonds, warrants, options, futures, forwards, swaps, commercial paper, and government-issued securities. Material information need not relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material. Advance notice of forthcoming secondary market transactions could also be material.

Supervised Persons should consult with the General Counsel (“GC”) or other member of Crescent Legal (“Legal”) or a member of Compliance, if there is any question as to whether non-public information is material.

What Information is Non-Public?

Once information has been effectively distributed to the investing public, it is no longer non-public. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, there must be adequate time for the public to receive and digest the information. Non-public information does not change to public information solely by selective dissemination. The confirmation by an insider of unconfirmed rumors, even if the information in question was reported as rumors in a public form, may be non-public information. Examples of the ways in which non-public information might be transmitted include, but are not limited to:

•	In person;

•	In writing;

•	By telephone;

•	During a presentation;

•	By email, instant messaging, or Bloomberg messaging;

•	By text message or through Twitter; or

•	On a social networking site such as Facebook or LinkedIn.

Supervised Persons must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Supervised Persons should consult with Legal or Compliance if there is any question as to whether material information is non-public.

17

Penalties for Trading on Material Non-Public Information

Severe penalties exist for firms and individuals that engage in Insider Trading, including civil injunctions, disgorgement of profits and jail sentences. Further, fines for Insider Trading may be levied against individuals and companies in amounts up to three times the profit gained or loss avoided. Crescent will self-supervise employees trading on insider trading.

Risks

In developing these policies and procedures, Crescent considered the material risks associated with insider trading. This analysis includes risks such as:

•	Supervised Persons place trades in personal and/or Client accounts based on Material Non-Public Information;

•	Supervised Persons pass Material Non-Public Information on to others;

•	Supervised Persons are not aware of what constitutes Material Non-Public Information;

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Supervised Persons are strictly forbidden from engaging in Insider Trading, either personally or on behalf of Crescent’s Clients. Crescent’s Insider Trading Policies and Procedures apply to all Supervised Persons, as well as any transactions in any securities by family members, trusts, or corporations, directly or indirectly controlled by such persons. The policy also applies to transactions by corporations in which the Supervised Person is an officer, director, or 10% or greater stockholder, as well as transactions by partnerships of which the Supervised Person is a partner unless the Supervised Person has no direct or indirect control over the partnership.

Procedures for Recipients of Material Non-Public Information

If a Supervised Person has questions as to whether they are in possession of Material Non-Public Information, they should speak to no one about the matter except to inform Legal or Compliance as soon as possible. Legal or Compliance will conduct research to determine if the information is likely to be considered material, and whether the information has been publicly disseminated.

Given the severe consequences to reputation and the penalties imposed on individuals and firms engaging in Insider Trading, a Supervised Person:

•	Must immediately report the potential receipt of Material Non-Public Information;

•	Must not trade the securities of any company about which they may possess Material Non-Public Information, or derivatives related to the issuer in question;

•	Must not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position; and

18

•

Must not conduct research, trading, or other investment activities regarding a security for which they may have Material Non-Public Information until Legal or Compliance prescribes an appropriate course of action.

If Legal or Compliance determines that the information is material and non-public, Legal or Compliance will include any affected securities on the Crescent Restricted List, including a description of the information, its source, and the date that the information was received. The Restricted List will be promptly circulated to the relevant Product Groups upon any changes and the Crescent Restricted List will be updated in StarCompliance and Everest for monitoring purposes. Crescent Product Groups and their Supervised Persons will not place any trades in securities for which they have Material Non-Public Information. Depending on the relevant facts and circumstances, Legal or Compliance may also take some or all of the following steps:

•	Review the emails of the affected Supervised Persons more frequently;

•	Forbid other Supervised Persons from seeking to obtain the information; and

•	Conduct key word searches of all Supervised Persons’ emails for the information in question.

Trading in affected securities may resume when Legal or Compliance determines that the information has become public and/or immaterial. At such time, Legal or Compliance will remove it from the Crescent Restricted List and indicate the date that trading was allowed to resume, the reason for the resumption. Please see the Information Barriers policy below for further details.

Selective Disclosure

Non-public information about Crescent’s investment strategies, trading, and Client holdings may not be shared with third parties except as is necessary to implement investment decisions and conduct other legitimate business. Supervised Persons must never disclose proposed or pending trades or other sensitive information to any third party without the prior approval of Legal or Compliance. Federal Securities Laws may prohibit the dissemination of such information, and doing so may be considered a violation of the fiduciary duty that Crescent owes to its Clients.

Relationships with Potential Insiders

Crescent’s Clients, Investors, third-party research providers, portfolio companies, and advisory board members may possess Material Non-Public Information. Access to such information could come as a result of, among other things:

•	Being employed by an issuer (or sitting on the issuer’s board of directors);

•	Working for an investment bank, consulting firm, supplier, or customer of an issuer;

•	Accessing an Alpha-capture system that receives information from insiders;

•	Sitting on an issuer’s creditors committee;

•	Serving as an elected official, or otherwise being involved in non-public political processes;

•	Meetings or idea dinners with investment bankers or other connected individuals;

19

•	Personal relationships with connected individuals; and

•	A significant other’s involvement in any of the preceding activities.

Individuals with access to Material Non-Public Information may have an incentive to disclose the information to Crescent due to the potential for personal gain. Supervised Persons should be extremely cautious about investment recommendations or information about issuers received from Clients, Investors, third-party research providers, and advisory board members. Supervised Persons should inquire about the basis for any such recommendations or information, and should consult with Legal or Compliance if there is any appearance that the recommendations or information are based on Material Non-Public Information.

If a Supervised Person expects that discussions with an outsider might involve the transmission of Material Non-Public Information, the Supervised Person should disclose whether or not Crescent is an insider, and should seek a representation regarding the counterparty’s status as a potential insider. When practicable, this disclosure and representation should be communicated by email. Supervised Persons should consult with Legal or Compliance if there is any question regarding the appropriate types of information that can be provided to, or received from, an outside individual or entity.

Intentional Receipt of Non-Public Information about Issuers

In certain circumstances Crescent may intentionally obtain non-public information about issuers. For example, the Company might be provided with non-public information in connection with certain types of debt investments. Crescent’s receipt of non-public information about an issuer may limit the Company’s ability to trade in that issuer’s public securities, so Crescent must carefully consider the benefits and limitations before non-public information is received.

Confidentiality and Non-Disclosure Agreements

Only the authorized signatories within each Crescent Product Group are permitted to sign confidentiality agreements on Crescent’s behalf in connection with the potential receipt of non-public information. Each executed confidentiality agreement must include the Compliance Group copied on the communication. Legal or Compliance will include the name of any affected securities to the Crescent Restricted List.

Intralinks

Supervised Persons may wish to gain access to documents or databases that are expected to yield non-public information on the private side of Intralinks. In those instances, Supervised Persons must immediately notify Legal or Compliance and any affected securities will be included on the Crescent Restricted List.

Information Barriers

Crescent has implemented Information Barrier procedures designed to “quarantine” or “isolate” one or more Product Groups from one another. While the Mezzanine, Direct Lending, and Special Situations Product Groups primarily transact in private securities, the Capital Markets Product Group is most likely to transact in public securities and, therefore, Crescent has implemented physical controls by locating the members on a separate floor of Crescent’s principal office building. Furthermore, each Product Group maintains a separate secured drive on the Crescent network to ensure that investment research is only shared with the members of that relevant Product Group.

20

The Capital Markets Restricted List and Private Product Groups Restricted List are maintained separately and distributed only to members of the relevant Product Group. Additionally, a global Crescent Restricted List is compiled and uploaded to StarCompliance and Everest and CDO Suite upon any changes.

Supervised Persons must be mindful not to conduct conversations regarding inside information in public areas where it may be overheard.

Pre-Set 10b5-1Trading Plans

Rule 10b5-1 under the Exchange Act may permit pre-planned trading in Securities about which an individual or entity possesses Material Non-Public Information. By documenting a 10b5-1 plan prior to the receipt of Material Non-Public Information, Crescent or its Supervised Persons may be able to show that trades were not made based on the Material Non-Public Information. A 10b5-1 plan must be established in good faith prior to the receipt of Material Non-Public Information, must define specific trading parameters that will be followed consistently, and must be implemented by a third party.

Neither Crescent nor any Supervised Person may establish or trade on a 10b5-1 plan without written pre-approval from the CCO.

Rumors

Creating or passing false rumors with the intent to manipulate securities prices or markets may violate the antifraud provisions of Federal Securities Laws. Such conduct is contradictory to Crescent’s Code of Ethics, as well as the Company’s expectations regarding appropriate behavior of its Supervised Persons. Supervised Persons are prohibited from knowingly circulating false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, sectors, or markets, or improperly influencing any person or entity.

This policy is not intended to discourage or prohibit appropriate communications between Supervised Persons of Crescent and other market participants and trading counterparties. Supervised Persons should consult with Legal or Compliance regarding questions about the appropriateness of any communications.

Expert Networks

Crescent’s Supervised Persons may consult with paid industry experts as part of the Company’s research process. Crescent typically contacts such consultants through Magellan Research Group and/or other sources.

Supervised Persons who wish to speak with a paid industry expert must:

•	Provide biographical information about the expert to the CCO;

•	Provide a description of the topics to be discussed with the expert to the CCO;

•	Obtain written pre-clearance from the CCO;

•	Tell the expert at the beginning of the meeting about the topics that are likely to be discussed and confirm that the expert is allowed to discuss such topics;

21

•	Tell the expert at the beginning of the meeting that Crescent does not want to receive any information:

•	about the expert’s employer or affiliated entities,

•	about prior employers, or affiliated entities, of the expert during the past six months;

•	that the expert is prohibited from disclosing; or

•	that may be Material Non-Public Information.

•	Ask the expert whether he or she is permitted by his or her employer to engage in paid consultations; and

•	Immediately report the receipt of any potentially Material Non-Public Information to the CCO.

Crescent anticipates that the CCO will not approve any conversations about an issuer with an expert who worked for the issuer during the past 12 months.

Before approving use of an expert network provider such as Magellan Research Group, the CCO will obtain and review the relevant company’s policies prohibiting experts from disclosing Material Non-Public Information. The CCO may also periodically attend meetings with paid industry experts in order to understand the types of information that are discussed, review sampled email correspondence involving paid industry experts, monitor the frequency with which various experts are being used, and/or compare particularly profitable trading to Crescent’s past contacts with industry experts.

22

CODE OF ETHICS: GIFTS AND ENTERTAINMENT

Background

Supervised Persons may generally give and receive gifts and entertainment, so long as such gifts and entertainment are not lavish or excessive, and do not give the appearance of being designed to improperly influence the recipient.

Risks

In developing these policies and procedures, Crescent considered the risk that Supervised Persons would be improperly influenced by excessive gifts or entertainment. Crescent also considered the risk that Supervised Persons would try to use gifts or entertainment to exert improper influence on another individual or entity. Crescent established the following guidelines to mitigate these risks.

Policies and Procedures

Guiding Principles

Crescent holds its Supervised Persons to high ethical standards and strictly prohibits any giving or receipt of things of value that are designed to improperly influence the recipient. Anti-bribery and anti-corruption statues in the U.S. and the U.K. are broadly written, so Supervised Persons should consult with the CCO if there is even an appearance of impropriety associated with the giving or receipt of anything of value.

Specific Policies and Procedures

Supervised Persons’ Receipt of Entertainment – Supervised Persons may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the entertainment is not lavish or extravagant in nature and the business partner providing the business entertainment attends the event. If the estimated cost or value of the Supervised Person’s portion of the entertainment is greater than $250, then the Supervised Person must report his/her attendance to the Compliance Group. A Gift and Entertainment Request Form is available on Crescent’s Home Page under Forms and Documents – Legal and Compliance to both request and report gifts and entertainment as required by the procedures. Supervised Persons must request pre-approval from Compliance to receive business entertainment with an estimated value greater than $750 per person.

Supervised Persons’ Receipt of Gifts – Supervised Persons must report their receipt of gifts over $100 to the Compliance Group. Supervised Persons should not circumvent the reporting policy by accepting numerous gifts below the de minimis threshold. The CCO may determine that a gift over $100 is excessive and require the Supervised Person to return the gift or take other appropriate steps to avoid the appearance of a conflict of interest.

Crescent expects that it will bear the costs of employee travel and lodging associated with conferences, research trips, and other business-related travel. If these costs are borne by a person or entity other than Crescent they should be treated as a gift to the employee for purposes of this policy and must be pre-approved by Compliance.

23

Shared gifts such as holiday baskets or lunches delivered to Crescent’s offices, which are received on behalf of the Company and do not have any estimated per person cost greater than $100, do not require reporting. Also, promotional items valued at less than $100 that clearly display the giver’s company logo also need not be reported. Examples of promotional gifts include mugs, hats and umbrellas.

Crescent’s Gift and Entertainment Giving Policy – Crescent and its Supervised Persons are prohibited from giving gifts or entertainment that may appear lavish or excessive, and must:

•	report giving gifts greater than $100;

•	request pre-approval for gifts greater than $750 in value; and

•	request pre-approval for entertainment more costly than $750 per person to any Client, Investor, prospect, or individual or entity that Crescent does, or is seeking to do, business with.

Supervised Persons shall seek such approvals and makes such report reports using the Gift and Entertainment Request Form available on Crescent’s Home Page under Forms and Documents – Legal and Compliance.

A Crescent representative must attend the business entertainment provided; otherwise it will be considered a gift to the recipient.

Gifts and Entertainment Given to Union Officials – The aggregated value of all gifts and entertainment provided by Crescent to a labor union or a union official in excess of $250 per fiscal year must be reported on Department Labor Form LM-10 within 90 days following the end of Crescent’s fiscal year. Consequently, all gifts and entertainment provided to labor unions or union officials must be reported to the Compliance Group.

Gifts and Entertainment Given to Foreign Governments and “Government Instrumentalities” – The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.

The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona-fide travel costs for certain legitimate business purposes. However the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe. Crescent and its Supervised Persons must comply with the spirit and the letter of the FCPA at all times. Supervised Persons must obtain written pre-clearance from the CCO prior to giving anything of value that might be subject to the FCPA except food and beverages that are provided during a legitimate business meeting and that are clearly not lavish or excessive.

24

Supervised Persons shall to disclose all gifts and entertainment to foreign government officials or a government instrumentality, irrespective of value and including food and beverages provided during a legitimate business meeting.

Supervised Persons must consult with the CCO if there is any question as to whether gifts or entertainment need to be pre-cleared and/or reported in connection with this policy.

Gifts and Entertainment Given to ERISA Plan Fiduciaries – Crescent is prohibited from giving gifts or entertainment with an aggregate value exceeding $250 per year to any ERISA plan fiduciary. Consequently, all gifts and entertainment provided to ERISA plan fiduciaries must be reported to the Compliance Group.

Gifts and Entertainment in Connection with Lobbying Activities – Because of the strict limits on and reporting requirements applicable to gifts and entertainment involving state officials and other persons covered by state lobbying laws, Crescent prohibits the giving of gifts or entertainment, including campaign contributions, to any such person. Employees involved in lobbying activities should carefully review the California Lobbying Procedures contained herein under Marketing and Advertising.

Exceptions to Gift Policy— Gift requirements (whether the gift is given or received) do not apply to personal gifts to or from immediate family members (parents, children, grandparents, siblings, spouse, in-laws) who also happen to be Clients, Investors or persons with whom the Firm conducts business where the gift is unrelated to the Firm’s business. The Firm will not reimburse an employee for such personal gifts.

Additionally, the policy does not apply to occasional personal gifts to others (such as a wedding gift or a congratulatory gift for the birth of a child) where a non-business interpersonal relationship exists. Typically, the Firm will not reimburse an employee for such a gift, but there may be circumstances under which reimbursement is appropriate. If an employee desires to give such a gift and intends to seek reimbursement from the Firm, the employee must seek and obtain Compliance approval prior to making the gift.

25

CODE OF ETHICS: POLITICAL AND CHARITABLE CONTRIBUTIONS

Background

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to an investment adviser. For example, federal and state “pay-to-play” laws have the potential to significantly limit an adviser’s ability to manage assets and provide other services to government-related clients or investors.

Rule 206(4)-5 (the “Pay-to-Play Rule”) limits political contributions to state and local government officials, candidates, and political parties by:

•	Registered investment advisers;

•	Advisers that would be required to register with the SEC but for the “foreign private advisor” exemption provided by Section 203(b)(3) of the Advisers Act, or that are exempt reporting advisers;

•	Firms that solicit clients or investors on behalf of the types of advisers described above; and

•	“Covered associates” (as defined below) of the entities listed above.

The Pay-to-Play Rule defines “contributions” broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value. The SEC’s enforcement staff has interpreted contributions to include substantive donations of an adviser’s communications networks and other resources. Rule 206(4)-5 also includes a provision that prohibits any indirect action that would be prohibited if the same action was done directly.

Restrictions on the Receipt of Advisory Fees

The Pay-to-Play Rule prohibits the receipt of compensation from a government entity for advisory services for two years following a contribution to any official of that “government entity.”1 This prohibition also applies to “covered associates” of the adviser.

A “covered associate” of an adviser is defined to include:

•	Any general partner, managing member or executive officer, or other individual with a similar status or function;

•	Any employee that solicits a government entity for the adviser, as well as any direct or indirect supervisor of that employee; and

[1]

A government entity means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or political subdivision or agency, (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or agency.

26

•	Any political action committee controlled by the adviser or by any person that meets the definition of a “covered associate.”

However, there is an exception available for de minimis contributions from a covered associate (i.e, a natural person only) of $150 per election, or $350 per election if the covered associate is eligible to vote in the election.

A narrow exception also is available for a covered associate who inadvertently contributes to an official for whom they are not entitled vote, but timely obtains a return of the contribution. For this exception to be available, all of the following must exist:

•	The contribution must have been made to an official for whom the covered associate is not entitle to vote. The exemption is not available if the covered associate may vote for the official.

•	The covered associate’s aggregate contributions to the official may not have exceeded $350 per election.

•	Crescent must have discovered of the prohibited contribution within four months of the date it was made.

•	The covered associate must obtain a return of the prohibited contribution within 60 days after Crescent learns of the contribution.

•

Crescent has not relied on the exception more than three times (for so long as Crescent has more than 50 employees; if 50 or fewer employees, then two time) per 12-month period and not more than once for each covered associate irrespective of the time period.

The restrictions on contributions and payments imposed by Rule 206(4)-5 can apply to the activities of individuals for the two years before they became covered associates of an investment adviser. However, for covered associates who are not involved in soliciting clients or investors, the look-back period is six months instead of two years.

Restrictions on Payments for the Solicitation of Clients or Investors

The Pay-to-Play Rule prohibits the compensation of any person to solicit a government entity unless the solicitor is an officer or employee of the adviser, or unless the recipient of the compensation (i.e., solicitation fee) is another registered investment adviser or a registered broker/dealer.

However, a registered investment adviser will be ineligible to receive compensation for soliciting government entities if the adviser or its covered associates made, coordinated, or solicited contributions or payments to the government entity during the prior two years.2

Restrictions on the Coordination or Solicitation of Contributions

The Pay-to-Play Rule prohibits an adviser and its covered associates from coordinating or soliciting any contribution or payment to an official of the government entity, or a related local or state political party where the adviser is providing or seeking to provide investment advisory services to the government entity.

Recordkeeping Obligations

The Advisers Act imposes recordkeeping requirements on registered investment advisers that have any clients or investors in private funds that fall within Rule 206(4)-5’s definition of a “government entity.”

[2]	Similar prohibitions are expected on broker/dealers pursuant to upcoming FINRA lawmaking.

27

Among other things, advisers with “government entity” clients or investors must keep records showing political contributions by “covered associates” and a listing of all “government entity” clients and investors.

Guidance Regarding Bona-Fide Charitable Contributions

Charitable donations to legitimate not-for-profit organizations, even at the request of an official of a government entity, do not implicate Rule 206(4)-5.

Applicability of Rule 206(4)-5 to Different Types of Advisory Products and Services Being Offered

The Pay-to-Play Rule applies equally to:

•	Advisers that provide advisory services to a government entity (including, among other things, through the management of a separate account or through an investment in a pooled private fund); and

•	Advisers that manage a registered investment company (such as a mutual fund) that is an investment option of a plan or program of a government entity.

Risks

In developing these policies and procedures, Crescent considered the material risks associated with Supervised Persons’ political contributions. This analysis includes risks such as:

•	Supervised Persons make political contributions that limit Crescent’s ability to attract or retain government-related Clients or Investors;

•	Crescent hires or promotes an individual into a role that meets the definition of a “covered associate” without considering the individual’s past political contributions;

•

Crescent inadvertently violates “pay-to-play” regulations, or other applicable laws, because it is unaware of Supervised Persons’ political contributions, or of any solicitation or coordination of political contributions by others;

•	Crescent or its Supervised Persons make charitable contributions that pose actual or apparent conflicts of interest;

•	Crescent obtains referrals for government entity Clients or Investors from individuals or entities that are not eligible “regulated persons,” or that have made disqualifying contributions; and

•	Supervised Persons hold public offices that pose actual or apparent conflicts of interest.

Policies and Procedures

Political Contributions

Political contributions by Crescent or Supervised Persons to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited. All Supervised Persons are subject to the Political Contributions policy, however, not all Supervised Persons are presumed to be covered associates as defined by Rule 206(4)-5. The Compliance Group will maintain a list of Crescent’s covered associates.

28

A Supervised Person who wants to make a political contribution to any government entity, official, candidate, political party, or political action committee must seek pre-clearance by completing and submitting to Compliance a Political Contribution Request Form (located on the Crescent Home Page under Forms & Document – Legal & Compliance). Pre-clearance is required before you may contribute of anything of value such as cash donations, volunteering your or a family member’s time to aid a political campaign, political party committee, political action committee, or political organization as well as a substantive donation of Crescent’s resources, such as the use of conference rooms or communication systems. If pre-clearance is granted, it is valid only for seven days before and after the intended contribution date indicated by the Supervised Person on the Political Contribution Request Form, unless a different period is approved in writing by the CCO as for example in the case of volunteering one’s time. The CCO will consider whether the proposed contribution is consistent with restrictions imposed by Rule 206(4)-5 and applicable state laws, and to the extent practicable, will seek to protect the confidentiality of all information regarding each proposed contribution.

As part of the new employee onboarding process Human Resources collects information relating to each employee’s past political contributions, specifically contributions made during the six months prior to hire for Supervised Persons who will have no involvement in the solicitation of Clients or Investors, and during the prior two years for those who will have such involvement. Human Resources will promptly provide the details of any such contributions to the CCO for review and any necessary action.

Any political contribution by Crescent, rather than its Supervised Persons, must be pre-cleared by the CCO. The Compliance Group will maintain a chronological list of contributions in accordance with the requirements of the Pay-to-Play Rule, as well as a list of all Clients and Investors that meet the definition of a “government entity” for purposes of Rule 206(4)-5.

The General Counsel is responsible for reviewing the CCO’s political contribution activities.

Solicitation Arrangements

Crescent will only compensate third parties for referrals of Clients or Investors that are affiliated with government entities if the solicitor is an eligible “regulated person,” as defined by Rule 206(4)-5 under the Advisers Act, and if the solicitor and its covered associates have not made any disqualifying contributions during the past two years.

Legal and the CCO are responsible for reviewing the eligibility of all solicitation arrangements that involve, or are expected to involve, government entities.

Public Office

Supervised Persons must obtain written pre-approval from the CCO prior to running for any public office. Supervised Persons may not hold a public office if it presents any actual or apparent conflict of interest with Crescent’s business activities.

Outside Business Activities

If a Supervised Person is associated with an outside business, such as by serving as an officer or director, the Supervised Person should recuse himself or herself from any decisions regarding that entity’s political contributions. If the Supervised Person believes that the outside business’ political contributions could give even the appearance of being related to Crescent’s advisory activities or marketing initiatives, the Supervised Person must discuss the matter with the CCO. Any outside business activities by the CCO will be reviewed by the General Counsel.

29

CODE OF ETHICS: COMPLAINTS

Background

From time-to-time, Crescent may receive complaints from Clients or Investors regarding Crescent’s investment advisory services or related matters. Crescent will strive to respond promptly and appropriately to all such complaints, and in the case of an error, Crescent will consider whether corrective actions should be taken in order to prevent it from reoccurring.

Risks

In developing these policies and procedures, Crescent considered the material risks associated with its response to Client and Investor complaints. This analysis includes risks such as:

•	Complaints are not reported to supervisory personnel;

•	Oral complaints are not addressed with the same level of diligence as written complaints;

•	Complaints are not addressed appropriately or in a timely manner; and

•	Crescent does not document Client or Investor complaints, or its response to such complaints.

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Any statement transmitted verbally or in writing that alleges Crescent has not fulfilled its responsibilities is a complaint. General expressions of dissatisfaction with performance are not. Supervised Persons should consult with the CCO if there is any question as to whether a communication is a complaint.

All Supervised Persons must promptly report any complaints to the General Counsel and/or CCO. Failure to report a complaint will be cause for corrective action, up to and including termination of such Supervised Person.

The General Counsel and/or CCO will investigate and respond to all Client and Investor complaints in a timely manner, will describe all complaints using the attached Complaint Log, and will retain copies of all documentation associated with each complaint in a Complaint File. The General Counsel and/or CCO may consult with Outside Counsel or other third party consultants regarding the appropriate resolution of a complaint. Offers of settlement may only be made with the written approval of the General Counsel.

30

Complaint Log

Client/Investor	Date Complaint was Received	Oral or Written Complaint	Nature of Complaint	Supervised Person(s) Involved	Potential $ Exposure	Third Parties Contacted by Client/Investor (if known)	Crescent’s Course of Action for Follow- Up/Resolution

31

CODE OF ETHICS: OUTSIDE BUSINESS ACTIVITIES

Background

Supervised Persons may, under certain circumstances, be granted permission to engage in outside business activities with public or private corporations, partnerships, not-for-profit institutions, and other entities. Supervised Persons may also be granted permission to participate in investment clubs. However, such activities can expose the participant to potentially Material Non-Public Information, and can create conflicts of interest.

Supervised Persons may be subject to compliance risks or conflicts of interest in connection with information or relationships associated with prior employment with other companies.

Risks

In developing these policies and procedures, Crescent considered the risks posed by service with outside organizations and investment clubs, including potential conflicts of interest and access to Material Non-Public Information. Crescent also considered the risks posed by Supervised Persons’ past business relationships. Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Outside Business Activities, Directorships and Investment Clubs

Supervised Persons are prohibited from engaging in outside business activities, serving on boards of directors, making investment decisions on behalf of non-Clients without prior approval from the CCO. However, if position is in connection with a portfolio investment (e.g., accepting a board position in a “venture capital operating company”) notification of the outside activity is sufficient. Approval will be granted on a case-by-case basis, subject to careful consideration of potential conflicts of interest, disclosure obligations, and any other relevant regulatory issues.

No Supervised Person may utilize property of Crescent, or utilize the services of Crescent or its employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO. For this purpose, “property” means both tangible and intangible property, including funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property, proprietary processes, and ideas for new research or services.

A Supervised Person may not participate in any business opportunity that comes to his or her attention as a result of his or her association with Crescent and in which he or she knows that Crescent might be expected to participate or have an interest, without:

•	Disclosing in writing all necessary facts to the CCO;

•	Offering the particular opportunity to Crescent; and

•	Obtaining written authorization to participate from the CCO.

32

Any personal or family interest in any of Crescent’s business activities or transactions must be immediately disclosed to the CCO. For example, if a transaction by Crescent may benefit that Supervised Person or a family member, either directly or indirectly, then the Supervised Person must immediately disclose this possibility to the CCO.

No Supervised Person may borrow from or become indebted to any person, business or company having business dealings or a relationship with Crescent, except with respect to customary personal loans (such as home mortgage loans, automobile loans, and lines of credit), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No Supervised Person may use Crescent’s name, position in a particular market, or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

A Supervised Person who is granted approval to engage in an outside business activity must not transmit Material Non-Public Information between Crescent and the outside entity. If participation in the outside business activity results in the Supervised Person’s receipt of Material Non-Public Information the Supervised Person must discuss the scope and nature of the information flow with Legal or CCO. Similarly, if a Supervised Person receives approval to engage in an outside business activity and subsequently becomes aware of a material conflict of interest that was not disclosed when the approval was granted, the conflict must be promptly brought to the attention of the CCO.

Prior Employment Arrangements

Supervised Persons are expected to act with professionalism, to avoid any improper disclosure of proprietary information, and to satisfy all other obligations owed to Crescent and to any prior employers. Supervised Persons should discuss any concerns regarding their prior employment with the CCO. Such concerns may include, but are not limited to, possession of Material Non-Public Information from a prior employer, a non-solicitation and/or non-compete clause in the Supervised Persons’ previous employment agreement, and any prior political contributions made by the Supervised Person.

33

Request for Approval/Reporting of Outside Business Activities,

Directorships and Investment Clubs

Name and address of organization or group:

Organization’s or group’s primary business purpose:

Is the organization a publicly traded company?             If yes, list the stock symbol:

Describe your anticipated role with the organization or group:

Describe any compensation you will receive:

Describe any known relationships between Crescent and the organization in question, or any conflict(s) of interest you perceive regarding the outside business activity:

List any Supervised Persons of Crescent who you know to be involved with the organization or group:

If approval is granted, I agree to:

•	Notify the CCO of any change in the above information;

•	Seek approval to retain my position if a private organization offers securities to the public or if a not-for-profit organization ceases to maintain its not-for-profit status;

•	Adhere to the Insider Trading policies and procedures of Crescent and the organization or group, and not transfer any Non-public information between Crescent and the organization or group; and

•	Avoid involvement in any arrangement between Crescent and the entity, and recuse myself of voting on such matters.

Signature	Date

Print Name

Approval Granted by / Denied by:

Signature	Date

Print Name

34

Outside Business Activity, Directorship and Investment Club Log

Supervised Person Name	Requested Activity	Approval Granted? (Y or N)	Date	Comments (Including Applicable Conflicts of Interest and any Mitigating Factors)

35

DUTY TO SUPERVISE

Background

Pursuant to Section 203(e) of the Advisers Act, if an investment adviser fails to reasonably supervise an employee or any other person subject to the adviser’s supervision, and that person violates the Federal Securities Laws, then the SEC may censure, limit the activities of, or revoke the registration of the investment adviser. However, Section 203(e)(6) states that an investment adviser will not be deemed to have failed to reasonably supervise any person if the adviser:

•	Established procedures, and a system for applying such procedures, that would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person; and

•

Reasonably discharged the duties and obligations incumbent upon it by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with.

Risks

In developing these policies and procedures, Crescent considered numerous risks associated with its duty to supervise. This analysis includes risks such as:

•	Supervised Persons engage in activities that violate the Federal Securities Laws;

•	Supervised Persons engage in activities that violate Crescent’s internal policies and procedures;

•	Supervised Persons engage in activities that could adversely affect Crescent’s reputation;

•	Supervised Persons’ activities are not adequately monitored;

•	Supervised Persons conduct business in languages that Crescent’s compliance professionals and supervisors do not understand;

•	As a result of its ownership or operational structure, Crescent does not establish an adequate separation of functions;

•	If applicable Supervised Persons working from locations other than Crescent’s headquarters are not subject to adequate supervision;

•	Crescent does not periodically evaluate the adequacy of its internal controls, policies, and procedures;

•	Violations of Crescent’s internal controls or the Federal Securities Laws are not documented, reported to senior management, or properly resolved; and

36

•	Temporary workers or on-site service providers are not adequately supervised, or are unaware of critical aspects of Crescent’s compliance program.

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Crescent’s management recognizes its duty to supervise the actions of its Supervised Persons. With the policies and procedures contained in this Manual Compliance assists Crescent’s management in fulfilling its supervisory obligations. The policies and procedures included in this Manual are intended to prevent and detect violations of applicable laws, rules and regulations by Supervised Persons. As appropriate, this Manual identifies the individuals who have supervisory authority over Crescent’s various activities. Supervised Persons who are unfamiliar with any activities, or who require assistance carrying out their duties, are expected to consult with an appropriate supervisor.

All Supervised Persons must comply with the letter, and the spirit, of this Manual, which includes the Code of Ethics. Supervised Persons are expected to use good judgment, and to report any suspected violations of Crescent’s policies or the Federal Securities Laws to their supervisor and/or the CCO, as appropriate. Crescent’s management will include the CCO in the resolution of any issues that may involve a violation of the Federal Securities Laws or a weakness in Crescent’s compliance program.

Supervisory Responsibilities

Crescent’s Supervised Persons may have explicitly defined supervisory responsibilities because of a position or title, and/or de facto supervisory responsibilities because of activities, roles, abilities, or operational authority within the Company. All Supervised Persons with explicit or implicit supervisory authority have affirmative duties to:

•	Ensure that Crescent’s practices are consistent with the Company’s written policies and procedures, and are not inconsistent with disclosures to Clients or Investors;

•	Effectively monitor Supervised Persons over whom they have supervisory authority; and

•	Ensure that Crescent responds appropriately and in a timely manner to any actual or suspected wrongdoing, undisclosed conflicts of interest, ineffective internal controls or other compliance risks.

Escalating Perceived Risks

Supervised Persons are generally expected to discuss any perceived risks, or concerns about Crescent’s business practices, with their direct supervisor. Supervisors should act prudently and exercise good judgment when determining an appropriate response to any reported risks or concerns. The CCO should be informed of any potentially serious risks, material weaknesses in internal controls, or inappropriate business practices. Although each potential issue or risk will be addressed on a case-by-case basis, the CCO typically works with the affected Supervised Person’s direct supervisor, and may also involve other members of senior management, to achieve an appropriate resolution.

37

Investment and Trading Risk Monitoring

Each Client account has a designated Crescent Product Group. Crescent’s Portfolio Managers and Investment Committees, as applicable, for each Crescent Product Group are responsible for monitoring the risks associated with the Company’s investing and trading strategies on an ongoing basis. Crescent’s Trading Department, in association with others, monitors counterparty risk and other risks associated with the trading strategies employed by Crescent.

The Crescent Product Groups and the Trading Department are responsible for managing Client portfolios in accordance with agreed upon objectives, restrictions, and guidelines established in the relevant written agreements. Before Crescent agrees to any amendments to such objectives, restrictions, and guidelines, the amendment must be approved by Legal, Compliance, and the relevant Portfolio Manager(s). Any amendment must be in writing. Copies of all final amendments should be sent to Compliance, Legal, and the Portfolio Manager(s). Please see the Portfolio Management and Reviews Policy for additional details on tracking any changes in investment restrictions.

Oversight Committees

In addition to Supervised Persons’ day-to-day supervisory responsibilities Crescent has established the following committees to provide an additional level of oversight. These oversight committees are primarily focused on strategic and policy-level issues, but they may investigate and take action with respect to specific operational issues as necessary.

Committee	Members (Chair Listed First)	Minimum Meeting Frequency	Mandate
Management Committee

Mark Attanasio

Jean-Marc Chapus

Joe Viola

Melissa Weiler

George Hawley

Mark DeVincentis

Chris Wright

John Fekete

John Bowman

Jason Breaux

Scott Carpenter

Seth Healy

Greg Lawton

Jon Marotta

Christine Vanden Beukel

Ex-Officio Members:

Cathy Cunningham

Joe Hanlon

Gerhard Lombard

		Bi-Monthly	1. Oversee day-to-day operations 2. Evaluate and manage significant business issues 3. Monitor key business metrics, including AUM, net flows, product and performance

38

Capital Markets Trading and Brokerage Committee	Scott Fukumoto Alex Slavtchev (alternate) Joe Hanlon Andrew Levine (alternate) Joe Viola Patrick McFarlane (alternate) Gerhard Lombard Chris Krukowski (alternate) Ross Slusser	Monthly

1.  Escalate matters (e.g., trends and insights in trading operations, execution quality, and fill rates) appropriate for Enterprise Risk Management Group supervision

2.  Approve Liquidity Determinations re: Restricted Securities

3.  Approve Reallocations

4.  Approve Broker List

Capital Markets Pricing Committee	Gerhard Lombard Chris Krukowski (alternate) Scott Fukumoto Alex Slavtchev (alternate) Joe Hanlon Andrew Levine (alternate) Joe Viola Patrick McFarlane (alternate) Ross Slusser	Monthly

1.  Escalate matters appropriate for the Enterprise Risk Management Group (EMRG) supervision

2.  Approve all manager marks:

a.   Fair Valued Securities

b.  Overrides

3.  Oversee

a.   Price Challenges

b.  Broker Quotes (No Pricing Service Available)

c.   Pricing Services

d.  Auditors

Alternative Investments Pricing Committee	Gerhard Lombard Kirill Bouek Jason Breaux Elizabeth Ko Jonathan Insull John Bowman Joe Viola Board Observation Seats: Joe Hanlon George Hawley	Quarterly

1.  Escalate matters appropriate for the Enterprise Risk Management Group (EMRG) supervision

2.  Approve all manager marks:

a.   Fair Valued Securities

b.  Overrides

3.  Oversee

a.   Price Challenges

b.  Broker Quotes (No Pricing Service Available)

c.   Pricing Services

d.  Auditors

4.  Approve CCAP Fair Value Memo

Branch Office Supervision

Crescent’s principal place of business is located in Los Angeles, CA. The Company also maintains locations in New York, NY, Boston, MA and has an affiliate in London. Additionally, certain Crescent employees work out of their home offices in various states. Generally, the activities occurring at locations outside of the headquarters consist of similar activities as the headquarters. Investment, trading, operations, and compliance personnel are based out of the various branch offices and subject to a supervisory hierarchy with each branch that includes senior officers.

39

Temporary Workers and On-Site Service Providers

Crescent will take all reasonable steps to ensure that temporary workers and employees of service providers who spend extended periods working on-site (“onsite workers”) comply with the letter and the spirit of the Federal Securities Laws.

Crescent generally enters into a separate contract with the service provider governing the activities of the service providers’ employees while on-site. The supervising employee is responsible for ensuring that a contract with sufficient protections for Crescent has been signed when the worker first comes on site. In the event an onsite worker has access to Crescent trading activity and/or portfolio holdings, the onsite worker will be required to comply with the Code of Ethics for personal transactions.

40

MAINTENANCE AND REVIEW OF THE COMPLIANCE PROGRAM

Background

Rule 206(4)-7 under the Advisers Act requires each registered investment adviser to:

•	Adopt and implement written policies and procedures reasonably designed to prevent violation, by the adviser and its supervised persons, of the Advisers Act and the rules thereunder;

•	Review the adequacy of these policies and procedures, and assess the effectiveness of their implementation, at least annually; and

•	Designate a chief compliance officer who is responsible for administering the policies and procedures.

Factors that investment advisers should consider when developing a compliance program include, among other things:

•	The complexity of the adviser’s business operations and investment strategies;

•	The presence or absence of material conflicts of interests;

•	The presence or absence of internal operational controls; and

•	The presence or absence of credible, independent gatekeepers.

Risks

In developing these policies and procedures, Crescent considered numerous risks associated with the maintenance and review of its compliance program. This analysis includes risks such as:

•	The Advisers Act or the rules thereunder impose obligations on Crescent that are not reflected in the Company’s written policies and procedures;

•	Crescent’s policies and procedures are not tailored to reflect the Company’s operations or compliance risks;

•	Crescent fails to conduct an annual review of its compliance program;

•	Crescent conducts an annual review of its written policies and procedures, but does not evaluate the implementation of those policies or procedures; and

•	Crescent’s CCO lacks the knowledge or authority to effectively administer the Company’s compliance program.

Crescent has established the following guidelines as an attempt to mitigate these risks.

41

Policies and Procedures

The Code of Ethics and Compliance Manual

Crescent has adopted this Manual, which includes the Code of Ethics, in order to reflect the Company’s obligations under the Federal Securities Laws, including the Advisers Act and associated rules. The CCO is responsible for maintaining the Manual; Supervised Persons should notify the CCO immediately if the Manual does not address a material compliance risk or is inconsistent with Crescent’s practices. Supervised Persons are prohibited from modifying the Manual without the CCO’s written approval.

Electronic Reporting

Crescent has implemented the StarCompliance electronic reporting system to centralize and automate many Supervised Person reporting obligations. Supervised Persons are expected to use the StarCompliance system to:

•	Acknowledge receipt, understanding, and compliance with compliance policies and procedures, including the Code of Ethics;

•	Pre-clear personal trades

•	Periodically report certain personal trades and holdings; and

•	Complete periodic disclosure questionnaires.

Any questions about how to use the StarCompliance system should be directed to the Compliance Officers.

Annual Compliance Reviews

The CCO performs a comprehensive annual review of Crescent’s compliance program. In generaly, this review incorporates any compliance matters that arose during the preceding year, any substantive changes in Crescent’s business activities, and any applicable regulatory developments. During each annual review, the CCO evaluates, and tests the implementation of, Crescent’s written policies and procedures. The annual review may take place all at once or throughout the year. Following each review, the CCO prepares a written report that identifies any substantive findings.

Ongoing Monitoring and Forensic Testing

Crescent’s CCO and other members of the Compliance Group will monitor and periodically test Supervised Persons’ compliance with the Company’s policies and procedures. In addition to contemporaneous monitoring of individual transactions and other activities, the CCO and the Compliance Group periodically analyze Crescent’s books and records to detect patterns that may be indicative of compliance breaches. These forensic tests seek to identify patterns showing potentially abusive activity. Examples of forensic tests that may be undertaken include:

•	Reviewing trades in a Client’s account over an extended period to determine whether that Client’s account was being managed in accordance with its stated objectives and restrictions;

•	Comparing a Supervised Person’s personal securities transactions against Crescent’s Restricted List;

42

•	Using software to perform key-word searches of Supervised Persons’ emails or instant messages, particularly for monitoring breaches of information barriers;

•	Audit Intralinks activity and compare to Intralinks activity and compare to Restricted List and personal trading;

•	Evaluate performance dispersion activity portfolios with similar investment strategies;

•	Search third party databases for unreported political contributions;

•	Audit systems network to confirm internal barriers among Product Groups are maintained properly;

•	Evaluate personal trading for trends and patterns of potentially abusive activity; and

•	Monitor co-investment trends for compliance with client agreement and equitable treatment in the case of conflicts of interest.

This Manual does not describe all of Crescent’s forensic testing activities in order to preserve the effectiveness of such testing. Members of Crescent’s senior management must consult with the CCO prior to discussing the Company’s forensic testing practices with other Supervised Persons.

Training

Crescent’s CCO or one of the Compliance Officers will promptly review applicable compliance policies and procedures with all new Supervised Persons. The CCO will also conduct compliance training with Supervised Persons, either individually or in groups, as necessary but in any event at least annually.

The CCO

Mr. Joe Hanlon serves as Crescent’s CCO. The CCO reports directly to the Managing Partners and has full authority to implement Crescent’s compliance program. Supervised Persons should notify the CCO immediately if Crescent appears to have failed to identify or appropriately address any compliance issue.

The CCO is familiar with Crescent’s obligations under the Federal Securities Laws, including the Advisers Act and rules. The CCO uses the Compliance Calendar, maintained under separate cover, to track Crescent’s periodic compliance activities. As necessary, the CCO will consult with Third-Party Compliance Consultants and/or Outside Counsel regarding any compliance matters that may arise.

The CCO may delegate any act, approval or other matter required of the CCO under this Compliance manual to a Compliance Officer, member of the Compliance team or other person the CCO deems appropriate whether or not this manual specifically references that such act, approval or other matter may be so delegated.

43

REVIEW OF THIRD-PARTY SERVICE PROVIDERS

Background

Unaffiliated third-parties help Crescent provide investment advisory services to Clients and Investors. The failure of a third-party service provider to meet its contractual obligations could damage Crescent’s reputation, cause violations of the Federal Securities Laws, and/or harm Crescent’s Clients or Investors.

Risks

In developing these policies and procedures, Crescent considered the material risks associated with its use of third-party service providers. This analysis includes risks such as:

•	Crescent does not conduct adequate due diligence on third-party service providers;

•	Crescent does not enter into written agreements that specify third-party service providers’ obligations in sufficient detail;

•	Clients pay for services selected by Crescent, but the cost of the services is not reasonable relative to their value;

•	Third-party service providers fail to meet their contractual obligations; and

•	The Supervised Persons who utilize services provided by third parties do not communicate with the Supervised Persons who assess or renew service contracts.

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Generally, Crescent conducts initial due diligence regarding service providers before selection and enters into written contracts with providers of major services, specifically those that are involved in Crescent’s provision of investment advisory services, or that have contact with Clients or Investors.

The nature and extent of the initial due diligence and the ongoing oversight vary based on factors such as the nature of the service provided, the risk exposure, the importance of the system to the operations, whether there are ready backups or alternatives, the terms of the contract, the experience with the service provider, the monitoring systems of the provider, the nature of any reporting that is received, the nature of any exceptions, Crescent’s knowledge and familiarity with the provider, the Company’s relationship with the provider, and whether its seed capital or client money at risk.

Service providers to the Private Funds are overseen by the Portfolio Administration Group and all third parties providing services to Crescent (e.g. Bloomberg) are overseen by the Risk Group. In managing Crescent’s third party service providers, the Portfolio Administration and Risk Groups will:

•	Ensure that they understand the specific services to be provided;

44

•	Ensure that the service provider’s obligations are described in detail in a written contract executed by the provider;

•	Ensure that the cost of services is reasonable relative to the value, particularly with respect to any services paid for by Clients;

•

Review the provider’s service levels at least annually. While such reviews may be informal, the responsible group should, at a minimum, elicit feedback from those Supervised Persons who actually use the services. More detailed reviews of service providers, including on-site visits or the review of due diligence questionnaires, may be conducted as necessary. Such reviews may address, as applicable,

•	The service provider’s satisfaction of contractual obligations;

•	The cost of the service;

•	The service provider’s responsiveness to Crescent;

•	Whether technology used by the service provider enhances or impedes the services being provided;

•	The service provider’s organizational structure;

•	The service provider’s institutional resources;

•	The service provider’s internal controls (e.g., review of SAS 70 or other control reports);

•	The service provider’s business continuity plans;

•	Conflicts of interest between the service provider and Crescent or Clients;

•	Any changes since the time of the last review affecting the provider or the services under consideration;

•	Any anticipated changes that will affect the provider or the services under consideration; and

•	Any other applicable considerations.

•	Notify the Compliance Group of adverse findings detected in the course their reviews.

•	Any significant issues raised to the Compliance Group should be escalated to the Managing Partners for discussion.

If a Supervised Person believes that a third-party service provider is not meeting its contractual obligations, or is otherwise providing inadequate services, he or she should promptly report the issue to a member of the Portfolio Administration or Risk Group as applicable.

45

PORTFOLIO MANAGEMENT AND REVIEWS

Background

As part of an adviser’s fiduciary duty to its clients, the adviser must have a reasonable basis to believe that its investment recommendations are suitable. Advisers must act with prudence and exercise due care throughout the portfolio management process. Advisers also have a duty to periodically review accounts under management to ensure that such accounts are invested consistently with clients’ mandates and the advisers’ disclosures. Moreover, advisers must allocate investment opportunities in a manner that is fair to all clients and investors.

Risks

In developing these policies and procedures, Crescent considered numerous risks associated with the management of Client accounts. This analysis includes risks such as:

•	Crescent does not adequately document Clients’ initial investment objectives and restrictions;

•	Changes in Clients’ investment objectives or restrictions are not documented;

•	Accounts are managed in ways that deviate from Clients’ stated investment objectives;

•	Crescent invests Client assets in unsuitably risky positions in an attempt to make up for prior losses;

•	Portfolio management staff do not maintain sufficient documentation to substantiate the suitability of their investment recommendations;

•	Supervisory personnel, including the CCO, are not knowledgeable about Crescent’s investment processes or the types of assets held in Client accounts;

•	Clients incur two layers of advisory fees, one paid directly to Crescent and one paid to managers of pooled investment vehicles held in Client accounts, without sufficient disclosure; and

•	Crescent favors proprietary accounts, accounts owned by Supervised Persons, or accounts that pay performance fees to the detriment of other Clients’ accounts.

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Portfolio management is a dynamic activity that requires ongoing analysis of Clients’ holdings. Crescent’s Product Groups will be mindful of each Client’s financial situation and investment objectives when making investment recommendations and will seek to comply with any Client-imposed investment restrictions. Crescent notes that there could be situations, such as timing, which cause the processes noted below to differ. However, client guidelines and restrictions are monitored as a part of the process and investments are approved by the appropriate Investment Committee or Portfolio Manager.

46

Portfolio Management Processes

Crescent’s Investment Team is structured with multiple Product Groups, specifically Mezzanine, Capital Markets, Direct Lending, European Specialty Lending, Special Situations and Multi-Strategy Products. The general investment process for each Product Group is described below.

Mezzanine

Crescent’s Mezzanine Product Group focuses on privately negotiated investments in mezzanine debt, often with a minority-equity interest. The Mezzanine Product Group primarily sources its investment opportunities through contacts at private equity sponsors and investment banks operating as financing counterparties for private equity sponsors.

Generally, an information memorandum is provided initially to a member of the Mezzanine Product Group. The Mezzanine Product Group may be required to sign a confidentiality or non-disclosure agreement. Reference the Insider Trading Policy and Procedures for additional information on the confidentiality or non-disclosure agreement process.

The Mezzanine Product Group conducts its due diligence process on the investment opportunity. The Mezzanine Product Group meets to discuss companies included on their Monday Morning Agenda or investment pipeline. The group holds a “Roundtable Meeting” immediately after the Monday morning meeting which is a forum to discuss certain companies in the pipeline on a more detailed basis. The relevant deal team presents an initial Roundtable Memo to the group which includes information regarding the opportunity. Generally there are multiple Roundtable discussions and supporting memoranda to evaluate the specific due diligence focus areas.

To the extent an investment opportunity has been confirmed to move forward from the Roundtable Memo, the deal team presents an Investment Committee Presentation to the Mezzanine Investment Committee. A Client investment requires unanimous approval from the Mezzanine Investment Committee. Prior to presenting an investment opportunity to the Mezzanine Investment Committee, the relevant deal team completes the New Investment Compliance Checklist which documents checks against relevant investment restrictions and other regulatory concerns.

Investment always requires unanimous approval of the Mezzanine Investment Committee. To the extent a member of the Mezzanine Investment Committee is not available to meet; the Mezzanine Product Group obtains and documents a proxy approval or denial on behalf of that member.

Crescent may allocate investments by the Mezzanine Product Group across multiple Clients, including co-investment vehicles which invest side by side in every deal. In addition, Crescent may offer co-investment opportunities in order to facilitate the completion of the deal. Co-investment opportunities may be allocated at Crescent’s discretion to the Funds, Clients, Supervised Persons or other related persons of Crescent, and others. Crescent will offer potential co-investment opportunities in accordance with the terms of relevant Client governing documents, if applicable.

47

Capital Markets

The Capital Markets Product Group primarily focuses on investments in bank loans, public and private high-yield bonds, interests in structured products such as CLOs, HY swap indexes, equities and European alternative credit.

The Capital Markets Product Group has distinct Research/Analytics and Portfolio Management groups. Analysts are responsible for one or more industry verticals and generally review primary deals sourced through commercial and investment banks and secondary deals on a proprietary basis. Analysts are agnostic to the client accounts. Portfolio Managers are assigned responsibility to manage certain accounts in a particular sub-strategy (e.g., loans, bonds, private debt) or a portion of a comingled account.

The Analysts conduct an initial review of investment opportunities and review ideas with Portfolio Managers. Assuming the Portfolio Managers support the investment thesis, the Analyst conducts due diligence and presents her findings to the Portfolio Managers of portfolios for which the opportunity may be appropriate and the Head of Research. The Portfolio Managers, in consultation with the Trading Group and Portfolio Analytics, make the determination whether or not to invest in the opportunity.

The Analysts are responsible for conducting ongoing due diligence on any names that are approved for investment in the client accounts. Any material events involving an asset must be escalated to the Portfolio Managers immediately for discussion. The Analysts comment on any assets that have a material price change on existing holdings. Analysts also provide Portfolio Managers with their top three or four investment ideas each week for their consideration. The ideas could be either buys or sells. Position sizing and liquidations are ultimately the responsibility of the relevant Portfolio Managers.

Generally, Portfolio Managers provide final instructions to the Trading Group in writing, including allocation detail. Instructions may be received via email or instant message. Client guidelines and restrictions are tracked in Crescent’s order management system and the Trading Group monitors the portfolios for compliance with investment guidelines. Additionally, Portfolio Managers monitor portfolios for client guideline and restriction compliance.

Direct Lending

The Direct Lending Product Group seeks to provide senior secured debt to private, U.S. lower-middle and middle market companies. The Direct Lending Product Group targets investments in sponsor-backed, lower-middle-market companies with annual EBITDA of $5 million to $50 million. However, in some cases the group may invest in larger companies with over $50 million in annual EBITDA. The difference between Direct Lending and Mezzanine is that the Mezzanine Product Group generally invests in companies with greater than $50 million in annual EBITDA and will generally invest in subordinated debt within the capital structure.

Members of the Direct Lending Product Group primarily source investment opportunities through contacts at private equity sponsors, investment banks, and other banks and senior secured lenders operating as financing counterparties for private equity sponsors, and other third parties to club deals. The Direct Lending Product Group may also source investment opportunities through the Capital Markets Product Group.

A deal team established within the Direct Lending Product Group conducts initial due diligence on an investment opportunity. To the extent they find an opportunity attractive, a Preclear Memo is created by the deal team and sent to the Managing Directors within the Direct Lending Product Group. Further due diligence is conducted by the deal team to raise any diligence questions and understand the potential investment before the Final Committee Memo is drafted and submitted for review. Prior to funding an investment opportunity the group completes the New Investment Compliance Checklist which documents checks against relevant investment restrictions and other regulatory concerns.

48

Members of the Direct Lending Product Group track the portfolio financials periodically. Quarterly Compliance Reports for each direct lending client account which, among other things, highlight any underperforming credits are created by the Direct Lending Product Group and presented to the Managing Partners.

Closing or liquidating investments (loans) also require approval of the Direct Lending Investment Committee.

Crescent European Specialty Lending (“CESL”)

Like the Direct Lending Group, the CESL Product Group seeks to provide senior secured debt to private, lower-middle and middle market companies but with a geographic focus primarily in European with a bias towards northern and western jurisdictions.

CESL’s investment process involves multiple levels of analysis and review and is coordinated in an effort to identify risks in potential investments. Initial screening of potential new investment opportunities typically are conducted by a CESL analyst and then reviewed by a senior investment professional to determine whether additional consideration is warranted. In the event of a positive review, additional due diligence follows with in depth analysis of the company, the business or industry in which it operates, and the structure of the proposed security and transaction.

Potential investments that pass these analyses and reviews are then presented to the CESL Investment Committee. The CESL Investment Committee review is a two-stage process. During the first stage, a preliminary short form memorandum is prepared for the Investment Committee, which includes a proposed capital structure, key risks and investment highlights, ownership summary, business and market overview, historic and forecast financial information plus key further diligence requirements. If the CESL investment team deem that an opportunity is appropriate for the portfolio, further diligence will culminate with a long-form written credit analysis that includes an assessment of the target investment’s risks and mitigants; and the company’s industry, competitive position, products, business model, historical and projected financial performance (both base and sensitized downside case), capital structure, relative value analysis, management, the equity sponsor or owner, as well as other information. CESL requires a unanimous Investment Committee approval before it will add a portfolio company to its strategy.

The CESL team tracks portfolio companies throughout the life of the loan and prepares period reports to the Managing Partners.

Multi-Strategy Products

Crescent’s multi-strategy products typically invest under the guidance and auspices of an Investment Committee. Investment opportunities are generally sourced as co-investments alongside the primary strategies which make up the multi-strategy product and are subjected to the rigorous due diligence processes which typically including multiple meetings with management, tours of plant facilities and discussions with key industry participants as part of its investment process. In addition to analyses performed by the respective underlying investment teams, each opportunity is further screened by the Portfolio Managers of the specific multi-strategy to determine the investment’s suitability to be included in the multi-strategy’s investment portfolio. Based upon a favorable outcome of the due diligence process and the Portfolio Managers’ review, a presentation is made to the Investment Committee for a final decision on the investment which will only be funded after unanimous approval.

49

Special Situations

The Special Situations Product Group implements a loan to own strategy. The group primarily invests in distressed bank debt or bonds in middle market companies where debt is not actively traded and may also receive an equity interest as a result of a restructuring. The Special Situations Product Group primarily sources its opportunities through direct contacts at broker-dealers, private equity sponsors, institutional investors, or via the Trading Group.

The Special Situations Product Group reviews relevant information and discusses the opportunity internally. If the members of the Special Situations Product Group approve the idea a Preliminary Investment Memo is created and sent to the Special Situations Investment Committee for an initial review. Prior to funding an investment opportunity, the group completes the New Investment Compliance Checklist which documents checks against relevant investment restrictions and other regulatory concerns. Following socialization of the investment opportunity with the Special Situations Investment Committee, the Special Situations Product Group may establish a “toe hold” position in order to gain access to additional information. If the Special Situations Product Group recommends increasing its position, a model and Final Investment Memo is produced. The Special Situations Investment Committee reviews the model and the Final Investment Memo. If the Special Situations Investment Committee approves the investment, the Special Situations Product Group establishes a full position. The Special Situations Product Group negotiates the final terms of the deal which can be an iterative process. Re-approval from the Special Situations Investment Committee is not required unless there are material differences from the proposal.

Members of the Special Situations Product Group receive financial results of portfolio investments on an ongoing basis and they are discussed as a group.

No trades are placed by the Special Situations Product Group. The group provides explicit instructions to the Trading Group in writing, including allocation detail. Instructions may be received via email or instant message. Allocation instructions take into account client account-specific restrictions and guidelines.

Co-Investments

Crescent may offer interests in new investments generated within the Mezzanine, Direct Lending, and Special Situations strategies in the form of co-investment opportunities in order to facilitate the completion of a deal. Co-investment partners may include investors in the Funds, Supervised Persons or related persons of Crescent, financing sources, and others.

50

Confidentiality Agreements and Interaction between Product Groups

Please reference Crescent’s Insider Trading policy and procedures for procedures related to processing confidentiality and non-disclosure agreements as well as interactions with other Product Groups during the sourcing and due diligence process.

Distribution of Research

Overview

Whether internally generated by Crescent or received from outside sources, research is generally designed for internal use only. It is not intended to be the basis for investment decisions made by persons outside of the Product Groups. Within Crescent’s portfolio management process, research is an important part of the inputs available to Product Groups, and Product Groups rely on research, among other sources and factors, in making their investment decisions. Research may be shared with potential co-investors, subject to appropriate restrictions on use and distribution.

The following procedures restrict the distribution of research by Crescent, whether such research is prepared by Crescent personnel or received from outside sources. These restrictions apply to any “research,” which may be defined as any written communication (including an electronic communication) that includes an analysis of a security or an issuer and provides information reasonably sufficient upon which to base an investment decision. Research does not include material that only contains broad economic or market analyses (including of market sectors) however, you must comply with any legends or statements in that material limiting use or distribution.

External Distribution

Crescent does not generally permit the distribution of research to third parties. Clients, consultants and other third parties sometimes seek examples of internally generated written research, not for the content itself but as a demonstration of Crescent’s research capability and methodology. In those circumstances, such outside parties may be permitted to receive “sample” research reports. Sample research reports may not telegraph existing of future trading strategies.

On occasion, clients will request to see internally generated research because they are interested in Crescent’s view on a narrow topic or specific issuer. Such requests can be granted provided that the Product Group has taken measures to prevent telegraphing current or future trading activity in public markets and is satisfied that the research is not derived from confidential information that cannot be shared pursuant to the terms of a non-disclosure agreement. If this is not feasible, the Product Group should withhold the information or contact Crescent Legal or the CCO to evaluate other alternatives.

It may also occur that a Product Group wishes to share internally generated research with an outside party for bona fide portfolio management purposes, for example the Special Situations group may share research with a third party to syndicate a co-investment opportunity. In that case prior approval must be obtained from the appropriate senior officer in the product group. Any questions should be referred to the CCO.

New Products

All new product proposals must be presented to the Managing Partners for approval. If a product proposal is approved, the head of the respective product group with the newly approved product idea, i.e., the product sponsor, is responsible for notifying Legal, Compliance, Risk, Portfolio Administration Group, Investor Relations and Marketers of the approved product. Some or all of these teams may be involved in preparing the supporting materials used to explain and or address issues raised in the approval process with the Managing Partners. Nevertheless, the product sponsor is responsible for ensuring that all of Crescent’s business functions are knowledgeable of the product, has solicited their input, and developed a strategy for launching the product. The product strategy should address all of the issues raised during the approval process, ensure regulatory requirements are satisfied, and implement the supporting operating processes necessary to administer the product correctly in a sound control environment.

51

Conflicts of Interest

A conflict of interest occurs when Crescent’s interests could compete or conflict with the client’s interests. Various potential and actual conflicts of interest may arise as a result of the investment activities of Crescent. Conflicts of interest that may arise in the portfolio management process include, among others:

•	allocating trades and cross trades (see the Trading Policy),

•	employee trading in securities that also are held in client accounts (see Code of Ethics),

•	incentive or transaction fee arrangements,

•	different accounts investing in different classes of a company’s capital structure and at different times,

•	take-out transaction by an account of another, and

•	an account investing in a Crescent managed commingled investment vehicle (“pyramiding”).

Managing Conflicts

Dealing appropriately with conflicts of interest is complex and difficult. When resolving a conflict of interest, Crescent considers several elements, including the client’s best interests, any documents governing the client relationship (e.g., advisory agreement), disclosures to the client, and any waivers given by a client. Crescent seeks to manage conflicts of interests in several ways, including, but not limited to:

•	written policies and procedures (e.g., trade allocation procedures and hedge fund procedures in the Trading Policy);

•	use of information barriers that may involve separation of the premises, personnel or other methods, to avoid insider trading and market manipulation risks (See Code of Ethics), and

•	review by Compliance of disclosures given to ERISA and other clients regarding potential conflicts.

If a portfolio manager identifies a potential conflict, the portfolio manager should, as appropriate:

•	Contact the CCO or other member of Compliance for advice.

•

Review the Code of Ethics for procedures concerning, among others, personal investment transactions, insider trading, gifts and entertainment, outside business activities, political activities and contributions, and confidentiality.

•	Review the Marketing and Communications Policy for procedures concerning the use of third party marketers.

52

In addition, portfolio managers should remember that ERISA accounts have stricter rules designed to prevent conflicts. In many cases, ERISA will not permit management of conflicts; instead ERISA flatly prohibits their existence. In other cases, ERISA has granted exemptions to certain conflicts provided specific procedures are followed. Many of the prohibitions relate to trading and other transactions with Crescent or its affiliates.

Take Out Transactions

Portfolio managers must notify Legal and Compliance when a Fund or Account holds a position in an issuer with a forthcoming IPO. Legal and Compliance will evaluate the potential for take-out transactions, i.e., Crescent accounts may receive proceeds from an IPO where another account may be purchasing in the IPO. Portfolio managers should be alert to transactions where proceeds from a securities purchase by one account is used to benefit another account that is exiting securities of the same issuer. This sometimes occurs when one account’s securities are being purchased or redeemed with IPO proceeds in which another account is making a new investment. These types of transactions raise concerns under Section 17 of the Investment Company Act of 1940, Regulation M and are of particular concern to ERISA clients.

Investing in Different Classes of the Capital Structure in Distressed Entities

Because Crescent has many investment disciplines and different portfolio managers operating independently of each other, different managers purchasing and selling securities in the same issuer is not uncommon. Those securities may be of the same class or different classes (and thus different seniorities) of the issuer’s capital structure. There may also be instances where portfolio managers invest in one class of an issuer for some accounts and in other classes of the same issuer for other accounts. In the healthy entity situation, those overlaps are not an area of significant concern, because the potential for conflict generally is not substantial, and any strict prohibition would reduce investment opportunities to the detriment of our clients. This is not the case, however, for a distressed entity where the interests of different clients may not necessarily be parallel. Portfolio managers of strategies must follow the special procedures shown below that apply when purchasing securities of a distressed entity or when a healthy entity becomes a distressed entity.

A portfolio manager must consult the Management Partners and CCO:

•

prior to purchasing securities of a distressed entity (whether as an initial holding or subsequent additional instruments) when Crescent otherwise owns securities in such distressed entity except as permitted in accordance with the parameters set forth below,

•	upon becoming aware of a potential conflict between two groups or within the same group holding different securities in a distressed entity, or

•	upon deciding to take an active role in a workout or restructuring that could create an actual conflict.

Special Procedures Concerning Distressed Entities

A potential conflict arises when an entity is either “troubled” or is expected to become troubled (a “distressed entity”) and where the interests of different clients may not necessarily be parallel. To deal with these potential conflict situations, the Management Partners must be consulted in the situations described below.

53

Determining whether an entity is “distressed” is not always obvious, but some factors that may be indicative include:

•	significant rating agency downgrades (including cumulatively) or inclusion in rating agency “watch lists,”

•	designation of an issuer’s credit as being on a “watch list” by a Product Group,

•	notice of default or potential default on credit agreements that are not cured within permitted time limits,

•

any filing (voluntary or involuntary, by a creditor or the issuer) under federal or state laws relating to bankruptcy, reorganization restructuring, liquidation, receivership, insolvency, or similar laws. An entity also would be distressed before any filing if a likelihood existed of the above occurring,

•	an entity that is about to emerge from, or has recently emerged from, bankruptcy,

•

any proposal by an entity for a voluntary or out-of-court reorganization or restructuring of its capital structure resulting from financial pressures or inability to meet its obligations as they become due, and

•

significant drops in market price of equity or debt attributable to any of the aforementioned financial distress situations. It is difficult to quantify what is “distressed” given changes in market conditions. For example, in 2007, senior loans trading at 90% or less of par would have been considered distressed while in 2009 such loans would not necessarily be considered distressed. Product Group Heads should consult with Legal if there is a question about whether a company is a distressed entity.

This list is not exhaustive. Be alert to other indications of distress.

Potential for conflicts arise when one group at Crescent desires to buy securities of a distressed entity (a “Crescent Distressed Buyer”) while another group at Crescent holds the same or a different class of securities in that issuer, which existing securities may have been purchased before or after the issuer became distressed. Conflicts may also arise when one group purchases one class of securities of a distressed entity for some of its accounts and a different class of the same issuer for other accounts. Prior to making any initial or add-on investment (including bank debt) in a distressed entity, Product Group Heads first should check to determine whether other accounts hold any class of the issuer’s securities.

Buying the same class of securities

One Product Group managing securities in a distressed entity and a Crescent Distressed Buyer also buying the same class of securities generally should not create a problem and, absent being listed on the restricted securities list, does not require any prior approval or consideration by the Management Partners. If after two different groups at Crescent make investments and an actual conflict arise between the two groups, the matter should be brought to the attention of the Management Partners. For example, if the Crescent Distressed Buyer purchased at a significant discount, and the other Product Group purchased at a much higher price, and the two groups find themselves to be at odds about approval of a reorganization, the matter should be referred to the Management Partners.

Buying a Different Tranche in the Capital Structure

Purchases of different tranches of distressed entity securities by different groups or by the same group but for different accounts at Crescent presents a number of issues, and a determination whether a Crescent Distressed Buyer also may purchase will be based to some extent on whether a workout or restructuring is contemplated and whether one of the groups plans to take an active role in the workout or restructuring.

54

No Workout/Restructuring Expected - If no workout or restructuring of the distressed entity is contemplated and a Distressed Buyer desires to purchase less than 10% of a class of security for client accounts while any other Crescent group (or the same Crescent group but for different accounts) holds less than 5% of a different class of securities of the same issuer, the Crescent Distressed Buyer is not required to obtain prior approval of its proposed purchases from the Management Partners. If (i) the existing Crescent group holder exceeds the 5% of a class threshold and the Crescent Distressed Buyer wants to purchase any securities of the distressed entity in a different tranche or (ii) the Crescent Distressed Buyer desires to exceed the 10% threshold where the existing holder is below 5% of a class, then prior approval from the Management Partners is required.

Workout/Restructuring Expected No Active Role by Crescent - If a workout or restructuring of the distressed entity is contemplated in the future, but the Crescent Distressed Buyer is prepared to take no active role in the workout other than as a passive investor, a purchase of up to 7% of a class of an issuer’s securities is permissible without prior approval from the Management Partners, provided that the other Product Group (or the same group but for different accounts) at Crescent that holds a different security of the same issuer owns less than 5% of such other class. In those cases where the Crescent Distressed Buyer is prepared to take no active role and either (i) the existing holders exceed the 5% of a class threshold, and the Crescent Distressed Buyer desires to purchase any securities in a different tranche or (ii) the existing holders are below 5% of a class but the Crescent Distressed Buyer desires to exceed the 7% threshold, then the Crescent Distressed Buyer must obtain the prior approval of any such purchase from the Management Partners.

Workout/Restructuring Expected Crescent Taking an Active Role - Whenever the Crescent Distressed Buyer desires to purchase securities and take an active role while knowing that another Crescent group holds a different tranche in the capital structure (or the same group but for different accounts holds a different tranche in the capital structure), the Crescent Distressed Buyer must obtain prior approval from the Management Partners. (As noted above, the Crescent Distressed Buyer should check the sources described above to see if Crescent has any existing investments in a tranche of the issuer’s securities.)

The Management Partners will decide case-by-case whether to permit a proposed investment to proceed when there is overlap and, when a conflict arises, whether protective measures and restrictions should apply to minimize any potential conflicts. Examples of factors that might be considered in reviewing a potential conflict are:

•

applicable restrictions or prohibitions contained in the governing documents of accounts holding the existing position or accounts proposed to purchase a position and applicable legal considerations such as ERISA,

•	size of the existing and proposed positions relative to each other and relative to the classes of securities involved as a whole,

•	whether Crescent would participate in a formal or informal creditors’ or other committee or would otherwise be in a position to influence a restructuring, reorganization, or bankruptcy,

•	whether the proposed purchase would result in the client accounts holding securities with the same or different seniority in the entity’s capital structure relative to existing client holdings,

•

whether the proceeds of a proposed purchase would be paid to other Crescent accounts or otherwise “prop up” existing holders, and if so, how significant that benefit would be with respect to the overall use of proceeds and other factors,

•

whether existing clients hold a control position in the entity or whether the proposed purchase would result in a control position being attributed to existing holdings, the proposed holdings, or both,

55

•

whether, due to a group’s access to confidential or material non-public information, existing or proposed holdings would become restricted securities, and whether an information barrier mechanism could be used effectively,

•	whether existing and proposed holders of an entity’s securities have different investment objectives or time horizons,

•	whether a special fee in a restructuring or reorganization is to be paid to some, but not all, client accounts, and

•	whether those desiring to take an active role are in conflict with holders of junior or senior security holders.

Healthy Companies Becoming Distressed

Where (i) two groups at Crescent purchased securities in different tranches of the capital structure of a healthy entity; or (ii) the same group purchased securities in different tranches for different accounts, and, after the fact, the entity becomes distressed, conflicts can arise. For example, one Product Group may own senior bank debt of a now distressed entity while at the same time another Product Group owns equity. Conflicts can become particularly troublesome when (i) one or more of Crescent’s Product Groups wishes to take a lead position or active role in a workout or restructuring of the distressed entity or support a position that could conflict with the best interests of accounts managed by another of Crescent’s Product Groups; or (ii) a Product Group that owns different tranches for different accounts wishes to take a lead position or active role in a workout or restructuring of the distressed entity or support a position that could conflict with the best interests of other accounts under management by that group. If a Product Group Head (i) becomes aware of a potential actual conflict between two groups holding different securities in a distressed entity or (ii) decides to take an active role in a workout or restructuring that could create an actual conflict, then he or she should notify the Managing Partners, who will convene a meeting of the appropriate persons to analyze and review the situation so it can be resolved in the best interests of our clients and minimize conflicts.

Crescent as Largest Holder

Generally speaking, in order to analyze potential conflicts and to consider appropriate controls therefor, Crescent will not, on behalf of its Clients, become the largest holders of the securities in two different tranches in a single issuer’s capital structure without first obtaining the written approval of the Chief Compliance Officer.

56

PROXY VOTING AND CLASS ACTIONS

Background

In Proxy Voting by Investment Advisers, Investment Advisers Act Release No. 2106 (January 31, 2003), the SEC noted that, “The federal securities laws do not specifically address how an adviser must exercise its proxy voting authority for its clients. Under the Advisers Act, however, an adviser is a fiduciary that owes each of its clients a duty of care and loyalty with respect to all services undertaken on the client’s behalf, including proxy voting. The duty of care requires an adviser with proxy voting authority to monitor corporate events and to vote the proxies.”

Rule 206(4)-6 under the Advisers Act requires each registered investment adviser that exercises proxy voting authority with respect to client securities to:

•

Adopt and implement written policies and procedures reasonably designed to ensure that the adviser votes client securities in the clients’ best interests. Such policies and procedures must address the manner in which the adviser will resolve material conflicts of interest that can arise during the proxy voting process;

•	Disclose to clients how they may obtain information from the adviser about how the adviser voted with respect to their securities; and

•	Describe to clients the adviser’s proxy voting policies and procedures and, upon request, furnish a copy of the policies and procedures.

Additionally, paragraph (c)(2) of Rule 204-2 imposes additional recordkeeping requirements on investment advisers that execute proxy voting authority, as described in the Maintenance of Books and Records section of this Manual.

The Advisers Act lacks specific guidance regarding an adviser’s duty to direct clients’ participation in class actions. However, many investment advisers adopt policies and procedures regarding class actions.

Risks

In developing these policies and procedures, Crescent considered numerous risks associated with the proxy voting process. This analysis includes risks such as:

•	Crescent lacks written proxy voting policies and procedures;

•	Proxies are not identified and processed in a timely manner;

•	Proxies are not voted in Clients’ best interests;

•	Conflicts of interest between Crescent and a Client are not identified or resolved appropriately;

57

•	Third-party proxy voting services do not vote proxies according to Crescent’s instructions and in Clients’ best interests;

•	Proxy voting records, Client requests for proxy voting information, and Crescent’s responses to such requests, are not properly maintained;

•	Crescent lacks policies and procedures regarding Clients’ participation in class actions; and

•	Crescent fails to maintain documentation associated with Clients’ participation in class actions.

Crescent has established the following guidelines as an attempt to mitigate these risks.

Policies and Procedures

Proxy Voting

Crescent primarily invests Client assets in fixed income assets which typically do not issue proxies. However, Crescent’s Clients also invest in equity securities and therefore may receive proxies in connection with such assets. Proxies are assets of Crescent’s Clients that must be voted with diligence, care, and loyalty. Crescent will vote each proxy in accordance with its fiduciary duty to its Clients. Crescent will generally seek to vote proxies in a way that maximizes the value of Clients’ assets. However, Crescent will document and abide by any specific proxy voting instructions conveyed by a Client with respect to that Client’s securities. The Portfolio Administration Group coordinates Crescent’s proxy voting process.

Paragraph (c)(ii) of Rule 204-2 under the Advisers Act requires Crescent to maintain certain books and records associated with its proxy voting policies and procedures. Crescent’s recordkeeping obligations are described in the Maintenance of Books and Records section of this Manual. The Compliance Group will ensure that Crescent complies with all applicable recordkeeping requirements associated with proxy voting.

Fixed-Income Securities

In addition to covering the voting of equity securities, this policy also applies generally to voting and/or consent rights relating to fixed-income securities, including but not limited to, plans of reorganization, waivers and consents under applicable indentures. However, the policy does not apply to consent rights that primarily entail decisions to buy or sell investments, such as tender or exchange offers, conversions, put options, redemption and Dutch auctions. This proxy policy is designed and implemented in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of Clients.

For the voting of fixed-income securities, Crescent believes the potential for material conflicts of interest between Clients and Crescent is limited. However, potential conflicts may arise where Crescent or its related persons or entities are named parties to, or are participating in, a bankruptcy work-out or similar committee. Potential conflicts of interest identified should be escalated in accordance with the “Conflicts of Interest” section below.

Absent specific Client instructions, Crescent has adopted the following proxy voting procedures designed to ensure that proxies are properly identified and voted, and that any conflicts of interest are addressed appropriately:

58

•

The Portfolio Administration Group shall coordinate with the custodian for each new Client account to ensure the account is set up so that proxy materials are forwarded to Crescent, either by mail or electronically.

•	All proxy voting materials received by Crescent shall be immediately forwarded to the Portfolio Administration Group.

•

The Portfolio Administration Group will review the list of Clients and compare the record date of the proxies with a security holdings list for the security or company soliciting the proxy vote. For any Client who has provided specific voting instructions, Crescent shall vote that Client’s proxy in accordance with the client’s written instructions. Clients who have selected a third party to vote proxies, and whose proxies were inadvertently received by Crescent, shall be forwarded to such third-party designee for voting and submission.

•

The Portfolio Administration Group will provide all proxy solicitation information and materials to the appropriate Investment Personnel of Crescent (i.e., Portfolio Managers, Research Analysts, etc.) for their review and consideration.

•	Crescent’s Investment Personnel shall be responsible for making voting decisions with respect to all Client proxies for accounts where Crescent has proxy voting authority.

•

The relevant member of the investment staff should inform the Portfolio Administration Group of his or her proxy vote decision. The Portfolio Administration Group will vote the proxy and submit it in a timely manner. The member of the investment staff must consider any conflicts of interest when making a proxy vote decision (see the “Conflicts of Interest” section below).

Conflicts of Interest

•

The relevant investment professionals will consider whether Crescent is subject to any material conflict of interest in connection with each proxy vote. Supervised Persons must notify the Compliance Officers if they are aware of any material conflict of interest associated with a proxy vote. It is impossible to anticipate all material conflicts of interest that could arise in connection with proxy voting. The following examples are meant to help Supervised Persons identify potential conflicts:

•	Crescent provides investment advice to a publicly traded company (an “Issuer”). Crescent receives a proxy solicitation from that Issuer, or from a competitor of that Issuer;

•	Crescent provides investment advice to an officer or director of an Issuer. Crescent receives a proxy solicitation from that Issuer, or from a competitor of that Issuer;

•	An issuer or some other third party offers Crescent or a Supervised Person compensation in exchange for voting a proxy in a particular way;

•	A Supervised Person, or a member of a Supervised Person’s household, has a personal or business relationship with an Issuer. Crescent receives a proxy solicitation from that Issuer; and

•	Crescent’s Clients have potentially conflicting investments in the Issuer, including investments made in different parts of the Issuer’s capital structure.

59

•	If Crescent detects a material conflict of interest in connection with a proxy solicitation, the Company will abide by the following procedures:

•

The Compliance Officers will convene the Proxy Voting Committee (the “Committee”), which is comprised of Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), and the CCO. The CCO serves as the Committee’s chairperson.

•

The relevant member(s) of the investment staff or the Compliance Officers will describe the proxy vote under consideration and identify the perceived conflict of interest. The same individual(s) will also propose the course of action that they believe is in Crescent’s Clients’ best interests. The individual(s) presenting will tell the Committee why they believe that this course of action is most appropriate.

•	The Committee members will review any documentation associated with the proxy vote and evaluate the proposal presented. The Committee members may wish to consider, among other things:

•	A vote’s likely short-term and long-term impact on the Issuer;

•	Whether the Issuer has responded to the subject of the proxy vote in some other manner;

•	Whether the issues raised by the proxy vote would be better handled by some other action by the government or the Issuer;

•	Whether implementation of the proxy proposal appears likely to achieve the proposal’s stated objectives; and

•	Whether the proposal appears consistent with Clients’ best interests.

•

If the Committee is unable to reach a unanimous decision regarding the proxy vote, Crescent will, at its own expense, engage an outside proxy voting service or consultant to make a recommendation. The CCO will retain documentation of the proxy voting service or consultant’s recommendation and will vote Clients’ proxies in accordance with that recommendation.

•	If no material conflict of interest is identified, the Portfolio Administration Group shall vote the proxy in accordance with the investment staff’s recommendation.

•

Crescent will not neglect its proxy voting responsibilities, but the Company may abstain from voting if it deems that abstaining is in its Clients’ best interests. For example, Crescent may be unable to vote securities that have been lent by the custodian. Also, proxy voting in certain countries involves “share blocking,” which limits Crescent’s ability to sell the affected security during a blocking period that can last for several weeks. Crescent believes that the potential consequences of being unable to sell a security usually outweigh the benefits of participating in a proxy vote, so Crescent generally abstains from voting when share blocking is required. The Portfolio Administration Group will prepare and maintain memoranda describing the rationale for any instance in which Crescent does not vote a Client’s proxy.

•	The Portfolio Administration Group will retain the following information in connection with each proxy vote:

60

•	The Issuer’s name;

•	The security’s ticker symbol or CUSIP, as applicable;

•	The shareholder meeting date;

•	The number of shares that Crescent voted;

•	A brief identification of the matter voted on;

•	Whether the matter was proposed by the Issuer or a security-holder;

•	Whether Crescent cast a vote;

•	How Crescent cast its vote (for the proposal, against the proposal, or abstain); and

•	Whether Crescent cast its vote with or against management.

•

If Crescent votes the same proxy in two directions, the Portfolio Administration Group will maintain documentation describing the reasons for each vote (e.g., Crescent believes that voting with management is in Clients’ best interests, but Client X gave specific instructions to vote against management).

•

Any attempt to influence the proxy voting process by Issuers or others not identified in these policies and procedures should be promptly reported to the CCO. Similarly, any Client’s attempt to influence proxy voting with respect to other Clients’ securities should be promptly reported to the CCO.

•

Proxies received after a Client terminates its advisory relationship with Crescent will not be voted. The Portfolio Administration Group will promptly return such proxies to the sender, along with a statement indicating that Crescent’s advisory relationship with the Client has terminated, and that future proxies should not be sent to Crescent.

Legal Actions

From time to time, Crescent clients and former clients own or have owned securities that are the subject of class action lawsuits or bankruptcy proceedings. Generally, holders of securities within a given class period or bankruptcy are entitled to participate in the recovery or settlement in a lawsuit by filing a Proof of Claim. All class members normally are bound by a court-approved settlement or judgment unless they have filed a timely Opt Out notice with the court or claims administrator.

Crescent views filing of Proofs of Claim in lawsuits as a corporate action that normally is to be performed by the custodian for the client or fund. In addition, the decision to file an Opt Out notice is an individual decision to be made by the client or fund.

Normally, custodians will receive notices of rights to participate in, or opt out of class action settlements or bankruptcy proceedings. Crescent sometimes receives such notices and has adopted procedures to assist its clients and funds in the performance legal action processing functions. Crescent’s actions and responsibilities with respect to legal actions will depend on the role of the Firm with respect to the client or fund.

For Investment Advisory Accounts, Crescent will:

•	not take responsibility for filing notices regarding Opt Out rights and Proofs of Claim on behalf of the Investment Advisory Account, and

61

•

notify the Investment Advisory Account’s third party custodian, with a copy to the client/fund, of any Opt Out Notice or Proof of Claim received by Crescent from the settlement administrator or the court that is addressed to the Investment Advisory Account at Crescent’s address.

For Crescent/BNY Mellon Custodial Accounts:

•	Crescent will distribute to its clients and funds notices regarding Opt Out rights relating to those clients and funds to the extent Crescent receives written notice of such rights.

•	BNY Mellon will file Proofs of Claim for the Custodial Accounts except when the Account notifies Crescent that it intends to opt out (or has already opted out).

•

Crescent has given BNY Mellon a standing instruction to file Proofs of Claim on behalf of Crescent/BNY Mellon Custodial Accounts except where the account holder notifies the Firm of the exercise of its Opt Out right.

For Crescent Funds, if Crescent receives written notice of the right to participate in or opt out of, a legal action, the Firm will:

•	notify the Product Group who will make the determination whether to exercise Opt Out rights relating to those Crescent Funds, and

•

notify Legal of the timing and filing requirements for a Proof of Claim. Legal will coordinate with the Product Group’s analysts and/or custodian to ensure that the Proofs of Claim for the Funds are filed unless the Fund has elected to opt out of the class.

Portfolio Administration Group will present copies of all proxy voting material and notices of class action, bankruptcy and other security related proceedings to the Crescent Trading and Brokerage Committee at the Committee meeting immediately following the receipt of such materials.

Disclosures to Clients and Investors

Crescent includes a description of its policies and procedures regarding proxy voting and class actions in Part 2 of Form ADV, along with a statement that Clients and Investors can contact the Compliance Group to obtain a copy of these policies and procedures and information about how Crescent voted with respect to the Client’s securities.

Any request for information about proxy voting or class actions should be promptly forwarded to the Compliance Group, who will respond to any such requests.

As a matter of policy, Crescent does not disclose how it expects to vote on upcoming proxies. Additionally, Crescent does not disclose the way it voted proxies to unaffiliated third parties without a legitimate need to know such information.

62

TRADING

Background

As part of Crescent’s fiduciary duty to its Clients, the Company has an obligation to seek best price and execution for all trades, to trade assets in a manner that is fair to all Clients, and to exercise diligence and care throughout the trading process.3

Risks

In developing trading policies and procedures, Crescent considered the material risks associated with its trading processes. This analysis includes risks such as:

•	Crescent does not seek best execution for all transactions;

•	Crescent does not periodically and systematically evaluate the quality and cost of services provided by broker-dealers;

•	Crescent does not seek to negotiate favorable trading arrangements;

•	The allocation of trades to broker-dealers is not subject to sufficient oversight;

•	Trades are allocated in a manner that is unfair to certain Clients;

•	Crescent favors proprietary accounts, affiliated Clients, and/or Clients who pay performance fees;

•	Trades are improperly allocated after execution;

•	Clients participating in block trades do not receive the average price or bear their proportional share of the transaction costs;

•	IPOs are allocated in a manner that is unfair to certain Clients;

•	Cross trades are executed at a price other than the current market price, or otherwise favor one Client over another;

•	Crescent engages in principal or agency cross trades without written Client consent;

•	Crescent’s trading violates Client-imposed restrictions;

•	Crescent’s trading violates the Federal Securities Laws;

•	Trade tickets lack required information;

[3]

See In the Matter of Kidder Peabody & Co., Investment Advisers Act Release No. 232 (October 16, 1968), and In the Matter of Delaware Management Company, Inc., Exchange Act Release No. 8128 (July 19, 1967).

63

•	Trade errors and trade breaks are not identified and corrected in a timely manner;

•	Clients bear the cost of trade errors;

•	Crescent pays inflated commissions to broker-dealers that refer Clients or Investors to Crescent’s Private Funds; and

•	Crescent does not fully disclose all conflicts of interest that stem from its trading activities, including arrangements or affiliations with a broker-dealer or securities lending agent.

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Crescent has instituted policies and procedures to ensure that it will place Client transactions with appropriate care and diligence, seek best execution, treat all Clients fairly, and disclose all material conflicts of interest.

Only members of the Trading Group are authorized to trade on behalf of Clients. Typically, members of the Trading Group in Crescent’s Los Angeles office place trades in bonds and equities and members of the Trading Group in Crescent’s New York office place trades in loans. Any deviations from Crescent’s Trading policies and procedures must be approved in advance by the CCO.

Trading Procedures

1.	No Client separate account may trade until the appropriate account data, including codable Client imposed guidelines and restrictions, are set up in Everest (the OMS).

2.	Portfolio Managers provide trading instructions to the Trading Group via email or instant message communication, or the Portfolio Managers verbally review the orders with Trading Group.

3.

A member of the Trading Group enters the trading instructions in Everest, as applicable, and runs pre-trade compliance checks when appropriate. The member may also confirm the instructions against applicable Compliance Checklists for any manual compliance checks that cannot be monitored in Everest.

4.

The Trading Group may not override a Client guideline or restriction that will cause a breach in the account without first obtaining both Client approval (in the form designated in the Client’s investment management agreement or other controlling document) and written authorization from Compliance. Similarly, the Trading Group may not trade a security listed on the Restricted List without first obtaining written approval from Legal or Compliance. Legal or Compliance may approve an override for a transaction related to an issuer on the Restricted List in cases where the individual placing the trade sits within a different Product Group than the one responsible for the imposition of the restriction so long as there is not a “wall-crossing” event as described below in the Information Barriers Policy.

5.	Compliance typically reviews all exceptions to investment guidelines on a trade day plus one basis.

64

6.

Everest tracks compliance with investment guidelines and restrictions on a real time basis. The Trading Group provides a report regarding client guideline and restriction compliance to each relevant Portfolio Manager at least quarterly. Additionally, CDO Suite produces a daily report which tracks exposures against guidelines and restrictions.

7.

The Trading and Brokerage Committees is responsible for maintaining an Approved Broker List. The Trading Group may only execute trades with brokers included on this list. Persons recommending a broker also should identify any relationship or interest they have with the broker apart from Crescent’s relationship. The Trading and Brokerage Committee provides final approval of all changes to the Approved Broker List. The CFO may add a broker/dealer to the list and permit trading with the new broker/dealer until the next Trading and Brokerage Committee meets to review the proposed broker/dealers. The CFO, or a designee, conducts due diligence on any prospective trading counterparty, including a review of the FOCUS report, prior to determining whether to recommend adding the counterparty to the Approved Broker List. Any updates to the Approved Broker List are distributed to the Trading Group and others as needed.

8.

The individual in the Trading Group that places the trade decides the appropriate means of executing the trade. Crescent seeks to achieve best execution when trading. Considerations include, among other things: access to capital or natural counterparties, price (including the applicable dealer spread), size of order, and difficulty of execution. Transactions are not always executed at the lowest available commission or commission equivalent, and Crescent may effect transactions which cause the Client to pay more than another broker-dealer would have charged if it is determined that the additional cost is reasonable in relation to the value provided by the counterparty.

9.

The Trader must ensure that Crescent creates and maintains a trade ticket, either electronically or in hard copy, for each trade. Pursuant to Rule 204-2(a)(3) under the Advisers Act, the trade ticket must show:

•	The terms and conditions of the order, instruction, modification, or cancellation;

•	The person at Crescent who recommended the trade;

•	The person at Crescent who placed the trade;

•	The Client account(s) for which the trade was entered;

•	If applicable, how the trade will be allocated among Clients;

•	The date the trade was entered;

•	The broker-dealer or bank with which the trade was placed; and

•	Whether the order was placed pursuant to Crescent’s discretionary authority.

Generally, trade tickets are generated through Everest and CDO Suite which capture the initial order and any modifications.

10.	Trades are communicated to broker-dealers either verbally or via email or instant message communications.

11.

The Clients’ third-party administrators conduct daily cash and position reconciliations to detect trade and position breaks or settlement issues. Any such breaks or errors must be corrected as soon as practicable. Crescent’s policies and procedures regarding trade errors are described in the Investing/Trading Errors section of this Manual.

12.	As an added check, the Trading Group conducts its own daily reconciliation between internal systems, relevant trading counterparty information, and the Fund Administrators.

65

13.

Periodically, the Compliance Group should sample and cross reference Client agreements, including Fund governing documents, against the New Investment Compliance Checklist, Compliance Grid, and the Everest and CDO Suite systems, as applicable, to identify and remedy any inconsistencies. All reviews and results shall be documented.

Trade Aggregation and Allocation Procedures

Crescent may aggregate Client trades when such aggregation is expected to be in the best interest of all participating Clients. As a general matter, Crescent allocates investments among the Clients in each strategy on a pro rata basis. When an investment is appropriate for more than one set of Clients, the investment typically is allocated among all of the Clients pursuant to at least the following criteria: (1) investment objectives, guidelines and restrictions (2) amount of available securities; (3) available liquidity in each Client account; (4) amount of existing holdings (or substitutes) of the security in the accounts; (5) minimum investment requirements and the amount needed to obtain a meaningful position; and (6) tax considerations relating to the type of investment. Accordingly, the allocation among Clients will change over time based upon the above criteria. Further, Crescent may allocate investments to avoid creating odd lots of securities so long as allocation is equitable among Clients. To the extent (due to the foregoing or other applicable criteria) an investment is not allocated pro rata basis, Crescent allocates the investments in a fair and equitable manner among Clients. The allocation of each investment will be documented in a standard format within Everest for trades placed through the Trading Group. For private transactions, allocations are typically documented via an allocation spreadsheet.

Crescent will generally execute Client transactions on an aggregated basis when the Company believes that to do so will allow it to obtain best execution and to negotiate more favorable commission rates or other transaction costs that might have otherwise been paid had such orders been placed independently. When aggregating orders all Clients will be treated in a fair and equitable manner and the aggregation methodology will be reviewed as needed by the Trading and Brokerage Committee.

Block Trades and Allocations. On occasion, Crescent will not be able to purchase or sell all of the loans or securities ordered as part of a block order. If an order is partially filled, Crescent will generally allocate purchases pro rata as described below. Such allocations are based on the sleeve level assets when multi-strategy portfolios are included in the block order. Crescent generally allocates sales pro rata based on holdings when there is insufficient demand, except as noted below. Only those accounts included in an order are considered for allocation purposes. Participation of an account in an order is based on such considerations as investment objectives, guidelines and restrictions, availability of cash, amount of existing holdings (or substitutes) of the security in the accounts, investment horizon and directed brokerage instructions, if applicable.

Notwithstanding the foregoing, a block order may be allocated on a basis different from the default pro rata allocation (a “Bespoke Allocation”). Reasons for allocating on a basis different from pro-rata may include among others: a Client’s investment guidelines and restrictions, available cash, liquidity requirements, tax or legal considerations impacting different accounts, to avoid odd-lots, meet minimum trade lot sizes, or in cases when a pro rata allocation would result in a de minimis allocation to one or more Clients.

Pro Rata Based on Order Size (Capital Markets): In an effort to achieve efficiencies in execution and reduce trading costs, Crescent frequently aggregates loans and securities transactions on behalf of a number of Clients at the same time. This is generally referred to as a block trade. When we execute block trades, we allocate trades among accounts using procedures that we consider fair and equitable over time.

66

Crescent may execute loans and securities transactions alongside or interspersed between block orders when we believe that such execution will not interfere with the block orders or with our ability to execute trades excluded from block orders (e.g., for accounts that direct brokerage or that are managed in part for tax considerations). If multiple trades for a specific investment in the same direction are made with the same broker during a single day, those investments are allocated to Client accounts based on a weighted average purchase or sale price and costs are apportioned pro rata.

When a Capital Markets strategy is included in an order for purchases and there is insufficient supply, the opportunity is allocated pro rata based on the standard order size (the standard order is the lower of the actual order or the hypothetical order size (as a percentage of assets) that is consistent with the portfolio’s investment objectives and customary trade order size). Once the securities are thus allocated, a portfolio manager or investment team may re-allocate to the portfolios within their strategy or Product Group in a manner other than pro rata based on standard order size (purchases) or holdings (sales) to maintain or equalize portfolio weightings, avoid de minimis allocations or fulfill other investment objectives.

In the case of minimum lot sizes and de minimis allocations, Crescent may round up an allocation to ensure a Client has meaningful exposure to the issuer (typically $100,000 par for loans) or may remove a Client account from the block order altogether.

In the event that the overall allocation for certain bank loans is insufficient to fill all outstanding orders, Crescent has adopted waterfall procedures specifying the order of allocation. For upper middle market loans (first and second lien tranches less than or equal to 250mm and 200mm, respectively), orders for private high yield strategies are filled first, direct lending strategies are filled next, then all other strategies are filled.

Pro Rata Based on Assets under Management (Directly Negotiated Loan Strategies): Generally, Crescent’s Private Credit Product Groups manage significantly different investment strategies based on their respective risk profiles, target returns, liquidity needs, sourcing relationships, and investment management agreements of the accounts each Product Group manages. When an investment opportunity is eligible for investment by more than one Product Group, it is normally a core investment to one Product Group (e.g., Mezzanine) and ancillary to the others (e.g., Senior Secured Direct Lending). Core investments to each Product Group are generally not made available to other Product Groups unless a Product Group determines that there is capacity in the opportunity in excess of the Product Group’s requirement (excess capacity). A Product Group may, in its sole discretion, offer some, all or none of its excess capacity to one or more other investors, including without limitation, other Product Groups at Crescent, Clients, affiliated and non-affiliated funds or business partners, fund investors, in such proportions as the Product Group deems to be appropriate.

If there is insufficient supply to execute a block order that includes only Directly Negotiated strategies (Mezzanine, Direct Lending, European Specialty Lending, Capital Trust II, and the Crescent Business Development Company) generally the opportunity is allocated pro rata based on assets under management (AUM). For purposes of determining AUM, a fund or portfolio’s ability to employ leverage is included in the AUM calculation. Generally, the fund’s AUM is estimated based on the total assets expected to be managed once the leverage facility is employed.

The Direct Lending Strategies receive priority allocations for lending opportunities to lower middle market borrowers (issuers with $35 EBITDA or less).

Follow-On investments, sometimes referred to as “Add-On” investments, are additional investments in an existing portfolio company, frequently for the purpose of follow-on acquisitions, capital expenditures, or other capital infusions. Follow-On investments are allocated to the strategies participating in the original investment pro rata based on holdings. Once the follow-on investments are allocated, a portfolio manager or investment team may re-allocate to the portfolios within their strategy or Product Group to maintain or equalize portfolio weightings, avoid de minimis allocations or fulfill other investment objectives.

67

Pro Rata Based on Available Capital (Co-Investments): One of Crescent’s affiliates currently manages a business development company and Crescent or its affiliates may in the future manage additional business development companies and/or registered closed-end funds (each, a “Regulated Fund”), which are subject to regulation under the Investment Company Act. Crescent and certain of its affiliates were granted an order of exemptive relief by the SEC (the “Order”), which order permits, subject to the compliance with its stated terms and conditions, the Regulated Funds to co-invest with Crescent’s other Clients in certain negotiated transactions. This may require allocating such co-investment transactions on the basis of available capital which may result in different allocations to Crescent’s other Clients than would otherwise be the case absent the conditions of the Order.

IPO Allocation Procedures

Crescent will seek to allocate IPOs in a manner that is fair to all Clients entitled to participate in such offerings. For each IPO in which Client accounts seek to participate, the Product Groups and Trading will prepare a written order for submission to the dealer. Crescent will seek to establish an order that is fair in light of each account’s size, diversification, cash availability, eligibility to participate (per FINRA Rules 5130 and 5131), investment objectives, and any other relevant factors. If Crescent receives a full allocation, then Clients will participate according to the original order. For oversubscribed IPOs, Crescent will allocate shares for the accounts with orders pro-rata based on assets. De minimis deviations are permitted in the interest of placing round lots in Client accounts. Crescent utilizes a round robin approach for allocating new issues when allocating the new issue among all of the portfolios included in the original order would result in meaningless exposure and potentially excessive transaction fees.

Rule 5130 generally prohibits participation in IPOs by any account beneficially owned by certain “restricted persons,” including:

•	Any person who has authority to buy or sell securities for an investment adviser, bank, savings and loan association, insurance company, investment company, or collective investment account;

•	Any broker-dealer;

•	Any officer, director, employee, associated person, agent, or significant direct or indirect owner of a broker-dealer;

•	A finder, or any person acting in a fiduciary capacity to a managing underwriter, such as an attorney, an accountant, or a financial consultant;

•	Any immediate family member who gives or receives material support to or from the preceding individuals; and

•	A legal entity, such as a corporation, trust, or limited liability company, in which any of the preceding individuals or entities has an ownership interest.

However, Paragraph (c) of Rule 5130 includes exemptions that permit restricted persons to participate in IPOs under limited circumstances, including:

68

•	A RIC, even if certain investors are restricted persons;

•	A regulated investment company listed on a foreign exchange where no restricted person owns more than 5% of the company;

•	A pooled investment vehicle if beneficial ownership by restricted persons does not exceed 10%;

•	A pooled investment vehicle if no more than 10% of profits and losses from IPOs are allocated to investors who are restricted;

•	A 501(c)(3) charitable organization;

•	Certain insurance company accounts funded by premiums from 1,000 or more policyholders;

•

Certain common trust funds or similar funds maintained by banks, that are not publicly offered, that have investments from 1,000 or more accounts, and that do not limit investments principally to accounts of restricted persons;

•	Certain publicly traded entities, other than broker-dealers that are authorized to engage in IPOs;

•	A 401(a) employee benefits plan subject to ERISA that is not sponsored solely by a broker-dealer;

•	A state or municipal government benefits plan that is subject to state and/or municipal regulation; and

•	A 414(e) church plan.

Rule 5131 prohibits the allocation of IPOs to accounts beneficially owned by executive officers and directors of public companies and “Covered Non-Public Companies” (defined below) that:

•	Have been investment banking clients of the broker/dealer making the offering during the past 12 months;

•	Are expected to become investment banking clients of the broker/dealer making the offering during the next three months; or

•	Enters into any reciprocal arrangement, irrespective of timing, regarding the receipt of IPO allocations in exchange for the establishment of an investment banking relationship.

A “Covered Non-Public Company” is defined to include any non-public company that:

•	Had income of at least $1 million last year or in two of the last three fiscal years, along with shareholders’ equity of at least $15 million;

•	Has shareholders’ equity of at least $30 million and a two year operating history; or

•	Has total assets and total revenue of at least $75 million last year or in two of the last three fiscal years.

69

Rule 5131 permits the allocation of IPOs to pooled investment vehicles where executive officers and directors who would otherwise be restricted collectively own 25% or less of the fund.

The preceding guidance does not fully reflect all aspects of Rules 5130 and 5131. Supervised Persons should consult with the CCO regarding any questions about a specific Client’s or Investor’s eligibility to participate in IPOs.

Rules 5130 and 5131 require broker-dealers to obtain initial and annual written representations about investors’ eligibility to participate in IPOs. Such representations may be made by the investors, or by an investment adviser or other representative.

The Investor Relations Group tracks Clients’ and Investors’ eligibility to participate in equity IPOs pursuant to FINRA Rules 5130 and 5131. The Investor Relations Group will keep a list showing each Client’s and Investor’s initial and annual representations regarding their eligibility to participate. The Trading Group will code the eligibility into Everest. Only members of the Trading Group are authorized to make representations to broker-dealers about Clients’ and Investors’ eligibility to participate in equity IPOs.

Directed Brokerage Arrangements

A Client may direct Crescent to effect transactions in the Client’s account through a specific broker-dealer. Under such a directed brokerage arrangement, the Client is responsible for negotiating terms for their account directly with the broker-dealer. Crescent will only direct brokerage pursuant to specific instructions that have been signed and dated by the Client.

For accounts subject to directed brokerage arrangements, Crescent will not aggregate trades or seek better execution services or prices from other broker-dealers. As disclosed in Part 2 of Form ADV, Crescent will place trades on behalf of accounts subject to directed brokerage arrangements after trading on behalf of other accounts. Consequently, Crescent may not obtain best execution on behalf of Clients that direct brokerage; such Clients may pay materially disparate commissions, greater spreads, or other transaction costs, or receive less favorable net prices on transactions than would otherwise be the case.

Before initiating management of an account subject to a directed brokerage arrangement, Crescent will review the financial solvency and execution capabilities of the designated broker-dealer. Upon completion of the review, Crescent will either approve the arrangement or ask the Client to reconsider the direction.

In order to meet directed brokerage mandates and trade in an efficient manner, Crescent may ask Clients that direct brokerage to permit the use of “step-out” trades. Traders will document any step-out trades on the relevant trade ticket and in Everest.

Client/Investor Referrals

Crescent does not consider Client or Investor referrals from broker-dealers when making brokerage allocation decisions.

Cross Trades

Crescent may cross investments and/or cash between Client accounts when such a transaction is advantageous for each participant. Generally speaking Crescent will not execute a cross trade through broker/dealers, but may do so if circumstance deem it advisable or appropriate. Whenever Crescent desires to execute a cross trade, whether or not a broker is involved, the following conditions must be satisfied prior to the transaction:

70

1.	The cross trade is reviewed and approved by the Compliance Group. (see Required Information for Cross Trades below);

2.	No compensation will be received by Crescent in connection with the Cross Trade;

3.	Any Client that is subject to ERISA will generally not be permitted to participate in a cross trade. Exceptions to this restriction must be pre-approved by the Compliance Group.

4.	Crescent does not own 25% or more of the capital structure of a fund or account participating in the cross trade and is not otherwise a party to the cross trade; and

5.	Rule 17a-7 under the Advisers Act must be satisfied if an investment Company is party to the cross trade.

These procedures should be followed any time a cross trade between Clients is desired, whether or not a broker-dealer is involved in the trade.

In the normal course of trading multiple Client accounts across multiple strategies, Crescent PMs may book trades that appear to be cross trades – i.e., open buys and sells of the same issuer—even though they were not intended as such and were arrived at independently. Accordingly, if there are simultaneously open buy and sell orders in the same issuer, whether or not placed by the same PM, then Trading should seek to do the following or get an exception from Compliance:

•	The purchase should be executed before the sales order

•

The purchase may come after the sale T+3 (T= date of last sale in the issuer) without prior approval from Compliance or sooner with Compliance approval (Compliance will evaluate factors such as liquidity in consideration of whether the Firm is purchasing the same security previously sold.).

•	The purchase may come after the sale at any time if it is with a different broker/dealer.

Required Information for Cross Trades

The relevant Product Group or the Trading Group must provide the information required for each Cross Trade that is contemplated, as well as appropriate documentation of the price of the trade to show that it complies with this policy.

Cross trades must be crossed at the last sale price for those securities traded on a regulated exchange. If the security does not trade on an exchange, and a mutual fund is included in the cross trade then two bids and offers must be obtained and the cross should be priced at the average of the highest current independent bid and lowest current independent offer.

If obtaining two bids and offers is impractical and no mutual fund is included in the cross, then acceptable alternative approaches to determine the price, include: a) the mean of the bid and ask as of the close of trading and provided by a third party pricing service (Markit); and b) other approaches approved by Compliance and consistent with client agreements.

If there is only one broker/dealer making a market in the name, and the sale has been executed before the purchase, then an exception can be requested from Compliance.

True-up investments (any cross trade transaction between two or more Crescent Funds or Accounts which has the intent and effect of putting all investors on an equal footing with respect to a particular investment) require the purchasing fund/account to execute an Inter-fund Nominee Agreement, contractually binding the purchasing fund/account to purchase the asset at cost.

71

Compliance will review several factors when determining whether an exception is appropriate, including trading volumes, the passage of time between the sale and purchase, the pricing of the sales and proposed purchases, overall market liquidity and other relevant factors.

Principal Trades

Section 206(3) of the Advisers Act prohibits Crescent and any Supervised Person or other affiliate from trading with any Client on a principal basis, or from recommending an agency cross trade to both participants, unless Crescent discloses the capacity in which it is acting to each participating Client in writing before completion of the transaction, and obtains each participating Client’s consent to the transaction.

In a no-action letter to Gardner Russo & Gardner, issued June 7, 2007, the staff of the SEC indicated that the requirements on principal trades imposed by Section 206(3) would apply to a cross trade involving any account that was 25% or more owned by an adviser and its controlling persons.

Crescent’s policy is to generally avoid any principal transactions. The Compliance Group shall review for potential principal transactions during its review of proposed cross transactions.

Prior to the settlement of any principal transaction, the Trading Group or Portfolio Manager is responsible for obtaining any affected Client’s informed written consent to the transaction. In cases where the Client is a Fund, the Trading Group or Portfolio Manager must obtain written consent from all of the Investors in the relevant Fund(s) or from an elected independent representative, as applicable under the Fund’s governing documents. Any such consents should be retained by the CCO.

Short Selling

Pursuant to Regulation SHO, broker-dealers must locate securities before they can allow customers to short sell those securities. Regulation SHO also temporarily limits short selling activity for any equity that has declined in price by more than 10% in a single day. Following such a decline, and for the next trading day, short sales in that security may only be placed at prices that are higher than the current national best bid.

Rule 10b-21 under the Exchange Act makes it unlawful for any person or entity to make misrepresentations about the ownership or borrowed status of securities in connection with a short sale. As a matter of policy, Crescent and its Supervised Persons will not make any misrepresentations to broker-dealers regarding short selling or any other matter. Crescent will generally utilize one or more prime brokers to conduct any short selling, including arranging, confirming, and documenting the availability of the borrowed security. If a prime broker is not used to short sell a security, then the Trader placing the trade must ensure that Crescent has arranged for and documented the necessary borrow.

Prior to using a broker-dealer to short sell any hard to borrow security, the Trading Group must review and approve the broker-dealer’s process for obtaining and confirming successful borrows.

Short Selling European Securities

The European Short Selling Regulation, (EU) No 236/2012, requires holders of net short positions in European Union (“EU”) shares or sovereign debt to make notifications once certain thresholds have been reached. It also imposes restrictions on entering into uncovered short positions in EU shares or sovereign debt.

72

The restrictions on short selling apply to the following instruments (together known as “Relevant Instruments”):

•	Shares admitted to trading in the EU, and whose principal trading venue is in the EU; i.e. the venue with the highest turnover in that share[4];

•

The debt of EU sovereign issuers. This includes the EU, certain EU financial institutions (such as the European Investment Bank), the individual members of federal states (for example, the German Länder), as well as member states themselves; and

•	Credit default swaps on EU sovereign issuers.

Notification and Public Disclosure of Net Short Share Positions

Crescent must notify the relevant competent authority, by 3:30 pm on the day following trade date, when it holds a net short position of 0.2% (see below for information on how to calculate net short positions) of the issued share capital of a relevant issuer, and every 0.1% thereafter. Notification is also required when falling below such thresholds. The relevant competent authority is the local regulator which regulates the issuers’ principal trading venue.

Crescent must make a public disclosure, by 3:30 pm local time on the day following trade date, when it holds a net short positions of 0.5% of the issued share of a relevant issuer, and every 0.1% thereafter.

Notification of Net Short Sovereign Debt Positions

Crescent must notify the relevant competent authority, by 3:30 pm on the day following trade date, when it holds a net short position in EU sovereign debt of:

•	0.5% of the issuer’s total issued debt, when it exceeds €500 billion, and every 0.25% thereafter;

•	0.1% of the issuer’s total issued debt, when it is below €500 billion and every 0.05% thereafter.

Restrictions on Uncovered Short Selling

Crescent is prohibited from making uncovered short sales in Relevant Instruments. Before entering into a contract which creates a short position, Crescent must ensure that it has either:

•	Borrowed the share or sovereign debt instrument; or

•

Made arrangements with a third party, such as a prime broker or securities lender, whereby the third party confirms that the asset has been located and is available for settlement when it is due. Crescent must have a reasonable expectation that its counterparty can provide the security when necessary.

Restrictions on Sovereign Credit Default Swaps

Crescent is prohibited from holding positions in EU sovereign credit default swaps that do not hedge exposure to EU sovereign debt. If Crescent wants to hedge its exposure to EU sovereign debt through credit default swaps, it must confirm that the correlation between the two instruments is meaningful and measured to have a correlation coefficient in excess of 70%.

[4]	The European Securities and Markets Authority (ESMA) maintains a list of exempted EU listed shares that it considers to have a principal trading venue outside of the EU.

73

Calculating Short Positions

In calculating short positions for notification purposes, Crescent must net all positions (i.e. delta long or short) in derivative instruments on that share or sovereign debt. Derivative instruments are defined broadly to include any instrument that confers a financial advantage in the event of a corresponding change in the price or value of the reference asset. The regulation includes indices, baskets of securities and exchange traded funds.

Aggregation of Positions across Accounts

Crescent must aggregate the net short positions across all Clients for which it has primary responsibility for investment decisions, where the Clients hold the same “investment strategy” in that Relevant Instrument. Crescent must aggregate the positions across Clients holding net short positions, but should not include Clients with net long positions in the same Relevant Instrument.

Reporting Mechanics

Notifications and disclosures are reported to the competent authority of the principal trading venue. The European Securities and Markets Authority maintains a list of all competent authorities and the method by which they expect notification.5

Changes to Reporting Requirements and Trading Restrictions

EU Member States and the European Securities and Markets Authority have the authority, subject to certain procedural criteria, to change disclosure rules and restrictions on uncovered positions in “exceptional circumstances”. These are defined as “adverse events or developments which constitute a serious threat to financial stability or to market confidence in the Member State concerned, or in one or more other Member States”. In the case of the exercise of such powers by individual competent authorities, these are subject to review by the European Securities and Markets Authority. The European Securities and Markets Authority will publish instances where the short selling regulations have been altered for a Member State.

Rule 105 of Regulation M – Covering Short Sales with Follow-on Public Offerings

Rule 105 of Regulation M prohibits the short sale of a stock that is subsequently purchased in a follow-on public offering (“Offering Stock”). Rule 105 was implemented to prohibit short sellers from artificially depressing the offering price of Offering Stock and engaging in transactions in which they do not assume any market risk.

Rule 105 generally applies to short sales of Offering Stock effected during a period that is equal to the shorter of:

•	Five business days before the pricing of a follow-on offering until the pricing of the offering; and

•	The time of the Form 1-A or Form 1-E registration statement until the pricing of the offering.

[5]	http://www.esma.europa.eu/page/Short-selling

74

An investment adviser that short sells Offering Stock during this period is generally prohibited from participating in a follow-on public offering. However, Rule 105 includes certain limited exceptions to this prohibition, including:

•	Short sales that have been fully covered prior to the close of trading on the day before the follow-on offering is priced; and

•	Short sales by one account and participation in a follow-on offering by a separate account that is managed independently by different personnel.

The availability of these exceptions is highly dependent upon the relevant facts and circumstances and requires a careful analysis of Rule 105’s various provisions.

Crescent’s policies and procedures regarding the covering of short sales with follow-on public offerings are as follows:

•	Traders participating in any follow-on offering must be aware of, and abide by, the restrictions imposed by Rule 105;

•

Notify the CCO prior to participating in a follow-on offering if there is any question as to whether Crescent or an affiliate sold the Offering Stock short in the five business days before the offering was priced; and

•

If Crescent or an affiliate sold the Offering Stock short during the five business days before the offering was priced and Crescent nonetheless wishes to participate in the follow-on offering pursuant to an exception to Rule 105’s general prohibitions, the CCO must grant written pre-approval for Crescent’s reliance on the particular exception.

Transactions in Securities Subject to Rule 144A

Rule 144A under the Securities Act generally allows resale of restricted securities solely to QIBs. The Trading Group and relevant Product Groups must consider the eligibility of any participants prior to buying or selling any securities subject to Rule 144A.

Investments by Private Funds in Registered Investment Companies

Section 12(d)(1) of the IC Act restricts the Private Funds’ investments in RICs. A Private Fund may not purchase any security issued by an RIC other than a money market fund (as described in Rule 12d1-1 under the IC Act) if, immediately after the purchase, the Private Fund owns more than 3% of the RIC’s outstanding stock. The Trading Group must not purchase interests in a RIC on behalf of a Private Fund unless such purchase is in compliance with Section 12(d)(1) of the IC Act.

Trading in Foreign Markets

Crescent may trade in foreign markets as part of its investment strategy. In doing so, Crescent may invest in American Depository Receipts or similar types of securities traded in U.S. markets, or directly in foreign securities through foreign markets. When Crescent trades in foreign markets, it will consider the following matters:

•	Portfolio Managers and the Trading Group will review Clients’ investment restrictions to determine eligibility to invest in foreign issuers;

75

•	The Trading Group will work with back-office personnel and Client custodians to evaluate any settlement issues associated with trading in foreign markets;

•	The Trading Group will determine the most appropriate broker-dealer and/or venue through which to place transactions in foreign securities on a security-by-security basis; and

•	The Trading Group and back-office personnel will be particularly diligent when monitoring the settlement of trades placed in foreign markets.

Other Trade Restrictions

Crescent is aware that certain federal and state laws may limit its ability to acquire controlling interests in companies in highly regulated industries. Generally speaking, Crescent may be prohibited from investing in more than 5% of the following issuers’ outstanding voting securities:

•	Public utility companies or public utility holding companies;

•	Bank holding companies;

•	Owners of broadcast licenses, airlines, railroads, water carriers and trucking concerns;

•	Casinos and gaming businesses; and

•	Insurance companies.

Further, the Hart-Scott-Rodino Act (the “HSR Act”) could require reporting to the Federal Trade Commission and a 30-day waiting period for acquisitions of more than 10% of an issuer’s voting securities. Crescent’s Portfolio Managers must be cognizant of the aforementioned limitations and inform the CCO if they intend on approaching 10% ownership of an issuer.

Manipulative Trading Practices (Portfolio Pumping and Window Dressing)

Section 9(a)(2) of the Exchange Act and Rule 10b-5 under the Exchange Act make it unlawful for any person, acting alone or with others, to trade any security in order to create actual or apparent active trading in such security, or raise or depress the price of the security.

No Supervised Person may engage in actual or apparent trading in any asset for the purpose of: (a) inducing the purchase or sale of such asset by others; or (b) causing the price of an investment to move up or down. Price changes resulting from supply and demand are not prohibited. Therefore, buy or sell programs may cause asset prices to rise or fall without violating securities laws. Section 9(a)(2) and Rule 10b-5 prohibit activities that have the purpose of affecting the price of a security artificially; they do not prohibit otherwise lawful activity that has the incidental result of changing the supply or demand or the intrinsic value of a security.

The Trading Group will report any instances of suspected breaches of Section 9(a)(2) or Rule 10b-5 to Compliance. Compliance trains the Trading Group on portfolio pumping and window dressing and how to identify cases that it may be occurring including trades that impact markets at the end of a client reporting period and impact materially portfolio performance.

76

Best Execution

As part of its fiduciary duty to Clients, Crescent has an obligation to seek the best price and execution of Client transactions when Crescent is in a position to direct brokerage transactions. While not defined by statute or regulation, “best execution” generally means the execution of Client trades at a fair net price considering all relevant circumstances. Crescent will seek best execution with respect to all types of Clients and Client transactions, including equities, fixed income, options, futures, foreign currency exchange, and any other types of transactions that may be made on behalf of Clients.

Investment grade fixed income, high yield fixed income, mortgage-backed securities, and bank loans, generally are purchased from the issuer, or a primary market-maker acting as principal, on a net basis without a stated commission but at prices generally reflecting a dealer spread. When executing such fixed income trades for client Accounts, traders are to seek to obtain the best execution for the client, considering such factors as price (including the applicable dealer spread), size of order, new issue underwriting, difficulty of execution for the security, execution capability and speed, market making and agency capabilities, anonymity, confidentiality or avoidance of information leaks, accessibility and responsiveness, willingness to commit capital, access to liquidity, ability to handle large blocks, and special knowledge of manager marks or securities.

For high yield securities and bank loans, traders work directly with the portfolio managers to establish ranges of levels for execution within the quoted market, taking into account the liquidity of the security, size of the trade, characteristics of the security, and overall market technicals. Achieving best execution for high yield and bank loan trades is a function not only of the best price but also the ability to provide or establish adequate liquidity in a given security.

In order to achieve best execution Crescent’s high yield and bank loan trading teams leverage internal research as well as institutional knowledge obtained during discussions with outside sales and trading teams. This market color enables them to evaluate each order to assist in selecting which broker-dealers to work with, which investments to consider, and to better understand which broker-dealers are making markets in which securities.

For liquid corporate bonds covered by Crescent’s 3rd party trading cost analysis vendor, the Crescent Trading team performs analysis and presents the results to the Trading & Brokerage committee monthly as part of the Firm’s best execution practices. For the period analyzed, the Crescent Trading team quantitatively measures:

•	Arrival Price Trading Cost

•	Trade Duration

•	Price Deviation

•	Arrival Price Trading Cost across Top 5 Brokers

•	Trade Duration across Top 5 Brokers

•	Price Deviation across Top 5 Brokers

•	Buy vs. Sale across Top 5 Brokers

In addition, Crescent Trading provides a qualitative assessment of the current period versus historical periods.

When selecting a broker-dealer, the Trading Group takes into consideration a combination of quantitative and qualitative factors listed above as well as trade error rates, and execution timeliness. These factors may not always be applicable, and each individual factor may be weighted differently given currently existing market conditions and other relevant factors impacting trading. For example, the Trading Group always seeks to find the best possible price, but may not choose a broker-dealer with the lowest price if the broker-dealer cannot facilitate the full size of the order. The Trading Group also takes into consideration the research and experience they have with particular broker-dealers. If the broker-dealer has a history of being unable to fill orders or settle trades, the Trading Group may not choose to work with that broker-dealer. If the broker dealer has a history of quote only, the Trading Group may not choose to work with that broker-dealer to protect the confidentiality and anonymity of the trades. Once a broker-dealer is selected, the trading team engages the broker to trade.

77

Crescent will conduct the following types of reviews to evaluate the qualitative and quantitative factors that influence execution quality:

•	Initial and periodic review of individual broker-dealers (as discussed above in the Trading Procedures);

•	Contemporaneous reviews by Crescent’s Trading Group; and

•	Periodic meetings of the Trading and Brokerage Committee

Contemporaneous Reviews

As part of their normal functions, the Trading Group will consider the execution quality of each trade by using TRACE and broker quotes to compare execution price against third-party pricing service for the day. Any unexpected deviations in price, commission rate, market impact, execution speed, or other aspects of execution quality will be addressed by the Head Trader. Crescent’s High Yield traders typically obtain and keep evidence of 3 broker-dealers bid/offers for each trade to record market activity and the basis for selecting the broker-dealer with whom Crescent chooses to trade.

Trading and Brokerage Committee Meetings

Crescent’s Trading and Brokerage Committee, which is comprised of members of Trading, Portfolio Administration Group, Compliance, Portfolio Management, Risk, and their designees and chaired by Scott Fukumoto, Crescent Head Trader in High Yield Bonds and Bank Loans, will meet periodically to consider the items included in the agenda presented in the attached Trading and Brokerage Committee Summary/Charter.

78

Trading and Brokerage Committee Agenda

The Trading and Brokerage Committee will periodically review the execution quality obtained on behalf of Clients. All materials used to form the basis of the committee’s conclusions will be maintained. The committee will consider the following areas, as applicable:

Meeting Date: On or about 10th business day of each month

Monthly Trading and Brokerage (T&B) Report:

1.	Error Memos

2.	Reports of all Cross Trades and Affiliated Transactions

3.	Monthly Liquidity Reports: Restricted Securities (Bank Loans and Rule 144A)

a.	Trading volumes

b.	Spreads

c.	Settlement periods

4.	Allocation Exception Report (Reallocations)

5.	Approved Broker List and Applicable Sign-Offs

6.	Broker Trading Volumes

7.	Execution Quality Metrics (Trades in relation to the bid/ask spread)

8.	Fill Rate Report

9.	Proxy and other securities related notice (bankruptcy; class actions; etc.)

Participants:	Alternates:

1. Trading (Chair):	Alex Slavtchev

a. Scott Fukumoto (Chair)

2. Compliance: Joe Hanlon	Andrew Levine

3. Risk: Joe Viola	Patrick McFarlane

4. Portfolio Administration: Gerhard Lombard	Chris Krukowski

5. Investment:	N/A

a. John Fekete

b. Jonathan Insull

c. Melissa Weiler

T&B Committee Responsibilities:

5.	Escalate matters (e.g., trends and insights in trading operations, execution quality, and fill rates) appropriate for Enterprise Risk Management Group supervision

6.	Approve Liquidity Determinations re: Restricted Securities

7.	Approve Reallocations

8.	Approve Broker List

79

SOFT DOLLARS

Background

Section 28(e) of the Exchange Act provides a safe harbor that allows an investment adviser to pay more than the lowest available commission in order to obtain brokerage and research services (commonly referred to as a “soft dollar” arrangement). The Section 28(e) safe harbor is available for transactions in which:

•	The adviser has investment discretion over all of the accounts in question;

•	The brokerage and research services are provided by the broker-dealer;

•

The adviser makes a good faith determination that the commissions are reasonable in relation to the value of brokerage and research services provided, viewed in terms of either a particular transaction or the adviser’s overall responsibilities to all discretionary accounts; and

•	The adviser discloses its policies and practices regarding the payment of commissions pursuant to soft dollar arrangements.

For purposes of the Section 28(e) safe harbor, a broker-dealer “provides brokerage and research services” when it:

•

Furnishes advice, directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or trading counterparties;

•	Furnishes analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; or

•	Effects securities transactions and performs associated functions such as clearance, settlement, and custody.

Section 28(e) specifically excludes transactions involving securities futures from the safe harbor.

The SEC has issued several interpretive releases regarding the Section 28(e) safe harbor. The SEC has also clarified its views through enforcement actions against investment advisers that misused soft dollars, and through reports prepared by the SEC’s staff. Certain foreign financial regulators apply different standards in assessing the permissibility of soft dollar relationships. For example, in the UK, the Financial Conduct Authority limits the ability of investment managers to pay for access to corporate executives through the use of soft dollars. Advisers may seek legal opinions, or advice from compliance experts, when making difficult determinations with respect to Section 28(e).

Risks

In developing these policies and procedures, Crescent considered numerous risks associated with the use of soft dollars. This analysis includes risks such as:

80

•	Crescent lacks written policies and procedures governing the use of soft dollars;

•	Crescent uses soft dollars in a manner that is inconsistent with disclosures to Clients or Investors;

•	Supervised Persons are unfamiliar with the types of products and services that fall within the Section 28(e) safe harbor;

•	Crescent uses soft dollars outside of the Section 28(e) safe harbor without providing particularly robust disclosures to Clients or Investors;

•	Crescent is subject to restrictions on soft dollars imposed by foreign financial regulators, but fails to abide by such restrictions;

•	Crescent uses soft dollars outside of the Section 28(e) safe harbor and manages accounts that are subject to ERISA;

•	Crescent cannot document a good faith allocation in connection with products or services that are partially paid for using soft dollars.

Crescent has established the following guidelines as an attempt to mitigate these risks.

Policies and Procedures

As disclosed in Part 2 of Form ADV, Crescent does not have any soft dollar arrangements. If the Trading Group wishes to enter into a soft dollar arrangement it should obtain pre-clearance from the CCO.

81

INVESTING/TRADING ERRORS

Background

The Advisers Act does not specifically address trade errors, and the SEC staff has only provided limited guidance regarding the correction of trade errors.

Risks

In developing these policies and procedures, Crescent considered numerous risks associated with committing trade errors in Client accounts. This analysis includes risks such as:

•	Trade errors are not identified and corrected in a timely manner;

•	Trade errors are not reported to management, including the CCO;

•	Management does not carefully review each error to determine if new procedures may be necessary to prevent future errors;

•	The number of trade errors is excessive; and

•	Crescent does not maintain adequate documentation of all trade errors and their respective resolutions.

Crescent has established the following guidelines as an attempt to mitigate these risks.

Policies and Procedures

Care must be taken in making and implementing investment decisions on behalf of Client accounts. For purposes of this policy there are five types of errors:

1.

Trading Errors: a trade that results in a transaction different than the portfolio managers instructions to the trader, e.g., purchasing a security when the portfolio manager instructed the trader to sell it.

2.

Investment Guideline Breach: the purchase of a security that causes the portfolio to exceed either a Client or regulatory restriction on investments at the time of investment, e.g., immediately after purchasing a security a portfolio exceeds the investment management agreement’s limitation on investing in emerging market issuers.

3.

Regulatory Violation: a transaction that does not satisfy the rules concerning how the transaction must be executed, e.g., a trade that does not satisfy Rule 17a-7 for internal cross trades involving a mutual fund.

4.

Investment Processing Error: all other instances when a transaction occurs and due to a breach of the applicable standard of care a Client account or fund may be negatively impacted, e.g., a portfolio manager’s order is executed as instructed, but the order was based on erroneous cash balances.

5.	Third Party Errors: an error caused by a third party, e.g., a broker/dealer delivers the wrong security at settlement.

82

Errors that are clerical in nature (either on the part of the executing broker or Crescent) are investigated and may be resolved though clerical corrections, e.g., canceling and rebooking trade tickets and confirmations to reallocate securities to the account that intended to purchase the securities and removing those same securities from the account to which they were originally allocated. Clerical errors that have not been booked into the official accounting records are not considered errors.

Identifying Errors

To reduce the possibility of errors, Crescent has established varying protocols regarding order placement, such as requiring telephonic instructions by a Portfolio Manager to be confirmed or requiring certain sign-offs on trade tickets. In addition, each Product Group has automated and/or manual tools to help identify errors (e.g., the automated trade system can flag a security that is sold but is not owned). Errors may be identified through the standard reconciliation of the trading activity between the executing broker and the Fund Administrator that occurs during the normal settlement process. An error may be detected through daily meetings/reports with Portfolio Managers regarding what securities were purchased and sold that day. These meetings/reports may occur on trade date or after the trade date. Generally on T+1, Portfolio Managers receive various reports that may show anomalies that may lead to the identification of errors. The reports may include a summary of the previous day’s performance segmented by account that identifies any performance dispersion from the representative portfolio and therefore indicates that a potential error has occurred.

Error Correction Procedures

If an error is directly caused by Crescent in violation of its standard of care (some Client accounts are governed by a reasonable standard of care while others require gross negligence) and directly causes a loss to an account, Crescent will reimburse the amount of the direct loss to the account or otherwise make the account whole. If an error directly results in a gain to the account, the account retains the gain. If, for any reason, the Client is not able to retain the gain, Crescent will exercise its best judgment with regard to the disposition of the gain, e.g., donating the gain to a charity (Crescent will not retain a gain for itself).

Gains and losses due to multiple errors resulting from the same cause will be netted. Crescent may settle disputed errors with Clients and negotiate reimbursements that differ among Clients.

If the error is discovered before the settlement of the transaction, Crescent may:

•

Attempt to have the executing broker break the trade as long as the account would not incur a loss; in all cases a trade is broken, Crescent will reimburse the broker for any losses to avoid the appearance of any conflict (Crescent will generally consider breaking trades only as a last resort to correct an error, but it may be necessary to avoid violating federal securities laws and regulations, e.g., trading in a security on a restricted list or entering into a prohibited transaction).

•

Revise the trade allocation or take other remedial action, provided the change serves the interests of all the Clients impacted, e.g., a reallocation from “Account A” to “Account B” is generally appropriate if orders to buy a security for the Accounts were blocked together and Crescent learns that allocating the security to Account A would violate Client guidelines, but Account B’s original order was not filled.

•	Transfer the security to Crescent’s own account (an “error account”) and execute any trades necessary to correct the error in the Client’s account.

•	If the error is self-correcting, waiting a reasonable period of time to correct itself (generally the same day the error is discovered).

83

•	Obtaining a waiver from the Client (legal obligations of Crescent independent of those created by a contractual agreement with a Client generally cannot be waived by the Client).

Compliance reviews trades that have been reallocated (on or after the day of execution), to ensure that the reallocation was in the Clients’ interests. If the reallocation is deemed inappropriate, it will be considered an error and Crescent will take the appropriate steps to make the impacted Clients whole.

Error Reporting

Generally, potential errors (“incidents”) are escalated to Compliance for evaluating the facts and circumstances of each incident, determining whether an incident is an error, and consulting on and approving the appropriate resolution. Compliance may engage other resources, including Risk, Legal, Portfolio Management and Executive Management as may be appropriate under the facts and circumstances. Errors resulting in a reimbursement to a Client must be approved by the CCO. Crescent will inform a Client of an error that (a) results in reimbursable harm to the Client’s account or (b) is required to be disclosed under the Client’s management agreement.

Documentation of all errors is the responsibility of Compliance. All errors will be memorialized in an Error Memo. Each Error Memo shall be reviewed for accuracy by the person most directly involved with the error or its discovery. Errors are reported to the Trading and Brokerage Committee.

Indirect Losses and Lost Opportunity Costs

Crescent does not reimburse for indirect and remote losses, including lost opportunity costs that may ensue from an error. Such costs are often too speculative and uncertain to determine with reasonable certainty how the Client was harmed and may create liabilities that cannot be reasonably mitigated. Examples of indirect losses and lost opportunity costs include but are not limited to:

1.	The impact to Client accounts in the event the trading platform is forced offline due to a systems outage;

2.	Gains on a security that would have been purchased had a trading error or compliance breach not occurred; and

3.	The impact to a Client account from any delay of less than 48 hours in the execution of a security.

Crescent will not use soft dollars or commitments of future brokerage business to compensate any broker-dealer for absorbing the cost of a trade error. However, to the extent that Crescent can demonstrate that a broker-dealer was partly or entirely responsible for a trade error, that broker-dealer may be asked to bear part or all of the cost of the error. The CCO will retain documentation showing the broker-dealer’s responsibility in the trade error file. If Crescent believes that a broker-dealer is responsible for a trade error, but the broker-dealer is unwilling to make Clients whole for the error, the CCO may inform affected Clients of the broker-dealer’s position, taking into consideration any notice provision under each Client’s advisory agreement, the materiality of the error and other factors deemed by the CCO to be relevant. Any such issues will be considered by the Trading and Brokerage Committee.

Third Party Errors

In the event that an error was caused by a third party, e.g., a broker, custodian or fund administrator, the third party will be responsible for taking the measures necessary to place the Client account in the same position it would have been in had no error occurred. Crescent will take reasonable steps to have the third-party resolve the error.

84

NAV Error Correction Policy and Procedures:

An error may result in reporting an inaccurate NAV to clients or processing subscriptions and redemptions at the wrong price (a NAV Error). Crescent has established materiality thresholds for remediating NAV errors. If an error impacts the NAV equal to or less than 25bps of the NAV, then the error is considered immaterial and no retroactive action is necessary. If an error impacts the NAV more than 25bps, but equal to or less than 50bps, then Crescent will determine total fund loss and total fund benefit during the error period. If the fund incurred a net loss, Crescent or the responsible party should reimburse the fund. If the fund had a net benefit, no action need be taken. A net benefit cannot be carried forward to offset a future fund loss.

If an error impacts the NAV more than 50bps then account adjustments should be made to compensate shareholders for shareholder losses. Crescent or the responsible party should pay individual shareholders any additional redemption proceeds owed and either refund excess subscription monies paid or credit the shareholder account with increased ownership percentage. If account adjustment is less than de minimis amount ($500), account adjustment need not be made. In addition, the responsible party should compensate the fund for fund losses.

See Crescent NAV Error Correction Process below:

85

NAV ERROR CORRECTION PROCESS

Is *NAV* Error ≥ 25bps of NAV?
N
Error deemed immaterial: No retroactive correction action required.
Y
Is *NAV* Error ≥ 50bps of NAV?
N
Determine total *fund loss* and total *fund benefit* during error period. If the fund incurred a net loss, the responsible party should reimburse the fund. If the fund had a net benefit, no action need be taken. A net benefit cannot be carried forward to offset a future fund loss.
NAV Overstated
NAV Understated
NetRedemptions = *Fund Loss*
NetPurchases = *Fund Benefit*
NetPurchases = *Fund Loss*
NetRedemptions = *Fund Benefit*
Y
Account adjustments should be made to compensate shareholders for *shareholder losses*. Pay individual shareholders any additional redemption proceeds owed and either refund excess subscription monies paid or credit the shareholder account with increased ownership %. If account adjustment is less than *de minimis* amount ($500), account adjustment need not be made. In addition, the responsible party should compensate the fund for *fund losses*.
Determine total *fund loss* during the *error period*. Either the responsible party or the individual shareholders (who experienced a benefit) should reimburse the fund for the amount of the *fund loss*. Note that there is no netting of *fund benefits* with fund losses to the extent *fund benefits* were paid out by the fund to shareholders as account adjustments.

86

VALUATION

Background

An adviser’s performance and fee calculations are dependent upon the prices assigned to assets held in client accounts. Furthermore, asset prices are important to most advisers’ portfolio management and trading processes. Advisers should adopt and implement policies and procedures that are reasonably designed to price investments in a manner that is fair, accurate, and consistent with any disclosures.

Securities that are frequently traded on public exchanges, such as large cap domestic equities, are relatively easy to price. However, the valuation of investments for which there is no readily available pricing information is a highly judgmental process, which cannot be subjected to a simple mechanistic formula. The Financial Accounting Standard Board’s Accounting Standards Codification (“ASC”) 820-10 provides guidance regarding appropriate valuation methodologies. ASC 820-10’s recommended hierarchy of valuation metrics is summarized below in descending order of preference:

•	Level 1: Quoted prices in active markets for identical assets or liabilities;

•	Level 2: Observable inputs other than quoted prices, such as:

•	Level 2a: Quoted prices for similar assets or liabilities in active markets;

•	Level 2b: Quoted prices for identical or similar assets or liabilities in markets that are not active;

•	Level 2c: Inputs other than quoted prices that are observable for the asset or liability (such as interest rates, yield curves, implied volatilities, and credit spreads);

•	Level 2d: Inputs derived from or corroborated by observable market data by correlation or other means;

•	Level 3: Unobservable inputs for the asset or liability.

Regardless of which valuation metric is used, the fair value of an asset should be the price at which it could be acquired or sold in a current transaction between willing parties in which the parties each acted knowledgeably, prudently, and without compulsion. Fair value should not be based on what can be obtained from an immediate “fire sale” disposition, nor on what a buyer might pay at some later time or under more favorable circumstances.

Inputs used to measure the fair value of an investment reflect management’s best estimate of assumptions that would be used by market participants in pricing such investment in a hypothetical transaction. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of Crescent’s investments may differ from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Company may ultimately realize upon the sale or liquidation of such investments.

87

Risks

In developing these policies and procedures, Crescent considered numerous risks associated with the valuation of investments. This analysis includes risks such as:

•	Crescent lacks written policies and procedures regarding pricing;

•	Disclosures to Clients or Investors are inconsistent with Crescent’s pricing policies and procedures;

•	Crescent assigns prices to assets that do not reflect current market conditions;

•	Crescent does not apply its pricing policies and procedures consistently;

•	Third parties assign inaccurate values to assets held in Client accounts;

•	Crescent does not periodically test the accuracy of prices supplied by third parties;

•	Account performance, management fees, and incentive allocations are calculated erroneously due to inaccurate pricing;

•	Supervised Persons can override prices without sufficient oversight;

•	Appropriate supervisory personnel are not notified of pricing overrides; and

•	Pricing errors are not corrected promptly or reviewed for materiality.

Crescent has established the following guidelines as an attempt to mitigate these risks.

Policies and Procedures

Valuation methods may include, among others, market quotations from established markets, independent pricing services, third party dealer quotes or portfolio manager valuations. These procedures apply to the accounts and funds of all Crescent Marketable Securities and Alternative Investment strategies.

Overview

Background – Crescent invests in privately-negotiated loans to private middle market U.S. companies as well as more broadly syndicated assets such as bank loans and corporate bonds and also makes investments at other levels of a portfolio company’s capital structure, including mezzanine loans or in equity interests. Crescent’s investments include both liquid and illiquid securities. Crescent values the illiquid portion of its investments at fair value as determined in accordance with US GAAP and as more fully described below. Where market prices are readily available, Crescent will value its investments at the current market price. Investments for which reliable market quotations are not available shall be valued in accordance with these Valuation Policies and Procedures.

Crescent will undertake a multi-step valuation process each quarter for debt and equity securities that are not publicly traded or whose market price is not otherwise readily available, as described below:

•	Crescent’s valuation process begins with each portfolio company or investment being initially valued by the investment professionals of the Product Group responsible for the portfolio investment;

88

•	Preliminary valuation conclusions are then documented and discussed with Crescent’s senior management;

•

Crescent’s Pricing Committees will review these preliminary valuations and determine fair value, except for Crescent Capital BDC’s (“CBDC”) portfolio investments which are determined by the CBDC Board;

Valuation methods used by Crescent may include, among others, market quotations from established markets, independent pricing services, third party dealer quotes or portfolio manager valuations. Crescent, when determining preliminary valuations to provide to the CBDC Board, shall rely on the valuation policies and procedures that apply to Crescent’s accounts and funds. Relevant portions of the valuation policies and procedures that are expected to be used to determine preliminary valuations of CBDC’s assets are described below.

Pricing Committees

Crescent has two Pricing Committees: a committee for Capital Markets investment strategies (Bank Loans, Private Debt, High Yield, High Income, Private Debt, Collateralized Loan Obligations and the Absolute Return Fund) and another for Alternative investment strategies (Mezzanine Financing, Direct Lending, European Specialty Lending and Special Situations).

The Pricing Committees are responsible for:

•	establishing valuation policies and procedures, including for price overrides,

•	periodically reviewing pricing reports and providing general oversight of the valuation process, and establishing review parameters for internally priced marketable securities.

•	Approving the fair valuations recommended by the Product Groups.

Portfolio managers and other members of a portfolio management group provide information concerning pricing matters to the Pricing Committees.

Procedures

Valuation in connection with audited financial statements of Crescent is determined in accordance with US GAAP standards. Specific accounting standards apply to valuation in connection with GAAP-audited financial statements.

Crescent generally values market traded securities as follows:

•	the last sales price on a recognized market, if readily available.

•	if a recognized market price is not readily available or market illiquidity exists, based on prices obtained from independent pricing services or third party broker quotes.

•

securities and assets for which market quotations are not readily available, market illiquidity exists or which cannot be accurately valued by the Product Group within the above referenced pricing procedures must be valued at fair value.

89

The detailed procedures used by Crescent to determine preliminary valuations with respect to Capital Markets investment strategies are in the attached Pricing Procedure: Capital Markets Strategies policy.

The detailed procedures used by Crescent to determine preliminary valuations with respect to Alternative investment strategies are in the attached Valuation Process for Alternative Investment Strategies.

Crescent will provide any back office service provider with security pricing.

Fair Valuation

In the event that market quotations are not readily available, or if a material issuer event (e.g., stale pricing) or material market event (e.g., natural disaster) exists that is not reflected in the market pricing otherwise determined, or the Portfolio Manager believes the value obtained from pricing services and broker quotes is unreliable, preliminary valuations of investments are valued based on a fair valuation approved by the appropriate Pricing Committee or their designees. The Product Group and Portfolio Managers monitor for material issuer or market events that are not reflected in market pricing.

The Product Group and Portfolio Manager for the strategy will promptly provide the appropriate Pricing Committee or its designees with information necessary to make a proper determination of the preliminary valuation of the fair value of investments or the procedure for making that determination. The information may include a discussion of a variety of factors regarding the investment, deemed appropriate under the circumstances depending on the size of a strategy’s holdings of the investment and the impact of the valuation on the net asset value of the accounts and funds of the strategy. The Pricing Committee or its designees may consider such factors that it deems appropriate in its discretion and judgment, which can include some (but not necessarily all) of the following:

•	type of security or asset,

•	size of holding,

•	most recent quotation from an independent pricing service or third-party broker,

•	Exchange-Traded Fund trading and foreign currency exchange activity,

•	information as to any transactions or offers with respect to the investment,

•	discount from market value of unrestricted securities of the same class at time of purchase,

•	nature and duration of any restrictions on the disposition of the investment,

•	financial statements of the issuer,

•	fundamental analytics (e.g., duration and credit metrics),

•	analyst reports,

•	existence of merger proposals or tender offers affecting the investment,

90

•	price and extent of public trading in similar securities of the issuer or compatible companies and other relevant matters,

•	existence and anticipated timeframe of any undertaking to register an unregistered security,

•	trading volumes on markets, exchanges or among dealers,

•	values of baskets of securities traded on other markets, exchanges or among dealers,

•	change in interest rates,

•	observations from financial institutions,

•	government actions or pronouncements (foreign or domestic),

•	other news events,

•	pricing models, and

•

for emergencies or other unusual situations, the nature and duration of the event, the likelihood that it will recur, and whether the effect is isolated or extends to entire markets, countries, or regions.

Fair Value Measurements

Methodology – Crescent’s fair value methodology accords with the fair value principles established by FASB Accounting Standards Codification (ASC) 820, Fair Value Measurements and Disclosures (formerly FASB Statement No. 157, Fair Value Measurements). ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC 820, these inputs are summarized in the three broad levels listed below:

Level 1 - Valuations are based on quoted prices in active markets for identical assets or liabilities that Crescent has the ability to access at the measurement date.

Level 2 - Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Crescent’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. This includes investment securities that are valued using “bid” and “ask” prices obtained from independent third party pricing services or directly from brokers (described in further detail below). Classifying securities as Level 3 is based on reviewing ASC 820-10-35 (formerly FSP No. 157-3, which was issued on October 10, 2008). If management determines that quotes received from independent third party pricing services or directly from brokers are only indicative and not binding, nor based on actual transactions, they will be considered Level 3 inputs.

91

Under ASC 820, the fair value measurement also assumes that the transaction to sell an asset occurs in the principal market for the asset or, in the absence of a principal market, the most advantageous market for the asset, which may be a hypothetical market, and excludes transaction costs. The principal market for any asset is the market with the greatest volume and level of activity for such asset in which the reporting entity would or could sell or transfer the asset. In determining the principal market for an asset or liability under ASC 820, it is assumed that the reporting entity has access to such market as of the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable and willing and able to transact.

Crescent determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. When available, Crescent bases the fair value of a large portion of its investments on directly observable market prices or on market data derived from comparable assets. Crescent’s valuation policy considers the fact that no ready market exists for many of the securities in which it invests and that fair value for its investments must be determined using unobservable inputs. Crescent’s valuation policy is intended to provide a consistent basis for determining the fair value of its portfolio.

Inputs used to measure the fair value of an investment reflect management’s best estimate of assumptions that would be used by market participants in pricing such investment in a hypothetical transaction. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of Crescent’s investments may differ from the values that would have been used had a ready market existed for such investments and may differ materially from the values that Crescent may ultimately realize upon the sale or liquidation of such investments.

Record Retention

Records of preliminary valuations and backup for those preliminary valuations are maintained according to the following:

•

when valuations are provided to a Pricing Committee and/or the Board by a third-party pricing service (e.g., pricing service feed), written evidence of the basis of the valuations is maintained with the applicable Pricing Committee; and

•	the applicable Pricing Committee retains the supporting rationale for overrides and preliminary determinations of fair value provided to the Board.

Cross Held Securities

In some instances, a security or investment may be held in both Capital Markets and Alternative investment strategies. In this case, the Pricing Committee with the most experience valuing the asset class will be responsible for overseeing valuation of the security or investment.

If a security held in different funds managed by Crescent is priced differently by different sources, this is flagged by the Portfolio Administration Group for the Pricing Committees to determine the appropriate action.

92

Pricing Procedures: Capital Market Strategies

Capital Markets Procedures

Pricing for capital markets securities is normally provided by a third-party pricing source (pricing service or one or more broker quotes). Price overrides may only be done in accordance with the methodology described below or a methodology approved by the Pricing Committee.

Pricing Services

Where the relevant documents call for or permit pricing by a pricing service, Pricing Committee will use the appropriate pricing service from Crescent’s list of approved pricing services. The Pricing Committee may consult with the Product Group.

•

Where a new security has been purchased and has not yet been accepted onto a pricing service platform, the use of dealer quotes is acceptable and customary. This could include quotes from the selling dealer. The pricing will be migrated to a pricing service price after it becomes available.

•

It is customary and usual to use the first-to-price pricing service where a new security has been purchased. Thus a portfolio can have securities of the same type priced by different specific pricing services.

•

The Pricing Committee or a Product Group may designate a particular pricing service for a particular type of security. If a pricing service has been designated by the Pricing Committee or a Product Group for a certain type of security, the Pricing Committee or the Product Group, as applicable, may switch a security from the initial pricing service to the one designated for the specified security type.

Procedures for Corroborating Thinly Quoted Assets

When an asset is thinly quoted, the Pricing Committee will conduct additional review to corroborate the broker quotation. For this procedure, an asset is thinly quoted if

•	there is only one broker quote available;

•	there are 3 or fewer brokers quotes all of which are at less than 90 or

•	the price has not changed for three or more months.

The additional review may include:

•	Observable/actionable quote(s) within +250 basis points within +5 trading days of the pricing

•	Observable trades within +250 basis points within +5 trading days of the pricing

Where neither observable/actionable quotes nor observable trades meeting the noted criteria are available, the Committee will direct a Crescent analyst to prepare a valuation report. Such report may include a comparison of pricing service and broker quotes of comparable asset with comparable yields, analyses of the financial performance of comparable assets, pricing waterfall analyses and other related financial information to assist the Pricing Committee in determining the appropriate price for the thinly quoted asset.

93

Price Tests

Where a pricing service is the primary source of pricing, and the Product Group determines that a price is unreliable, the Product Group may initiate a price test (“price test”). Price tests may be limited in scope, such as when pricing service is contacted and is simply requested to review the prices for the given securities, without being given either any specific numerical information or other data. Price tests also may be more pointed, such as where the Product Group provides more concrete data to the pricing service (e.g., broker quotes, spread information, purchase price, or other numerical data). Each price test is documented on the same day as the price test by the person conducting it. Documentation for a price test is maintained in the designated repository and available for review by appropriate departments internally, e.g., Compliance and any other interested departments. A price test initiated together with a price override is documented as a price override in the designated repository.

Overriding Pricing Services with Broker Quotes

If the Product Group feels that a pricing service price is unreliable, whether or not a price test has been performed, it may override through one or more broker quotes independently obtained. Note that broker quote overrides cannot be used for funds or accounts where the governing documents specifically prohibit them. Broker quotes are obtained by the Product Group and provided to the Pricing Committee. Documentation must be provided in electronic form to the Pricing Committee on the day of the override. Because third-party funds generally do not provide for a broker quote override, the pricing policies for each one must be consulted.

Overriding Broker Quotes or Unavailability of Broker Quotes

If a broker quote is determined to be unreliable, it can be overridden only with an action of the Pricing Committee. If a broker quote is unavailable, pricing can be taken only by action of the Product Group or the Pricing Committee. Documentation must be provided by the Pricing Committee to substantiate any override. “Staling” of prices (using prior day prices contrary to the price that has been given by a pricing service or broker quotes) is considered an override and is subject to the approval of the Pricing Committee. Note that staling is only a possibility if the pertinent legal documents expressly permit it.

Price overrides are recorded in the designated repository. The designated repository constitutes the record of the Pricing Committee’s actions and is the depository of necessary information relating to each price override.

Transmission of Pricing Information to Fund Administrators

The Pricing Committee must be informed of pricing information related to price tests. Crescent transmits fair valuations to the appropriate Fund Administrators.

Heightened Awareness of Pricing for New Funds

At the inception of a new Private Fund, heightened attention is placed on pricing methodology and practices as applicable to the new fund. For example:

•	Legal distribution memorandums will describe and/or flag any fund specific pricing methodology.

94

•	If any deviations from these valuation procedures are anticipated, pre-launch pricing meetings are held with the Product Group(s), the Pricing Committee, and Compliance to discuss pricing issues.

95

Valuation Process for Alternative Strategies

Mezzanine, Direct Lending, and European Specialty Lending Procedures

The account documents contain provisions specifying the methods for valuation of investments, which differ from account to account. In general, these accounts value investments based on public market prices or quotes for securities for which that information is available, except as provided below.

The Portfolio Manager, or their designee, provides preliminary valuations for which the public market prices or quotes are not available, and investments for which it determines that the market quotations do not fairly represent the value, in good faith using methods it considers appropriate. Generally:

•

Public Debt and Equity Securities: Positions in public debt or equity securities will be valued at the closing price or the average of the bid and ask prices. Discount factors for unrestricted securities will not be taken. A marketability discount may be taken on publicly traded securities when there is a formal restriction that limits sale.

•

Private Debt Investments: Positions in private debt positions will be valued at the fair market value. The following factors are considered in determining the fair market value of a private security: (a) the recent trading price if available, (b) the call price of the security as of the end of the period, and (c) the present value of the security’s expected cash flows discounted by (i) the average yield of recent comparable transactions and (ii) the implied risk-adjusted treasury rate.

•

Preferred Stock: Positions in preferred stock positions will be valued at the accrued value as long as the health of the company and the underlying security is not in question. Under certain circumstances, other valuation methodologies may be used if they are deemed appropriate or relevant to a specific company or its industry.

•

Private Common Stock and Warrants: Positions in private common stock and warrant securities will generally be fair valued using trailing twelve months EBITDA and enterprise value multiples established using the Market Comparable Analysis described below. Under certain circumstances, other valuation methodologies may be used if they are deemed appropriate or relevant to a specific company or its industry.

Special Situations Group Procedures

The Special Situations accounts value marketable securities based on public market prices, or broker dealer quotes or quotes from pricing services when available. The Portfolio Manager may discount the prices obtained if the securities held not marketable due to trading restrictions, or if the securities are deemed to be highly illiquid.

Investments for which reliable market prices are not available or for which the Portfolio Manager determines that the market quotation does not represent fair value are preliminarily valued by the Portfolio Manager in good faith. The methodologies for the Portfolio Manager to determine the preliminary fair valuation are set forth below. Generally:

96

•

Public Debt and Equities: Positions in public debt or public equity securities will be valued at the closing price for the security on the exchange or securities market on which it is listed and primarily traded on the valuation date. If there is no closing price available for the security, Crescent values the security at the mean of the bid-ask price obtained from a quotation reporting system, established market makers, or pricing service.

•

Private Debt Securities: Private debt securities will be valued at fair value based on the recent trading price (if available), the call price of the security as of the end of the period, and the implied price based on an analysis of the yield per turn of leverage for comparable securities.

•

Private Common Stock and Warrant Securities on Private Common Stock: Positions in private common stock and warrant securities will generally be valued using trailing twelve months EBITDA and enterprise value multiples established using a comparable analysis. Under certain circumstances, other valuation methodologies may be used if they are deemed appropriate or relevant to a specific company or its industry. Valuation discounts may be taken to account for exit horizon and lack of control.

•

Preferred Stock Securities: Private redeemable preferred stock will be valued based on a yield analysis of comparable preferred equity and junior debt securities while private convertible preferred stock will be valued on a fully converted basis using market and/or transaction comparables and a trailing twelve month EBITDA to calculate the total enterprise value. PIK dividends will be accrued as long as the health of the company and the underlying security is not in question.

97

ACCOUNT OPENING AND CLOSING PROCEDURES

Background

Mistakes in the account opening and closing processes could jeopardize the safety of Client or Investor assets, impair Crescent’s ability to manage accounts in accordance with their intended mandates, or result in the collection of incorrect fees, among other things.

The staff of the SEC has interpreted Section 206 of the Advisers Act to prohibit an investment adviser from including hedge clauses or other exculpatory provisions in advisory agreements if the provisions could incorrectly lead clients to believe that they had waived non-waivable rights of action against the adviser. However, in a letter issued to Heitman Capital Management, LLC on February 12, 2007, the staff of the SEC indicated that the permissibility of a hedge clause would be influenced by (a) the phrasing of the clause, (b) the manner of its presentation, and (c) the sophistication of the client or his or her intermediary.

Risks

In developing these policies and procedures, Crescent considered the material risks associated with its account opening and closing processes. This analysis includes risks such as:

•	Clients’ investment objectives and restrictions are not adequately documented or implemented;

•	Specific Supervised Persons’ account opening and account closing responsibilities are poorly defined;

•	Fees are calculated incorrectly for terminating Clients or redeeming Investors; and

•	Clients’ or Investors’ background information, correspondence, or other relevant documentation is not retained.

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Client or Investor accounts will be opened and closed in accordance with the following procedures, which have been developed in an attempt to minimize the operational and compliance risks associated with the account opening and closing process. Any deviations from these procedures must be approved by the CCO.

Opening a New Client’s Account

Crescent’s Investor Relations Group should ensure the following steps are completed when accepting a new Client. Supervised Persons may use the attached Client File Checklist when preparing Client files.

1.	Provide copies of Parts 2A and 2B of Form ADV and the Privacy Notice and obtain documentation of receipt from the Client;

2.	Obtain a signed advisory contract and retain it in a secure location on premises (electronic copy is acceptable);

98

3.	Obtain the Client’s signed acknowledgement of receipt of the solicitor’s disclosure document and Crescent’s disclosure documents, as applicable;

4.	Document the Client’s objectives and any restrictions so that, among other reasons, the adviser can demonstrate suitability;

5.	Obtain a signed copy of the QIB Certificate and retain it in a secure location on premises;

6.

Ensure that Compliance is aware of Client objectives and restrictions; Compliance will develop rule sets that will be entered into Everest to monitor the investment guidelines and restrictions and/or develop a monitoring spreadsheet for those rules that cannot be programmed into Everest.

7.	Evaluate whether the new Client’s state of residence requires new notice filings;

8.	Work with the Trading Group to ensure that Crescent has been provided with trading authority;

9.	If applicable, ensure that Crescent has been granted fee debiting authority;

10.	Notify the Corporate Accounting and Portfolio Administration Groups of the Client’s fee schedule;

11.	Confirm an Anti-Money Laundering review has been conducted – reference the Anti-Money Laundering section;

12.	Determine eligibility to invest in IPOs pursuant to FINRA Rules 5130 and 5131 and communicate this restriction status to Compliance for coding into Everest;

13.	Determine whether the Client is subject to ERISA or a plan subject to ERISA like conditions (e.g. government sponsored retirement plans); and

14.	Determine whether the Client is a “government entity”, and if so, determining whether any contributions made by Crescent and Supervised Persons would prohibit Crescent from advising the Client.

Closing a Terminating Client’s Account

Crescent’s Investor Relations Group should complete the following steps when terminating a Client account:

1.	Receive notice of a Client termination by letter, orally, ACAT transfer, or otherwise;

2.	Confirm the validity of the request;

3.	Promptly confirm any oral terminations in writing;

4.	Notify the relevant Crescent Product Group(s) and obtain instructions on how to continue management of the assets, if at all;

5.	Advise Portfolio Administration to:

a.	Document the portfolio holdings as of the termination date;

b.	Comply with the Client’s transfer instructions;

c.	De-link the account from the Client’s custodian; and

d.	Charge or refund pro-rata fees for terminations in the middle of a billing cycle, as appropriate.

Supervised Persons should note that Crescent’s record retention policies and procedures remain applicable to terminated Clients.

Accepting a New Investor

Crescent’s Investor Relations Group should ensure the following steps are completed when accepting a new investor in the Funds. Supervised Persons may use the attached Investor File Checklist when preparing Client files.

1.	Provide copies of Parts 2A and 2B of Form ADV and the Privacy Notice;

2.	In consultation with Outside Counsel and the General Counsel, obtain and review a completed subscription agreement;

99

3.	Confirm the Investor’s eligibility to invest in the fund;

4.	Confirm an Anti-Money Laundering review has been conducted – reference the Anti-Money Laundering section;

5.	Determining eligibility to invest in IPOs pursuant to FINRA Rules 5130 and 5131 and communicate this restriction status to the Trading Group so that it can be coded into Everest;

6.	Monitoring the aggregate holdings of “benefit plan investors” subject to ERISA;

7.

For investments from a registered investment company, 3(c)(1), or 3(c)(7) fund into a 3(c)(1) fund, either limit the purchase to less than 10% of the acquired fund’s assets or look through to the acquirer’s underlying investors for purposes of the 100-investor limit;

8.	Monitor the transfer of cash into the Fund’s account; and

9.	Determine whether the Investor is a “government entity”, and if so, determine whether any contributions made by Crescent and Supervised Persons would prohibit Crescent from accepting the Investor.

Side Letters

A prospective Investor in a Private Fund may request a side letter arrangement regarding the investment. Such side letters may provide for various terms that differ from those described in the Funds’ PPMs. Terms addressed in side letters may include, but are not limited to:

•	Most favored nation status;

•	Immediate notification of certain material events;

•	Reduced fees;

•	Better liquidity terms;

•	Better transparency regarding trades and holdings; and

•	More frequent reporting.

All side letter agreements must be approved in writing by the General Counsel or other counsel (including Outside Counsel) authorized to do so by the GC. The GC will work with Outside Counsel to track Crescent’s side letter obligations with respect to each of the Funds.

Crescent will only enter into side letters as permitted by a Fund’s Limited Partnership Agreement, and as disclosed in the Fund’s PPM or Part 2 of Crescent’s Form ADV filing. Crescent may consult with Outside Counsel to determine whether a side letter is permissible, requires additional disclosure, or should be offered to other Investors.

Accepting a New Contribution from an Existing Investor

Crescent’s Investor Relations Group should complete the following steps when accepting a new contribution from an existing investor in the Funds.

1.	Confirm that the Investor remains eligible to invest in the Fund;

2.	Monitor the aggregate holdings of “benefit plan investors” subject to ERISA; and

100

3.

For investments from a registered investment company, 3(c)(1), or 3(c)(7) fund into a 3(c)(1) fund, either limit the purchase to less than 10% of the acquired fund’s assets or look through to the acquirer’s underlying investors for purposes of the 100-investor limit.

Processing an Investor’s Redemption

Crescent’s Investor Relations Group should complete the following steps when processing a redemption from an investor in the Funds.

1.	Confirm the validity of the redemption request;

2.	Confirm that lockup and notice requirements have been satisfied;

3.	Ensure that the Fund Administrator has calculated management fees and incentive allocations for redemptions within a fee calculation period;

4.	Ensure that the Fund Administrator has calculated any holdback to be withheld until the Fund’s financial statements are audited;

5.	Consult with the CCO if an in-kind redemption may be appropriate.

101

Client File Checklist

Client Name:

Custodian(s) and Account Number(s):

Documentation	Supervised Person Adding the Documentation	Date Added to the File	Comments
Executed advisory contract

Investment policy statement

Signed solicitor’s disclosure document (if applicable)

Documentation from anti-money laundering checks

Agreement(s) with broker-dealer(s) granting trading authority to Crescent

Other correspondence

For Natural Persons

Copies of photo ID or other identifying documents

For Legal Entities

Evidence that the entity has been duly organized

Taxpayer identification number (for U.S. entities)

List of the entity’s officers, directors, principal equity holders, and other representatives

Original list of authorized signatories

Evidence that the representatives and signatories are duly authorized and empowered

Description of the entity’s primary lines of business

If applicable, evidence that the entity has appropriate anti-money laundering policies and procedures

102

Investor File Checklist

Investor Name:

Investor Identification Number(s):

Documentation	Supervised Person Adding the Documentation	Date Added to the File	Comments
Investor eligibility questionnaire

Original subscription agreement

Signed solicitor’s disclosure document (if applicable)

Documentation from anti-money laundering checks

Side letter (if applicable)

Documentation from any subsequent investments

Documentation from any redemption requests, including wiring instructions

Other correspondence

For Natural Persons

Photocopies of identifying documents

For Legal Entities

Evidence that the entity has been duly organized

Taxpayer identification number (US)

List of the entity’s officers, directors, principal equity holders, and other representatives

Original list of authorized signatories

Evidence that the representatives and signatories are duly authorized and empowered

Description of the entity’s primary lines of business

If applicable, evidence that the entity has appropriate anti-money laundering policies and procedures

103

SIDE POCKET ARRANGEMENTS

Background

Certain pooled investment vehicles permit the general partner or managing member to place investments in “side pockets.” An asset may be placed in a side pocket for a number of reasons, including when it becomes illiquid and/or difficult to value, as well as when an asset does not meet the liquidity profile of the pooled investment vehicle (i.e., a private equity investment might be made and side pocketed by a fund that primarily pursues a long-short public equity strategy). Ownership interests in a side pocket are generally static; the side pocketed asset is excluded from the value of the fund for purposes of subscriptions and redemptions. Existing investors in the fund generally retain their interest in the side pocketed asset when they redeem, while new investors are excluded from returns associated with the side pocketed asset.

Risks

In developing these policies and procedures, Crescent considered the material risks associated with side pockets. This analysis includes risks such as:

•	Crescent places assets in side pockets in a manner that is not consistent with the Private Funds’ PPMs or Limited Partnership Agreements;

•	Crescent charges fees on assets in side pockets in a manner that is not consistent with the Private Funds’ PPMs or Limited Partnership Agreements;

•	Crescent and the Private Funds’ other service providers lack records associated with Investors’ ownership interests in side pockets;

•	Crescent uses side pockets to mask a Private Fund’s poor performance.

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

The Private Funds do not permit the use of side pockets.

104

MANAGEMENT OF ACCOUNTS SUBJECT TO ERISA

Background

The Employee Retirement Income Security Act of 1974 (“ERISA”) concerns the establishment, operation, and administration of employee benefit plans. ERISA sets standards for fiduciaries of such plans, and prohibits certain transactions that may involve conflicts of interest. ERISA is administered and enforced by the U.S. Department of Labor.

Applicability

Private Corporate Supervised Person Benefit Plans and Labor Union-Sponsored Plans

The fiduciary requirements under ERISA apply with respect to U.S. private corporate employee benefit plans and labor union-sponsored (or “Taft-Hartley”) plans, including pension plans, profit-sharing plans and 401(k) plans.

Keogh Plans and IRAs

Keogh plans and individual retirement accounts (“IRAs”) are generally not subject to ERISA, unless they are sponsored by an employer for employees. However, Keogh plans and IRAs may be subject to certain prohibited transaction rules under the Internal Revenue Code of 1986.

Church Plans

Church-sponsored plans may be subject to ERISA, depending upon elections made under the U.S. Internal Revenue Code.

Government Plans

Although employee benefit plans sponsored by government entities are exempt from the requirements of ERISA, state government plans are often subject to certain ERISA-like provisions under their respective state codes. Plans sponsored by non-U.S. entities, and plans that cover principally non-U.S. employees, are generally not subject to ERISA.

Pooled Investment Vehicles

If a pooled investment vehicle accepts investors that are subject to ERISA, the pooled investment vehicle may also become subject to ERISA. However, exceptions may be available if ERISA plan investments are not “significant” (generally, less than 25% of each class of securities), or for an entity that qualifies as a “real estate operating company,” a “venture capital operating company,” or a “registered investment company.”

If an adviser provides fiduciary advice or exercises discretion in connection with an ERISA plan’s decision to invest in a pooled investment vehicle, the adviser will be a fiduciary to the ERISA plan with respect to such plan-level services.

105

Qualifying as an ERISA “Investment Manager”

ERISA plan fiduciaries are generally only willing to delegate plan management to an investment adviser that qualifies as an “investment manager” under ERISA.6 ERISA defines an “investment manager” as any fiduciary who:

•	Has the power to manage, acquire, or dispose of any asset of a plan;

•	Is registered as an investment adviser with the SEC or under the laws of any state, is a bank, or is an insurance company qualified to manage, acquire, or dispose of any asset of a plan; and

•	Has acknowledged in writing that he is a fiduciary with respect to the plan.

In addition, an adviser and certain of its employees and affiliates must not have been convicted of any violation of certain laws, as described in Section 411 of ERISA.

An investment adviser may only be designated as an ERISA plan’s “investment manager” by one of the plan’s “named fiduciaries.” Advisory contracts relating to ERISA plans often include a representation that the individual representing the plan is a named fiduciary with the authority to appoint the adviser as an “investment manager.”

Fiduciary Obligations under ERISA

An adviser is a fiduciary to an ERISA plan if it exercises any authority or control over the management or disposition of the plan’s assets, or if it renders investment advice for compensation with respect to the plan’s assets. In addition, individuals who control an adviser’s investment advisory activities will be fiduciaries to ERISA plans.

Duty of Care

ERISA requires a fiduciary to act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and with like aims. The prudence standard focuses on the fiduciary’s procedures in making an investment decision, rather than on the ultimate performance of the investment. Because the prudence standard is measured by what a prudent person “familiar with such matters” and engaging in “an enterprise of like character and aims” would do, it imposes a flexible standard of expertise that corresponds to the complexity of the investment decisions involved.

Duty of Loyalty

ERISA requires a fiduciary to discharge its duties on behalf of a plan solely in the interests of plan participants and beneficiaries, and for the exclusive purpose of providing benefits and defraying reasonable expenses of administering the plan. A fiduciary is generally prohibited from causing a plan to engage in a transaction with a party in interest (described in greater detail below), and may not take any action when its judgment may give rise to a conflict of interest.

The ERISA conflict of interest rules prohibit a fiduciary from (i) exercising control over ERISA plan assets in its own interest or for its own account; (ii) representing any other party in a transaction with the plan whose interests are adverse to the interests of the plan; or (iii) receiving compensation from a third party in connection with a transaction involving the plan.

[6]

If a plan fiduciary delegated management to an adviser that did not qualify as an “investment manager” under ERISA, the delegating fiduciary could remain liable for all of the adviser’s investment decisions. Conversely, if the adviser is an “investment manager” under ERISA then the delegating fiduciary would only be liable for the prudent selection and monitoring of the adviser’s services and performance.

106

Diversification

A fiduciary must diversify plan investments so as to minimize the risk of large losses unless, under the circumstances, it is clearly prudent not to do so. Evaluations of diversification generally take into account the underlying investments held by a pooled investment vehicle in which an ERISA plan invests.

If a manager is allocated responsibility for only a portion of a plan’s portfolio, the manager is responsible for investing that portion in accordance with the criteria established for his or her account and need not diversify according to asset class. However, the manager would be responsible for diversifying its portfolio within the asset class for which the manager is hired, subject to written restrictions or other contractual guidelines imposed by the ERISA plan.

Compliance with Plan Documents

ERISA plan fiduciaries have a duty to act in accordance with the documents governing the plan to the extent that the documents are consistent with ERISA.

Prohibited Arrangements under ERISA

Transactions with Parties in Interest

ERISA generally prohibits transactions between an ERISA plan and any entity that is a “party in interest” to the plan. Parties in interest to a plan include, among others:

•	Any plan fiduciary;

•	Any service provider to the plan;

•	An employer whose employees are covered by the plan;

•	A legal entity that is majority owned by any of the foregoing; and

•	An employee, officer, director, 10% or more shareholder, or partner, directly or indirectly, of any of the foregoing.

ERISA also limits the ability of a plan to invest in securities issued by the plan sponsor.

The Department of Labor has issued a number of Prohibited Transaction Exemptions (“PTEs”) that may permit certain transactions with parties in interest under limited circumstances. The availability of these PTEs is dependent upon the relevant facts and circumstances.

Cross Transactions

Plans subject to ERISA are generally prohibited from engaging in cross transactions with any other client of an investment adviser. However, the Pension Protection Act of 2006 added Section 408(b)(19) to ERISA, which provides an exemption to the general prohibition against cross trades. Among other things, the exemption provided in Section 408(b)(19) is only available:

•	To ERISA plans with assets of $100 million or more;

107

•	For transactions that do not involve any commission or transaction fee (other than customary ticket charges);

•	When an unaffiliated plan fiduciary has given written pre-authorization for cross transactions;

•	When the investment adviser has adopted certain written policies and procedures governing cross trades; and

•	When the investment adviser provides the plan fiduciary with quarterly disclosures about all cross trades that took place during the reporting period.

The preceding criteria are not the only requirements for reliance on the exemption provided by Section 408(b)(19). Investment advisers seeking to involve ERISA plans in cross transactions should carefully review Section 408(b)(19), and should seek to comply with all of the requirements described in this section.

Soft Dollar Transactions outside of the Section 28(e) Safe Harbor

Section 28(e) of the Exchange Act generally permits ERISA plan fiduciaries to enter into soft dollar arrangements so long as the arrangements are consistent with the Section 28(e) safe harbor. Arrangements outside of the Section 28(e) safe harbor are generally prohibited under ERISA.

Additional Fees and Expense Reimbursements

The Department of Labor has scrutinized the use of ERISA plan assets to reimburse a plan fiduciary’s expenses. An investment adviser should consider consulting with legal counsel prior to charging any ERISA plan for anything other than management fees that have been approved in writing by an unaffiliated plan fiduciary.

A plan fiduciary is generally prohibited from retaining itself or an affiliate to provide services to the plan for additional compensation. However, a plan fiduciary may be permitted to use an affiliate to assist in the provision of services so long as the affiliate’s fees are borne entirely by the fiduciary and are not passed through to the ERISA plan as additional expenses.

The Department of Labor has granted PTE 86-128 to permit fiduciaries that are broker-dealers, or that have broker-dealer affiliates, to effect transactions and provide ancillary services on behalf of plan clients. Advisers seeking to rely on PTE 86-128 must adopt and implement policies and procedures described in the exemption.

Performance Fees

The Department of Labor has indicated that certain fee arrangements may involve a prohibited conflict of interest if the timing or amount of the fee can be affected by matters within the discretion of the fiduciary. Incentive and transaction fees in particular have been the target of concern by the Department of Labor. For example, an acquisition or disposition fee may induce the manager to invest or dispose of assets more quickly. In addition, the complexity of some fee arrangements may make it difficult for the client to monitor the fees.

The Department of Labor has issued several advisory letters to managers permitting performance fee structures under certain circumstances. However, the application of these advisory letters is highly dependent upon the relevant facts and circumstances.

108

ERISA Bonds

Investment advisers that manage ERISA plan assets must generally obtain bonds to protect the plans against loss from acts of fraud or dishonesty by the adviser or other persons handling plan assets. Advisers must maintain coverage that equals at least 10% of the highest amount of plan assets handled by any person covered by the bond, up to a maximum of $500,000 per plan. The bond (or associated riders) should name the ERISA plans as beneficiaries, or the insured adviser and the unnamed ERISA plans should enter into separate written agreements specifying that the bonds will be for the benefit of the ERISA plan(s) suffering any loss.

Custody

ERISA generally prohibits fiduciaries from maintaining the indicia of ownership of any plan assets outside of the jurisdiction of the U.S. district courts. Certain exceptions may be available for investments in foreign securities and currencies.

Disclosures associated with Schedule C of Form 5500

ERISA plans with 100 or more plan participants will need to provide the Department of Labor with information about compensation arrangements with plan service providers, including investment advisers. These disclosures are made by ERISA plans on Schedule C of Form 5500, and will include both direct compensation, such as advisory fees, and indirect compensation, such as soft dollar benefits, gifts, entertainment, and any revenue sharing arrangements. Schedule C filings will be made by ERISA plans, rather than service providers, but plans will rely on their service providers to provide complete and accurate information to be included in the filings.

Risks

In developing these policies and procedures, Crescent considered the material risks associated with the management of assets subject to ERISA. This analysis includes risks such as:

•	Crescent is unaware that it is an ERISA plan fiduciary with respect to one or more accounts under management; and

•	Supervised Persons are unaware of the additional obligations and restrictions associated with the management of ERISA accounts.

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Crescent may serve as the investment adviser for accounts that are subject to ERISA. The CCO is responsible for overseeing Crescent’s compliance with applicable ERISA regulations. The CCO will consult with the General Counsel and Outside Counsel as necessary.

Assessing Applicability

Crescent, in consultation with Outside Counsel and the Fund Administrators, monitors the levels of investments in the Funds in order to determine whether the Fund should be treated as “plan assets.” Prior to accepting any investor assets in a Fund that would cause the Fund to exceed 25% in plan assets, the monitors will obtain written approval from Crescent Legal and Compliance. For other Clients, the Investor Relations Group, along with the General Counsel and Compliance Group, determines whether the account is subject to ERISA during the onboarding process.

109

Prohibited Arrangements under ERISA

Crescent’s general policy is to not execute any cross trades between Client accounts. However, if a cross trade is contemplated, the Trading policy requires it to be reviewed and pre-approved by the Compliance Group. The Trading policy also prohibits any Clients subject to ERISA from participating in any cross trades. Any restrictions specific to ERISA clients are built into the Compliance Grid and Everest in accordance with the Account Opening and Closing Procedures. In general, members of the Investment Group should be aware that some or all of the following may apply to ERISA accounts:

•	prohibition against or limitation on investing in “employer securities” (securities issued by employers sponsoring a plan and their affiliates);

•	prohibition against trading with certain broker/dealers or other counterparties identified as restricted parties;

•	prohibition against making any investment decision, including proxy voting, for “socially directed” or any other reasons other than the investment return of the ERISA Account;

•	indicia of ownership of plan assets to be maintained in the U.S.; and

•	a number of additional restrictions on Affiliated Party Transactions.

ERISA also requires that securities and assets be held in the U.S. If an asset is a loan, the loan document, if any, must be in the physical custody of an administrative agent within the U.S. If the loan document will be held outside of the U.S., contact the Compliance Group to determine if an exemption to the rule is applicable. Note that certain strategies, including the high yield and bank debt strategies, may have to comply with additional procedures relating to investments in distressed companies (whether troubled at the time of investment or is expected to become troubled). Certain types of issuers may restrict the classes of their securities that are eligible for purchase by ERISA Accounts.

For certain of the Funds, a determination may be made to avoid being subject to ERISA’s restrictions by qualifying the Fund as a VCOC under ERISA. If that is the case, members of the Investment Group will receive guidance from Outside Counsel regarding how to qualify the Fund as a VCOC, which must be done from the Fund’s first long-term investment, and how to maintain that qualification on an ongoing basis. In general, VCOC qualification will involve obtaining contractual management rights for some of the Fund’s investments and exercising those rights.

Crescent is not currently party to any soft dollar arrangements.

Crescent charges performance fees or incentive allocations as well as expenses to its Clients in accordance with the Fee Billing and Expense Allocation policy contained in this Manual. The process seeks to comply with the agreed upon fee terms with each respective Client.

ERISA Bonds

The CFO is responsible for ensuring that Crescent satisfies ERISA’s bonding requirements.

Disclosures associated with Schedule C of Form 5500

The CFO oversees the preparation and delivery of disclosures associated with ERISA plans’ Schedule C filings. Like all communications with Clients and Investors, information provided by Crescent in connection with a plan’s Schedule C filings must be complete and accurate, and must be accompanied by any disclosures that are necessary to ensure that the information is not misleading.

110

ANTI-MONEY LAUNDERING

Background

The USA Patriot Act does not currently require anti-money laundering (“AML”) policies or procedures for registered investment advisors or private funds. Nonetheless, many advisers implement AML policies and procedures because of the potential consequences of becoming associated with money laundering. Additionally, investment advisers that are affiliated with other financial institutions or offshore private funds may be subject to AML statutes because of those affiliations.

AML policies and procedures typically involve:

•	Designating an individual to oversee the policies and procedures;

•	Implementing internal controls designed to detect and prevent money laundering;

•	Conducting periodic testing to ensure that the internal controls are functioning as intended; and

•	Conducting periodic training to help Supervised Persons identify suspicious activities and respond appropriately.

Risks

In developing these policies and procedures, Crescent considered numerous risks associated with money laundering. This analysis includes risks such as:

•	Law enforcement officers suspect that a Client or Investor is engaged in illegal money laundering activities, resulting in significant disruptions to Crescent’s operations;

•	Clients or Investors maintain accounts with shell banks or foreign financial institutions that lack strong AML policies and procedures;

•	Crescent accepts Clients or Investors that are identified by the Treasury Department’s OFAC list as being involved in terrorism or other illegal activities;

•

Crescent invests Client assets in companies that engage in money laundering or other illegal activities, causing law enforcement officers to question whether Crescent or its Clients are financing such activities; and

•	Crescent lacks AML policies and procedures.

Crescent has established the following guidelines as an attempt to mitigate these risks.

111

Policies and Procedures

Crescent intends to comply with the spirit of certain provisions of the USA Patriot Act regarding the prevention of money laundering, as described below.

Contacts from Regulatory Authorities

Any communications from regulatory authorities regarding suspected money laundering or other potentially illegal activities must immediately be reported to the CCO. The CCO will coordinate Crescent’s response to the communication and will involve Outside Counsel as necessary.

Suspicious Activities and Arrangements

Supervised Persons should report any activities or arrangements that appear suspicious or indicative of money laundering to the CCO, even if the account in question is held in custody by a reputable bank or broker-dealer. Supervised Persons should use the attached AML Reporting Form to report any such suspicious activities or arrangements. Among other things, the following activities and arrangements may generally be considered suspicious:

•	The presentation of identifying documents that appear forged, altered, or otherwise invalid;

•	Unusually large transactions with no apparent economic purpose;

•	Multiple persons or accounts that share the same name, address, telephone number or other identification, but otherwise appear unrelated;

•	One person or entity that uses multiple addresses or P.O. boxes for no apparent reason;

•	Successive transactions by the same person in a short period of time that are each below $10,000 or some other reporting threshold, but that, in aggregate, would need to be reported;

•	An inability to determine the beneficial owners of a legal entity;

•	Accounts funded by one individual or entity and then transferred to an apparently unrelated individual or entity; and

•	Financial activity that appears inconsistent with a Client’s or Investor’s stated investment objectives or financial circumstances.

The CCO may consult with the General Counsel and/or Outside Counsel when determining whether Crescent should report potentially suspicious activity to the Treasury Department’s Financial Crimes Enforcement Network. Any such reports will be filed using the Treasury Department’s Form SAR-SF.

Controls Instituted by Third Parties

Accounts under Crescent’s management are typically held in custody by reputable banks and broker-dealers that have instituted their own robust customer identification and AML policies and procedures. Before commencing management of an account at a new bank or broker-dealer, the Fund Administrator will request a summary of the bank or broker-dealer’s customer identification and AML procedures. If these procedures appear reasonable, then the Fund Administrator will not take additional AML steps unless a Supervised Person identifies suspicious activities or arrangements.

112

Funds that are sponsored or advised by Crescent or an affiliate, and that are domiciled outside of the U.S., may be subject to AML rules and regulations imposed by other countries or regulatory agencies. Crescent works closely with each Fund Administrator and/or Outside Counsel to ensure that Crescent, its affiliates, and all Funds operate in full compliance with all applicable AML rules and regulations. The Compliance Group evaluates Fund Administrators’ AML activities at the inception of each fund and as necessary thereafter.

As a matter of policy, Crescent will not assume any responsibility for an unaffiliated entity’s AML obligations.

Cash and Monetary Instruments

Investments or contributions to Clients in an amount less than USD 10,000 are not to be accepted other than increases to previously opened accounts.

Additional Controls – Fund Administrators

The Fund Administrator will collect the following identifying information to confirm each Client or Investor’s identity and evaluate whether the Client or Investor may be involved in money laundering:

•	The individual’s full name and address;

•	The individual’s date of birth;

•	If applicable, the individual’s social security number, tax identification number, or employer identification number;

•	If applicable, the name of any individual or entity on whose behalf the applicant is acting;

•	The source of the individual or entity’s wealth or assets;

•

For corporate entities, copies of an entity’s articles of incorporation, evidence of registration or good standing, bylaws, powers of attorney, or other comparable documents, as appropriate given the relevant jurisdiction;

•	For trusts, documentation that establishes the legal existence of the trust, the source of the funds, the person who controls the trust, and the identity of the beneficiaries; and

•	For legal entities, the identity of any officers or directors and the jurisdiction under which it was formed;

•	For legal entities, evidence that the relevant individuals are authorized to act on behalf of the entity.

•	For individuals, including officers of a corporation and trustors and trustees of a trust, a photocopy of a driver’s license, a passport, or some other government issued identification.

113

The Fund Administrator will take reasonable steps to verify the information collected, and may request additional information as appropriate given the relevant facts and circumstances. Reasonable steps may include, among other things, reviewing government-issued photo identification. Crescent will not accept any Client or Investor who is unwilling to provide the information that the Fund Administrator deems necessary in order to implement Crescent’s AML policies and procedures.

After the Fund Administrator has affirmatively identified the new Client or Investor, then the Fund Administrator will check the individual’s name against the Specially Designated Nationals and Blocked Persons list maintained by the Treasury Department’s Office of Foreign Assets Control (sometimes called the “OFAC list”). For corporations and trusts, the Fund Administrator will check the names of the officers, directors, trustors, and trustees, as applicable. In the event of a match, the Fund Administrator should immediately report the findings to the CCO, who will coordinate Crescent’s submission of a report to OFAC and any other steps that may be necessary. The Fund Administrator shall conduct this check on an annual basis for all Clients and Investors.

Portfolio Management and Trading

Crescent will seek to avoid investing in companies that engage in money laundering, terrorist financing, or other illegal activities in order to avoid the appearance that Crescent supports or is financing such activities. Crescent’s Investment and Trading Groups must take reasonable steps to evaluate the risk that the issuer of a security is participating in money laundering, terrorist financing, or other illegal activities. Specifically, the Product Groups should compare the issuer name, Directors, Owners, and C-Suite employees against the OFAC List upon making an investment in a foreign issuer. The Investment and Trading Groups should consult with the CCO if they perceive a material risk in connection with any current or prospective investment.

AML Documentation

Documentation associated with the implementation of Crescent’s AML policies and procedures will generally be kept in each respective Client’s and Investor’s file and/or by the Fund Administrators. Particularly sensitive documentation may be retained by the Portfolio Administration Group in a separate locked cabinet.

Questions and Training

Supervised Persons who have questions about Crescent’s AML policies and procedures should consult with the CCO.

The CCO will conduct a training session at least annually (which may be part of annual compliance training), with Supervised Persons who participate in the account opening and account closing processes, or who are involved in Fund subscriptions and redemptions.

114

AML Reporting Form

Use this form to report suspicious activities or arrangements. Use additional sheets and attach copies of relevant documentation, as necessary.

Identify any individuals or entities believed to be involved in the suspicious activity or arrangement

Describe the suspicious activity or arrangement

Identify any related documentation

Describe any actions taken to date by Crescent

Describe any known involvement by third parties (such as custodians, government entities, etc.)

Submitted by

Signature

Date

The remainder of this form is to be completed by the CCO
Describe any actions taken to date by Crescent (other than those already noted above)

Describe any known involvement by third parties (other than involvement already noted above)

Conclusion and comments

Completed by

Signature

Date

115

PRIVACY PROTECTION, CYBER SECURITY

AND IDENTITY THEFT PREVENTION

Background

Privacy Protection

Regulation S-P (“Reg S-P”) requires registered investment advisers to adopt and implement policies and procedures that are reasonably designed to protect the confidentiality of nonpublic personal records. Reg S-P applies to “consumer” records, meaning records regarding individuals, families, or households. Reg S-P does not explicitly apply to the records of companies, investors in a private fund, or individuals acting in a business capacity, but corresponding Federal Trade Commission (“FTC”) rules may impose similar disclosure and safeguarding obligations. Crescent is committed to protecting the confidentiality of all non-public information regarding its Clients, Investors, prospects, and Supervised Persons (“Nonpublic Personal Information”).

Crescent is also committed to comply with applicable U.S. state laws, such as California and Massachusetts, as well as the EU General Data Protection Regulation (“GDPR”). The GDPR was enforced across the European Union beginning in May 2018. This law supersedes various country-wide privacy regulations. In general, the law requires companies to limit their data collection to only what they need for the specific task for which it was requested and, further, to delete that data as soon as it is no longer needed. For more information on these laws, please refer to the relevant sections below.

These laws and regulation require Crescent to provide its customers with notices describing the Company’s privacy policies and procedures. These privacy notices must be delivered to all new Clients upon inception of an arrangement. Although some laws and regulations, including Reg S-P, do not require the distribution of privacy notices to companies, to investors in a private fund, or to individuals acting in a business capacity, Crescent provides initial privacy notices to all Clients and Investors as a best practice.

Information Sharing with Affiliates

Regulation S-AM (“Reg S-AM”) prohibits a registered investment adviser from using information about an individual consumer that has been obtained from an affiliated entity for marketing purposes unless the information sharing practices have been disclosed and the consumer has not opted out.

Cyber Security

The staff of the SEC is concerned by the risk of cyber-attacks against registered investment advisers because of the potential for direct harm against advisers’ clients, as well as potential disruptions to market stability that could be intentional or incidental results of a cyber-attack.

Identity Theft Prevention

In addition to Reg S-P and Reg S-AM, the SEC has adopted Regulation S-ID, the “Red Flags Rules,” that require certain companies to take steps to detect, prevent, and mitigate the effects of identity theft.

116

The Red Flags Rules require each SEC registered broker-dealer, Investment Company, and investment adviser that is a financial institution or creditor to periodically evaluate whether it offers or maintains any covered accounts.

Definition of “Financial Institution” and “Creditor”

The term “financial institution” is defined to include any “person that, directly or indirectly, holds a transaction account belonging to a consumer.” A “transaction account” includes any account that allows the account holder to make withdrawals by negotiable or transferable instrument, payment orders, telephonic transfers or similar transactions for the purpose of making payments or transfers to third persons. A “consumer” is defined to include natural persons.

Examples of arrangements that could cause an investment adviser to be deemed a financial institution for purposes of the Red Flags Rules include:

•

An adviser with the ability to direct transfers or payments from one or more natural persons’ accounts to third parties, either unilaterally or upon the instructions of the natural person account owners ; and

•	An adviser managing a private fund with one or more natural person investors that permit the adviser or a related person to direct the natural person’s redemption proceeds to third parties.

The term “creditor” is defined to include, among other things, any person who extends or arranges credit. A person would not be deemed to be a creditor solely because it bills for services in arrears, or because it advances funds for expenses incidental to the provision of a service. The SEC has stated that an adviser to a private fund that regularly and in the ordinary course of business lends money to permit individual investors to invest in the fund could qualify as a creditor.

Periodic Assessments

The Red Flags Rules require each investment adviser that is a financial institution or creditor to periodically assess whether it offers or maintains any covered accounts. “Covered accounts” are defined to include:

•	An account that is primarily for personal, family or household purposes that is designed to permit multiple payments or transactions; and

•	Any other account for which there is a reasonably foreseeable risk from identity theft to natural person customers or to the safety and soundness of the adviser.

The assessment as to whether an adviser maintains any covered accounts must include evaluations of:

•	The adviser’s method for opening accounts;

•	The ways in which clients and investors can access accounts; and

•	The adviser’s prior experiences with identity theft.

Creating a Written Identity Theft Prevention Program

Any financial institution or creditor that offers or maintains one or more covered accounts must:

117

•

Develop and implement a written Identity Theft Prevention Program (a “Program”) that is reasonably designed to detect, prevent, and mitigate identity theft in connection with new and existing covered accounts. The Program must be appropriate to the size and complexity of the financial institution or creditor and the nature and scope of its activities. In particular, the Program must be reasonably designed to:

•

Identify patterns, practices, or specific activities that could be indicative of identity theft (“Red Flags”). Examples of Red Flags are presented in the attachment at the end of this policy titled Examples of Red Flags;

•	Detect the Red Flags that have been identified by the adviser as potentially applicable;

•	Respond appropriately to any Red Flags that are detected; and

•	Call for periodic updates to reflect any changes in the risks posed by identity theft to Crescent or its customers.

•

Obtain approval of the initial written Program from the firm’s board of directors or an appropriate committee of the board. If the Firm does not have a board of directors then approval may be obtained from a designated member of senior management;

•	Involve the board, an appropriate committee of the board, or a designated member of senior management in the oversight, development, implementation and administration of the Program;

•	Train employees, as necessary, to effectively implement the Program; and

•

Ensure that service providers performing activities in connection with one or more covered accounts have their own reasonable policies and procedures designed to detect, prevent, and mitigate the risk of identity theft, and exercise appropriate oversight of those service providers.

The Red Flags Rules also require persons that issue a credit or debit card (card issuer) to establish and implement reasonable written policies and procedures to assess the validity of a change of address notification if within a short period of time after the notification, the card issuer receives a request for an additional or replacement card for that account.

As part of the final rule release, the SEC and CFTC issued Program guidelines to assist financial institutions and creditors in the creation and maintenance of a Program meeting the requirements of the Red Flags Rules. These guidelines are described below:

•	Consider the following factors when identifying relevant Red Flags:

•	The types of covered accounts it offers or maintains;

•	The methods it provides to open covered accounts;

•	The methods it provides to access covered accounts; and

•	Any previous experiences with identity theft.

•	Incorporate relevant Red Flags from the following categories, as applicable:

118

•	Alerts, notifications, or other warnings from consumer reporting agencies or service providers;

•	The presentation of suspicious documents;

•	The unusual use of, or suspicious activity related to, a covered account; and

•	Notice from customers, victims of identity theft, law enforcement authorities, or others regarding possible identity theft in connection with a covered account.

•	Detect Red Flags by:

•	Obtaining identifying information and otherwise verifying the identity of a person opening a covered account; and

•	Authenticating existing customers, monitoring transactions, and verifying the validity of change of address requests.

•	Provide for appropriate responses to any Red Flags that are detected. Appropriate responses may include, among other things;

•	Carefully monitoring the affected account(s) for evidence of identity theft or other improper activity;

•	Contacting the affected customer(s);

•	Changing passwords, security codes, or other controls designed to prevent unauthorized access or activity;

•	Reopening a covered account with a new account number;

•	Not opening a new account, or closing an existing account;

•	Notifying law enforcement; and/or

•	Determining that an affirmative response is not necessary in light of the relevant facts and circumstances.

•	Reevaluate the Program and the risks associated with identity theft at least annually. Such an evaluation should be reflected in a written report that incorporates, as applicable.

•	The firm’s experiences with identity theft;

•	Changes in methods of identity theft;

•	Changes in available methods to detect, prevent, and mitigate identity theft;

•	Changes in the types of accounts that Crescent offers or maintains; and

119

•	Changes in the firm’s relationships with other entities, such as third-party service providers.

•	Oversight by the firm’s board of directors, a committee of the board, or a designated member of senior management that includes:

•	Assigning specific responsibility for the Program’s implementation;

•	Reviewing reports prepared by employees regarding compliance with the Program; and

•	Approving material changes to the Program as necessary to address changing identity theft risks.

•

Report to the firm’s board of directors, a committee of the board, or a designated member of senior management at least annually on the compliance by Crescent with the Red Flags Rules. The report should address material matters related to the Program and evaluate issues such as:

•	Effectiveness of the firm’s policies and procedures in addressing the risk of identity theft in connection with the opening of covered accounts and with respect to existing covered accounts;

•	Service provider arrangements;

•	Significant incidents involving identity theft and management’s response; and

•	Recommendations for material changes to the Program.

State Privacy Requirements

In addition to Reg S-P, Reg S-AM and Reg S-ID, certain states have adopted consumer privacy laws that may be applicable to investment advisers with clients or investors who are residents of those states.

California

The California Consumer Protection Act, enacted in 2018 and effective on January 1, 2020, creates new and enhanced consumer rights for residents of the state. Among other things, it confers on those Clients, Investors, business partners, employees and others who are California residents the right to:

•	Know what personal data Crescent collects about them.

•	Know whether Crescent sells or discloses their personal data and to whom.

•	Prohibit Crescent from selling their personal data.

•	Access their personal data.

•	Request Crescent to delete personal information Crescent collected from them (subject to federal record retention requirements).

•	Not be discriminated against for exercising their privacy rights.

This section details these rights, how a California resident may exercise them, if applicable, and what Crescent will do in response.

120

Definitions:

“Consumer” means a natural person who is a California resident, including (1) every individual who is in the State for other than a temporary or transitory purpose, and (2) every individual who is domiciled in the State who is outside the State for a temporary or transitory purpose.

“Personal information” means information that identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with a consumer or household. Personal information includes, but is not limited to, the following:

•	Name

•	Personal E-mail Address

•	Cell Phone Number

•	Account Information

•	Employee ID

•	Job History and Education

•	Marital Status

•	Date of Birth with Year

•	Salary and Bonus

•	IP Address

•	Biometric information.

•

Internet or other electronic network activity information, including, but not limited to, browsing history, search history, and information regarding a consumer’s interaction with an Internet Web site, application, or advertisement

•	Geolocation data.

•	Professional or employment-related information.

•	Education information

“Processing” is the collection, use, protection, transfer, storage, alteration, disclosure, sharing, or disposal of personal data.

Notice Requirements:

As required under the CCPA, Crescent will provide a privacy notice to California residents whose personal information fall under the scope of the CCPA. The privacy notice includes the categories of personal information Crescent may collect, the purposes for collecting such information, and the circumstances and purposes under which Crescent may disclose such information to third parties. The privacy notice will also include information about their rights around the personal information Crescent collects about them, and at least two ways they can to contact us or others to address their privacy concerns.

California Consumer Data Subject Rights

Disclosure.

A California resident has the right to request that Crescent disclose, free of charge, the categories and specifics of the personal information collected about them. Crescent requires a verifiable request from the California resident to ensure that it is, in fact, the California resident who is requesting such a disclosure. Once Crescent verifies the request, we will provide that personal information.

121

A request for disclosure can apply to any personal information defined under the CCPA collected by Crescent during the twelve months preceding the request. However, Crescent is not required to disclose such information collected more than twice in a twelve-month period. Following verification of a request, Crescent will disclose, unless otherwise restricted by law or regulation, the following personal information collected:

1.	The categories of personal information collected

2.	The categories of sources from which the personal information was collected

3.	The business or commercial purpose for collecting that personal information

4.	The categories of third parties with whom Crescent shared personal information

5.	The specific pieces of personal information Crescent collected

Opting Out.

Under the CCPA, Crescent may sell personal information it possesses unless we are advised not to. This is often referred to as the right to “opt-out.” Crescent does not sell personal information it collects.

Deletion of PII.

California residents have the right to request that we delete the personal information Crescent has collected about them. Following verification of such a request, Crescent will comply and delete any or all of the personal information in our possession that we collected from the California resident and/or any or all such personal information in the possession of our service providers, unless otherwise restricted by law or regulation or required to be maintained by federal law.

Non-Discrimination for Exercising Rights Under CCPA.

Crescent will not discriminate against any consumer who exercises the rights under the CCPA.

Massachusetts

Massachusetts law 201 CMR 17 requires any company with certain information about a resident of Massachusetts7 to adopt and implement a comprehensive information security program that includes, among other things:

•	Developing security policies governing how employees should be allowed to keep, access and transport records containing personal information outside of business premises;

[7]	Massachusetts law 201 CMR 17 specifically applies to the following information associated with a Massachusetts resident:

•	Last name and either first name or first initial; plus

•	A social security number, state-issued identification number (such as a driver’s license number), or a financial account number (including but not limited to a credit or debit card number).

Massachusetts law 201 CMR 17 does not apply to information that is lawfully obtained from public records, or to information that is not kept in connection with business activities or employment.

122

•

The selection of third-party service providers that are capable of maintaining appropriate security measures to protect personal information, and the inclusion of contractual provisions requiring the implementation of such measures;

•

Prior to permitting third-party service providers access to personal information, the person permitting such access shall take reasonable steps to verify that such service provider can comply with the Massachusetts regulations;

•

To the extent technically feasible, encryption of all transmitted records and files containing personal information that will travel across the internet or other public networks, and encryption of all data to be transmitted wirelessly;

•	To the extent technically feasible, encryption of all personal information stored on laptops or other portable devices; and

•	Education and training of employees on the proper use of the computer security system and the importance of personal information security.

Risks

In developing these policies and procedures, Crescent considered the material risks associated with privacy protection and the prevention of identity theft. This analysis included risks such as:

•	Nonpublic Personal Information is not recorded accurately or protected from inadvertent alteration or destruction;

•	Nonpublic Personal Information is not protected from unauthorized access by Supervised Persons or third-party service providers;

•	Nonpublic Personal Information can be accessed, copied, or destroyed by physical or electronic intrusions;

•	False or misleading disclosures are made to Clients or Investors about the use or protection of Nonpublic Personal Information;

•	Third-party service providers have adopted inadequate policies and procedures to protect Nonpublic Personal Information;

•	Crescent fails to comply with applicable state privacy laws;

•	Crescent uses information obtained from affiliates for marketing purposes without ensuring that affected individuals have been given adequate notice and an opportunity to opt out;

•	Crescent does not identify potential risks to Clients or Investors associated with identity theft; and

•	Crescent does not detect fraudulent attempts to transfer assets out of Client or Investor accounts enabled by identity theft.

123

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Privacy Protection

Guiding Principles

Crescent will seek to limit its collection of Nonpublic Personal Information (including personal data as defined by privacy law and regulations applicable to Crescent) to that which is reasonably necessary for legitimate business purposes. Crescent will not disclose Nonpublic Personal Information except in accordance with these policies and procedures, as permitted or required by law, or as authorized in writing by the Client or Investor. Crescent will never sell Nonpublic Personal Information.

With respect to Nonpublic Personal Information, Crescent will strive to: (a) ensure the security and confidentiality of the information; (b) protect against anticipated threats and hazards to the security and integrity of the information; and (c) protect against unauthorized access to, or improper use of, the information. Notify the CCO promptly of any threats to, or improper disclosure of, Nonpublic Personal Information.

Although these principles and the following procedures apply specifically to Nonpublic Personal Information, Supervised Persons must be careful to protect all of Crescent’s proprietary information.

Protecting Confidential Information

Supervised Persons will maintain the confidentiality of information acquired in connection with their employment, with particular care to be taken with Nonpublic Personal Information. Improper use of Crescent’s proprietary information, including Nonpublic Personal Information, is cause for disciplinary action, up to and including termination of employment for cause and referral to appropriate civil and criminal legal authorities. Consequently, all Supervised Persons (including long-term consultants and temporary interns) are required to sign and adhere to a confidentiality agreement covering these and other matters. Human Resources are responsible for obtaining the Supervised Person’s signature on the agreement and for retaining the signed original.

Nonpublic Personal Information will be restricted to Supervised Persons who have a need to know such information.

All requests by third-parties to review this manual, compliance testing results, correspondence between Crescent and regulators and other compliance-related documents should be forwarded to the CCO. Supervised Persons are not authorized to respond to such requests without the prior approval of the CCO.

Disclosure of Nonpublic Personal Information

Nonpublic Personal Information may only be provided to third parties under the following circumstances:

•	To broker-dealers opening brokerage accounts;

•	To accountants, lawyers, and others as directed in writing by Clients or Investors;

•	To specified family members as directed in writing by Clients or Investors, or as authorized by law;

124

•	To third-party service providers, as necessary to service Client or Investor accounts; and

•	To regulators and others, as required by law.

Supervised Persons should take reasonable precautions to confirm the identity of individuals requesting Nonpublic Personal Information. Supervised Persons must be careful to avoid disclosures to identity thieves, who may use certain Nonpublic Personal Information, such as a social security number, to convince a Supervised Person to divulge additional information. Any contacts with suspected identity thieves must be reported promptly to the CCO.

To the extent practicable, Supervised Persons will seek to remove nonessential Nonpublic Personal Information from information disclosed to third parties. Social security numbers included in any distributed lists or reports must be encrypted.

Nonpublic Personal Information may be reviewed by Crescent’s outside service providers, such as accountants, lawyers, consultants, and administrators. Crescent will review such service providers’ privacy policies to ensure that Nonpublic Personal Information is not used or distributed inappropriately.

Prior to providing any third-party service provider with access to personal information about Clients or Investors who are residents of California and Massachusetts, Crescent will take reasonable steps to verify that such service provider has a written, comprehensive information security program that is in compliance with applicable state law. The CCO will ensure that any new contracts with such service providers include provisions requiring the service provider’s implementation of applicable security policies and procedures.

Access to Crescent’s Premises

Crescent’s premises will be locked outside of normal business hours.

Meetings with Clients and Investors should be held in conference rooms or other locations where Nonpublic Personal Information is not available or audible to others.

Visitors to Crescent’s offices will not be left unattended in a manner that will permit unauthorized access to proprietary information.

On an annual basis the CCO assesses whether information security risks associated with Crescent’s physical offices have changed in material ways. The Head of Crescent’s Information Technology Group (IT Group) and the CCO will work together to address any newly identified vulnerabilities.

Information Stored in Hard Copy Formats

Crescent has implemented the following procedures to protect Nonpublic Personal Information stored in hard copy formats:

•	To the extent practicable, Nonpublic Personal Information will be kept in lockable filing cabinets;

•	All Nonpublic Personal Information, as well as Crescent’s proprietary information, should be locked up at the end of each workday;

•	Documents containing Nonpublic Personal Information must never be left unattended in public spaces, such as lobbies or conference rooms;

125

•	Documents being printed, copied, or faxed must not be left unattended;

•	Supervised Persons will exercise due caution when mailing or faxing documents containing Nonpublic Personal Information to ensure that the documents are sent to the intended recipients; and

•

Supervised Persons may only remove documents containing Nonpublic Personal Information from Crescent’s premises for legitimate business purposes. Any documents taken off premises must be handled with appropriate care and returned as soon as practicable.

Cyber Security Practices for All Supervised Persons

Crescent has implemented the following procedures to protect proprietary and Nonpublic Personal Information stored on electronic systems:

•	Supervised Persons must never share their passwords or store passwords in a place that is accessible to others.

•	Supervised Persons must shut down or lock their computers when they leave the office for any extended period of time.

•	Supervised Persons must not include Nonpublic Personal Information in unencrypted emails sent outside of Crescent’s network.

•	Any theft or loss of electronic storage media must immediately be reported to the Chief Risk Officer (“CRO”) and CCO.

•	Supervised Persons must consult with the CRO and CCO before using any removable or mobile media to store sensitive Crescent data, including Nonpublic Personal Information.

•	Any requests from third parties for independent access to Crescent’s networks or proprietary data must be forwarded to the CRO or CCO. Only the CRO or CCO may respond to such access requests.

•

The Risk Group is responsible for setting Supervised Persons’ access permissions on Crescent’s computer network. The Risk Group will coordinate with the Supervised Person who has primary responsibilities over the data in question prior to granting another Supervised Person access.

Cyber-Security Controls Implemented by Information Technology Professionals

The IT Group oversees the development and implementation of Crescent’s cyber-security controls. Crescent will refer to the National Institute of Standards and Technology’s Framework for Improving Critical Infrastructure Cyber-security to help guide the development of the Company’s information security program.

On at least an annual basis the IT Group will conduct a cyber-security risk assessment. Additionally, an independent third party security specialist may be engaged periodically to preform assessments. The Head of the IT Group will prepare a summary of any moderate or high risk vulnerabilities that are identified, as well as a plan to remediate such risks.

126

Additionally, on an annual basis a member of the Head of the IT Group certifies to the CRO that Crescent has:

•	Inventoried its computers, system hardware, and other IT devices such as smart phones;

•	Inventoried its software applications, and ensured that software patches are being applied in a timely manner;

•	Evaluated likely types of attack, including through penetration testing and vulnerability scans, where appropriate;

•	Implemented appropriate protections, such as anti-malware software, firewalls and data loss prevention software;

•	Tested Crescent’s ability to restore critical data and software in a timely manner;

•	Implemented standardized secure configurations for user hardware, software, operating systems, and network infrastructure;

•	Periodically tested to confirm that hardware, software, operating systems and network infrastructure continue to operate according to their standardized secure configurations;

•	Appropriately tested software applications prior to implementation;

•	Encrypted wireless e-mail, Citrix, and CDO Suite data transmissions in Crescent’s offices that could contain sensitive data;

•	Mapped its network resources, and ensured that Crescent has appropriately limited access to drives applications and data libraries (SharePoint) that host sensitive data;

•	Mapped external access points to Crescent’s network;

•	Required relatively strong user passwords;

•	Promptly disabled access for any terminated Supervised Persons; and

•	Permanently erased or destroyed any electronic storage media that is being discarded.

Client Information Made Available Online by Crescent

Crescent offers an investor portal through one of its Fund Administrators, SS&C Global Ops, which allows certain Clients and Investors to securely access confidential information about their accounts online.

The CRO oversees SS&C to ensure it implements appropriate cyber-security controls associated with the investor portal.

Working in Public Places

Supervised Persons should avoid discussing Nonpublic Personal Information in public places where they may be overheard, such as in restaurants and elevators. Supervised Persons should be cautious when using laptops or reviewing documents that contain Nonpublic Personal Information in public places to prevent unauthorized people from viewing the information.

127

Discarding Information

Supervised Persons may only discard or destroy Nonpublic Personal Information in accordance with the Document Destruction policy contained in the Maintenance of Books and Records portion of this Manual. Supervised Persons are reminded that electronic and hard copy media containing Nonpublic Personal Information must be destroyed or permanently erased before being discarded.

Privacy Policy Notices

Crescent will provide a Privacy Notice to all Clients and Investors upon establishment of an advisory relationship or investment in a Private Fund. Crescent will also provide a copy of the Privacy Notice to all Clients and Investors annually.

Clients and Investors acknowledge receipt of the initial Privacy Notice when signing advisory contracts or completing subscription agreements. The Investor Relations Group oversees the distribution of annual Privacy Notices, which are mailed each April. The Investor Relations Group will maintain a record of the dates and recipients of annual Privacy Notices.

Crescent will provide Clients and Investors with prompt notice of any change to the Company’s privacy policies, and will give Clients and Investors sufficient opportunity to opt out of any new disclosure provisions.

Responding to Privacy Breaches

If any Supervised Person becomes aware of an actual or suspected privacy breach, including any improper disclosure of Nonpublic Personal Information, that Supervised Person must promptly notify the CCO. Upon becoming aware of an actual or suspected breach, the CCO will investigate the situation take the following actions, as appropriate:

•	To the extent possible, identify the information that was disclosed and the improper recipients;

•	Notify appropriate members of senior management;

•	Take any actions necessary to prevent further improper disclosures;

•	Take any actions necessary to reduce the potential harm from improper disclosures that have already occurred;

•	Discuss the issue with legal counsel, and consider discussing the issue with regulatory authorities and/or law enforcement officials;

•	Assess notification requirements imposed by applicable state and national regulatory authorities and/or law enforcement officials;

•	Evaluate the need to notify affected Clients or Investors, and make any such notifications;

•	Collect, prepare, and retain documentation associated with the inadvertent disclosure and Crescent’s response(s); and

128

•	Evaluate the need for changes to Crescent’s privacy protection policies and procedures in light of the breach.

Privacy Protection Training

The Compliance Group will ensure that all new Supervised Persons have received, reviewed, and understand their obligations to protect Nonpublic Personal Information. The Compliance Group will remind all Supervised Persons of their privacy protection obligations as part of Crescent’s annual compliance training. If the Program appears to be functioning well and has not undergone material changes then this reminder might appropriately take the form of a broadly-distributed annual email. The CCO may provide training more frequently and/or in person to individuals or groups if:

•	Crescent’s policies and procedures, or the threats to Nonpublic Personal Information, change in a material way;

•	Crescent experiences a privacy breach; and/or

•	One or more Supervised Persons do not appear to understand their obligations regarding privacy protection.

Information Obtained from Affiliates

Crescent does not use information about individuals that was obtained from affiliates for any marketing purposes.

Information Provided to Affiliates

Crescent does not provide information about individuals to affiliates for any marketing purposes.

Identity Theft Prevention Program

At this time Crescent is neither a Financial Institution nor a Creditor as those terms are defined under Regulation S-ID, i.e., the Red Flags Rules. Consequently, the Red Flag Rules are inapplicable to Crescent. On a recurring basis, but no less frequently than annually, the CCO reviews Crescent’s business to determine whether there have been changes in operations requiring the implementation of an Identity Theft Program. The review is typically documented in the CCO’s annual review of the compliance program.

129

Examples of Red Flags

The events presented below have been identified by the SEC as being potential Red Flags for identity theft. These events reflect the SEC’s general observations and have not been adjusted to reflect Crescent’s particular operations.

Alerts, Notifications or Warnings from a Consumer Reporting Agency

•	A fraud or active duty alert is included with a consumer report.

•	A consumer reporting agency provides a notice of credit freeze in response to a request for a consumer report.

•	A consumer reporting agency provides a notice of address discrepancy.

•	A consumer report indicates a pattern of activity that is inconsistent with the history and usual pattern of activity of an applicant or customer, such as:

•	A recent and significant increase in the volume of inquiries;

•	An unusual number of recently established credit relationships;

•	A material change in the use of credit, especially with respect to recently established credit relationships; or

•	An account that was closed for cause or identified for abuse of account privileges by a financial institution or creditor.

Suspicious Documents

•	Documents provided for identification appear to have been altered or forged.

•	The photograph or physical description on the identification is not consistent with the appearance of the applicant or customer presenting the identification.

•	Other information on the identification is not consistent with information provided by the person opening a new covered account or customer presenting the identification.

•	Other information on the identification is not consistent with readily accessible information that is on file with the financial institution or creditor, such as a signature card or a recent check.

•	An application appears to have been altered or forged, or gives the appearance of having been destroyed and reassembled.

Suspicious Personal Identifying Information

•	Personal identifying information provided is inconsistent when compared against external information sources used by the financial institution or creditor. For example:

•	The address does not match any address in the consumer report; or

130

•	The Social Security Number (SSN) has not been issued, or is listed on the Social Security Administration’s Death Master File.

•

Personal identifying information provided by the customer is not consistent with other personal identifying information provided by the customer. For example, there is a lack of correlation between the SSN range and date of birth.

•	Personal identifying information provided is associated with known fraudulent activity as indicated by internal or third-party sources used by the financial institution or creditor. For example:

•	The address on an application is the same as the address provided on a fraudulent application; or

•	The phone number on an application is the same as the number provided on a fraudulent application.

•

Personal identifying information provided is of a type commonly associated with fraudulent activity as indicated by internal or third-party sources used by the financial institution or creditor. For example:

•	The address on an application is fictitious, a mail drop, or a prison; or

•	The phone number is invalid, or is associated with a pager or answering service.

•	The SSN provided is the same as that submitted by other persons opening an account or other customers.

•	The address or telephone number provided is the same as or similar to the address or telephone number submitted by an unusually large number of other persons opening accounts or other customers.

•

The person opening the covered account or the customer fails to provide all required personal identifying information on an application or in response to notification that the application is incomplete.

•	Personal identifying information provided is not consistent with personal identifying information that is on file with the financial institution or creditor.

•

For financial institutions and creditors that use challenge questions, the person opening the covered account or the customer cannot provide authenticating information beyond that which generally would be available from a wallet or consumer report.

Unusual Use of, or Suspicious Activity Related to, the Covered Account

•

Shortly following the notice of a change of address for a covered account, the institution or creditor receives a request for a new, additional, or replacement means of accessing the account, or for the addition of authorized users on the account.

131

•	A covered account is used in a manner that is not consistent with established patterns of activity on the account. There is, for example:

•	Nonpayment when there is no history of late or missed payments;

•	A material increase in the use of available credit;

•	A material change in purchasing or spending patterns; or

•	A material change in electronic fund transfer patterns in connection with a deposit account.

•	A covered account that has been inactive for a reasonably lengthy period of time is used (taking into consideration the type of account, the expected pattern of usage and other relevant factors).

•	Mail sent to the customer is returned repeatedly as undeliverable although transactions continue to be conducted in connection with the customer’s covered account.

•	The financial institution or creditor is notified that the customer is not receiving paper account statements.

•	The financial institution or creditor is notified of unauthorized charges or transactions in connection with a customer’s covered account.

Notice from Third Parties Regarding Possible Identity Theft

•

The financial institution or creditor is notified by a customer, a victim of identity theft, a law enforcement authority, or any other person that it has opened a fraudulent account for a person engaged in identity theft.

132

Red Flags Event Log

Event Date	Event Description	Date Reported	Reported by	Crescent’s Response (if any)

133

CUSTODY AND SAFEGUARDING OF CLIENT ASSETS

Background

Definition of Custody

Rule 206(4)-2 under the Advisers Act (the “Custody Rule”) imposes certain requirements on registered investment advisers that have custody of client funds or securities. The rule defines custody as holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them. Custody includes:

•	Actual possession of client funds or securities;

•	Any arrangement (including a general power of attorney) under which an adviser is authorized or permitted to withdraw client funds or securities upon instruction to a custodian;

•

Any capacity (such as general partner of a limited partnership, a comparable position for another type of pooled investment vehicle, or a trustee of a trust) that gives an adviser or any supervised person legal ownership of, or access to, client funds or securities; and

•	Custody by a related person in connection with advisory services provided to the adviser’s clients.

General Requirements for Advisers with Custody

An investment adviser with custody of client funds or securities must implement certain procedures to safeguard those assets. The requirements imposed by the Custody Rule generally apply only to those assets over which an adviser has custody, rather than all of the assets under the adviser’s management. The Custody Rule requires an adviser with custody to:

•	Provide information in Part 1A of Form ADV about its custodial arrangements;

•	Maintain the clients’ assets at a Qualified Custodian in the clients’ names, or in the adviser’s name as agent or trustee for the clients;

•

Upon opening or changing an account on behalf of a client, notify the client in writing of the account’s custodian, the custodian’s address, and the manner in which the client’s assets are maintained;[8]

[8]

An adviser that is required to provide written notices about account openings or changes made on behalf of clients, and that separately sends its own account statements to the affected clients, must include language in the adviser’s written notice and subsequent account statements urging the affected clients to compare the adviser’s statements to those issued by the custodian.

134

•	Have a reasonable basis, after “due inquiry,” to believe that the Qualified Custodian sends account statements to clients at least quarterly;[9],[10] and

•	Arrange for an independent public accountant to conduct a surprise verification of assets at least annually, unless an exception is available.

Advisers with Fee Debiting Authority

Investment advisers that have custody of client assets solely because of their ability to deduct advisory fees need not arrange for surprise asset verifications covering those assets.11

Privately Offered Pooled Investment Vehicles

An investment adviser to a privately offered pooled investment vehicle that is audited by an independent public accountant need not:

•	Notify clients or investors about changes to the vehicle’s custodial arrangements;

•	Ensure that a Qualified Custodian is sending account statements to the investors; or

•	Arrange for a surprise asset verification of the vehicle’s assets.

However, these exceptions to the Custody Rule’s requirements are only available if:

•	The independent public accountant is registered with, and subject to regular inspection by, the PCAOB;

•	The audits are conducted annually in accordance with generally accepted auditing standards, and the audit reports are issued in accordance with generally accepted accounting principles;

•	The audited financial statements are distributed to all investors within 120 days of the vehicle’s fiscal year end;[12] and

•	The vehicle is audited upon liquidation, and the audit is distributed to all investors promptly after its completion.

[9]

The SEC has not prescribed a specific method for conducting “due inquiry.” However, the Commission indicated that receiving and, on a sample basis, testing the integrity of the addresses on duplicate statements received from a custodian would be considered due inquiry. Conversely, the Commission indicated that simply accessing account statements on a custodian’s website would not be considered due inquiry.

[10]

Account statements for a privately offered pooled investment vehicle must be delivered to the vehicle’s underlying investors unless the vehicle is audited and the audits are distributed to investors in accordance with paragraph (b)(4) of the Custody Rule.

[11]

If an adviser has fee debiting authority over assets held by a Qualified Custodian that is a related person then the exception from the surprise verification requirement is only available if the custodian can be shown to be “operationally independent” from the adviser, as described in Operationally Independent Affiliates section of the Manual.

[12]

A fund of funds, which is defined as a pooled investment vehicle that invests 10% or more of its assets in unaffiliated pooled investment vehicles, may distribute its audited financial statements within 180 days of its fiscal year end. A fund of funds of funds may distribute its audited financial statements within 260 days.

135

If an investment adviser establishes or controls a special purpose vehicle (“SPV”) for certain investments of private funds it advises, the adviser must either treat the SPV as a separate client for purposes of complying with the Custody Rule or include the SPV’s assets as part of the applicable fund’s audits.

Privately Offered Securities

The Custody Rule states that Securities need not be held by a Qualified Custodian if they are:

•	Acquired from the issuer in a transaction not involving any public offering;

•	Uncertificated and ownership thereof is recorded only on books of the issuer or its transfer agent in the name of the client; and

•	Transferable only with prior consent of the issuer or holders of the issuer’s outstanding securities.

Although securities that meet the preceding criteria need not be held by a Qualified Custodian, they can nonetheless trigger the Custody Rule’s surprise asset verification provisions if an adviser is deemed to have custody of the securities. Also, privately offered pooled investment vehicles that hold privately offered securities must be audited, as described above, in order to rely on this exception.

In August 2013 the SEC’s Division of Investment Management extended the Custody Rule’s exception for privately offered securities to include certificated securities as long as all of the following conditions are met:

•	The Client must be a pooled investment vehicle subject to audits as described in the Custody Rule;

•

The Security must be transferrable only with prior consent of the issuer or holders of the issuer’s outstanding securities, and the private stock certificate must contain a legend restricting transfer;

•	Ownership of the Security must be recorded on the books of the issuer or its transfer agent in the name of the Client; and

•	The private stock certificate must be appropriately safeguarded by the adviser, and must be able to be replaced upon loss or destruction.

Surprise Asset Verifications

If an adviser is deemed to have custody of client assets, and is unable to rely on the exceptions described above, then the adviser must arrange for an independent public accountant to conduct a surprise verification of the assets over which the adviser has custody. The verification must be conducted at least once during each calendar year at a time that is irregular from year to year, and that is chosen by the accountant without prior notice to the adviser. The surprise asset verification must also be conducted pursuant to a written agreement between the adviser and the accountant that includes specific provisions regarding filings that the accountant will make with the SEC.13

[13]	The particular provisions that must be included in the written agreement between the adviser and the accountant are described in paragraph (a)(4) of the Custody Rule.

136

Advisers or Affiliates Acting as Qualified Custodians

If an adviser or a related person acts as a Qualified Custodian with respect to any client assets then:

•	The independent public accountant that is retained to conduct the surprise asset verification must be registered with, and subject to regular inspection by, the PCAOB; and

•	At least once each calendar year an independent public accountant registered with, and subject to regular inspection by, the PCAOB must:

•	Provide the adviser with an internal control report that includes an opinion regarding the design and implementation of control objectives relating to custodial services; and

•	Verify that the client assets are reconciled to a custodian that is unaffiliated with the adviser and its related persons.

Operationally Independent Affiliates

Investment advisers that have custody of client assets solely because an “operationally independent” affiliated entity has custody need not arrange for surprise verifications of those assets. Paragraph (d)(5) of the Custody Rule describes the criteria that should be considered when determining whether an affiliate is “operationally independent.”

Although a determination that an affiliated entity is operationally independent may eliminate the need for annual surprise asset verifications, it does not affect the need to obtain annual internal control reports when the affiliated entity is acting as a Qualified Custodian with respect to funds or securities of the adviser’s clients.

Books and Records Requirements

A registered investment adviser with custody of client funds or securities must maintain certain books and records, as described in the Maintenance of Books and Records section of this Manual.

Account Statements Sent to an Independent Representative

A client, or an investor in a pooled investment vehicle, may designate an independent representative to receive notices and statements on the client or investor’s behalf. Any such independent representative must not be affiliated with the adviser, and must not have had a material business relationship with the adviser during the past two years.

Inadvertent Receipt of Client Funds or Securities

An adviser will not be deemed to have custody solely because it inadvertently receives client funds or securities, so long as the adviser returns the funds or securities to the sender promptly, but in any case within three business days of receipt. In an SEC staff letter issued to the Investment Adviser Association on September 20, 2007, the Division of Investment Management noted that it would not recommend enforcement action against an adviser that has used reasonable best efforts to direct third parties to deliver client assets to its clients or qualified custodians, but nevertheless has inadvertently received client funds or securities, to promptly forward the assets to the appropriate client or Qualified Custodian, rather than certain senders. For example, a class action settlement inadvertently delivered to an adviser could be forwarded to the appropriate client or custodian, rather than being returned to the settlement administrator.

137

An investment adviser relying on this SEC staff letter must adopt and implement policies and procedures to:

•	Promptly identify inadvertently received client assets;

•	Promptly identify the client or former client to whom such assets are attributable;

•	Promptly, but in any case within five business days following receipt, forward the assets to the client, former client, a Qualified Custodian, or the original sender, as appropriate; and

•

Maintain and preserve appropriate records of all inadvertently received client assets, including a written explanation of whether and when the assets were forwarded to the client, former client, Qualified Custodian, or original sender, as applicable.

Also, an adviser will not be deemed to have custody of client assets because of its inadvertent receipt of a check made out to a Qualified Custodian or other unaffiliated third party. Nonetheless, an adviser should promptly forward any checks made out to third parties to the appropriate recipient.

Risks

In developing these policies and procedures, Crescent considered numerous risks associated with the Custody Rule and the protection of Client funds and securities. This analysis includes risks such as:

•	Client assets are lost or misappropriated;

•	Crescent is deemed to have custody of Client assets, but the Company and/or its Supervised Persons are unaware of the associated compliance obligations imposed by the Custody Rule; and

•	Crescent lacks internal controls that are reasonably designed to prevent and detect any loss or misappropriation of Client assets.

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Custodial Arrangements

Client assets are held in custody by a qualified custodian.

Crescent is Deemed to have Custody

Crescent is deemed to have custody over certain assets for the reasons discussed below.

Fee Debiting Authority

Crescent does not currently maintain fee debiting authority over any separately managed accounts. Prior to establishing direct fee debiting authority with any new custodian, the Portfolio Administration Group is responsible for confirming that the custodian meets the definition of a Qualified Custodian, and that the custodian will send statements directly to each applicable Client on at least a quarterly basis showing all holdings as of the statement’s date and all transactions that took place during the statement period.

138

Crescent has implemented additional internal controls regarding fee debiting practices that are described in the Fee Billing and Expense section of this Manual.

The Private Funds

Crescent is deemed to have custody of the Private Funds’ assets because of the authority that Crescent and/or its affiliated entities have over those assets. The Portfolio Administration Group is responsible for overseeing the audits of the Private Funds and any associated special purpose vehicles, as well as the distribution of the audited financial statements to all Investors within 120 days of the funds’ fiscal year ends. Crescent is typically not deemed to have custody with respect to CLOs or CDOs.

As a matter of good internal controls, the Fund Administrator, with oversight from the Portfolio Administration Group, reconciles the aggregate account balances reported to Investors in each Private Fund, obtained directly from the relevant Fund Administrator, against the cash and securities holdings reported by unaffiliated custodians and counterparties on a quarterly basis. The Portfolio Administration Group will work with unaffiliated service providers and custodians to resolve any cash and holdings discrepancies, and will immediately notify both the CCO and the GC directly of any material irreconcilable discrepancies with holdings or cash.

Custody Procedures

For each Client over which Crescent is deemed to have custody, one of the following 3 alternative procedures must be followed:

•

a qualified custodian sends the Client a statement at least quarterly identifying the amount of funds and of each security in the account at the end of the period and setting forth all transactions during the period. For Private Funds, the statement must be sent to each limited partner (or its equivalent), or

Crescent:

•

sends the Client a statement at least quarterly identifying the amount of funds and of each security in the account at the end of the period and setting forth all transactions during the period. For Private Funds, the statement must be sent to each limited partner (or its equivalent), and

•	an independent public accountant verifies the funds and securities by a “surprise audit” in compliance with the Advisers Act rules at least once during each calendar year, or

•

the Client is a managed commingled fund, and it has at least annual audited GAAP financial statements that are distributed to all limited partners, members and beneficial owners within 120 days of the end of its fiscal year.

For assistance determining whether Crescent has custody, consult with Compliance.

Account Opening and Annual Review Procedures

During the account opening process for a new account Portfolio Administration Group, in consultation with Legal or Compliance as necessary, will:

•	determine if the Firm has custody, and

139

•	establish an account with a qualified custodian on behalf of the new Client, and that the required client notification is given as part of the contract process.

On an annual basis, if applicable, Compliance will:

•	identify the Client accounts subject to surprise audit and provide that information to the Portfolio Administration,

•	follow-up with the independent public accountants conducting surprise audits for verification that they have made required filings with the SEC and for copies of those filings, and

•

conduct an annual review, with assistance from the Senior Financial Officer, Portfolio Managers or their designees, as necessary, to verify the qualified custodians and statement requirements for accounts for which Crescent has custody.

Handling Of Physical Securities—Special Rules

In certain circumstances, Crescent may receive privately issues physical securities. It is Company policy that all physical securities be maintained by a qualified custodian. Failure to timely deliver physical securities to the qualified custodian can lead to delays in transacting in such securities and violate custody rules.

Monitoring Assets in Client Accounts

The appropriate Fund Administrator (e.g., SS&C) reconciles Clients’ custodial records against Crescent’s portfolio accounting system on a daily basis. The Portfolio Administration Group will work with Clients’ custodians to resolve any discrepancies, and will promptly notify the CFO of any material unresolved discrepancies. The CFO should notify the CCO promptly of any material discrepancy that cannot be resolved appropriately and in a timely manner.

Inadvertent Receipt of Client Funds or Securities

If any Supervised Person inadvertently receives Client assets, such as a stock certificate or a check incorrectly made out to Crescent, the Supervised Person must deliver the assets to the Portfolio Administration Group by the close of business. The Portfolio Administration Group will promptly, but in any case within three business days, send the assets to the Client, the Client’s Qualified Custodian, or the sender, as appropriate to most effectively protect Client assets. The Portfolio Administration Group may void out checks incorrectly made out to Crescent prior to returning them to the sender. The Portfolio Administration Group will instruct the sender that any future deliveries of client funds or securities should be made directly to the Client or to the Client’s custodian.

Avoiding Inadvertent Custody (Private Transactions)

Crescent seeks to avoid temporary custody of clients’ physical securities, and in particular securities a Crescent proprietary fund may receive in connection with a private investment transaction. These procedures are intended to ensure that any such security is delivered directly to the appropriate client or fund custodian, without physically coming into Crescent’s possession.

These procedures cover any security, directly originated loan, or other investment asset, issued in connection with a private transaction and includes, but is not limited to: notes, stocks, securities future, bond, debenture, any evidence of indebtedness, including promissory notes, certificates of interest or participation in profit sharing agreements, investment contracts and any put, call, options or privilege on any such security. It does not, however, include interests in syndicated bank loans of the type typically transacted by the Bank Loan group.

140

Deal Teams shall work with the firm’s outside counsel (Deal Counsel) to ensure that all original documents for private transactions do not come into the physical possession of Crescent. Deal Teams shall instruct Deal Counsel:

•	To have all private transaction documents delivered to Deal Counsel

•	To have such documents held in a locked safe or other secure facility while in Deal Counsel’s possession

•	To have electronic copies of such documents emailed to

•	The Deal Team and

•	Portfolio Administration at Portfolio.Administration@crescentcap.com

•

Upon receipt of an electronic copy of a private transaction from Deal Counsel, Portfolio Administration shall promptly prepare and deliver to Deal Counsel a Custody Memo with all pertinent information and instructions necessary for Deal Counsel to effect delivery of the private transaction deal documents to the appropriate Custodian.

•

If necessary or appropriate to facilitate proper and timely custody, Portfolio Administration shall send a copy of such Custody Memo and any other documents, including a copy of the private transaction, to the Custodian.

•

The Custody Memo will instruct Deal Counsel to deliver the private transaction deal documents to the Custodian via next-business-day delivery with a copy of the proof of delivery to be sent to Portfolio Administration.

•	In the event Crescent receives an original private transaction document:

•

From a separate account or fund investor: Promptly, but within 3 business days, return the originals to the sender and fully document the receipt and return of the documents, including making copies of the documents.

•

In connection with a portfolio company investment: Document date and circumstances of the delivery (including copies of the deal documents) and immediately bring the documents to Portfolio Administration. (If receipt is at an office other than Los Angeles, immediately contact Portfolio Administration for instructions on whether to send to Los Angeles or directly to the appropriate custodian.) Portfolio Administration will then send the assets to the appropriate party (or instruct you to do so).

•	Occasionally, assets are delivered as collateral to secure a private transaction in a portfolio company. Such assets should be sent to Portfolio Administration for logging and safe keeping.

Private Fund Capital Controls

Any capital flows involving Private Fund capital other than transactions placed on a delivery-versus-payment basis will be made in accordance with the following procedures:

•

Only the authorized officers may sign to authorize distributions from a Private Fund. A portfolio manager must approve redemptions that are permitted by a Private Fund’s Limited Partnership Agreement and PPM.

141

•

Redemption requests payable to any account that is not titled identically to the subscribing account must be reviewed and approved by the CFO. Any such requests will be subject to particularly careful scrutiny, including contacting the redeeming Investor to confirm the validity of the request, before Crescent will authorize any such redemption payment.

•	In general, capital outflows require two signatures.

•	For Crescent’s Bank of New York Mellon accounts, the Portfolio Administration Group will obtain and submit a hardcopy request with one authorized signatory to approve any capital outflows.

•	The Fund Administrator is responsible for setting up wires for distributions from Private Fund assets. Crescent personnel then must approve and release the wire.

142

FEE BILLING AND EXPENSE ALLOCATION

Background

Investment advisers must adopt and implement policies and procedures that are reasonably designed to ensure that fees paid by clients or investors are consistent with advisory contracts and other applicable disclosures. Any unearned fees that were prepaid by terminating clients or investors should be refunded.

Section 205(a)(1) generally prohibits registered investment advisers, including state-registered advisers, from charging performance fees. However, investment advisers are permitted to charge performance fees under certain circumstances.

Private fund managers must also ensure that each fund only bears expenses that are permissible under the relevant governing document, and that shared expenses are allocated in a manner that is fair to all funds. Finally, the staff of the SEC has raised questions about whether certain types of fee arrangements associated with transactions by private funds could require the fund manager to register as a broker/dealer.

Risks

In developing these policies and procedures, Crescent considered numerous risks associated with the calculation and collection of fees. This analysis includes risks such as:

•	Fee or expense disclosures are incorrect;

•	Fees or expenses are miscalculated because of human errors;

•	Fee or expense calculation formulas or spreadsheets are incorrect;

•	The fees or expenses that are charged are inconsistent with the fees that are calculated;

•	Investments are mispriced, resulting in incorrect fee calculations or expense allocations;

•	Crescent collects fees in connection with transactions that call into question whether the Company should be registered as a broker/dealer; and

•	Crescent charges performance fees to Clients who are ineligible to pay such fees.

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Any new fee structures require pre-approval from the Managing Partners.

143

Crescent has implemented the following procedures to ensure that advisory fees are calculated and debited correctly:

•

The Portfolio Administration Group enters the fee schedule applicable to each Client account into Crescent’s portfolio accounting system upon the account’s inception. The Portfolio Administration Group checks that the fees described in each new Client’s advisory contract are consistent with the fees entered into Crescent’s portfolio accounting system.

•	The Portfolio Administration Group ensures that accounts owned by the same Client or household are aggregated for purposes of calculating fee breakpoints, where and if applicable.

•	Fee schedules may only be changed with a Client’s written consent. The Portfolio Administration Group inputs any authorized fee schedule changes in Crescent’s portfolio accounting system.

•	Fee calculations must be calculated correctly in accordance with agreed-upon rates and methodologies.

•

The Fund Administrator calculates the advisory fees for the Private Funds and separately managed accounts that they are contracted by Crescent to administer. The Portfolio Administration Group reviews all advisory fee calculations prepared by the Fund Administrator and approves the direct debit of the fees for the Private Funds while forwarding the separately managed account calculations to Corporate Accounting for invoicing. For those legacy accounts administered by Bank of New York Mellon (“BNY”), BNY independently calculates and debits the fees.

•	In connection with the budgeting process, Corporate Accounting may also compare the aggregate amount of fees collected with Crescent’s aggregate assets under management for reasonability.

•	Corporate Accounting reconciles anticipated fees with actual receipts and should promptly notify the CCO of any discrepancies.

Crescent may charge performance fees to Clients meeting one or more of the following criteria: 14,15

•	Section 3(c)(7) funds;

•	Foreign persons, subject to any applicable foreign laws;

•	Clients with at least $1 million under management with Crescent immediately after entering into the contract;

•	Clients with a net worth excluding a primary residence and related debts that Crescent reasonably believes exceeds $2 million;

•	Natural persons or family companies with at least $5 million in investments; or

•	Clients who invest at least $25 million on a discretionary basis for their own accounts or for the accounts of other “Qualified Purchasers.”

[14]	Asset-based fees, such as charging 0.25% of assets under management per quarter, are not considered performance fees for purposes of this section.
[15]	Eligibility requirements for charging performance fees to natural persons changed in September 2011. Pre-existing arrangements that were permissible under the prior standard may remain in place.

144

Investors in Section 3(c)(1) funds may only be charged performance fees if each underlying Investor meets the preceding criteria.

Registered investment advisers may be permitted to charge performance fees in other limited circumstances. Supervised Persons should contact the CCO with any questions about any Client’s or Investor’s eligibility to pay performance fees.

Crescent has implemented the following procedures to ensure that expenses are calculated, allocated and debited correctly:

•	Each new type of expense, and any changes to the way in which these expenses are allocated between the Private Funds, must be preapproved by the Chief Financial Officer.

•	The General Counsel is responsible for ensuring that expenses have been disclosed to Investors.

•	The General Counsel will consider whether some or all of each expense category should be borne by Crescent.

•

The Fund Administrators prepare all expense allocations. The Portfolio Administration Group reviews the Fund Administrators’ expense allocations and may request documentation or support to ensure that the expenses have been allocated as intended.

•

Generally expenses shared by more than one Private Fund will be allocated pro-rata based on each fund’s capital, but other methodologies may be implemented to allocate expenses when the pro rata method would result in an inequitable allocation or other methodologies are considered more equitable.

•

Expenses that are attributable to both Private Funds and separately managed accounts will be allocated pro-rata to the relevant Private Funds (based on each Fund’s assets) and to Crescent (based on the separately managed account’s combined net assets).

Expenses that are attributable to Crescent and one or more Clients will be allocated in a manner that is demonstrably fair and that is consistent with disclosures to all affected Clients. The General Counsel or CCO is responsible for establishing such allocation methodologies. Documentation demonstrating that the allocation methodology has been applied correctly is retained by the Portfolio Administration Group.

145

DISCLOSURE DOCUMENTS AND FILINGS

Background

The SEC and other regulatory agencies require investment advisers to maintain and distribute certain disclosure documents. The failure of an adviser to meet statutory disclosure or filing requirements, or more generally to provide clients with full and fair disclosure, may subject the adviser to regulatory sanctions and/or increase the likelihood of civil litigation.

Risks

In developing these policies and procedures, Crescent considered numerous risks associated with the maintenance and dissemination of disclosure documents and filings. This analysis includes risks such as:

•	Crescent distributes disclosures, or submits filings, that contain outdated or inaccurate information;

•	Crescent is unaware of its disclosure or filing obligations;

•	Prospective Clients lack accurate information on which to base their decision to retain Crescent;

•	Clients or Investors are not informed of material facts relating to a legal or disciplinary action against Crescent; and

•	Regulatory filings are not submitted in a timely manner.

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Crescent will disseminate updated disclosure documents to Clients on a timely basis, and will ensure the timely and accurate submission of all required regulatory filings.

Financial, Legal, and Regulatory Disclosures

An investment adviser has a duty to provide clients and prospects with disclosure of all material facts regarding:

•	Any precarious financial position involving the adviser; and

•	Any legal or disciplinary event, involving the adviser or its Employees, that is material to an evaluation of the adviser’s integrity or its ability to meet contractual commitments to clients.

A Supervised Person must notify the CCO immediately if he or she becomes involved in, or threatened with, litigation or any administrative investigation or proceeding of any kind, becomes subject to a judgment, order, or arrest, is contacted by a regulatory authority, or is aware of any precarious financial position or other legal or disciplinary event.

146

Contract Review and Approval Process

Crescent enters into many contracts that have the potential for significant financial or legal impact on Crescent. Many, but not all, contracts are reviewed and approved by General Counsel or specified members of senior management. To manage Crescent’s commitments, risk, and liabilities, the following contract review and approval guidelines must be followed. Contracts meeting any of the criteria listed below should be submitted for initial approval and review to the individuals specified. For those contracts not needing approval and review under the criteria specified below, an advance sign-off by the relevant Product Group’s most senior Portfolio Manager is still required.

Criteria

A contract should be approved and reviewed if it meets any of the following criteria:

•	It involves a financial commitment by Crescent of more than $10,000 per annum.

•	It has a term in excess of 2 years or contains an “auto-renewal” provision.

•	Any form of indemnification is provided by Crescent (indemnification means any obligation that a Crescent entity make good or reimburse any loss, injury, damage or liability of another person).

If in doubt, submit for review and approval any contract that does not exactly meet the submission criteria summarized above.

Approval and Review

The review and approval process involves two steps:

•	review of the contract by Legal, and

•	corporate authorization, which can be obtained from the Senior Financial Officer for items which are in the ordinary course of a Product Group or Crescent’s business or CCO.

In addition, as part of the review and approval process, Supervised Persons should be sure to make written disclosures of any direct or indirect interest a Supervised Person or their family member has in a transaction covered by the contract to the Compliance Group or Legal and the person providing the corporate authorization, who will maintain a copy of the disclosure.

Subscription Agreements and PPMs

Crescent must receive a completed subscription agreement from each prospective Investor in a Private Fund before any subscription will be accepted. The subscription agreement contains information that the Investor Relations Group must review in order to assess the prospective Investor’s eligibility to invest. The subscription agreement also includes an acknowledgement that the prospective Investor has received, and understands, the Private Fund’s PPM.

Any changes to the subscription agreement or PPM must be reviewed and approved by the General Counsel and Outside Counsel.

Form ADV

Part 1A of Form ADV includes a number of questions about Crescent, its business practices, and control persons. All SEC and state-registered investment advisers must complete Part 1A. Part 1B asks additional questions, but is only required for state-registered advisers.

147

Part 2A of Form ADV, which includes a narrative description of Crescent’s activities and relevant conflicts of interest, must be provided to all new Clients and Investors at or before the time of entering into an advisory relationship. Either Part 2A, or a summary of material changes and an offer to provide the entire document, must be provided to all existing Clients and Investors within 120 days of the Company’s fiscal year-end.

Part 2B of Form ADV, which includes biographical information about certain Supervised Persons who provide advisory services, must be provided to all new Clients and Investors. Before a new Supervised Person begins providing advisory services to an existing Client Crescent must provide information about the Supervised Person using Part 2B. Crescent must also provide updated Part 2B information to all affected Clients and Investors promptly if a Supervised Person experiences a disciplinary event or if other information in Part 2B becomes materially inaccurate.

Parts 1 and 2 of Form ADV must be updated and filed electronically with the SEC on the IARD system within 90 days of Crescent’s fiscal year end. Form ADV must also be updated and re-filed promptly if certain information becomes inaccurate, or if any information becomes materially inaccurate. The Compliance Group oversees Crescent’s filing of Parts 1 and 2 of Form ADV.

The Investor Relations Group oversees the distribution of Part 2 to all prospective and current Clients and Investors. The Investor Relations Group tracks the distribution of Part 2.

Form 13F

Section 13(f) of the Exchange Act generally requires investment advisers that exercise discretion over equities with a combined value of at least $100 million to file Form 13F. Form 13F is filed electronically using the SEC’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system. The form must be submitted within 45 days of the end of each calendar quarter.

If an adviser has discretion over more than $100 million in equities at the end of any month, the adviser must first file Form 13F for the quarter ending December 31. An adviser must continue to file Form 13F for the next three quarters, even if the value of equities under its discretionary management falls below $100 million.

The Compliance Group ensures that the appropriate Form 13F filings are made with SEC.

Schedule 13D

Section 13(d) of the Exchange Act generally requires a beneficial owner of more than 5% of a class of equity securities registered under the Exchange Act (i.e., equity securities of a publicly traded company) to file Schedule 13D with the issuer, the SEC, and those national securities exchanges where the securities trade. Initial Schedule 13D filings must be made within 10 days of the transaction that resulted in beneficial ownership exceeding 5%. Rule 13d-3 under the Exchange Act defines “beneficial ownership” broadly to include, among other things:

•	The power to direct the voting of a security;

•	The power to direct the disposition of a security; and

•	The right to acquire beneficial ownership within 60 days through an option or by the conversion of a different security.

148

An amendment to Schedule 13D must be filed promptly (i.e., within two business day) if there are any material changes to the disclosures set forth in a previously-filed Schedule 13D. Material changes include, among other things, an acquisition or disposition of securities in an amount equal to 1% or more of the class of outstanding securities.

The Compliance Group tracks Crescent’s Section 13D filing obligations and submits all required Schedule 13D and Form 3 filings. Any transactions involving securities that may require a Schedule 13D filing should be brought to the attention of the CCO immediately.

Schedule 13G

In general, an investment adviser registered with the SEC or any state may file Schedule 13G instead of Schedule 13D if it holds more than 5% of a class of an equity security passively (i.e., without the purpose of changing or influencing control of the issuer). Such an investment adviser must file Schedule 13G with the SEC within 45 days of the end of the year. However, if an SEC or state-registered investment adviser’s ownership interest exceeds 10% on the last day of any month, then the initial Schedule 13G must be filed with the SEC within 10 days of the end of the month.

Rule 13d-1 under the Exchange Act lists several classes of entities, including SEC and state-registered investment advisers, which may disclose passive equity interests on Schedule 13G within 45 days of year-end.16 Notably, high net worth individuals and most private funds are excluded from this list. These excluded individuals and entities may still use Schedule 13G to disclose passive equity interests, but only if they own less than 20% of the class. Furthermore, these excluded individuals and entities must file Schedule 13G within 10 days of the acquisition that raised the ownership interest above 5%. If an SEC or state-registered investment adviser purchases more than 5% of a class of equity securities on behalf of a single excluded individual or entity, that individual or entity may be required to file Schedule 13G (or Schedule 13D for purchases of 20% or more) within 10 days of the transaction. An investment adviser would have an affirmative duty to notify the excluded individual or entity about their potential filing obligation.

The Compliance Group tracks Crescent’s Section 13G filing obligations and submits all required Schedule 13G filings. Crescent utilizes Everest and/or CDO Suite and co-ordinates with BNY with respect to legacy accounts to monitor for any individual Client’s holdings that approach 5%. Any transactions involving securities that may require a Schedule 13G filing should be brought to the attention of the CCO immediately. The CCO may consult with Outside Counsel if there is any question as to whether Crescent should file Form 13G or Form 13D.

If an investment adviser’s holdings change from passive to active (i.e., the adviser assumes the purpose of changing or influencing control of the issuer), then the adviser must file Schedule 13D within 10 calendar days. Such a change would temporarily limit the investment adviser’s ability to vote the securities in question. A Supervised Person should inform the CCO immediately if he or she becomes aware of any change in the purpose of Crescent’s holdings which may require the filing of Schedule 13D.

Form 13H

Exchange Act Rule 13h-1 requires investment advisers to file Form 13H and obtain a large trader identification (“LTID”) number from the SEC if their transaction activity in National Market System securities exceeds either one of the following identifying activity levels:

•	Two million shares or $20 million during any calendar day; or

[16]	See Paragraph (b)(1)(ii) of Rule 13d-1 under the Exchange Act for a complete list of entities that may be eligible to make year-end Schedule 13G filings.

149

•	Twenty million shares or $200 million during any calendar month.

Once a large trader meets or exceeds the identifying activity level, the large trader must submit an initial Form 13H Filing to the SEC within 10 calendar days. When the initial filing is submitted the large trader identifies itself to the SEC as a large trader.

The SEC will then assign the large trader an LTID number. A large trader must provide the LTID to all US registered broker-dealers who effect transactions on the large trader’s behalf within 10 calendar days of receipt. The SEC does not provide guidance or require a specific method by which the large trader must disseminate the LTID to US registered broker dealers.

A large trader may be required to submit certain Form 13H filings throughout the year, including a quarterly amended filing, if applicable, and an annual filing. Following is a brief overview of the different types of Form 13H filings:

•	Annual Filing – All large traders must submit an annual filing within 45 days after the end of each full calendar year (unless they have an Inactive Status designation).

•

Amended Filing – If any information in a Form 13H filing is found to be inaccurate, or becomes inaccurate, an amended filing must be made within 10 calendar days following the end of the calendar quarter. For example, changes to the adviser’s name, business address, organization type, or organizational chart would require an amended filing. A large trader with an inactive status does not need to make amended filings.

•

Inactive Status Filing – A large trader that has not effected aggregated transactions over the thresholds noted above during the previous full calendar year may use the Form 13H to make an inactive status filing. Filers with an Inactive Status designation do not need to make annual filings or amended filings and can instruct their broker-dealers to cease maintaining records.

•	Reactivated Status – If an adviser with an Inactive Status designation meets or exceeds the identifying activity level, it must file for Reactivated Status within 10 days.

•

Termination Filing – Persons can terminate their status as large traders by submitting a Termination Filing. For example, if the adviser ceases operations, dissolves, or is acquired, the large trader may be able to file a Termination Filing.

The Compliance Group is responsible for overseeing Crescent’s 13H filing obligations. Crescent has not made an initial filing yet, but upon its first filing, the Head of Trading are responsible for ensuring that registered broker dealers with which Crescent trades have been provided with the Company’s LTID number. The Compliance Group monitors trading levels in NMS securities on ongoing basis to determine whether the thresholds have been triggered.

150

Filings Regarding Group Activities

Rule 13d-5(b)(1) under the Exchange Act states that, “when two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of an issuer,” the group’s combined holdings should be considered for purposes of 13D and 13G filings. Examples of activities that could affect Crescent’s filing obligations include:

•	Frequent, substantive conversations or emails with other investment managers that have positions in common;

•	Communications with other investment managers about any plans to influence management of a portfolio company;

•	The coordination of investment activity with other investment managers; and

•	Any formal or informal agreement with another investment manager to coordinate regarding a shared position.

Supervised Persons should promptly notify the CCO if they believe that Crescent may be acting as part of a group.

Section 16 Reports of Directors, Officers, and Principal Shareholders

Section 16 of the Exchange Act requires certain filings by any direct or indirect beneficial owners of more than 10% of any class of a registered equity security, as well as directors and officers of the issuer of such a security (collectively, “Section 16 Persons”). Crescent is a Section 16 Person if its Clients collectively hold more than 10% of any class of a registered equity.

A Supervised Person should notify Legal if he or she, or an immediate family member living in the same household, may be a Section 16 Person.

Legal is responsible for determining whether Crescent is a Section 16 person, and for making any associated filings on Forms 3, 4, and 5.

Foreign Filing Requirements

Some foreign regulators require beneficial owners to make filings or comply with other regulations when their holdings exceed certain thresholds. Filing requirements may also be dependent upon a Client’s location. For example, the European Markets Infrastructure Regulation requires filings for managers with private funds domiciled in the European Union. Filing obligations and other regulations vary by country. The Compliance Group tracks Client holdings in foreign securities and any associated foreign filing obligations will be addressed with consultation from local Outside Counsel.

State Licensing, Notification, and Registration Requirements

Crescent may be required to provide notice filings to certain state securities authorities. These notice filings are copies of Part 1 Form ADV, which are sent electronically based on the boxes that are checked on Item 2.B of the filing. Generally speaking, Crescent must make notice filings in any state where it maintains a place of business or has more than five Clients.17 The Investor Relations Group, which is informed of each new Client during the account opening process, is responsible for tracking client responses and updating the Compliance Group to evaluate state notice filing obligations.

[17]

Louisiana, Nebraska, Texas and New Hampshire require notice filings if an adviser has any clients who are residents of the state. Furthermore, Texas looks through pooled investment vehicles that have a lock-up period of two years or less to count underlying natural person investors when determining whether an adviser must submit notice filings.

151

States may impose individual licensing requirements on any person who (i) is located in the state, (ii) provides investment advice on behalf of Crescent, and (iii) is subject to Crescent’s supervision and control. However, pursuant to Rule 203A-3 under the Advisers Act, individuals are exempt from state licensing requirements if they have five or fewer clients who are Natural Persons, or if 10% or fewer of the individual’s clients are Natural Persons.18 Requirements vary by state, and may include registration through the Web-CRD system, the successful completion of a Series 7, 65 and/or 66 examinations, or the possession of a professional designation such as CFP, CFA, or ChFC, among other things. While the CCO oversees compliance with states’ individual licensing requirements, Supervised Persons must be aware of their own licensing obligations. Supervised Persons should consult with the CCO regarding any questions about potentially applicable state licensing requirements.

Form D

All issuers offering securities in reliance on an exemption under Regulation D of the Securities Act (such as the Private Funds) should file Form D electronically with the SEC no later than 15 days after the first sale of securities. Form D filings must also be amended at least annually and as soon as is practicable:

•	Upon discovery of any material mistake or error of a previously filed form; and

•	To reflect most changes in the information included in the most recent filing, except that changes to the following information do not require an amended filing:

•	The address or relationship status of a “related person” identified in Item 3;

•	The issuer’s revenues or aggregate net asset value;

•	An increase in the minimum investment amount;

•	A cumulative decrease in the minimum investment amount of 10% or less;

•	The address or relevant states of operation of a person being paid to solicit investors;

•	The amount of securities sold, or remaining to be sold, in the offering;

•	The number of non-accredited investors, so long as this number does not exceed 35;

•	The total number of investors in the offering;

•	A decrease in the amount of sales commissions, finders’ fees or use of proceeds to pay executive officers, directors, or promoters; and

[18]

Qualified clients are not counted as “Natural Persons” for purposes of this test. Rule 205-3(d)(1) under the Advisers Act defines a qualified client to include, among other things, a Natural Person with a net worth in excess of $2 million, or who placed at least $1 million under CRESCENT’s management, at the time that the individual became a Client of CRESCENT. Prior to September 19, 2011, the qualified client thresholds were $1.5 million and $750,000, respectively. The qualified client net worth calculation excludes the value of a natural person’s primary residence and certain property-related debts.

152

•	A cumulative increase in the amount of sales commissions, finders’ fees or use of proceeds to pay executive officers, directors, or promoters of 10% or less.

Electronic Form D filings are made using the SEC’s EDGAR website, which is available at https://www.onlineforms.edgarfiling.sec.gov/.

Form D must also be filed in many states in which the securities are marketed. Many states allow issuers 15 days from the date of first issuance in that state to submit a Form D, but filing obligations vary from state to state. Also, many states require Form D submissions on paper forms that differ somewhat from the electronic Form D that is submitted to the SEC. Finally, certain states may require additional state-specific filings to supplement the Form D filing when an adviser offers a private fund in those states. Taken together, the state filing obligations are often referred to as “blue sky filings.”

The CCO works with Outside Counsel to ensure that appropriate Form D and blue sky filings are submitted in a timely manner to the SEC and to applicable state securities regulators. The CCO works with Outside Counsel to ensure that all required Form D and blue sky amendments are made with the SEC in a timely manner.

Form PF

All registered investment advisers that manage private funds having an aggregate value in excess of $150 million must make quarterly or annual filings on Form PF. Large private equity advisers and small private fund advisers are required to file Form PF on an annual basis. The deadline to file is 120 days from the end of their fiscal year. Large hedge fund advisers have 60 days from the end of each fiscal quarter and large liquidity fund advisers have 15 days after each fiscal quarter to file Form PF. Following are the filing thresholds:

Type	Regulatory Assets Under Management
Large Private Equity Fund	$2 billion
Large Hedge Fund	$1.5 billion
Large Liquidity Fund	$1 billion
Small Private Fund	$150 million

Form PF can be accessed and submitted through the Private Fund Reporting Depository (“PFRD”) located on the Investment Adviser Registration Depository website. The Compliance Group is responsible for overseeing the submission of Crescent’s Form PF filings.

Filings with the Federal Reserve

Large Position Reporting

Crescent may be required to file Large Position Reports with the Federal Reserve Bank of New York if Crescent’s holdings in specific Treasury security issues exceed levels set by the U.S. Department of the Treasury of at least $2 billion. The Trading Group monitors Treasury positions that might trigger Large Position Reporting positions, and makes any required reports.

153

Treasury Auction Filing

Crescent may be required to submit Treasury security reports to the Federal Reserve in connection with the purchase of government securities in a Treasury auction. Confirmations must be filed by any purchaser that is awarded U.S. government securities with a par value of $2 billion or more. Such confirmations must include the reportable net long position, if any. The Trading Group monitors purchases in Treasury auctions that might need to be reported, and makes any required filings.

Forms SHL and SHLA

Each year the Federal Reserve surveys foreign residents’ interests in U.S. issuers. Form SHL is used for a comprehensive survey conducted every five years, while Form SHLA is used for smaller annual surveys. The Federal Reserve may require reporting by U.S.-based custodians and issuers (including pooled investment vehicles). To the extent that Crescent is contacted by the Federal Reserve regarding Form SHL or SHLA filings, the CCO will coordinate the Company’s response. The SHL and the SHLA can be submitted via the Federal Reserve’s IESUB system or can be mailed or faxed to the Federal Reserve Bank of New York.

Form SHC and SHCA

Every five years, U.S. resident custodians and end-investors with assets that exceed $100 million, in aggregate, of foreign portfolio securities must file a Form SHC. This report collects information on U.S. resident holdings of foreign portfolio securities, including foreign equities, short-term debt securities, and long-term debt securities. Form SHCA is filed on an annual basis by certain SHC filers as requested by the Federal Reserve. To the extent that Crescent is contacted by the Federal Reserve regarding Form SHC or SHCA filings, or the $100 million threshold is met, the CCO will coordinate the Company’s response. The Form SHC and SHCA can be submitted via the Federal Reserve’s IESUB system or can be mailed or faxed to the Federal Reserve Bank of New York.

Filings with the CFTC and the NFA

Commodity Futures Trading Commission

Under the Commodities Trading Act, the Commodity Futures Trading Commission (CFTC) regulates futures and options trading and markets, including those impacting the activities of private funds of the type Crescent sponsors and manages. These procedures govern Crescent’s compliance with such rules and regulations.

Under CFTC regulations, Crescent’s activities as a general partner and/or investment advisor to a private fund may fall within the definitions of a Commodity Pool Operator (CPO) and/or a Commodity Trading Advisor (CTA). As a result Crescent and/or the Fund must either register with the CFTC or seek the appropriate exemption(s) from registration.19

[19]	Crescent BDC, Inc. in 2015 filed a claim to perfect no-action relief pursuant to CFTC No-Action Letter No. 12-40, dated December 4, 2012 from the requirement to register with the CFTC as a CPO.

154

Claims for Exemption

CPO:

CFTC Regulation 4.13(a)(3) exempts certain entities from registration as CPOs. The exemption may be claimed by operators whose funds trade a de minimis amount of commodity interest products, only accept investments from certain qualified investors, and are not marketed as vehicles for trading in the commodity futures or commodity options market.

For the purposes of meeting the de minimis condition, such a fund must meet one of the following tests with respect to its commodity interest positions whether entered into for bona fide hedging purposes or otherwise:

•

The aggregate initial margin and premiums required to establish such positions, determined at the time the most recent position was established, will not exceed 5% of the liquidation value of the pool’s portfolio, after taking into account unrealized profits and unrealized losses on any such positions it has entered into; or

•

The aggregate net notional value of such positions, determined at the time the most recent position was established, does not exceed 100% of the liquidation value of the pool’s portfolio, after taking into account unrealized profits and unrealized losses on any such positions it has entered into.

Further, to meet the investor qualification condition, the adviser must reasonably believe that each investor in the fund is either (i) an “accredited investor”, (ii) a trust that is not an accredited investor but that was formed by an accredited investor for the benefit of a family member, (iii) a “knowledgeable employee”, or (iv) a “qualified eligible person”.

Lastly, to meet the marketing restriction, the adviser is prohibited from marketing the funds as vehicles trading in the commodity futures or commodity options markets.

Advisers relying on the Regulation 4.13(a)(3) exemption must file a notice through the NFA’s electronic Exemption Filing System, and must make annual reaffirmations that the exemption remains available. The Compliance Group is responsible for monitoring the availability of the Regulation 4.13(a)(3) exemption and making all necessary filings.

The Compliance Group will file a Regulation 4.13(a)(3) exemption on behalf of each Fund that can or must engage in hedging or otherwise trade futures. Compliance will impose upon and monitor each such Fund for compliance with the de minimis tests noted above. Only if a Fund is expressly prohibited by its governing documents from engaging in any and all activities regulated by the CFTC will Crescent not seek an exemption.

CTA:

The CFTC also provides relief from registration as a CTA for advisors whose Pools (i.e., Funds) trade de minimis amounts of futures if all other conditions of the requirements are met. To qualify for an exemption from registration under 4.14(a)(8), a CTA must:

a)	Provide advice only to Pools operating under an 4.13(a)(3) exemption or 4.5 exempt Pools

b)	Which commodity trading advice is incidental to its securities advice; and

c)	May not otherwise hold itself out as a CTA.

155

Because each Crescent Fund qualifies as exempt from registration as a CPO under 4.13(a)(3), Crescent and its affiliated advisors (e.g., Crescent European Specialty Lending LLC and Crescent Direct Lending Management LLC) which act as investment advisors to those Funds qualify as exempt from registration as CTAs under 4.14(a)(8). Crescent has filed such exemptions for itself and its related advisers. Crescent Legal will advise Compliance of any new affiliated investment advisors the Firm may create to advise one or more Pool subject to CFTC regulations and Compliance shall file the appropriate notice of exemption through the NFA’s electronic Exemption Filing System.

Annual Affirmation of Exemptions:

CFTC regulations require any person claiming an exemption or exclusion from CPO registration under CFTC Regulation 4.5, 4.13(a)(1), 4.13(a)(2), 4.13(a)(3), 4.13(a)(5) or an exemption from CTA registration under 4.14(a)(8) to annually affirm the applicable notice of exemption or exclusion within 60 days of the calendar year end.

After verifying that each Fund has remained in compliance with the above noted tests test to exempt each from CPO registration, Compliance will annually affirm the exemption within the time designated by the regulations (i.e., between November 1st and March 1st). Similarly, Compliance shall verify annually that each CTA for whom a notice of exemption has been filed continues to remain eligible for exemption under 4.14(a)(8) and affirm such exemption on the Exemption Filing System.

FBAR Filings

Each U.S. person who has a financial interest in, sole or joint signatory authority over, or other authority over any foreign financial accounts worth more than $10,000 at any time during a calendar year must file a report with the Department of the Treasury by June 30th of the subsequent year.20 This Report of Foreign Bank and Financial Accounts (or “FBAR”) is filed on Form TD F 90-22.1. For purposes of FBAR filings, the Treasury defines a “U.S. person” to include natural persons, corporations, partnerships, and other legal entities. Accounts that can trigger an FBAR filing include, among other things, bank accounts, accounts holding securities and derivatives, and equity interests in a commingled fund that has its own foreign financial accounts. IRS notices have extended the required FBAR filing date for interests in offshore private funds to June 2013 and proposed regulations would not require FBAR filings with respect to interests in such funds.21

Depending upon the relevant facts and circumstances, the Treasury’s reporting requirements may be applicable to Clients, the Private Funds, and Investors in the Private Funds. FBAR filings for the Private Funds will be coordinated, as necessary, by the Compliance Group and Outside Counsel. Crescent does not assume any responsibility for making FBAR filings on behalf of Clients other than the Private Funds, or Investors in the Private Funds.

Form TIC-SLT

The Department of the Treasury may require quarterly reporting of U.S. securities held by foreign residents and foreign securities held by U.S. residents. Any such reports are made using Form TIC-SLT. An exemption from the filing requirement is available if the value of reportable securities that are not held by a U.S. resident custodian remains below $1 billion. Notably, cross-border investments by a feeder fund in a master fund can count towards the $1 billion reporting threshold, as can cross-border subscriptions by individual investors. The TIC Form SLT report must be submitted no later than the 23rd calendar day of the month following the report as-of date. This report can be submitted via the Federal Reserve System’s Internet Electronic Submission (IESUB) system or be mailed or faxed to the Federal Reserve Bank of New York. The Compliance Group will work with Outside Counsel to monitor Crescent’s TIC-SLT filing obligations.

[20]	The filing requirements include limited exceptions that may be available to employees of certain banks and publicly traded corporations.
[21]	See IRS Notices 2010-23 and 2012-1, and IRS Announcement 2010-16, as of March 1, 2010.

156

TIC Form B

TIC Form B filings are required by U.S. entities that exceed a specific threshold in reportable liabilities to, or claims on, foreign residents. Beginning with the reports as of September 30, 2013, organizations required to file the TIC B reports will include all types of U.S.-resident financial institutions (including, but not limited to banks, other depository institutions, brokers/dealers, bank/financial holding companies, investment banks, insurance companies, credit card issuers, money market funds, pension funds, private equity funds, hedge funds, trusts, finance companies, mortgage companies, commodity brokers and dealers, investment advisers and managers, and loan brokers). All financial institutions that previously filed TIC C forms (form CQ–1 and form CQ–2) will file TIC B forms beginning with the reports as of September 30, 2013. This change affecting many U.S.-resident financial institutions, from reporting on TIC C forms to reporting on TIC B forms, is designed to improve the coverage of international financial transactions and positions in the U.S. balance of payments and in the U.S. international investment position, and reflects the change in the international statistical standards to include in portfolio investment (PI) most international positions between financial institutions. All financial positions between U.S. residents and foreign residents are either PI or direct investment (DI), and all organizations with such positions (above the amounts declared exempt in the reporting instructions), must report them to either the Treasury (which collects PI information) or Bureau of Economic Analysis (which collects DI information). The specific thresholds and types of TIC Form B filings that are required vary depending on the type of reportable liabilities and claims. The submission methods vary depending on which TIC Form B filing is required. The Compliance Group is responsible for overseeing TIC Form B filings.

TIC Form D

TIC Form D filings are required by U.S. entities that have derivative contracts that exceed $400 billion of notional value or $400 million of net settlements. This report should be filed with the Federal Reserve Bank of New York on a quarterly basis. The Compliance Group is responsible for overseeing TIC Form D filings.

TIC Form S

TIC Form S filings are required by U.S. entities that transact in U.S. long-term securities directly from foreign residents and/or conduct transactions in foreign long-term securities directly from or to foreign residents or have foreign resident agents conduct transaction in these securities on their own behalf or on behalf of the customers. Purchases or sales of long term securities in excess of $50 million per month may trigger a filing obligation. Once the initial filing is made, monthly filings are required for one calendar year. Submission methods vary based on the entity filing. The Compliance Group is responsible for overseeing TIC Form S filings.

Form FC-1 and Form FC-2

Form FC-1 and FC-2 filings are required by foreign exchange market participants who meet or exceed more than $50 billion in foreign exchange contracts on the last business day of any calendar quarter during the previous year. The FC-1 report must be filed weekly no later than noon on Friday following the Wednesday to which the report applies. The more detailed FC-2 report must be filed within ten business days of month end. Both forms must be submitted via the Federal Reserve’s IESUB system. The Compliance Group is responsible for overseeing Form FC-1 and FC-2 filings.

157

Form FC-3

Form FC-3 filings are required by foreign exchange market participants who meet or exceed more than $5 billion in foreign exchange contracts on the last business day of any calendar quarter during the previous year. This report is due within forty-five days after each quarter end via the Federal Reserve’s IESUB system. The Compliance Group is responsible for overseeing Form FC-3 filings.

158

ELECTRONIC COMMUNICATIONS

Background

The Internet and other means of electronic communication, presents challenges for investment advisers. Because of their prevalence and familiarity, it is easy to overlook the risks associated with an adviser’s use of electronic communications.

As with other types of communications, electronic communications are subject to certain provisions of the Federal Securities Laws, including the anti-fraud provisions of the Advisers Act, the protection of confidential client information pursuant to Regulation S-P, and record retention in accordance with Rule 204-2 under the Advisers Act. Furthermore, the use of the Internet and other electronic communications may expose an investment adviser to disruptions caused by viruses or computer hackers.

Risks

In developing these policies and procedures, Crescent considered the material risks associated with Supervised Persons’ electronic communications, both internally and with third parties. This analysis includes risks such as:

•	Supervised Persons’ use of email and the Internet is not properly monitored for inappropriate use;

•	Email communication with Clients and/or Investors is not maintained, as required by the books and records rule;

•	Crescent’s computer systems are exposed to infiltration by computer viruses or hackers;

•	Supervised Persons send emails containing non-public information to the wrong recipient;

•	Supervised Persons are not aware that electronic communications are not private, and are subject to the same standards as all other forms of communication;

•	Instant messages are not captured and maintained;

•	Supervised Persons use public email services (such as Hotmail or Gmail) for business purposes, but such communications are not subject to appropriate supervision or archival; and

•	Crescent delivers required disclosure documents electronically without obtaining Clients’ and/or Investors’ informed consent to receive such documents electronically.

Crescent has established the following guidelines as an attempt to mitigate these risks.

Policies and Procedures

All software, files, email messages, voice mail messages, computers, Crescent-issued phones, computer networks, and communications systems (collectively, “Electronic Resources”) are the property of Crescent. Supervised Persons’ communications using Electronic Resources are held to the same standard as all other business communications. Supervised Persons must act with good judgment, integrity, competence, dignity, and in an ethical manner when using Electronic Resources. Such resources may not be used to receive or transmit communications that are discriminatory, harassing, offensive, unlawful, or otherwise inappropriate. Supervised Persons may not attempt to gain unauthorized access to any computer or database, tamper with any electronic security mechanism, misrepresent a user’s identity, or disseminate viruses or other destructive programs. Supervised Persons may not download, install, or execute software without prior approval from the IT Group.

159

Emails, Instant Messages, and Faxes Sent to More Than One Person

The staff of the SEC would likely consider any email, instant message, or fax (an “Electronic Communication”) to be an advertisement if it is sent to more than one person and if it offers:

•	Any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell;

•	Any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell; or

•	Any other investment advisory service with regard to securities.

Electronic Communications that are advertisements are subject to the Advertising and Marketing policies and procedures described in this Manual. Consult the CCO if there is any question as to whether an Electronic Communication is an advertisement under the Advisers Act.

Electronic Communications Surveillance

All Electronic Communications sent or received on Crescent’s Electronic Resources are property of Crescent. Subject to applicable law, such Electronic Communications and Electronic Resources may be searched, reviewed, or produced for any purposes by Crescent, third-party contractors, the SEC, and other regulatory authorities. Among other things, the Company may use keyword searches or focus on messages sent or received by specific individuals during email reviews.

Crescent may require a Supervised Person to provide any of their electronic access codes or passwords at any time.

Consent and compliance with the Electronic Communications policies and procedures, including the Electronic Communications Surveillance policies and procedures, is a term and condition of each Supervised Persons’ employment. Failure to abide by these policies may result in disciplinary action, including dismissal.

Privileged Emails

All emails between Crescent and Outside Counsel should include “Privileged and Confidential” in the subject line or prominently in the body of the e-mail. Supervised Persons should be aware that emails are not automatically protected by attorney-client privilege because they are marked “Privileged and Confidential,” but this labeling convention will be useful if Crescent must make a privilege claim.

160

Personal Emails

Supervised Persons are strictly prohibited from using public email services (such as Hotmail or Gmail) for any business purpose. Supervised Persons should also be aware that in certain instances the SEC’s enforcement staff or other law enforcement agencies have subpoenaed individuals’ personal email correspondence. Although Supervised Persons may not use public email addresses for business purposes, they may make reasonable personal use of their Crescent email account. Such use should not interfere with Crescent’s business activities or involve a meaningful amount of a Supervised Person’s time or Crescent’s resources. Supervised Persons are prohibited from using Electronic Resources to establish a business or otherwise profit personally. All email, whether personal or related to Crescent, must be appropriate in both tone and content.

Supervised Persons acknowledge that Crescent and its authorized agents have the right to access, obtain, and review all emails, including personal emails, which Supervised Persons send or receive through Crescent’s computers. Supervised Persons expressly consent to such monitoring and review of all emails by Crescent and/or its authorized agents.

Text and PIN-to-PIN Messaging

Supervised Persons are prohibited from using text or PIN-to-PIN messaging to transmit work-related messages.

Third-Party Electronic Communication Forums

Supervised Persons may only use the Bloomberg Instant Messaging platform from Crescent’s computers to transmit instant messages. Supervised Persons should be aware that all incoming and outgoing instant messages are retained and are subject to the same kinds of review as emails. If a Supervised Person wishes to utilize another instant messaging platform it must obtain approval from the IT Group. The IT Group should ensure that all instant messages are set to be retained and archived prior to granting approval.

Crescent does not prohibit Supervised Persons from posting on web logs (“blogs”), social networking sites like Facebook or Linked-In, or third party messaging services, outside of work. However, Crescent does impose the following restrictions on these types of activities:

•	Supervised Persons may only conduct business related to Crescent using electronic systems that have been provided and approved by Crescent.

•	Supervised Persons must remove any endorsements or testimonials posted by Clients or Investors on any blog or social networking site controlled by Crescent or its Supervised Persons.

•	Supervised Persons are prohibited from posting confidential or proprietary information about Crescent in any public forum without the CCO’s explicit pre-approval.

•

Crescent holds information about the Company’s Clients and Investors in strict confidence. Supervised Persons must never identify an individual as being a Client or Investor, or post any non-public information about a Client or Investor, in a public forum.

•	Crescent prohibits Supervised Persons from sharing proprietary information about the Company’s operations or investment decisions in any public forum.

161

•	Supervised Persons may not activate any feature that would allow a social networking site to access contact information stored on Crescent’s email systems.

For purposes of the preceding policies, “public forum” includes information that is available to the general public, as well as information that is only available to “friends,” personal contacts, members, subscribers, or other groups of individuals.

Supervised Persons should consult with the CCO if they have any questions about the preceding policies. None of the preceding policies are intended to limit the rights of Supervised Persons that are protected under the National Labor Relations Act.

Electronic Security

The Internet and other forms of electronic communication may not be secure. It may be possible for Internet users to intercept emails, file attachments, and other data transmissions. When possible, Supervised Persons should seek to limit the amount of confidential and proprietary information that is transmitted electronically.

If a Supervised Person knows or suspects that one or more passwords, Crescent’s proprietary information, or non-public information about a Client or Investor has been lost or improperly disclosed or accessed, that Supervised Person must promptly report the loss or disclosure to the CCO. Similarly, Supervised Persons must report any actual or suspected misuse of Crescent’s electronic resources to IT Group and the CCO. Unusual system behavior, such as missing files, frequent crashes, or misrouted messages should also be reported to the IT Group and the CCO.

Supervised Persons must be extremely cautious when addressing Electronic Communications because of the potential consequences of sending such communications to the wrong recipient. Supervised Persons should use the same care when preparing an Electronic Communication that they would use when drafting a letter on Crescent’s letterhead. Supervised Persons should double-check the recipient’s email address, instant message address, or fax number before sending such communications. Internal documents, including those marked “For Internal Use Only,” may not be transmitted to third parties except as authorized by the CCO.

If a Supervised Person inadvertently sends an Electronic Communication with confidential information to the wrong recipient, he or she must promptly report the incident to his or her supervisor, even if the consequences of the mistaken transmission appear minimal. The Supervised Person and the supervisor should promptly notify the CCO if they determine that the mistaken transmission contained non-public information about a Client or Investor, or material information that is proprietary to Crescent.

Bloomberg Instant Messaging

Communications sent and received using Bloomberg are subject to the same policies and procedures as other types of Electronic Communications. Instant messages, email style messages, and attachments stored on the Bloomberg system may become less accessible after several days, so the IT Group has arranged for all Bloomberg communications to be retained and archived through Smarsh.

Retaining Electronic Communications

The staff of the SEC has indicated that Electronic Communications are subject to the same recordkeeping requirements that apply to Crescent’s other communications. In general, required records must be kept for six years. The books and records rule under the Advisers Act generally only requires the retention of communications, sent and received:

•	That are advertisements;

162

•	That relate to any recommendation or advice that was made or proposed;

•	That relate to any receipt, disbursement, or delivery of funds or securities; or

•	That relate to the placing or execution of any order to trade a security.

Nonetheless, Crescent has elected to retain all Electronic Communications that it sends and receives.22 Faxes should be kept in the same filing systems that are used for letters. All emails are retained by Smarsh.

Electronic Delivery of Required Disclosures

In the Use of Electronic Media by Broker-Dealers, Transfer Agents, and Investment Advisers for Delivery of Information; Additional Examples Under the Securities Act of 1933, Securities Exchange Act of 1934, and Investment Company Act of 1940, Investment Advisers Act Release No. 1562 (May 9, 1996), the SEC published its views regarding investment advisers’ use of electronic media to provide disclosures, and obtain consents, required by the Advisers Act. While investment advisers are generally permitted to provide disclosure and obtain consent electronically, the SEC has indicated that advisers should consider the following factors when communicating electronically with clients and prospects.

•

Notice: If disclosures are posted on a website or made available through some other passive delivery system, the adviser should send the intended recipient an email or some other notice indicating that the disclosures are available.

•	Access: Recipients of electronic information should be able to easily view, save, and print the information.

•

Evidence of Delivery: An adviser should have reasonable assurance that the electronic communication was received by the intended recipient. An adviser may obtain an email return receipt for each message, or it may obtain the recipient’s informed prospective consent to receive information through a specified electronic medium.

Crescent will generally provide required disclosure documents electronically only if the recipient specifies an email address where such documents may be delivered and gives written consent to receive disclosures electronically. However, Crescent may provide required disclosures electronically on a case-by-case basis if the recipient provides an email address and confirms his or her receipt of each disclosure in a return email.

[22]	Unsolicited advertisements (also known as “spam”) received by CRESCENT need not be retained.

163

Email Review Sheet

The CCO periodically reviews Supervised Persons’ emails and documents the review as set forth below.

Date of Review	Time Period Covered by Review	Criteria used to Review Emails	Total Emails Reviewed During Review Period	Number of Emails Flagged for Follow-Up	Necessary Follow-Up Conducted	Miscellaneous Notes

164

ADVERTISING AND MARKETING

Background

Rule 206(4)-1 under the Advisers Act prohibits certain types of advertisements, including any advertisement that contains any untrue statement of material fact, or that is otherwise false or misleading. Additionally, the Advisers Act’s broad anti-fraud provisions apply to all written correspondence; even items that are excluded from the definition of an advertisement must not contain any false or misleading statements.

Section 4(a)(2) of the Securities Act and Sections 3(c)(1) and 3(c)(7) of the IC Act generally require any offering of a private fund to either (a) be made in a way that does not involve a public solicitation, or (b) only involve investors that the issuer has reasonably determined to be accredited.

Definition of an “Advertisement”

Rule 206(4)-1 generally defines an “advertisement” to include any written communication addressed to more than one person, and any notice or announcement in a publication or on radio or television, which offers any investment advisory service.

An SEC staff letter issued to the Investment Counsel Association of America, Inc. on March 1, 2004 indicated that the following types of written correspondence are not advertisements:

•	Responses to unsolicited requests for information from clients, prospects, and consultants; and

•

Written correspondence to existing clients in the context of discussing accounts under management. However, communications to prospective clients, and communications that offer advisory services to existing clients, are considered advertisements.

Potentially Misleading Advertisements

Rule 206(4)-1(a)(5) prohibits any misleading advertisement. Even entirely factual advertisements can be prohibited if the overall effect of the advertisement is misleading. When considering whether an advertisement is misleading, an investment adviser must use good judgment and should consider any applicable factors, including:

•

The presence or absence of explanations and disclosures, including any material facts regarding the adviser, its personnel and investment strategies, relevant market and economic conditions, and the types of assets in which its clients invest;

•	The prominence of disclosures;

•	Whether information is current, particularly with respect to performance advertisements;

•	Whether descriptions of potential gains are balanced by disclosures of risk and the potential for loss;

•	Any implications that past performance will be sustained in the future;

165

•	Any exaggerated or unsubstantiated claims, or the use of superlatives; and

•	The advertisement’s overall context and the sophistication of the recipients.

Performance Advertisements

In an SEC staff letter issued to Allied Investments Company on May 24, 1979, the SEC permitted, but did not require, advisers to disclose performance as long as it was presented fairly. Since 1979 the SEC and its staff have issued guidance regarding performance advertisements through SEC staff letters, administrative proceedings, and interpretive releases.

Prohibited Performance Advertisements – Clover Capital Management

In an SEC staff letter issued to Clover Capital Management on October 28, 1986, the SEC’s Division of Investment Management took the position that Rule 206(4)-1(a)(5) prohibited any advertisement that:

•

Fails to disclose the effect of material or economic conditions on the results portrayed (e.g., an advertisement stating that accounts appreciated 25% without disclosing that the market generally appreciated 40% during the same period);

•	Includes results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid;[23]

•	Fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends and other earnings;

•	Suggests or makes claims about the potential for profit without also disclosing the possibility of loss;

•

Compares results to an index without disclosing all material facts relevant to the comparison (e.g., the volatility of the index is materially different from the volatility experienced by the adviser’s clients);

•

Fails to disclose any material conditions, objectives, or investment strategies used to obtain the results portrayed (e.g., client accounts contain equity stocks managed with a view towards capital appreciation);

•

If applicable, fails to disclose prominently the limitations inherent in model results, particularly the fact that such results do not represent actual trading and that they may not reflect the impact that material economic and market factors might have had on the adviser’s decision-making if the adviser were actually managing clients’ money;

•

If applicable, fails to disclose that any of the securities contained in, or the investment strategies followed with respect to, a model portfolio do not relate, or only partially relate, to the type of services currently offered by the adviser (e.g., the model includes some asset classes that the adviser no longer recommends for its clients);

[23]	The SEC’s staff later approved certain exceptions to this prohibition, as discussed in the Gross-of-Fees Performance Advertisements sub-section of this Manual.

166

•	If applicable, fails to disclose that the adviser’s clients had investment results materially different from the results portrayed in a model portfolio; or

•

If applicable, fails to disclose prominently that the results portrayed relate only to a select group of the adviser’s clients, the basis on which the selection was made, and any material effect of this practice on the results portrayed.

Gross-of-Fees Performance Advertisements

Since 1986, the SEC’s Division of Investment Management has issued several letters that qualified the prohibition against gross-of-fees performance advertisements contained in the letter issued to Clover Capital Management.

Custodial Fees

In an SEC staff letter issued to the Investment Company Institute on August 24, 1987, the SEC’s Division of Investment Management permitted the advertisement of performance figures that did not reflect the deduction of custodial fees.

One-on-One Presentations

In a second SEC staff letter issued to the Investment Company Institute on September 23, 1988 (often referred to as “ICI II”), the Division of Investment Management permitted the use of performance figures that were gross of advisory fees in “one-on-one” presentations. A one-on-one presentation may involve more than one prospective client if the presentation is private in nature and the prospects have ample opportunity to ask questions and discuss fee arrangements.24

Any advertisements that contain gross-of-fee performance figures must be accompanied by the following written disclosures:

•	The performance figures advertised do not reflect the deduction of investment advisory fees;

•	The prospective client’s return will be reduced by advisory fees and any other expenses incurred in the management of the account;

•	The investment advisory fees are described in Part 2 of Form ADV; and

•	A representative example showing the effect that an advisory fee, compounded over a period of years, will have on the total value of a client’s portfolio.

Any one-on-one presentation materials that include gross-of-fees performance figures must include the preceding disclosures, as well as any other disclosures required by this Advertising and Marketing section.

Model Fee Deductions

In an SEC staff letter issued to J.P. Morgan Investment Management, Inc. on May 7, 1996, the Division of Investment Management permitted advisers to advertise performance figures that reflect the deduction of the highest advisory fee paid by any client invested in the applicable strategy, as opposed to the actual advisory fees paid by each client.

[24]

A private presentation to several individuals who already know one another would likely be considered “one-on-one,” but a seminar that invited participants through a general solicitation would not. Questions about whether a presentation is “one-on-one” should be directed to the CCO.

167

Side-by-Side Presentations

In an SEC staff letter issued to the Association for Investment Management and Research on December 18, 1996, the Division of Investment Management permitted the distribution of advertisements that show gross-of-fees performance figures beyond a one-on-one setting, so long as net-of-fees performance figures are presented with equal prominence in a format that facilitates easy comparison. Any such advertisements must include sufficient disclosures to prevent the presentation from being misleading.

Global Investment Performance Standards

The SEC does not administer or sponsor the Global Investment Performance Standards (“GIPS”). Nonetheless, the SEC’s examination staff generally take the position that any false claim of GIPS compliance is misleading, and is therefore prohibited by Rule 206(4)-1(a)(5).

Hypothetical or Back-tested Performance

While not explicitly prohibited by the Advisers Act, the presentation of hypothetical or back-tested performance requires especially robust disclosures that are dependent upon the relevant facts and circumstances. The SEC’s Division of Enforcement has taken action against advisers that advertised hypothetical or back-tested performance without sufficient disclosures.

Documentation of Advertised Performance Figures

Investment advisers must retain documentation that is necessary to substantiate all advertised performance. Custodial or brokerage account statements, and any associated calculation work papers, are the preferred method for an investment adviser to substantiate advertised performance. Documentation must be retained for at least five years after an adviser stops advertising the relevant performance. For example, if an adviser stopped advertising performance from 1980 in 2005, statements and calculation work papers from 1980 should be retained through at least the end of 2010.

Performance Portability

Under certain limited circumstances, investment advisers may advertise performance figures achieved by an employee or team while managing assets at another firm.25 In order to advertise such returns, the adviser must ensure that:

•	No other person or team played a significant role in generating the performance;

•	The accounts under management at the predecessor adviser are sufficiently similar to the accounts currently managed by the employee or team to provide a relevant comparison;

•

The performance of all accounts previously managed by the employee or team are incorporated in the advertisement, unless the exclusion of one or more accounts does not result in materially higher performance;

[25]	Please refer to the SEC staff letters issued to Horizon on September 13, 1996 and Great Lakes on April 3, 1992 for additional information.

168

•	The advertisement includes all necessary disclosures, including a disclosure that the results were achieved by an employee or team at a different firm; and

•	The adviser maintains documentation necessary to substantiate the performance that was achieved while the employee or team was working for the other adviser.

Testimonials and Partial Client Lists

Rule 206(4)-1(a)(1) prohibits investment advisers from distributing advertisements that include testimonials, which are generally understood to include any statement that endorses the adviser or refers to a favorable investment experience with the company.26

In an SEC staff letter issued to Cambiar Investors, Inc. on August 28, 1997, the Division of Investment Management noted that client lists are not testimonials, and may generally be included in advertisements. However, an adviser’s inclusion of partial client lists in advertisements must not be false or misleading. To ensure that an adviser does not advertise partial client lists in a false or misleading manner, the advisers should:

•	Not use performance-based criteria when determining which clients to include in the list;

•	Disclose, on any advertisement that includes a partial client list, the criteria used to determine which clients to include in the list; and

•	Include a disclaimer on any advertisement that includes a partial client list stating, “It is not known whether the listed clients approve or disapprove of adviser or the advisory services provided.”

In order to protect Client confidentiality, it is critically important that no Client ever be identified in any publicly distributed document without the Client’s express written consent.

The Presentation of Third-Party Ratings

In SEC staff letters issued to DALBAR, Inc. on March 24, 1998 and the Investment Adviser Association on December 2, 2005 the Division of Investment Management described permissible and prohibited uses of rankings prepared by third parties in marketing materials. The letter issued to DALBAR notes that rankings based primarily or entirely on client evaluations are testimonials, but that the Division of Investment Management would not recommend enforcement action against an adviser that presented such rankings as long as the rankings satisfied several specific criteria, and as long as the advertisement was not otherwise false or misleading. The letter issued to the Investment Adviser Association indicated that third-party rankings of an adviser that were only partially based on client reviews might not be testimonials depending on the relevant facts and circumstances. The Investment Adviser Association letter also identifies the following eight factors that an adviser should consider when evaluating whether the presentation of third-party rankings would be misleading:

•	Whether the advertisement discloses the criteria on which the rating was based;

•

Whether an investment adviser advertises any favorable rating without disclosing any facts that the adviser knows would call into question the validity of the rating or the appropriateness of advertising the rating (e.g., the adviser knows that it has been the subject of numerous client complaints relating to the rating category or in areas not included in the survey);

[26]	However, as discussed in the Article Reprints sub-section of this Manual, testimonials contained in bona-fide unbiased reports prepared by third parties are generally not prohibited.

169

•	Whether an investment adviser advertises any favorable rating without also disclosing any unfavorable rating of the adviser;

•	Whether the advertisement states or implies that an investment adviser was the top-rated adviser in a category when it was not rated first in that category;

•

Whether, in disclosing an investment adviser’s rating, the advertisement clearly and prominently discloses the category for which the rating was calculated or determined, the number of advisers surveyed in that category, and the percentage of advisers that received that rating;

•

Whether the advertisement discloses that the rating may not be representative of any one client’s experience because the rating reflects an average of all, or a sample of all, of the experiences of the investment adviser’s clients;

•	Whether the advertisement discloses that the rating is not indicative of the investment adviser’s future performance; and

•	Whether the advertisement discloses prominently who created and conducted the survey, and that investment advisers paid a fee to participate in the survey.

Past Specific Recommendations

Rule 206(4)-1(a)(2) effectively prohibits investment advisers from distributing advertisements that refer to past specific recommendations that were, or would have been, profitable. However, an SEC staff letter issued to Franklin Management, Inc. on December 10, 1998 permits investment advisers to include a partial list of securities recommendations in advertisements if the list is selected based on objective, consistently applied, non-performance-based criteria (such as a list of the adviser’s 10 largest holdings as of the end of the prior quarter). Any such list presented in reliance on the letter issued to Franklin Management, Inc. must not reference, directly or indirectly, the amount of realized or unrealized profits or losses for any of the listed securities. If an adviser advertises a partial list of past specific recommendations, the adviser must also maintain records regarding its securities recommendations and its objective selection criteria.

Additionally, an SEC staff letter issued to The TCW Group, Inc. on November 7, 2008 permits investment advisers to advertise at least 10 holdings that contributed most positively and most negatively to an investment strategy over a designated period. Advisers relying on the letter issued to The TCW Group, Inc. must show an equal number of holdings that contributed to, and detracted from, the strategy’s performance, and must show all such holdings with equal prominence. Advisers must also show the average weight and performance contribution of each holding during the period, which must be consistently calculated in a mechanical, objective manner. Any advertisement showing the best and worst performing securities must disclose how the recipient of the advertisement can obtain (i) the calculation methodology and (ii) a list showing every holding’s contribution to the strategy’s performance during the period in question. Advisers relying on the letter issued to The TCW Group, Inc. must also maintain, and make available to the staff of the SEC upon request, records that evidence:

•	The criteria used to select the specific securities shown in each advertisement;

•	A list showing the contribution of every holding to the strategy’s performance during each period advertised; and

170

•	All supporting data necessary to demonstrate that the contribution analysis and security selection was conducted appropriately.

Press Releases

Press releases are advertisements, and are subject to all associated rules and regulations.

Article Reprints

In SEC staff letters issued to Kurtz Capital Management on January 18, 1988 and Stalker Advisory Services on January 18, 1994, the Division of Investment Management indicated that advisers could distribute reprints of bona-fide news articles written by unbiased third parties, even if the articles contained testimonials and/or past specific recommendations, so long as the articles were not otherwise false or misleading. However, an adviser may generally distribute an article reprint that contains an inaccuracy if the adviser includes a disclosure correcting the error.

Both SEC staff letters noted above specifically state that the distribution of an article reprint would be prohibited if it included false or misleading information about:

•	The experience of advisory clients;

•	The possibility of a prospective client having an investment experience similar to that of prior clients; or

•	The adviser’s competence.

Presumably the three preceding types of information are not the only ways in which an article reprint could be false or misleading, and therefore prohibited by Rule 206(4)-1(a)(5).

Superlative Claims

The SEC’s examination staff may take the position that superlative statements in marketing materials are misleading. Examples of potentially misleading words and statements include “superior,” “top-notch,” and “certain to outperform.”

Investment advisers should generally avoid making unsupportable claims, such as that the adviser has a highly rated investment process or that the adviser’s research is the best in the industry. Supportable claims and documented achievements may generally be included in marketing materials.

Use of “RIA” or “Investment Counsel”

Investment advisers may not represent or imply that they have been sponsored, recommended, qualified, or approved by the SEC or any other regulatory authority. The use of the terms “RIA” and “Investment Counsel” is subject to certain restrictions.

Business cards and marketing materials may contain factual statements that an adviser is registered with the SEC, or is registered or regulated by other regulatory authorities.

171

Marketing Private Funds

Investment advisers to unregistered funds generally rely on a safe harbor provided by Regulation D under the Securities Act. Any unregistered fund relying on Regulation D must either (a) not be offered through any form of general solicitation or general advertising, or (b) only accept investors that the issuer reasonably determines are accredited investors. Failure to comply with Regulation D could violate Section 4(a)(2) of the Securities Act, which could potentially make investors eligible for an investment refund without demonstrating fraud or any other wrongful act by the issuer.

Substantive, Pre-Existing Relationships

When determining whether an unregistered fund has been offered through general advertising or general solicitation, the SEC considers whether the fund, or a company or individual acting on behalf of the fund, established a “substantive, pre-existing relationship” with the prospective investor. A relationship is substantive if the fund (or the company or individual, as applicable) is knowledgeable about the financial circumstances and/or sophistication of the prospective investor. A relationship is pre-existing if it exists for some time before the prospective investor is solicited to invest in the fund. In general, SEC positions and industry best practices suggest that an adviser can solicit prospective investors 30 days after the company establishes a substantive relationship with the prospect.

Tracking Offering Documents and Fund Marketing Materials

Many private fund advisers carefully monitor and document the distribution of a fund’s private placement memoranda and other marketing materials. Such monitoring and documentation can help an adviser demonstrate that it did not engage in a general offering of a private fund.

Confirming that Investors are Accredited

If a private fund is marketed through any form of general solicitation, then the fund must be able to demonstrate a reasonable belief that each of its investors meets the definition of an “accredited investor.” Paragraph (c)(2)(ii) of Rule 506 of Regulation D states that reasonable steps to verify an investor’s accreditation status include, but are not limited to:

•	Reviewing IRS forms coupled with written representations from the prospective investor;

•

Reviewing bank statements, brokerage statements or other statements of holdings, coupled with a statement of liabilities from a consumer reporting agency and a written representation from the prospective investor regarding liabilities;

•	Obtaining a written certification from certain other financial service providers about their own activities to verify an investor’s accreditation status; or

•	Obtaining a written certification from an investor who subscribed to the fund as an accredited investor prior to September 23, 2013.

Investors that are accredited due to income or assets associated with a spouse must present documentation and representations from both the subscribing investor and the spouse.

172

Private Fund Marketing Activities by an Adviser’s Supervised Persons

Rule 3a4-1 under the Exchange Act provides a non-exclusive safe harbor from the definition of a “broker” for certain associated persons of a private fund. In order to rely on primary elements of the Rule 3a4-1 safe harbor, an employee of an adviser who is involved in marketing private fund assets (a) must not receive compensation based directly or indirectly on transactions in securities, (b) must be intended to perform substantial duties on behalf of the issuer at the end of the offering, and (c) may not participate in more than one offering every 12 months. The Rule 3a4-1 safe harbor is not the sole way in which an adviser and its employees could avoid being deemed “brokers.”

Marketing Private Funds in the EU

The Alternative Investment Fund Managers Directive (“AIFMD”) is a European Union (“EU”) regulation that governs the following activities:

•	Management an Alternative Investment Fund (“AIF”) in the EU; and

•	Marketing an AIF into the EU, regardless of where the adviser or the fund is based.

“Marketing” has been defined under AIFMD as, “any direct or indirect offering or placement at the initiative of the AIFM or on behalf of the AIFM of units or shares in an AIF it manages to or with investors domiciled in the [European] Union.” This definition may be interpreted differently by each individual regulator within the EU. The United Kingdom Financial Conduct Authority (“UK FCA”) states that an ‘offering or placement’ occurs when a person seeks to raise capital by making a unit or share of an AIF available for purchase by a potential investor. This would include a contractual offer which can be accepted by a potential investor. It is likely that providing a potential investor with high-level information about an adviser would not be considered marketing. However, in the UK and elsewhere in the EU, such ‘pre-marketing’ activity could be deemed an activity that would require compliance with national private placement rules in the relevant jurisdiction.

Passive marketing, or “reverse solicitation,” is not included in the definition of “marketing” under the AIFMD. An adviser would not be subject to the AIFMD solely because it responds to genuine inquiries from prospective investors. However, a firm relying on the “reverse solicitation” exemption must be able to demonstrate that any marketing to investors from the EU was at the initiative of the prospect.

With the exception of an AIF that is passively marketed only, every AIF marketed in the EU is subject to registration under the AIFMD. Similarly, each manager of an AIF is subject to reporting and those requirements, including the frequency of reporting, vary depending on whether the AIFM is a European fund manager or a non-European fund manager, the AUM of the fund and the AUM of all AIFs of the portfolio manager. The AIFMD permits European AIFMs to market across the EU to institutional investors while non-European fund managers must register the AIF in each EU jurisdiction prior to engaging in regulated marketing activities. In addition to reporting to regulators, the AIFMD requires certain pre-sale and post-sale disclosures and period fund reporting to investors.

173

Risks

In developing these policies and procedures, Crescent considered the material risks associated with the marketing of its advisory products/services and Private Funds. This analysis includes risks such as:

•	Advertisements include content specifically prohibited by Rule 206(4)-1;

•	Advertisements include content that is false or misleading;

•	Advertisements lack adequate disclosure;

•	Supervised Persons are unaware of what constitutes an “advertisement;”

•	Advertisements that contain performance figures do not comply with relevant SEC staff letters;

•	Crescent lacks supporting documentation required to substantiate advertised performance figures;

•	Misleading performance figures are derived from inappropriate calculation or composite construction methodologies;

•	Advertisements include a false claim of compliance with GIPS;

•	Hypothetical and/or back-tested performance figures lack adequate disclosures;

•	Marketing materials include Client names without the Clients’ prior written consent;

•	Marketing materials contain superlative statements that may be misleading;

•	The use of marketing materials, including press releases and article reprints, is not subject to sufficient oversight or review;

•	Supervised Persons speak to the media or in public without sufficient oversight;

•	Copies of marketing materials are not retained after distribution;

•	Crescent or its Supervised Persons make political contributions that limit the Company’s ability to generate advisory fees from local, municipal, or state governments;

•	Supervised Persons solicit local, municipal, or state investments without satisfying potential obligations to register as a lobbyist with each government entity;

•	Supervised Persons market private fund assets in ways that would require association with a broker/dealer;

•	Crescent markets in foreign jurisdictions but fails to comply with regulations applicable to those jurisdictions;

•	Crescent makes a public offering of a Private Fund and fails to reasonably determine that all investors are accredited;

•	Advertisements and/or newsletters contain recommendations designed to manipulate the price of securities; and

•	Articles published by third parties contain false or misleading information about Crescent.

174

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Crescent will not distribute any advertisements that include content prohibited by Rule 206(4)-1 or that are otherwise false or misleading. Furthermore, Crescent will not engage in any public offering, general advertising, or general solicitation of the Private Funds.

Preparing Marketing Materials

•	In general, marketing materials must be reviewed and approved in writing by Compliance prior to distribution.

•	Marketing materials that do not change from month to month, other than performance figure updates, need not be re-approved after each update.

•	Customized monthly investor reporting, which is not deemed an advertisement, may be reviewed on a sample basis after distribution.

•	Compliance will maintain documentation of the review and approval of each marketing piece.

•	The creator of a marketing piece will never also serve as the reviewer of the same piece.

Maintaining Performance Composites

Crescent uses performance composites to calculate the returns of groups of Clients with similar investment objectives.

•

For each composite, the Risk Group will maintain written inclusion/exclusion criteria that address which accounts will be included, the speed with which accounts will be added to the composite, and under what circumstances accounts will be added or removed from the composite.

•	The Risk Group will periodically review each composite’s inclusion/exclusion criteria, as well as the assignment of a sample of Client accounts to the various composites.

•	Each quarter, the Risk Group adds and removes accounts from the composites, as necessary, and recalculates the composite’s performance figures.

•

If a Supervised Person identifies a calculation or composite allocation error, he or she should promptly notify the Risk Group. If the error has the potential to be material, the Risk Group will coordinate prompt and appropriate action, which may include recalculating performance figures, disclosing the error and the corrected figures to affected Clients and prospects, updating marketing materials, and/or recalculating any fees based on incorrect performance figures.

•	Accounts will not be retroactively added to, or removed from, any composite.

Representative Accounts

Certain non-performance related portfolio characteristics that Capital Markets Group presents in various marketing materials – such as industry concentration, weighting by security rating or investment type – cannot be derived from each strategy’s GIPS Composite. Instead, each Capital Markets strategy uses a “representative account” to present this information. This procedure is to ensure that selection of a strategy representative account comports with industry standards.

175

The CFA Institute’s United States Investment Performance Committee published a white paper, “Performance Advertising – Reconciling the GIPS® Standards with the Investment Advisers Act of 1940,” which briefly addressed the subject of Representative Accounts:

It is important that firms use consistent non-performance based criteria for choosing the representative account (i.e., the performance results achieved by the account should not be a factor in determining whether or not it is “representative”; instead the firm should use objective criteria in the selection process, such as the size of the account or the period of time under management) and that they incorporate the presentation of representative account data into their policies and procedures.

Crescent follows the below procedures when selecting Representative Accounts:

1.

The Portfolio Manager (or by consensus for multi-manager strategies) of each Capital Markets strategy may select a representative account but need not do so if strategy characteristics of the type for which a representative account is needed are not used in marketing materials.

2.	The selection of a representative account may not take into account the performance of the account.

3.

In making the selection, the Portfolio Manager may consider and balance the relative impact and importance of objective factors supporting the appropriateness of the account as representative of the strategy:

a.	Size of the account

b.	Time frame account has been managed

c.	Account investment restrictions, if any

d.	Impact of cash flows, contributions and withdrawals

e.	Other relevant objective factors

4.	In making the selection, the Portfolio Manager shall provide Compliance with a written analysis of these factors to the particular selection. Compliance must approve the Portfolio Manager’s selection.

5.	Once selected, the representative account may not be changed except upon petition to and approval by Compliance. The petition should provide supporting justification for the change.

Definition of an “Advertisement”

Supervised Persons should consult with the CCO if there is any question as to whether marketing materials or other communications are advertisements for purposes of Rule 206(4)-1.

176

Global Investment Performance Standards

Crescent claims compliance with GIPS and abides by all applicable GIPS requirements, including:

•	The manner in which GIPS compliance is claimed;

•	The definition of the firm;

•	The creation and maintenance of composites;

•	Performance calculation methodologies;

•	Required disclosures;

•	The maintenance of supporting documentation; and

•	The form and content of performance presentations.

In order to ensure compliance with GIPS, Crescent obtains an annual verification from ACA Verification Services, an independent third party. Additionally, all marketing materials are reviewed for GIPS compliance.

Hypothetical or Back-tested Performance

Any Supervised Person considering the use of hypothetical or back-tested performance must consult with the Compliance Group prior to the preparation or distribution of any such materials.

Documentation of Advertised Performance Figures

Crescent must retain all custodial or brokerage account statements and any associated calculation work papers that are necessary to substantiate all advertised performance. Statements and calculation work papers will be retained for at least six years after Crescent stops advertising the relevant performance.

Substantiating Performance Targets and Other Projections

Crescent must retain models or other work papers necessary to show that it has a reasonable basis for any performance targets or other projections. Such performance targets and other projections should be presented in ways that communication some uncertainty about the outcome, and should be accompanied by a disclosure that there can be no certainty that projections or targets will come to fruition.

Performance Portability

Crescent will only advertise performance figures achieved by other investment advisers in compliance with the restrictions described in the Performance Portability sub-section.

Article Reprints

Article reprints are subject to the same review and approval process that applies to other advertisements. Also, articles may be subject to copyright protections. Supervised Persons are responsible for obtaining any permission that may be necessary before distributing article reprints.

Media Contacts

Please see the Interactions with Third Parties sub-section of this Manual prior to engaging in any communications with the media.

177

Speeches, Seminar Presentations, and Article Publications

Proposed speeches, seminar presentations, and articles for publication must be approved in advance by the Compliance Group. Any overhead presentations or written materials that will be used in connection with a speech or seminar must be submitted when pre-approval is sought.

Gifts and Entertainment Associated with Marketing Activities

Crescent has adopted policies and procedures governing the provision of gifts and entertainment, as described in the Gifts and Entertainment section of this Manual. Supervised Persons should review Crescent’s Gifts and Entertainment policies and procedures prior to planning any meeting, seminar, conference, or other event where Crescent is expected to provide gifts and/or entertainment, including food and beverages. Supervised Persons should be especially mindful of restrictions on the giving of gifts and/or entertainment to individuals associated with labor unions, ERISA plans, and entities associated with foreign governments.

Information Published by Third Parties

Crescent’s provision of information to third parties that publish reports or maintain databases may be considered advertising. The Investor Relations Group coordinates the preparation of information that may be redistributed by third parties, and reviews all such materials for accuracy prior to distribution. The Investor Relations Group will maintain copies of all written communications that are likely to be published or redistributed.

If a Supervised Person becomes aware that a third party has published or distributed inaccurate information about Crescent, the Supervised Person should contact the CCO, who will work with the publisher to resolve the inaccuracy. No Supervised Person will redistribute erroneous information published by a third party without appending disclosures that identify and correct the error(s).

Crescent must not permit any public offering or general solicitation involving the Private Funds unless they are offered pursuant to Rule 506(c) under Regulation D. Supervised Persons may not provide any information about the Private Funds to databases or other third parties without the approval of the CCO.

Marketing the Private Funds

Crescent has implemented policies and procedures designed to ensure that all offerings of private funds satisfy Regulation D’s requirements. This Manual does not address all possible situations. Any questions regarding marketing of the Private Funds should be referred to the CCO, who may consult with Outside Counsel as appropriate.

Issuer Disqualification

Paragraph (d) of Rule 506 under Regulation D prohibits issuers from relying on Regulation D if any of the following individuals or entities has been found to have engaged in securities-related misconduct described by the Rule and be deemed a “bad actor”:

•	The issuer, or any director, executive officer, or other officer of the issuer who is participating in the offering;

178

•	Any affiliated issuer;[27]

•	Any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities;

•	The issuer’s investment manager, general partner or managing member;

•	Any promoter connected with the issuer in any capacity at the time of such sale, or any other person paid for the solicitation of purchasers; and

•	Any general partner, managing member, director, executive officer, or other officer participating in the offering of any such investment manager or solicitor.

Paragraph (d) of Rule 506 includes an extensive list of misconduct that could cause an individual or entity to be considered a “bad actor.” The Compliance Group is responsible for taking and documenting reasonable steps to ensure that none of the individuals and entities listed above has been found to have engaged in disqualifying conduct. Crescent’s annual Code of Ethics questionnaire includes plain-English questions that are intended to determine whether any Supervised Person could be considered a “bad actor.” The Compliance Group may also use the attached Bad Actor Certification to determine whether any third parties, such as independent fund directors, placement agents, or 20%+ owners of a private fund could fall within the “bad actor” definition. If Crescent has reason to suspect that an individual or entity covered by Paragraph (d) of Rule 506 might be a “bad actor,” the Compliance Group will take any additional steps that are reasonably necessary to make a factual inquiry into the potential issue.

Substantive, Pre-Existing Relationships

For offerings of private funds that do not involve any general solicitation, Crescent will seek to document the existence of a substantive, pre-existing relationship with each prospective Investor in the Private Funds. Each Supervised Persons and any other individual or entity selling a Private Fund is responsible for ensuring and maintaining documentation that a substantive, pre-existing relationship exists between themselves and the prospective Investor or between Crescent and the prospective Investor prior to engaging in any solicitation involving the Private Fund. A subscription agreement is sent to prospects no sooner than 30 days after first sending out marketing materials, if no substantive pre-existing relationship existed.

Investor Qualifications

With the exception of general solicitation provisions included in paragraph (c) of Rule 506 under Regulation D, Crescent will only market the Private Funds to prospective Investors that the Company reasonably believes to be qualified to invest based on substantive pre-existing relationships. The following table identifies the criteria that prospective Investors must satisfy in order to invest in each of the Private Funds. Descriptions of the criteria are presented below the table.

To the extent that Crescent engages in a public offering of a Private Fund, the Company must be particularly careful to document its reasonable belief that each Investor is accredited. The Investor Relations Group reviews all subscription requests to ensure that Crescent maintains documentation that is consistent with paragraph (c)(2)(ii) of Rule 506 of Regulation D, or that Crescent maintains other documentation that is sufficient to form a reasonable belief that each Investor is accredited.

[27]

Depending on the relevant facts and circumstances, the SEC could take the position that (a) an investment manager’s private funds, and (b) any issuer in which the private funds hold a 20% or greater voting interest, are affiliated issuers.

179

Determining whether a specific individual or entity is eligible to invest can be difficult depending on the relevant facts and circumstances. Supervised Persons should consult with the CCO regarding any uncertainty as to whether an individual or entity meets the relevant criteria.

Accredited Investor

Rule 501 of Regulation D defines an “accredited investor” to be any of the following:

•	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1 million, excluding the value of the individual’s primary residence, at the time of the purchase;

•

Any natural person who had an individual net income in excess of $200,000 (or $300,000 with that person’s spouse) for each of the two most recent years, and who has a reasonable expectation of reaching that income level in the current year;

•	A bank or savings and loan association, as defined by the Securities Act, acting in an individual or a fiduciary capacity;

•	A broker or dealer registered pursuant to Section 15 of the Exchange Act;

•	An insurance company, as defined by the Securities Act;

•	A RIC;

•	A business development company, as defined by the IC Act;

•	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

•	A plan with total assets exceeding $5 million that was established and is maintained by a state, its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees;

•

An employee benefit plan, subject to ERISA, where the investment decisions are made by an ERISA plan fiduciary that is a bank, savings and loan association, insurance company, or registered investment adviser;

•	An employee benefit plan, subject to ERISA, with total assets exceeding $5 million;

•	A self-directed employee benefit plan, subject to ERISA, where the investment decisions are made solely by other accredited investors;

•	A private business development company, as defined by the Advisers Act;

•	An entity with total assets exceeding $5 million that was not formed for the specific purpose of acquiring the securities offered and that has one of the following structures:

•	A 501(c)(3) organization;

•	A corporation;

•	A Massachusetts or similar business trust; or

180

•	A partnership.

•	A director, executive officer, or general partner of the issuer, or of a general partner of the issuer;

•

A trust with total assets exceeding $5 million, which was not formed for the specific purpose of acquiring the securities offered, and whose purchase is being directed by an individual who is reasonably believed to have such knowledge and experience in financial and business matters to be able to evaluate the merits and risks of the prospective investment; or

•	An entity in which all of the equity owners are accredited investors.

Qualified Purchaser

Section 2 of the IC Act defines a “qualified purchaser” to be any of the following:

•	A natural person with at least $5 million in investments;[28]

•

A company with at least $5 million in investments that is owned, directly or indirectly, by siblings, spouses, parents and their children, or foundations, charitable organizations, or trusts established by or for the benefit of such persons;

•	A person, acting for his or her own account, or for the accounts of other qualified purchasers, who has discretionary authority over at least $25 million in investments; and

•

A trust that was not formed for the purpose of acquiring the securities offered, where the trustee and each settlor or other person who contributed assets to the trust meets the criteria of at least one of the three preceding bullets.[29]

Rules 2a51-1, 2a51-2, and 2a51-3 under the IC Act include additional guidance about, respectively, determining the aggregate value of “investments,” establishing “beneficial ownership,” and determining the eligibility of certain companies to be considered “qualified purchasers.”

Tracking Offering Documents and Fund Marketing Materials

The Investor Relations Group will monitor and document the distribution of the Private Funds’ PPMs and marketing materials. Up-to-date versions of the Private Funds’ offering documents are kept the Investor Relations Group.

Marketing to Government Entities—Cities, Counties, Municipalities, and States

A number of cities, municipalities, and states have adopted regulations governing marketing activities associated with public pools of money. For example, the California Political Reform Act requires individuals and entities soliciting that state’s pension plans to register as lobbyists. Similarly, New York City’s Administrative Code regarding the Regulation of Lobbying requires registration for individuals and entities soliciting investments from the city’s pension plans. Registration requirements vary by locality, but may include limitations on gifts and entertainment, periodic reporting, and ethics training, among other things.

[28]	For private fund investments held jointly with a spouse, the spouse’s investments may also be counted towards the $5 million threshold for purposes of determining eligibility.
[29]

In addition to these criteria, Section 2 of the IC Act includes additional criteria that are only applicable to investors that are themselves Section 3(c)(1) or 3(c)(7) funds with investors who subscribed prior to April 30, 1996.

181

Prior to marketing to these government entities, the Supervised Person conducting the marketing shall consult with the CCO regarding any potential requirements to register as a lobbyist before seeking to manage any public pool of money. The CCO may consult with General or Outside Counsel if there is any question regarding a potential need for Crescent or the Supervised Person to register as a lobbyist.

California Lobbying Procedures

Crescent is currently registered with the California Secretary of State (CSOS) as an Employer of a Lobbyist and employs one Marketing Representative who is similarly registered as a California Lobbyist. These procedures govern Crescent and its employees with respect to marketing activities in California that are considered lobbying.

Basis for Registration:

California’s Political Reform Act was amended in 2010 to include, among other things, “placement agents” in the definition of lobbyist. A placement agent is defined as a “person directly or indirectly hired, engaged or retained by an external manager or an investment fund managed by an external manager, and who acts or has acted for compensation as a finder, solicitor, marketer, consultant, broker, or other intermediary in connection with the offer or sale to a state public retirement system in California of… the investment management services of the external manager… [or] an ownership interest in an investment fund managed by the external manager.” This definition covers third-party placement agents as well as in-house sales personnel who seek to secure business from a California public pension fund. Selling an interest in a registered investment company is exempt. There is also a narrow exemption applicable to certain rarely-used competitive bidding processes. In-house employees who spend at least one-third of their time during a calendar year managing the assets owned or controlled by the asset manager are exempt, as are employees who attend meetings with retirement systems on an occasional basis to provide information while in the presence of registered lobbyists.

Registration, Renewal and Amendments:

California requires a Lobbyist Employer to file a Lobbyist Employer Registration Statement (Form 603) both electronically on-line (https://calfile.sos.ca.gov/CalOnline/ ) and in hard copy (original plus one copy) with the CSOS within 10 days of qualifying as a lobbyist employer. Crescent Compliance has established an account with the CSOS to file the Firm’s forms electronically. In addition to filing a Registration Statement, Crescent is required to, and has, filed together with its Form 603 an executed Lobbyist Certification Statement (Form (604) for each Lobbyist it employees (within 10 days of qualifying as a Lobbyist), a photograph of each such Lobbyist and the required fee (currently $100 per lobbyist for each 2 year legislative session; there is no fee associated with Crescent filing as a Lobbyist Employer).

Crescent must renew its registration for each two year legislative session between November 1 and December 31 of each even-numbered year for so long as it employees a Lobbyist. Similarly, when Crescent renews its registration it must also renew the registration of each of its Lobbyists by filing an executed Lobbyist Certification Statement (Form 604), a photograph and the required fee as noted above. Although Crescent files the Lobbyist Certification Statement, the form must be review and executed by the employee.

182

Any amendment to the information on Crescent’s Registration Statement is required to be made on Form 605 and must be submitted within strict deadlines:

•	If adding a new Lobbyist, file the amendment prior to the Lobbyist engaging in any lobbying activities.

•	Within 20 days of any other change.

Among other information, Crescent is required to identify on Form 603 i) all of its Lobbyist, ii) all State Agencies whose actions it will attempt to influence, iii) whether it will attempt to influence the State Legislature and iv) a description of its Lobbying Interest. The Lobbyist’s Certification Statement (Form 604) must conform to items ii) and iii). Crescent has identified one employee as a Lobbyist, and no other Crescent employee may engage in lobbying activities in California – including without limitation marketing a Crescent product to any local, city, county or state governmental agency—without the CCO’s approval and only then after Crescent has completed the required registration with the CSOS. See the Important Note below.

IMPORTANT NOTE: California does NOT consider an employee of a Lobbyist Employer who meets or speaks to a qualifying state official as a subject matter expert regarding administrative action while accompanied by a registered Lobbyist to be engaging in “direct communication” such that the employee would be required to register as a Lobbyist. Thus, a Crescent employee such as Portfolio Manager, Analyst and Marketer who is an expert in the subject matter being presented to the state governmental entity may meet and discuss Crescent’s services with the entity’s representative so long as Crescent’s Lobbyist is in attendance.

Permitted Lobbying Activities:

As stated in its registration, Crescent will NOT seek to influence the State Legislature and will seek to influence administrative action with only three specified agencies with respect to the Firm’s investment advisory services:

•	California Public Employee Retirement System (CALPERS)

•	California State Teachers Retirement System (CALSTRS)

•	University of California Regents

No other California state agencies may be contacted without prior approval of the CCO and only then after Crescent has filed any required amendment to its registration.

Quarterly Reporting:

Every Lobbyists and Lobbyist Employer must report their lobbying activity – both “activity expenses” and political campaign contributions on the following coverage periods and dates:

Due Date	Coverage
April 30	Jan. 1 - Mar. 31
July 31	Apr. 1 - June 30
October 31	July 1 - Sept. 30
January 31	Oct. 1 - Dec. 31

183

The Lobbyist will maintain all records, including the number of hours spent on preparing for and engaging in lobbying, necessary to fully comply with quarterly reporting and will provide Corporate Accounting and Compliance such records monthly, within 5 business days of month end.

Activity Expense Restrictions and Reporting:

As a Lobbyist Employer, Crescent is required to disclose quarterly (on Form 635) to the State every “activity expense,” which is any payment that benefits in whole or in part any “reportable person,” i.e., any state candidate, elected state officer, legislative official or state agency official (including such official’s or candidates immediate family) that is or should be listed on Crescent’s Lobbyist Employer registration statement, including the following details:

•	The date and amount of each activity expense;

•	The full name and official position, if any, of the beneficiary of each expense, a description of the benefit, and the amount of benefit; and

•	The full name of the payee of each expense if other than the beneficiary.

Gifts: Because of strict limitations on gift giving (a Lobbyist may not give a gift in excess of $10 per state official per year) and the onerous recordkeeping and reporting requirements and the possibility of subjecting Crescent to certain gift notification requirements all Crescent employees are prohibited from giving or arranging the giving of a gift of any kind and any value to any reportable person without prior written approval of the CCO.

NOTE: Entertainment, food and beverages (including business meals and home hospitality of even insignificant value), travel and lodging are considered gifts.

A Lobbyist Employer is not subject to special gift restrictions beyond the $470 annual limit per calendar year to any state candidate that applies to all donors. However, due to the onerous reporting requirements, Crescent will not give gifts to any state candidate, elected state officer, legislative official and state and local public officials.

Behested Payments: Any payment by Crescent for legislative, governmental or charitable purposes made at the behest of an elected state official is reportable as an Activity Expense. No Crescent employee may make such a behested payment without prior written approval of the CCO.

Similarly, a Lobbyist must file a quarterly report (Form 615) disclosing all activity expenses (gifts, honoraria, or other things of value that benefit a covered official or his or her family) provided by the lobbyist during the reporting period, including the following details:

•	The date and amount of each activity expense;

•	The full name and official position, if any, of the beneficiary of each expense, a description of the benefit, and the amount of benefit; and

•	The full name of the payee of each expense if other than the beneficiary.

The Lobbyist must complete a Lobbyist Report for each calendar quarter regardless of the level of activity of the Lobbyist, and whether or not the Lobbyist has made any Activity Expense payments or political contributions during the quarter. Although a Lobbyist must complete and verify by signing Form 615 under penalty of perjury, where the Lobbyist is employed by a Lobbyist Employer, the latter actually files it with the CSOS as part of the Firm’s quarterly filing on Form 635.

184

Political Contribution Restrictions and Reporting:

A Lobbyist is prohibited from contributing to an elected state officer or a candidate for state office if the lobbyist is registered to lobby the officer’s agency. This prohibition also applies when: a lobbyist mails, delivers, or otherwise transmits a contribution to an elected state officer, a candidate for elective state office or his or her controlled committee, or to a committee primarily formed to support or oppose such a candidate, that the lobbyist is registered to lobby, and the contribution is made from the lobbyist’s personal funds or assets (i.e., made from assets which are the personal property of the lobbyist, unless the contribution is attributed to another person); a contribution is made by a business entity owned in whole or in part by a lobbyist, and the lobbyist participates in the decision to make the contribution; or a contribution is made from funds of a committee comprised in part of personal funds or resources of a lobbyist and the lobbyist participates in the decision to make the contribution.

A Lobbyist must report all contributions of one hundred dollars ($100) or more made or delivered by the lobbyist to any elected state officer or state candidate during the reporting period.

Similarly, the Lobbyist Employer must file in its quarterly report all contributions of one hundred dollars ($100) or more made by the Lobbyist Employer to any elected state officer or state candidate during the reporting period (if the Lobbyist Employer is a major donor, it may incorporate its major donor reports by reference in lieu of this requirement).

•

The total of all other payments to influence legislative or administrative action including overhead expenses and all payments to employees who spend 10 percent or more of their compensated time in any one month in activities related to influencing legislative or administrative action; and

•	The periodic report of each lobbyist it employs.

Additional Reporting:

Form 640, Other Payments to Influence Legislative or Administration Action Report, must be attached to the Firm’s quarterly report (Form 635). Form 640 covers payments made for office overhead and operating expenses associated with lobbying activities. Corporate Accounting will calculate such expenses based on the level of activity reported by the Lobbyist.

Contingent Fee Ban:

A Lobbyist is prohibited from accepting, or agreeing to accept, any payment in any way contingent on the outcome of any legislative or administrative action. This includes, for placement agents, the decision by any state agency to enter into a contract to invest state public retirement system assets on behalf of a state public retirement system.

Training Requirement:

A Lobbyist is required to attend an in-person training within 12 months of registering as a lobbyist. Thereafter, the lobbyist must attend training every other year while registered. This requirement does not apply to Lobbyist Employers.

185

Other Prohibitions:

No Lobbyist or lobbying firm shall:

•

Do anything with the purpose of placing any elected state officer, legislative official, agency official, or state candidate under personal obligation to the lobbyist, the lobbying firm, or the lobbyist’s or the firm’s employer.

•

Deceive or attempt to deceive any elected state officer, legislative official, agency official, or state candidate with regard to any material fact pertinent to any pending or proposed legislative or administrative action.

•	Cause or influence the introduction of any bill or amendment thereto for the purpose of thereafter being employed to secure its passage or defeat.

•

Attempt to create a fictitious appearance of public favor or disfavor of any proposed legislative or administrative action or to cause any communication to be sent to any elected state officer, legislative official, agency official, or state candidate in the name of any fictitious person or in the name of any real person, except with the consent of such real person.

•	Represent falsely, either directly or indirectly, that the lobbyist or the lobbying firm can control the official action of any elected state officer, legislative official, or agency official.

•	Accept or agree to accept any payment in any way contingent upon the defeat, enactment, or outcome of any proposed legislative or administrative action. (California Government Code Section 86205)

Marketing in the EU

Crescent will either remain outside of the scope of the AIFMD, by not actively market a private fund into the EU responding to unsolicited inquiries from prospective investors only or engage in permitted marketing activities in one or more EU jurisdictions by complying with applicable requirements of the AIFMD, or some combination of these approaches. Crescent will insure that it documents any prospective investor’s unsolicited inquiry prior to providing the prospect with information about any private fund.

Crescent has a number of options should it elect to actively market a fund in the EU. These include:

•	Registering a fund in each jurisdiction in which marketing will take place

•	Obtaining a “marketing passport” permitting institutional marketing of a Fund across the EU (available only to European Economic Area (EEA) managers)

•	Engaging Crescent, an EEA-based Crescent affiliated or an EEA third party provider (such as Carne) as the fund manager

•	Engaging a third party provide to act a Fund Administrator

•	Engaging a third party provider to provide AIFMD filing and reporting services

The CCO is responsible for ensuring that Crescent has identified, and complied with any guidelines imposed by the relevant jurisdiction’s national private placement rules.

186

“Bad Actor” Certification

SEC regulations identify certain types of misconduct by “bad actors” that can prevent a private fund from issuing securities. The SEC’s rule addresses conduct by the private fund itself, by employees of Crescent, and by certain third parties associated with a private fund. We ask that you complete the attached certification so that Crescent can confirm its compliance with relevant SEC rules. If you respond “yes” to any of the boxes of the certification, please include a brief explanation of your response at the end of the form.

Name:

Name of the fund(s) for which you are responding:

Question	Yes	No

1.  Have you been convicted within ten years of any felony or misdemeanor:

•  In connection with the purchase or sale of any security;

•  Involving the making of any false filing with the SEC; or

•  Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

2.  Are you subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that restrains or enjoins you from engaging or continuing to engage in any conduct or practice:

•  In connection with the purchase or sale of any security;

•  Involving the making of any false filing with the SEC; or

•  Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

3.  Are you subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); a federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

•  Bars you from association with an entity regulated by such commission, authority, agency, or officer;

•  Bars you from engaging in the business of securities, insurance or banking;

•  Bars you from engaging in savings association or credit union activities; or

•  Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years?

187

Question	Yes	No

4.  Are you subject to an SEC order that:

•  Suspends or revokes your registration as a broker, dealer, municipal securities dealer or investment adviser;

•  Places limitations on your activities, functions or operations; or

•  Bars you from being associated with any entity or from participating in the offering of any penny stock;

5.  Are you subject to any order of the SEC within the past five years that orders you to cease and desist from committing or causing a violation or future violation of:

•  Any scienter-based anti-fraud provision of the federal securities laws; or

•  Section 5 of the Securities Act of 1933.

6.  Have you been suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

7.  In the past five years have you filed (as a registrant or issuer), or were you named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or are you the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

8.  In the past five years have you been subject to a United States Postal Service false representation order, or are you subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

Please use the space below to explain any “yes” answers.

By signing below, I certify that I responded to this “Bad Actor” certification completely and accurately.

Print Name:

Signature:

Date:

188

SOLICITATION ARRANGEMENTS

Background

Rule 206(4)-3 under the Advisers Act, the “Cash Solicitation Rule,” imposes restrictions on registered investment advisers seeking to directly or indirectly compensate a solicitor in exchange for client referrals.

The Cash Solicitation Rule prohibits payments to any solicitor who has engaged in certain misconduct described by paragraph (a)(1)(ii) of the rule. Generally speaking, an adviser may not pay a solicitor who:

•	Has been barred or suspended by the SEC from associating with an investment adviser;

•

Has been convicted in the past 10 years of any felony or misdemeanor involving the purchase or sale of a security, bribery, perjury, theft, forgery, embezzlement, or any other action described in Section 203(e)(2) of the Advisers Act;

•	Has been convicted of, or has been found by the SEC to have engaged in, making a false statement to the SEC, a violation of the Federal Securities Laws, or certain failures to supervise others;

•	Has been permanently or temporarily enjoined by any court, including a foreign court of competent jurisdiction, from acting as, or associating with, certain financial institutions.

Solicitation payments may only be made pursuant to a written agreement. Furthermore, either:

•	The solicitation must be for impersonal advisory services only;

•	The solicitor must be a partner, officer, director, or employee of the adviser or an affiliate, and that relationship must be disclosed to the prospective client at the time of the solicitation; or

•	All of the following conditions must be met:

•

The written agreement between the adviser and the solicitor must (i) describe the solicitor’s solicitation activities and the associated compensation, (ii) contain an undertaking by the solicitor to perform his or her duties consistently with the adviser’s instructions and the Advisers Act and associated rules, and (iii) require the solicitor, at the time of any solicitation, to provide the solicited client with a current copy of the adviser’s Form ADV brochure and a solicitor’s separate disclosure document (described below);

•

By the time that the adviser enters into any advisory agreement with a solicited client, the adviser must receive from the client a signed and dated acknowledgement that the client received the adviser’s written disclosure statement and the solicitor’s separate disclosure document; and

•	The adviser makes a bona fide effort to determine whether the solicitor has complied with the agreement, and establishes a reasonable basis for believing that the solicitor has so complied.

189

The solicitor’s separate disclosure document referenced above must contain the following information:

•	The solicitor’s name;

•	The adviser’s name;

•	The nature of the relationship, including any affiliation, between the solicitor and the adviser;

•	A statement that the adviser will compensate the solicitor for his or her solicitation activities;

•	The terms of such compensation arrangement, including a description of the compensation paid, or to be paid, to the solicitor; and

•	If applicable, the amount of any excess fees or expenses that the solicited client will pay as a result of the solicitation arrangement.

In an interpretive letter issued to Mayer Brown LLP on July 15, 2008, the staff of the SEC indicated that referrals of investors to private funds will not be subject to the Cash Solicitation Rule.

Solicitation activities involving a “government entity”, as discussed in the Political and Charitable Contributions, and Public Positions policy, are subject to the additional restrictions set forth in that policy. For example, political contributions to persons in a position to influence the decision to hire and investment adviser are limited in amount and separate state laws limit the amount or prohibit gifts and entertainment to public officials. These restrictions on solicitation activities apply equally in instances when government entities are solicited to invest directly with an adviser such as in a separate account, as well as when government entities are solicited to invest in a private fund.

Risks

In developing these policies and procedures, Crescent considered the material risks associated with solicitation arrangements. This analysis includes risks such as:

•	Crescent pays a solicitor with which it does not have a written agreement containing all required components;

•	Crescent does not make a bona-fide effort to determine whether a solicitor is complying with the terms of the solicitation agreement;

•	Crescent obtains referrals from individuals who are statutorily prohibited from acting as solicitors;

•	Crescent seeks to evade the Cash Solicitation Rule’s requirements by compensating solicitors indirectly;

•	A solicitor fails to provide solicited Clients with Part 2 of Crescent’s Form ADV filing, or the solicitor’s separate disclosure document; and

•	Crescent does not retain solicited Clients’ signed acknowledgements of receipt of Part 2 of Crescent’s Form ADV or the solicitor’s separate disclosure document.

Crescent has established the following guidelines to mitigate these risks.

190

Policies and Procedures

Crescent will seek to comply with the Cash Solicitation Rule when it makes any payments for Client referrals.

The General Counsel is responsible for approving all of Crescent’s solicitation arrangements. The General Counsel of his designee will:

•	Ensure that Crescent retains executed agreements with each solicitor containing all of the components required by the Cash Solicitation Rule;

•	Obtain and review certifications from each potential solicitor concerning that person’s eligibility to act as a solicitor;

•	Review each solicitor’s separate disclosure document to determine whether it contains all of the information required by the Cash Solicitation Rule;

•	Ensure that Crescent retains signed acknowledgements that each solicited Client received Crescent’s Form ADV brochure and the solicitor’s separate disclosure document;

•

Periodically contact a subset of Crescent’s solicited Clients to check whether solicitors complied with the terms of their respective solicitation agreements. The Compliance Group will maintain documentation in connection with this process; and

•	Annually obtain signed Solicitor Verification Letters (attached) from all solicitors.

The General Counsel is additionally responsible for overseeing the following activities associated with soliciting government entities:

•	Initial vetting of solicitor candidates to ensure that they qualify as “regulated persons”; and

•

Periodic vetting of existing solicitors to ensure their maintenance of the regulated person status, including a confirmation of whether any political contributions made by the solicitor disqualify it from being considered a regulated person.

191

Solicitor Verification Letter

[DATE]

NAME OF SOLICITOR

ADDRESS

CITY, STATE ZIP

Dear SOLICITOR:

Pursuant to Paragraph (a)(2)(iii)(C) of Rule 206(4)-3, more commonly known as the “cash solicitation rule,” Adviser Crescent must make a bona fide effort to determine whether SOLICITOR has complied with the written solicitation agreement between Crescent and SOLICITOR. Please review and execute this certification and return it to <the Solicitor Coordinator> at Crescent at your earliest convenience. Please contact <the Solicitor Coordinator> at <phone number> if you have any questions about this certification. Crescent will keep the information that it receives from SOLICITOR confidential, and will not disclose such information except as required by law.

Sincerely,

<The Solicitor Coordinator>

Adviser Crescent

*        *        *         *        *

By signing below, you certify that:

•	SOLICITOR has complied with the written solicitation arrangement between Crescent and SOLICITOR;

•	SOLICITOR has provided a current copy of Part 2 of Crescent’s Form ADV filing, and SOLICITOR’s separate written disclosure document, to each solicited client at the time of the solicitation;

•	SOLICITOR has not been involved in any legal or regulatory proceeding, as described in paragraph (a)(1)(ii) of the cash solicitation rule, that would make SOLICITOR ineligible to act as a solicitor;

•	SOLICITOR has obtained any SEC and/or state registrations that are required in connection with your solicitation activities;

•	SOLICITOR does not provide investment advisory services on behalf of Crescent to solicited clients;

192

•	Neither SOLICITOR, nor its affiliates, is a fiduciary, trustee, or administrator of any solicited client that is subject to ERISA or is a tax-qualified retirement plan or an IRA;

•	Neither SOLICITOR, nor its affiliates, is associated in any way with any solicited client that is a state, municipality, or other government entity, agency, or subdivision; and

•	Neither SOLICITOR, nor its affiliates, has made political contributions or otherwise engaged in conduct that would disqualify it from the definition of “regulated person”.

Acknowledged and certified by:

Print Name:

Signature:

Date:

193

INTERACTIONS WITH THIRD PARTIES

Background

Personnel of investment advisers sometimes receive inquiries from third parties, including members of the media, attorneys, and government officials. In unusual circumstances, an adviser may receive inquiries regarding the adviser’s clients or vendors.

All communications by investment advisers are subject to the anti-fraud provisions of the Advisers Act. Furthermore, advisers must be extremely careful to protect proprietary information, including information about their clients, and to avoid any general offering of a private fund.

Risks

In developing these policies and procedures, Crescent considered the material risks associated with communications with the media. This analysis includes risks such as:

•	Supervised Persons make false or misleading statements to the media;

•	Supervised Persons discuss a Private Fund with the media;

•	Media communications are not subject to sufficient oversight; and

•	Supervised Persons improperly disclose proprietary information to an outsider.

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Interactions with the Media

Any media inquiries should be promptly forwarded to the General Counsel. All Supervised Persons, other than the Managing Partners, must obtain pre-clearance from the General Counsel prior to communicating with the media. If pre-clearance is granted, Supervised Persons must adhere to the following standards:

•	Prior to conducting the interview, the Supervised Person should seek pre-approval of the interview from the General Counsel;

•	Avoid describing terms of specific Private Funds;

•	Be careful to avoid disclosing any non-public information, including information about Clients , Investors, positions, or trading strategies;

•	Do not make any false or misleading statements, or omit any material information;

•	Do not make any statements that are exaggerated, unbalanced, inflammatory, defamatory, libelous, inappropriate, unduly controversial, or that would otherwise reflect poorly on Crescent;

194

•	Avoid the use of superlatives such as best, worst, most, least, highest, lowest, always, and never;

•	Clearly distinguish between facts and opinions;

•	Make it clear when a personal opinion may not reflect Crescent’s position;

•	Do not make forecasts about Crescent’s anticipated performance;

•	Only make forecasts about economic or market trends where there is a reasonable basis for such forecasts;

•	All discussions, including those regarding positions or investment strategies, should be balanced by descriptions of any applicable risks or drawbacks; and

•	Be aware of the financial sophistication of the information’s ultimate recipient.

Supervised Persons should be extremely careful when discussing any specific investment or issuer during an interview. If the Supervised Person does engage in such discussions, he or she should consult with the CCO, about the potential need to disclose to the interviewer, as applicable:

•	Whether the Employee, Crescent, or its affiliates have an interest in securities of the issuer, as well as the nature of the interest (equity, debt, options, long or short positions, etc.);

•

Whether the Employee, Crescent, or its affiliates beneficially own more than 1% of the issuer’s voting securities (calculations should be based on Crescent’s holdings as of the end of the most recent month, or as of the end of the second most recent month if fewer than 10 calendar days have passed since the end of the month);

•	Any material conflict of interest involving the Employee, Crescent, or its affiliates and the issuer; and

•

The general valuation methods used to determine any price target discussed in the interview. A Supervised Person must have a reasonable basis for any price targets that are presented, and must present the risks that a price target will not be achieved in a balanced manner.

During the interview, the Supervised Person should request a copy of any media presentation that includes or references the interview. In general, television and radio broadcasts may be presented as transcripts or in the native format. Upon receipt, the media presentation should be provided to the CCO, who will maintain a copy in the same manner that an advertisement would be maintained. Following the interview, the CCO will review media presentations and associated documentation as necessary.

Interactions with Attorneys

If a Supervised Person is contacted about Crescent by anyone claiming to be an attorney, including an attorney representing Crescent, he or she should immediately refer the person to the General Counsel. Do not share information about Crescent without the General Counsel’s prior approval.

195

Interactions with Government Officials

Inquiries from anybody claiming to be a government official should be immediately referred to the CCO. Do not share information about Crescent without the CCO’s prior approval.

If government authorities who have properly identified themselves execute a search warrant involving Crescent, Employees should inform the government authorities that the Company is represented by legal counsel and immediately notify the GC. If the GC, or a designee appointed by the GC, is not immediately available to serve as a liaison to the government authorities, Employees should (a) cooperate with law enforcement officials but should not provide legal consent to the search, such as by signing any document agreeing to the search or orally acknowledging law enforcement’s right to search; (b) request a copy of the search warrant; and (c) request an inventory of what (if anything) is taken by the government authorities.

The CCO or GC will take reasonable steps to verify the identity of any individuals claiming to be government officials. Among other things, the CCO or GC may ask the individuals for their contact information, verify that the phone number given matches the published number for the relevant government office, and confirm that the individuals can be reached at the number given. The CCO or GC is also responsible for keeping notes reflecting any conversations with government officials. All correspondence mailed to government officials or agencies should be sent using the return receipt service.

All Supervised Persons are required to cooperate fully with Crescent’s management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries involving Crescent. Supervised Persons are expected, if requested, to provide Crescent with reasonable assistance, including, but not limited to, meeting or consulting with Crescent and its representatives, reviewing documents, analyzing facts, or appearing or testifying as witnesses or interviewees.

Crescent forbids payments of any kind by it, its Supervised Persons, or any agent or other intermediary to any government official, self-regulatory official, or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of receiving favorable consideration.

Protection of Crescent’s Name

Supervised Persons should at all times be aware that Crescent’s name, reputation and credibility are valuable assets that must be safeguarded from any potential misuse. Supervised Persons should exercise care to avoid the unauthorized or inappropriate use of Crescent’s name.

Each year the Compliance Group will conduct internet searches for content related to Crescent, selected Supervised Persons, and/or selected Clients or Investors. The CCO will investigate any suspicious or unauthorized results, and will report any material findings to the President/CEO.

Involvement in Litigation or Proceedings

Supervised Persons must advise the CCO immediately if they become involved in, or threatened with, litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any civil, criminal, or regulatory authority.

196

CONTINGENCY AND DISASTER RECOVERY PLAN

Background

In Compliance Programs of Investment Companies and Investment Advisers, Investment Advisers Act Release No. 2204 (December 17, 2003) the SEC indicated that an investment adviser has a fiduciary duty to take steps to protect clients’ interests in the event of a natural disaster or, for a smaller firm, the death of the owner or other key personnel. Furthermore, it is a prudent business practice for an investment adviser to adopt and implement a contingency and disaster recovery plan (“CDRP”) that provides specific guidelines in the event of a business disruption.

Risks

In developing these policies and procedures, Crescent considered numerous risks associated with its inability to operate in the event of an emergency. This analysis includes risks such as:

•	Crescent lacks procedures to follow in the event of a major disaster or the failure of a critical business system;

•	Supervised Persons do not know what to do in the event of an emergency;

•	Company and Client assets are not protected from loss or damage;

•	Crescent does not have an alternative work site(s) in place;

•	The CDRP is not periodically reviewed and updated to address changes in Crescent’s operations; and

•	Crescent is unfamiliar with the CDRPs of third party vendors that provide time-sensitive services that are important to the Company’s operations.

Crescent has established the following guidelines as an attempt to mitigate these risks.

Policies and Procedures

Crescent has developed and adopted this CDRP in an effort to provide an immediate and appropriate response to foreseeable emergency situations, protect Supervised Persons, minimize disruptions to Client and Investor services, portfolio management, and trading activities, and protect the assets of Crescent and its Clients and Investors. Please direct any questions or concerns about the CDRP to the CRO.

Anticipated Threats

Disasters and emergencies are, by their nature, difficult to predict. Nonetheless, Crescent believes it is most important that the CDRP contemplate the following situations:

•	Electrical outages;

197

•	Computer viruses that corrupt key data;

•	Fire;

•	Water damage from the emergency sprinkler systems;

•	Earthquake;

•	Terrorist attack;

•	Burglary;

•	Medical emergency at Crescent’s facilities; and

•	Incapacitation of key personnel.

Disaster Recovery Team

The highest ranking Supervised Person who is available at the time of an emergency (the “Emergency Coordinator”) will oversee the implementation of the CDRP in each Crescent office location. During a prolonged emergency, the acting Emergency Coordinator should seek to involve higher ranking Supervised Persons who can assume the role of Emergency Coordinator.

Identification and Assessment

If any Supervised Person becomes aware of a situation that may require implementation of the CDRP, he or she must notify the highest ranking Supervised Person on the preceding list who is immediately available.

Upon receiving such notification, the Emergency Coordinator must assess the situation, including any imminent danger to Supervised Persons or other people and any threat to Crescent’s facilities or operations. If appropriate, the Emergency Coordinator should call 911 or the local emergency services number as soon as it is safe to do so.

Evacuation or Sheltering-in-Place

If Crescent’s Supervised Persons are in danger, the Emergency Coordinator must determine whether Supervised Persons should evacuate the building or shelter-in-place. The Emergency Coordinator will notify all Supervised Persons who are onsite of the situation.

If the Emergency Coordinator calls for an evacuation, Crescent’s Supervised Persons should meet at primary evacuation point 100 to 300 yards away. If this evacuation site is unsafe, then Supervised Persons should go to secondary evaluation point at least one quarter of a mile away. If both evacuation sites are unsafe then Supervised Persons should go to a safe location and contact the Emergency Coordinator.

If it is safer to shelter-in-place, then Supervised Persons should move to an area of the building that offers the most protection from the threat and await further instruction.

Critical Business Functions

Information relevant to the recovery of each of Crescent’s critical business functions is presented in the table on the following page.

198

Alternate Work Sites

If the Emergency Coordinator determines that Crescent’s facilities will be unusable for an extended period, Supervised Persons should work from home. In the event of extended disruptions, Agility Recovery Solutions provides contingency services for power, space, technology, and systems connectivity.

Protection and Recovery of Documents

Supervised Persons should only seek to preserve documents during an emergency if it is safe to do so.

In the Los Angeles, New York, Boston and London offices, electronic documents are backed up in real time to an offsite server that is stored in Rackspace data center. Crescent’s computer systems are also protected from a power failure by UPS battery back-up and alternative/mobile work sites.

The following individuals are familiar with Crescent’s electronic backups and can reconstitute records from the backup if necessary:

Name	Office	Phone Numbers	Email Address
IT Group: Jon Halvorsen Sheldon Eng William Mendez Oksana Vyzhak	Los Angeles and NY Offices

Jon Halvorsen:

+1 (310) 235-5947 office

+1 (310) 200-5671 mobile

Sheldon Eng:

+1 (310) 235-5944 office

+1 (310) 863-5617 mobile

William Mendez:

+1 (310) 235-5939 office

+1 (562) 237-6662 mobile

Oksana Vyzhak:

+1 (212) 364- 0119 office

+1 (347) 707-2231 mobile

jon.halvorsen@crescentcap.com Sheldon.eng@crescentcap.com William.mendez@crescentcap.com Oksana.vyzhak@crescentcap.com

The management team will oversee Crescent’s document recovery processes following an emergency at each office location.

Third-Party Vendors

Crescent’s operations may be adversely impacted if a third-party vendor experiences a disruption. Conversely, third-party vendors may provide critical support services following a disaster. The responsible manager for oversight of the vendor will contact the vendor as appropriate.

Contacting Supervised Persons, Clients and Investors

In the event of a prolonged disruption, the management team will oversee Crescent’s efforts to contact all Supervised Persons. Crescent will seek to confirm the safety of each Supervised Person and will convey information about any alternate work arrangements.

199

In addition, the management team will oversee Crescent’s efforts to contact any Clients and Investors who may be affected by the disruption. Crescent will seek to convey the nature of the disruption; any expected impact on Clients and Investors, and the estimated amount of time it will take Crescent to recover from the disruption.

Testing and Evaluation

Crescent will test the CDRP to evaluate its effectiveness annually. The IT Group, which oversees CDRP testing, will ensure that Crescent documents:

•	When each test is conducted;

•	What tests are performed;

•	Who is involved in the testing;

•	The results of the testing;

•	Any corrective action to resolve issues identified during testing;

•	The individuals who are responsible for implementing any corrective action; and

•	The anticipated completion date for any corrective action.

200

MAINTENANCE OF BOOKS AND RECORDS

Background

Rule 204-2 under the Advisers Act requires investment advisers to maintain certain books and records, as applicable, which are listed in the attached Required Books and Records table. Investment advisers should also establish policies and procedures governing:

•	The accurate creation of books and records;

•	Any appropriate limitations on the availability of certain books and records to certain employees and outside entities; and

•	The proper disposal of books and records that need not be maintained for business or regulatory compliance purposes.

The accurate creation and proper maintenance and use of books and records are an important foundation of any investment adviser’s operations and compliance with applicable Federal Securities Laws.

Record retention policies and procedures should be tailored to reflect an adviser’s size and operations. Furthermore, any record retention program should be periodically reevaluated, particularly following significant regulatory, operational, or technological changes. Record retention program reviews should evaluate, among other things:

•	The effectiveness of the current record retention program;

•	Whether the use of electronic and/or hard-copy storage media are meeting the adviser’s needs;

•	Supervised Persons’ awareness of, and compliance with, the adviser’s record retention program;

•	Whether the adviser’s current practices are accurately reflected in its written policies and procedures;

•	Whether the creation, maintenance, and confidentiality of certain books and records poses particular compliance or business risks for the adviser; and

•	Whether the adviser has devoted appropriate amounts of resources to meet its record retention needs.

Supervised Persons should be aware that all of the records of a registered investment adviser can be subject to review by SEC examiners, irrespective of whether the records are required to be retained pursuant to Rule 204-2. Supervised Persons should be aware that the SEC’s examination authority includes emails and other electronic communications that relate to a registered investment adviser’s business activities, as well as emails and other electronic communications that are sent or received on the adviser’s computer systems.

201

Risks

In developing these policies and procedures, Crescent considered the material risks associated with the implementation of an effective recordkeeping system, as well as the specific requirements of Rule 204-2. This analysis included risks such as:

•	Crescent’s recordkeeping system is inappropriate relative to the scope and nature of the Company’s operations and regulatory obligations;

•	Crescent’s recordkeeping system is not periodically updated to reflect regulatory, operational, or technological changes;

•	Records are not adequately reviewed for accuracy following their creation;

•	Access to particularly sensitive records is not appropriately controlled;

•	Electronic documents are not reasonably safeguarded from loss, alteration, or destruction;

•	Supervised Persons are unaware of Crescent’s recordkeeping policies and procedures;

•	Supervised Persons can access, alter, and/or destroy documents without appropriate supervision.

Crescent has established the following guidelines to mitigate these risks.

Policies and Procedures

Books and records required by Rule 204-2 under the Advisers Act will be maintained for at least six years from the date that the record was created or last altered, whichever is more recent.30 Required records will be kept onsite for at least two years after they are created or last altered, and will be organized to permit easy location, access, and retrieval.

Supervised Persons may only remove records from Crescent’s offices with the CCO’s approval.

All Supervised Persons must be familiar with, and abide by, the Company’s record retention policies and procedures. The CCO is responsible for overseeing Crescent’s record retention program. Any questions about Crescent’s policies and procedures should be directed to the CCO.

Electronic Record Retention

Crescent may maintain and preserve required records electronically so long as:

•	The records are arranged or indexed in a way that permits easy location, access, and retrieval of any particular record;

•	A duplicate copy of each electronic record is stored separately, either in electronic or hard copy format; and

[30]	Certain required records must be kept for longer periods of time, as shown in the attached Required Books and Records table.

202

•	Upon request, Crescent can promptly provide the SEC with:

•	A legible, true, and complete copy of the record in the format in which it is stored;

•	A legible, true, and complete printout of the record; and

•	The means to access, view, and print the records from the format in which they are stored.

If Crescent converts hard copy documents into an electronic format for storage purposes, the Company will test to ensure that, upon conversion, the electronic documents are complete, true, legible, and retrievable.

Records Warehousing

Records may be moved from Crescent’s offices to an offsite storage facility when the records are no longer regularly needed and when any required on-site retention period (as described in the attached Required Books and Records table) has elapsed.

Document Alteration

Supervised Persons must be cautious when altering Crescent’s records. Dated documents that are later altered should be modified in ways that clearly distinguish between the original content and any changes. To the extent that an agreement has been executed by a third party, Supervised Persons are prohibited from later altering the agreement unless the alterations are clearly marked as having been made after execution.

Document Destruction

The CCO has the sole authority to permit the destruction of any required record. No required record will be destroyed before the required retention period has lapsed.

The CCO will notify Supervised Persons of any pending or ongoing regulatory or legal proceeding. Upon being notified of any such proceeding, all document destruction must cease immediately and documents must be preserved in a manner specified by Outside Counsel. Among other things, Crescent should be careful to avoid any inadvertent destruction of electronic documents through backup processes that overwrite old backups.

Any Supervised Person discarding any document or electronic media must ensure that such documents and electronic media are shredded, permanently erased, or otherwise destroyed so that the information cannot be reconstructed. Supervised Persons should be aware that some devices, such as scanners, photocopiers and fax machines, may save electronic copies of documents that have been scanned, copied, or transmitted. Supervised Persons should consult with the device’s instruction manual or manufacturer to ensure that any stored information is erased before the device is removed from Crescent’s offices.

Crescent must ensure that any companies engaged to dispose of non-public information perform their duties in accordance with this policy. Crescent may ensure appropriate disposal by, among other things:

•	Reviewing an independent audit of the disposal company’s operations;

•	Obtaining information about the disposal company from references or other reliable sources; and/or

•	Requiring that the disposal company be certified by a recognized trade association or similar third party.

203

Crescent may enter into confidentiality agreements with prospective counterparties that call for Crescent to destroy documentation associated with transactions that are not consummated. Such agreements will include provisions that describe the applicable record retention requirements and indicate that Crescent will comply with all such requirements.

204

Required Books and Records

Document		Required Retention Period[31]	Relevant Advisers Act Rule	Responsible Person or Group
Business Records

1	Partnership agreement and any amendments, certificate of formation and articles of incorporation, by-laws, charters, minute books, and stock certificate books.	Onsite until the termination of the entity, plus 3 years.	204-2(e)(2)	Finance / Legal

2

Copies or originals of all written agreements relating to the adviser’s business. Examples of such agreements include:

•  Contracts with third-party vendors;

•  Employment contracts; and

•  Rental agreements and property leases.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(10)	Finance / Legal / Compliance
3	Books of original entry, including cash receipt and disbursement records, and any other records of original entry forming the basis of entries in any ledger.		204-2(a)(1)	Finance
4	General and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts.		204-2(a)(2)	Finance
5	Bank account information, including checkbooks, bank statements, canceled checks and cash reconciliations.		204-2(a)(4)	Finance
6	Bills and statements, paid or unpaid, relating to the business of the adviser.		204-2(a)(5)	Finance
7	Trial balances and financial statements, including the income statement and balance sheet.		204-2(a)(6)	Finance
8	Any internal audit working papers.

Compliance and Internal Control Records

1	Compliance policies and procedures adopted pursuant to Rule 206(4)-7(a).	Onsite, unless it has been more than 6 years since the policies and procedures were in effect.	204-2(a)(17)(i)	Compliance

[31]

Many required records must be kept for five years after the end of the fiscal year in which the record was created or last altered. In the interest of simplicity, and to prevent premature destruction, the retention period for these items has been stated as six years.

205

Document		Required Retention Period[31]	Relevant Advisers Act Rule	Responsible Person or Group

2	Any records documenting the adviser’s periodic review of its compliance policies and procedures.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(17)(ii)	Compliance
3	Originals of any written Client complaints, and copies of the adviser’s written responses.		204-2(a)(7) (generally)	Compliance / Legal

Code of Ethics and Personal Trading Records

1	A copy of the adviser’s code of ethics currently in effect, or that was in effect at any time within the past six years.	Onsite, unless it has been more than 6 years since this version of the code of ethics has been in effect.	204-2(a)(12)(i)	Compliance

2	A record of any violation of the adviser’s code of ethics, and any action taken as a result of the violation.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(12)(ii)	Compliance

3	A record of all written acknowledgements of receipt of the code of ethics for each person who is, or within the past six years was, a Supervised Person of the adviser.	Onsite, unless it has been at least 6 years since the individual has been a Supervised Person.	204-2(a)(12)(iii)	Compliance

4	A record of each report made by a Supervised Person regarding personal securities transactions and holdings, or copies of any associated account statements and trade confirmations provided by broker-dealers and custodians.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(13)(i)	Compliance

5	A record of the names of people who are, or within the past six years were, Supervised Persons of the investment adviser.	Onsite, unless it has been at least 6 years since the individual was an Access Person.	204-2(a)(13)(ii)	Compliance

6	A record of any decision, and the reasons supporting the decision, to approve a Supervised Person’s investment in an IPO or Private Placement.	Onsite, unless it has been more than 6 years since the approval was granted.	204-2(a)(13)(iii)	Compliance

Communications and Client Relationship Records

1	Originals of all written communications received, and copies of all written communications sent, by the adviser relating to: • Any recommendation or advice that was made or proposed;	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(7)	Investor Relations

206

Document		Required Retention Period[31]	Relevant Advisers Act Rule	Responsible Person or Group

•  Any receipt, disbursement, or delivery of funds or securities; and

•  The placing or execution of any order to trade a security.

The adviser need not retain unsolicited, generally-distributed communications (commonly known as “junk mail”), as long as the communications were not prepared buy or for the adviser.

2	A copy of each Part 2 of Form ADV provided to any Client or prospect, as well as a record of the dates during which each version is used.		204-2(a)(14)	Investor Relations

3	A list of all accounts over which the adviser has discretionary authority.		204-2(a)(8)	Investor Relations / Legal

4	Copies or originals of all powers of attorney or other documents granting the adviser discretionary authority.		204-2(a)(9)	Investor Relations / Legal

5

Copies or originals of all written agreements between the adviser and any Client. Such agreements may include:

•  Investment advisory contracts;

•  Fee schedules;

•  Clients’ investment objectives or restrictions; and

•  Directed brokerage arrangements.

			204-2(a)(10)	Investor Relations / Legal

Marketing and Performance Records

1

A copy of each notice, advertisement, investment letter, or other communication that the adviser sends, directly or indirectly, to 10 or more people outside of the adviser.

If such communication recommends the purchase or sale of a specific security but does not state the reasons for such recommendation, the adviser must retain a memorandum indicating the reasons for the recommendation.

		Onsite for 2 years, easily accessible for 6 years total, measured from the time when the adviser stops distributing the advertisement.	204-2(a)(11) and 204-2(a)(7)	Investor Relations / Compliance

207

Document		Required Retention Period[31]	Relevant Advisers Act Rule	Responsible Person or Group

An adviser that sends the advertisement to more than 10 people need not keep a record of the names and addresses of the recipients. However, if the advertisement was sent to people named on a list, the adviser must retain a description of the list and its source along with the advertisement.

All accounts, books, internal work papers, and any other records or documents necessary to form the basis for, or demonstrate the calculation of, any performance or rate of return figures presented in any communication sent directly or indirectly to 10 or more people outside of the adviser.

			204-2(a)(16)	Investor Relations / Finance /Portfolio Administration
2

An adviser may satisfy its obligations under this rule by retaining all account statements reflected in the performance presentation and all work papers necessary to demonstrate the performance calculations, so long as the account statements reflect all debits, credits, and other transactions in a Client’s account for the period of the statement.

Cash Solicitation Records

1	Copies of each solicitor’s separate disclosure document and originals of each solicited Client’s acknowledgement of receipt of the solicitor’s disclosure document and Part 2 of the adviser’s Form ADV.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(15)	Investor Relations
2	Copies of all written agreements between the adviser and any solicitors, as required by Rule 206(4)-3.		204-2(a)(10)	Investor Relations / Legal

Records Relating to Political Contributions

1	The names, titles and business and residence addresses of all “covered associates” of the investment adviser (as defined by Rule 206(4)-(5).	Onsite for 2 years and easily accessible for 6 years total, but only if Crescent has any Clients or Investors that are government entities.	204-2(a)(18)(i)(A)	Legal / Compliance
2	All government entities that were Clients or Investors in the past five years, but not prior to September 1, 2010.		204-2(a)(18)(i)(B)	Legal / Compliance

208

Document		Required Retention Period[31]	Relevant Advisers Act Rule	Responsible Person or Group

3	All direct or indirect contributions made by the adviser or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a political action committee. These records shall be maintained in chronological order and indicate the name and title of each contributor, the name and title of each recipient, the amount and date of each contribution, and whether the contribution was the subject of the exception for certain returned contributions.		204-2(a)(18)(i)(C)	Legal / Compliance

4	The name and business address of each entity to which the adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.	Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(18)(i)(D)	Legal / Compliance

Trading and Account Management Records

1

A trade ticket (or order memorandum) showing (i) each order given by the adviser for the purchase or sale of any security; (ii) any instruction received by the adviser concerning the purchase, sale, receipt, or delivery of any security; and (iii) any modification or cancellation of any such order or instruction.

Each trade ticket must show:

•  The terms and conditions of the order, instruction, modification, or cancellation, (including a security identifier, the number of shares, the price, the commission, and the order type, among other things);

•  The person connected with the adviser who recommended the transaction to the Client and the person who placed the order;

•  The Client account for which the transaction was entered;

•  The date of entry;

•  The bank, broker, or dealer by or through whom the transaction was executed;

•  Any applicable trade allocation information; and

•  Whether the order was entered pursuant to discretionary authority.

If applicable, each trade ticket should also document the pre-trade allocation and any deviations from the allocation made after execution.

		Onsite for 2 years, easily accessible for 6 years total.	204-2(a)(3)	Trading / Portfolio Administration

209

Document		Required Retention Period[31]	Relevant Advisers Act Rule	Responsible Person or Group

2	Research files documenting the reasonable basis for the adviser’s investment recommendations. Such documentation may include third-party research, as well as analyses prepared by Supervised Persons.		204-2(a)(7) (generally)	Trading / Portfolio Administration

3	Records showing separately, for each Client for which the adviser provides investment supervisory or management services, the securities purchased and sold, and the date, amount, and price of each such purchase and sale.	Onsite for 2 years, easily accessible for 6 years total.	204-2(c)(1)(i)	Trading / Portfolio Administration

4	For each security currently held by any Client for which the adviser provides investment supervisory or management services, information from which the adviser can promptly furnish the name of each such Client and the Client’s current interest in the security.	Information must be kept current.	204-2(c)(1)(ii)	Trading / Portfolio Administration

5

For each private fund, a description of:

•  the amount of assets under management and use of leverage, including off-balance-sheet leverage;

•  A measure of counterparty credit risk exposure;

•  Valuation policies and practices of the fund;

•  Side arrangements or side letters, whereby certain investors in a fund obtain more favorable rights or entitlements than other investors; and

•  Trading practices

		Onsite for 2 years, easily accessible for 6 years total.	Section 204(b)(3)	Trading / Portfolio Administration

With Respect to Clients for whom the Adviser Exercises Proxy Voting Authority

1	Copies of all proxy voting policies and procedures required by Rule 206(4)-6.	Onsite for 2 years, easily accessible for 6 years total.	204-2(c)(2)(i)	Trading / Portfolio Administration

2	A copy of each proxy statement that the adviser receives regarding Client securities. However, an adviser may satisfy this requirement by relying on a third party to retain a copy of the proxy statement on the adviser’s behalf, so long as the adviser has obtained an undertaking from the third party to provide a copy of the proxy statement promptly upon request. An adviser may also satisfy this requirement by relying on proxy statements available from the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.		204-2(c)(2)(ii)	Trading / Portfolio Administration

210

Document		Required Retention Period[31]	Relevant Advisers Act Rule	Responsible Person or Group

3

A record of each vote cast by the adviser on behalf of a Client. An adviser may satisfy this requirement by relying on a third party to retain, on the adviser’s behalf, a record of each vote cast, so long as the adviser has obtained an undertaking from the third party to provide a copy of the record promptly upon request.

			204-2(c)(2)(iii)	Trading / Portfolio Administration
4	A copy of any document created by the adviser that (a) was material to deciding how to vote proxies on behalf of a Client, or (b) memorializes the basis for a proxy voting decision.		204-2(c)(2)(iv)	Trading / Portfolio Administration
5	A copy of each written request for information regarding how the adviser voted proxies on behalf of a Client, and a copy of any associated written response by the adviser to any written or oral Client request for such information.		204-2(c)(2)(v)	Trading / Portfolio Administration

With Respect to Accounts over which the Adviser has Custody or Possession of Client Funds or Securities

1	A journal or record showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for all such accounts.	Onsite for 2 years, easily accessible for 6 years total.	204-2(b)(1)	Trading / Portfolio Administration
2	A separate ledger account for each such account showing all purchases, sales, receipts and deliveries of securities, as well as the dates of any such transactions, debits, and credits.		204-2(b)(2)	Trading / Portfolio Administration
3	Copies of confirmations of all trades effected by or for any such account.		204-2(b)(3)	Trading / Portfolio Administration
4	A record of each security held by any such account showing each relevant Client’s name and interest, and the location of each such security.		204-2(b)(4)	Trading / Portfolio Administration
5	Any memorandum describing the basis upon which Crescent has determined that an affiliated entity with custody of Client assets is “operationally independent” from Crescent.		204-2(b)(5)	Trading / Portfolio Administration
6	A copy of any internal control report regarding the internal custodial controls of Crescent, or any affiliate, that acts as a Qualified Custodian with respect to Client funds or securities.		204-2(a)(17)(iii)	Trading / Portfolio Administration

Notes

The location of any required records stored offsite must be disclosed in Part 1 of Form ADV.

211

Document	Required Retention Period[31]	Relevant Advisers Act Rule	Responsible Person or Group

Pursuant to Rule 204-2(d), an adviser may use numerical or alphabetical codes to protect the identity of its Clients.
An adviser will not be deemed to have violated Rule 204-2(a)(13) for failing to record securities transactions or holdings, so long as the adviser can demonstrate that it has instituted adequate procedures and used reasonable diligence to obtain all required reports.

212

DEFINITIONS

The following defined terms are used throughout this Manual. Other capitalized terms are defined within specific sections of the Manual.

•

Access Person – An Access Person is a Supervised Person who has access to non-public information regarding any Client’s trading or any Reportable Fund’s holdings, who is involved in making securities recommendations to Clients, or who has access to non-public securities recommendations. All of Crescent’s Supervised Persons are presumed to be Access Persons.

•	Advisers Act – The Investment Advisers Act of 1940.

•

Auto-Trades—Pre-instructed transactions that occur automatically following the instruction, such as dividend or distribution reinvestments, paycheck contributions, and periodic or automatic withdrawal programs.

•

Beneficial Interest – An individual has a Beneficial Interest in a security if he or she can directly or indirectly profit from, vote or dispose of the security. An individual generally has a Beneficial Interest in all securities held directly or indirectly, as well as those owned directly or indirectly by family members sharing the same household.

•	Crescent – Crescent Capital Group LP

•	Crescent Product Group – Crescent’s strategies are called Product Groups. They include Mezzanine, Direct Lending, Capital Markets, and Special Situations.

•	CCO – Mr. Joseph Hanlon, Crescent’s Chief Compliance Officer.

•	CFTC – The Commodity Futures Trading Commission.

•	Clients – Individuals and entities, including the Funds, for which Crescent provides investment advisory services. The underlying Investors in the Funds are not Clients of Crescent.

•	Compliance Officers – Messrs. Paul Douglas and Andrew Levine

•

Consumer Report – Generally, any communication by a consumer reporting agency bearing on a consumer’s credit worthiness, character, personal characteristics, or mode of living which is used or expected to be used or collected for the purpose of establishing the consumer’s eligibility for (A) credit or insurance; (B) employment; or (C) any other purpose authorized under Section 604 of Fair Credit Reporting Act. Please see Section 603(d) of the Fair Credit Reporting Act for a complete definition.

•	ERISA – The Employee Retirement Income Security Act of 1974.

•	Exempt Securities—Only the Securities (or Securities obtained in transactions) described in the subsection Securities or Transactions Exempt from Personal Investment Transactions Policy.

•	Exchange Act – The Securities Exchange Act of 1934.

213

•

Federal Securities Laws – The Federal Securities Laws include the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the IC Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, the Dodd-Frank Act of 2010, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

•	FINRA – The Financial Industry Regulatory Authority, a self-regulatory organization. FINRA was formed in 2007 through the consolidation of NASD and certain functions of the New York Stock Exchange.

•	FTC – The Federal Trade Commission.

•	Fund Administrator – The service providers responsible for administering the funds and separate accounts, including position reconciliations, performance reporting, client statements and AML checks.

•	Funds – All private pooled investment vehicles advised by Crescent and listed on Schedule D of Form ADV Part 1A.

•	General Counsel – Mr. George Hawley, Crescent’s General Counsel.

•	GIPS – The CFA Institute’s Global Investment Performance Standards. Formerly known as the Association for Investment Management and Research’s Performance Presentation Standards, or AIMR-PPS.

•

Investment Personnel—Includes (i) any portfolio manager or securities analyst or Securities trader who provides information or advice to a portfolio manager or who helps execute a portfolio manager’s decision.

•	Investor – A limited partner or shareholder in a pooled investment vehicle advised by Crescent or an affiliate.

•	IC Act – The Investment Company Act of 1940.

•	Insider Trading – Trading personally or on behalf of others on the basis of Material Non-Public Information, or improperly communicating Material Non-Public Information to others.

•

IPO – An initial public offering. An IPO is an offering of securities registered under the Securities Act where the issuer, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

•	Managing Partners – Mr. Mark Attanasio and Mr. Jean-Marc Chapus, Crescent’s Managing Partners.

•

Material Non-Public Information – Information that (i) has not been made generally available to the public, and that (ii) a reasonable investor would likely consider important in making an investment decision. Supervised Persons should consult with Crescent’s CCO about any questions as to whether information constitutes Material Non-Public Information.

•	Material Issuer Event—An event relating to a single issue in a market sector such as an announcement of a regulatory event or the security stops trading or if an issuer’s security price is stale.

•	Material Market Events—Includes natural disasters, armed conflicts, governmental actions, devaluation, sovereign debt default, or other macro developments affecting the securities markets.

•	Natural Person – A human being, as opposed to a legal entity.

214

•	NFA – The National Futures Association.

•	Non-Discretionary Accounts—Accounts for which the individual does not directly or indirectly make or influence the investment decisions.

•

Nonpublic Personal Information – Regulation S-P defines “Nonpublic Personal Information” to include personally identifiable financial information that is not publicly available, as well as any list, description, or other grouping of consumers derived from nonpublic personally identifiable financial information.

•	Outside Counsel – Dechert LLP, Debevoise & Plimpton LLP, Kirkland & Ellis and Skadden, Arps, Slate, Meagher & Flom LLP.

•

Outside Fiduciary Accounts—Certain fiduciary accounts outside of the Firm for which an individual has received the Firm’s approval to act as fiduciary and that the Firm has determined qualify to be treated as Outside Fiduciary Accounts under this Code of Ethics.

•	PCAOB – The Public Company Accounting Oversight Board.

•

Private Placements—An offering that is exempt from registration under the Securities Act pursuant to Sections 4(2) or 4(6), or pursuant to Rules 504, 505, or 506 or under the Securities Act. Note that a CBO or CDO is considered a Limited Offering or Private Placement.

•	PPM – A private placement memorandum; also known as an offering memorandum.

•

Private Placement – Also known as a “Limited Offering.” An offering that is exempt from registration pursuant to sections 4(a)(2) or 4(6) of the Securities Act, or pursuant to Rules 504, 505, or 506 of Regulation D.

•

QIB – A qualified institutional buyer. Pursuant to Rule 144A under the Securities Act, a QIB is an entity, acting for its own account or the accounts of other QIBs, which in aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the QIB.

•	Qualified Custodian –Please see Rule 206(4)-2 under the Advisers Act for a complete definition. Generally, a Qualified Custodian is defined to include:

•	A bank or savings association with deposits insured by the FDIC;

•	A registered broker-dealer holding client assets in customer accounts;

•	A registered futures commission merchant holding client funds or security futures in customer accounts; and

•	A foreign financial institution that customarily holds financial assets for customers.

•	Recognized Market—A recognized exchange or a recognized over-the-counter market.

•	Reportable Fund – Any RIC advised or underwritten by Crescent or an affiliate.

•	RIC – An investment company registered under the IC Act, often referred to as a mutual fund.

•

Security – The SEC defines the term “Security” broadly to include stocks, bonds, certificates of deposit, options, interests in Private Placements, futures contracts on other securities, participations in profit-sharing agreements, and interests in oil, gas, or other mineral royalties or leases, among other things. “Security” is also defined to include any instrument commonly known as a security. Any questions about whether an instrument is a security for purposes of the Federal Securities Laws should be directed to the CCO.

215

•	SEC – The Securities and Exchange Commission.

•	Securities Act – The Securities Act of 1933.

•	SRO – A self-regulatory organization, such as FINRA.

•	StarCompliance –Crescent’s system for tracking many Supervised Person reports and certifications.

•

Supervised Person – Any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Crescent, or other person who provides investment advice on behalf of Crescent and is subject to Crescent’s supervision and control. This may also include certain long-term on-site consultants as determined by the CCO.

216

ANNEX: U.K. COMPLIANCE – CRESCENT CREDIT EUROPE LLP

Background

This Annex (“U.K. Annex”) to the Crescent Capital Group (“Crescent”) Regulatory Compliance Manual (the “Manual”) sets forth policies and procedures designed to ensure that Crescent Credit Europe LLP (“CCE”) complies with the relevant regulatory requirements to which it is subject. This includes regulatory requirements such as the Markets in Financial Instruments Directive (“MiFID II”) that have come about as a result of the continuing integration of the European regulatory environment.

The FCA has a detailed Handbook of rules and guidance with which the Firms must comply. Compliance with all rules and regulations of the FCA, to the extent they are applicable to the functions and roles an employee is requested to perform for CCE is a condition of each employee’s contract of employment.

The U.K. Annex does not replace or attempt to replicate the FCA Handbook and/or other directly applicable EU Regulations which, as mentioned above, have explicit application to CCE. The U.K. Annex refers to relevant chapters in the FCA Handbook to facilitate further clarification of the rules and regulations on particular issues. The FCA Handbook can be found on the FCA’s website, by following the FCA Handbook links from the FCA homepage at: www.fca.org.uk.

CCE is the London subsidiary of Crescent Capital Group, LP. CCE was established in England and Wales on 6 October 2011 (Companies House No. OC368645), and is authorized and regulated by the Financial Conduct Authority (“FCA”) as an investment advisory firm (Firm Reference Number (“FRN”): 571716).

All CCE employees must be familiar with this U.K. Annex in addition to the Manual.

Each member of staff of CCE must execute an acknowledgement that he or she has read and understood the Manual and this U.K. Annex, and submit it electronically to the Chief Compliance Officer of Crescent at least annually and each time the Manual or this U.K. Annex is materially updated.

Regulation of CCE

U.K. Regulatory Framework

The U.K. regulatory framework for the financial services industry is made up of a number of bodies, each of which has been given their own responsibilities and objectives.

The Bank of England is responsible for protecting and enhancing the U.K.’s financial stability and maintains overall macro prudential responsibility for oversight of the financial system.

The Financial Policy Committee sits within the Bank of England and is responsible for contributing to the Bank of England’s objective of protecting and enhancing the stability of the U.K. financial system. Its primary objective is to identify, monitor and take action to remove or reduce systemic risks. It also supports the economic policies of the U.K. Government, including its objectives for growth and employment.

217

The Prudential Regulation Authority (“PRA”) also sits within the Bank of England and is responsible for the micro prudential regulation of deposit-takers, insurers and major investment firms. It carries out the day-to-day supervision of financial institutions that manage significant risk on their balance sheet. The PRA’s role is defined by its two statutory objectives; namely promoting the safety and soundness of these firms and contributing to ensure that insurance policyholders are appropriately protected.

The FCA is an independent body which is separate from the Bank of England and maintains responsibility for the conduct regulation of financial services firms as well as the prudential regulation of firms not prudentially regulated by the PRA. The FCA and PRA work together in the regulation of dual regulated firm to ensure consistent approaches are taken where possible. The FCA has an extensive and intensive supervisory agenda encompassing a wide range of rule-making, investigatory and enforcement powers.

The Revised Markets in Financial Instruments Directive (“MiFID II”)

MiFID II and the accompanying Markets in Financial Instruments Regulation (“MiFIR”) are pieces of European legislation that seek to build on and extend the scope of the first MiFID, which originally came into force in November 2007. MiFID II is further made up of a number of delegated acts and technical standards which build on the level one rules and requirements; these include the MiFID II Delegated Regulation covering organisational requirements and operating conditions for investment firms (“MiFID Org Regulation”) which is referenced in this Manual.

The legislation has several core objectives, including:

•	increased investor protection and enhanced conduct of business rules;

•	increased alignment of regulation across the EU;

•	reduced risk of market disorder;

•	enhanced transparency and oversight of financial markets, including derivatives markets; and

•	introduction of reinforced supervisory powers.

The FCA

CCE is solely authorized and regulated by the FCA under the Financial Services and Markets Act 2000 (“FSMA”) as amended, with Firm Reference Number (FRN): 571716.

FCA Strategic and Operational Objectives and Principles

The FCA’s strategic objective is to ensure that the relevant markets function well. To support this, the FCA has three operational objectives:

•	To secure an appropriate degree of protection for consumers;

•	To protect and enhance the integrity of the U.K. financial system; and

•	To promote effective competition in the interests of consumers.

The FCA’s strategic and operational objectives are supported by a set of eight principles of good regulation which guide its regulatory approach. These are:

•	efficiency and economy;

•	proportionality;

218

•	sustainable growth;

•	consumers responsibility;

•	senior management responsibility;

•	recognising the differences in the business carried on by different regulated persons;

•	openness and disclosure; and

•	transparency.

Proactive Regulation

The FCA takes a risk based approach to its supervision which seeks to recognise the diversity of the firms and markets that it regulates. It takes a judgement based and pre-emptive approach to ensure that the regulatory focus is on issues that have wider, longer-term effects on consumers and market integrity. Its supervision model is based on three key pillars: proactive firm supervision, event-driven work and issues and products.

1.

Proactive firm supervision (Firm Systematic Framework) – analysing a firm’s business model and strategy to assess whether it is being run in a way that results in the fair treatment of customers, minimises risks to market integrity and does not impede effective competition. This is carried out through a firm specific assessment, designed to answer the question “does the firm have the interests of its customers and the integrity of the market at the heart of how the business is run?” The aim is to identify and mitigate the key drivers of poor conduct behaviour and where future risks might lie.

The approach to assessment is dependent on the categorisation of the firm. CCE has been categorised as a C4 conduct classification firm, the lowest categorisation available, and is therefore subject to a four year contact cycle with the FCA. The exact nature of this contact depends on the FCA’s assessment of the risk CCE poses to its statutory objectives.

2.	Event-driven work – dealing with issues that are emerging or have happened and are unforeseen in their nature.

3.

Issues and products – carrying out thematic work to address conduct priorities at the issue and product level. This area is largely driven by sector risk assessments of what is currently and prospectively driving poor outcomes for consumers and market participants and draws on data analysis, market intelligence and input from the firm assessment process.

CCE has been categorised as a flexible portfolio firm; as such the Firm is supervised by a team of sector specialists rather than a dedicated supervisor. The Firm’s first point of contact is the FCA Contact Centre. A flexible portfolio firm is proactively supervised through a combination of market-based thematic work, regular baseline monitoring and further firm-specific work where risks need to be addressed, i.e. a combination of Pillar 2 and Pillar 3.

This U.K. Annex to the Manual reflects the nature of the FCA’s approach to regulation in addition to CCE’s approach to complying with the detailed rules of the FCA Handbook.

219

It is the responsibility of all members of staff to be familiar with, and adhere to in both letter and spirit, the FCA Principles for Businesses referred to in the section below and, where relevant, the Conduct Rules listed under the Senior Managers and Certification Regime (“SM&CR) referenced in this Manual below. This imposes an additional responsibility beyond the requirement to comply with the procedures set out herein. Compliance at all times with both the FCA Principles for Businesses and with prescribed procedures is mandatory. It will never be adequate to defend conduct that fails to conform to the FCA Principles for Businesses simply by maintaining that the conduct satisfied the prescribed procedures.

It is CCE’s policy that where the FCA Principles for Businesses are expressed as obligations on CCE itself, these are to be treated as directly applicable to all individuals within CCE. Not all of the FCA Principles for Businesses will be equally relevant to each individual (e.g. many staff at CCE will not be involved with the maintenance of CCE’s financial resources under Principle 4), but the FCA Principles for Businesses are to be interpreted broadly and, where in any doubt, regarded as applicable. Some of the FCA Principles for Businesses are directly relevant to all staff (e.g. conducting business with integrity) and must be borne in mind at all times.

A staff member must report immediately to the Compliance Officer of CCE if he or she reasonably believes any of the following:

•	they suspect that another staff member or anyone else working on behalf of CCE has breached any of the FCA Conduct Rules;

•	they consider that any of CCE’s procedures is inconsistent with the FCA Principles for Businesses; or

•	they are asked, directly or indirectly, to act in a way that they consider would breach any of the FCA Principles for Businesses or FCA Conduct Rules.

Breaches of the FCA Principles for Businesses or the Conduct Rules can lead to disciplinary action by the FCA against CCE and damage to CCE’s reputation. Every member of staff is responsible for taking all reasonable steps to prevent this occurring by strict adherence to the FCA Principles for Businesses and the FCA Conduct Rules at all times. Failure to do so may be treated as a breach of employment contract and may lead to dismissal.

Threshold Conditions

The threshold conditions are the basic requirements that all firms must meet to become authorised, and which they must continue to meet to remain authorised. These are summarised below:

•	Location of Offices:

Firms, which are body corporates constituted in any part of the United Kingdom, must have their head office and registered office in the U.K. Firms which are not body corporates must have their head office in the U.K.

•	Effective Supervision:

A firm must be capable of being effectively supervised by the FCA in regard to:

•	The nature of the firm’s regulated activities;

•	The complexity of the firm’s products;

•	The way in which the firm’s business is organised;

•	Whether membership of a group is likely to prevent the FCA’s effective supervision of the firm (where applicable);

•	Whether the firm is subject to consolidated supervision required under any relevant directives;

•	The nature of relationships between the firm and any close link and whether those close links are likely to prevent the FCA’s effective supervision of the firm

220

•	Appropriate Resources

A firm must have appropriate resources in relation to its specific regulated activities. The relevant areas in making this determination include the nature and scale of the business, the risks to the continuity of the services provided by the firm, the firm’s membership of a group and any effect that membership may have (if applicable), the provision the firm makes in respect of liabilities and the means by which the firm manages the incidence of risk in connection with the firm’s business.

•	Suitability

A firm must be fit and proper in relation to:

•	its connection with any person;

•	the nature of any regulated activity it carries on;

•	the need to ensure the firm’s affairs are conducted in an appropriate manner – particularly in relation to the interests of consumers and the integrity of the U.K. financial system;

•	whether the firm has complied with obligations imposed by the FCA or requests made by the FCA and the manner of that compliance;

•	whether those who manage the firm’s affairs have adequate skills and experience and act with probity;

•	whether the firm’s business is being managed in such a way as to ensure that its affairs will be conducted in a sound and prudent manner;

•	the need to minimise the extent to which it is possible for the business carried on by the firm to be used for a purpose connected with financial crime.

•	Business Model

A firm’s business model and strategy must be suitable to carry out its regulated activities. The areas relevant in making this determination include whether the business model is compatible with the firm’s affairs being conducted in a sound and prudent manner, the interests of consumers and the integrity of the U.K. financial system.

FCA Authorization and Approval

The Firm’s Scope of Permission Notice (i.e. license) sets out the regulated activities which CCE is authorized to conduct, together with the specific investments in relation to those specific activities. The Scope of Permission also sets out the type of clients with whom CCE is authorized to deal, i.e. professional clients or eligible counterparties, and any limitations which apply to CCE. It is essential that any staff member who is unclear whether he or she is permitted to carry out a particular activity consults with the Compliance Officer prior to carrying out that activity.

CCE has been authorized by the FCA as an Investment Advisory Firm, with the following Scope of Permission:

•	advising on investments (except pension transfers and pension opt-outs);

•	agreeing to carry out a regulated activity;

•	arranging (bringing about) deals in investments; and

•	making arrangements with a view to transactions in investments.

221

CCE is not permitted inter alia to:

•	hold client money;

•	undertake any regulated activities with or for retail clients; or

•	carry out investment management activities.

Principles for Business

There are eleven Principles for Businesses, which are reflective of the FCA’s regulatory objectives. The Principles represent a general statement of the fundamental obligations of a regulated firm under the regulatory system and must be considered by CCE in conducting any review of its key business risks as breach of a principle can result in the taking of disciplinary sanctions by the FCA.

The eleven Principles for Businesses are as follows:

1.	Integrity—a firm must conduct its business with integrity.

2.	Skill, care and diligence—a firm must conduct its business with due skill, care and diligence.

3.	Management and control—a firm must take reasonable care to organise and control its affairs responsibly and effectively, with adequate risk management systems.

4.	Financial prudence—a firm must maintain adequate financial resources.

5.	Market conduct—a firm must observe proper standards of market conduct.

6.	Customers’ interests—a firm must pay due regard to the interest of its customers and treat them fairly.

7.	Communications with clients—a firm must pay due regard to the information needs of its clients and communicate information to them in a way which is clear, fair and not misleading.

8.	Conflicts of interest—a firm must manage conflicts of interest fairly, both between itself and its customers, and between a customer and another client.

9.	Customers: relationships of trust—a firm must take reasonable care to ensure the suitability of its advice and discretionary decisions for any customer who is entitled to rely on its judgement.

10.	Clients’ assets—a firm must arrange adequate protection for its clients’ assets when it is responsible for them.

11.

Relations with regulators—a firm must deal with its regulators in an open and co-operative way and must disclose to the FCA appropriately anything relating to the firm of which the FCA would reasonably expect notice.

Data Protection

The Data Protection Act 1998 (“DPA”) requires anyone who handles personal information to comply with a number of important principles. It also gives individuals rights over their personal information.

The DPA applies to all forms of records whether they be stored manually (paper records) or held on a computer.

Any personal data must be maintained accurately in a secure environment and with the utmost confidentiality. Personal data will generally be maintained by CCE in relation to its staff, and also, in relation to clients where consent to do so has been obtained, for purposes of administration and in relation to compliance with relevant laws or regulation.

222

There are many individual sources from which a firm may receive a subject access request, as its obligations relate to any individual whose data it holds (members of staff and clients alike). Given the potential complexity and sensitivity of these requests, the Firm has appointed the Compliance Officer as the single employee of appropriate seniority to be the initial contact for such requests.

All members of staff must ensure that where they have access to personal data that they disclose such data for a legitimate business reason only and must take extreme care to avoid accidental disclosure.

In the event that a staff member receives a subject access request by an individual wishing to see their personal data held by CCE, the request must be passed immediately to the Compliance Officer. Any member of staff wishing to have sight of their personal data held by CCE must also refer their request to the Compliance Officer.

The General Data Protection Legislation (“GDPR”), which builds upon the existing DPA and extends its applicability, was approved by the EU Parliament on 14 April 2016 and comes into force in the UK from 25 May 2018. GDPR will require all EU-established organisations (and any organisations without an EU presence if they process EU residents’ personal data) to meet new data security obligations. Under GDPR, the definitions of personal data will expand to include ‘any information relating to an identified or identifiable natural person. An identifiable person is one who can be identified directly or indirectly. In practice this means that names, addresses, email addresses, phone numbers and even IP addresses are all considered personal data under GDPR. Certain types of personal data that reveal more sensitive information, such as ethnic origin or political opinions are subject to more restrictive requirements.

The Criminal Finances Act 2017

The Criminal Finances Act 2017 introduced a new offence that makes firms criminally liable where they fail to prevent tax evasion by associated persons unless they have implemented reasonable prevention procedures. Staff should be aware that facilitating tax evasion is an offence. Where staff have concerns regarding this offence, they must refer these concerns to the Compliance Officer. CCE has carried out a risk assessment of its business to determine possible areas of exposure and/or vulnerability in line with the guidance released by HM Revenues and Customs.

Staff

CCE is subject to the FCA’s Senior Managers and Certification Regime and has been classified as a ‘Core’ Firm. As such, it is subject to the rules as detailed below.

Senior Management (SYSC 23)

Certain staff involved in the operation of CCE’s FCA regulated business activities must be approved by the FCA (“Senior Managers”) to perform certain activities (each a “Senior Management Function”) prior to performing such activities.

223

Senior Management Functions

The FCA Senior Management Functions relevant to CCE are as follows:

Governing Functions

SMF 1: Chief Executive

SMF 27: Partner

Required Functions

SMF 16: Compliance Oversight Officer

SMF 17: Money Laundering Reporting Officer

FCA Approval of Senior Managers

CCE is required to identify all individuals who perform a role which falls within the Senior Managers regime. Each Senior Management Function holder is required to have a documented Statement of Responsibility (“SoR”) which must be submitted to the FCA as part of the approval process, as well as being retained by CCE.

If a Senior Management Function holder believes that they require approval, or their circumstances change, they must consult the Compliance Officer. The designated FCA form (Form A) must be submitted by the Compliance Officer prior to the performance of any Senior Management Function and the individual may not commence the activity until approval from the FCA is received. If a staff member ceases to perform a Senior Management Function, the designated FCA form (Form C) must be submitted by the Compliance Officer to the FCA no later than ten business days after the employee ceases to perform that Senior Management Function.

There are limited exemptions to the registration requirements, including where an individual is providing cover of no more than twelve weeks in a 12-month period for a role. As soon as it becomes apparent that a person will be performing a Senior Management Function for more than twelve weeks, CCE must apply to the FCA for approval.

Statements of Responsibility

CCE is required to produce a SoR for each Senior Management Function. This document contains details of the allocation of responsibilities to allow the identification of the individual who is accountable for each key risk in the Firm. The SoR must be resubmitted to the FCA when there is a significant change in the Senior Management Function holder’s responsibilities.

All Senior Management Function holders, once registered, are obliged to notify the FCA of material changes to their personal circumstances, particularly where these relate to the individual’s financial soundness, a conviction or investigation in relation to crimes involving dishonesty or any form of financial crime and disqualifications from executive roles (including any entities external to CCE).

Senior Management Function holders must ensure that they are familiar with, and adhere to, their SoRs. If CCE breaches an FCA requirement, the Senior Management Function holder responsible for that area could be held accountable by the FCA if they did not take appropriate steps to prevent or stop the breach occurring (“Duty of Responsibility”). If the FCA considers a Senior Management Function holder did not take steps that a person in their position could reasonably expect to take to avoid the breach, it may be subject to enforcement action, potentially including prohibition, financial penalties and/or public censure.

224

Prescribed Responsibilities (SYSC 24)

There is a list of Prescribed Responsibilities which CCE is required to allocate to Senior Management Function holders. This is designed to allow the FCA to clearly identify the individuals responsible for each area of the business. Each Prescribed Responsibility should be allocated to a single Senior Management Function holder, although it is possible to allocate to more than one Senior Management Function as an exception. In these cases, each individual is deemed to be wholly responsible for the shared responsibility. The following list contains details of the Prescribed Responsibilities which are applicable to CCE:

Performance by the Firm of its obligations under the Senior Managers Regime including implementation and oversight;

Performance by the Firm of its obligations under the Certification Regime;

Performance by the Firm of its obligations in respect of notifications and training of the Conduct Rules;

Responsibility for the Firm’s policies and procedures for countering the risk that the Firm might be used to further financial crime.

Fitness and Propriety (SUP 10C)

Prior to appointing someone within a Senior Management Function or Certification Function, CCE is required to carry out a criminal record check as far as it is lawfully able to do so. Within England and Wales this will involve the candidate completing an application form from the Disclosure and Barring Service (DBS). Equivalent processes are in place in Scotland (Disclosure Scotland) and Northern Ireland (AccessNI). There is no requirement to send this to the FCA as part of the approval process unless specifically requested.

If the individual has previously been authorised, CCE should also check the Financial Services Register to verify the accuracy of the information in the application.

Where appropriate, CCE should carry out the criminal record and equivalent financial services register checks in jurisdictions outside of the UK.

Certification Regime (SYSC 27)

The certification regime applies to roles that require ‘the person performing it to be involved in one or more aspects of the firm’s affairs so far as relating to a regulated activity, and those aspects involve or might involve a risk of significant harm to the firm or any of its customers’.

Certification Functions

For CCE, Certification Functions will typically be relevant for all individuals with responsibility for portfolio management, trading and/or giving investment advice. The following roles are covered by the Certification Regime:

Significant Management Function – Individuals who perform functions that would have been Significant Influence Functions under the previous Approved Persons Regime (“APR”);

225

Client Dealing Function – An expansion from the CF30 role that existed under the APR, this applies to any person dealing with clients and who:

Advise on investments and perform other related functions such as arranging;

Deal, as principal or agent, and arrange deals in investments;

Act in the capacity of an investment manager and all functions connected with this.

Material Risk Takers—Includes anyone defined as a Material Risk Taker under the SYSC 19 Remuneration Code, but firms should consider all types of risk when identifying such individuals, including risks of a prudential, operational, conduct and reputational nature.

Anyone who supervises/manages anyone performing one of the above functions

Note: Certification Functions only apply to individuals either located, or dealing with clients, in the UK, with the exception of the Material Risk Taker function which is without territorial limitation.

If a staff member is already performing a certification function and takes on an additional or changed role which is covered by another certification function, then a new assessment must be performed and a certificate re-issued.

Assessment of Fitness and Propriety and Certification

CCE is required to assess the fitness and propriety of each individual before they begin their role and annually thereafter. A certificate must be issued which is valid for one year. No approval is required from the FCA.

Conduct Rules (COCON 2)

The Conduct Rules apply to all employees with the exception of individuals who are deemed to be ‘ancillary staff’. This is anyone who is not involved in the regulated activities of the Firm such as receptionists, switchboard operators, post room staff and security.

CCE is required to make staff aware of the Conduct Rules and their obligations.

There are two tiers of the Conduct Rules:

Tier 1 – Individual Conduct Rules (applicable to all employees except ancillary staff)

You must act with integrity;

You must act with due skill, care and diligence;

You must be open and cooperative with the FCA, the PRA and other regulators;

You must pay due regard to the interests of customers and treat them fairly;

You must observe proper standards of market conduct.

226

Tier 2 – Senior Manager Conduct Rules (applicable to Senior Management Function Holders only)

1	You must take reasonable steps to ensure that the business of the firm for which you are responsible is controlled effectively;

2	You must take reasonable steps to ensure that the business of the firm for which you are responsible complies with the relevant requirements and standards of the regulatory system;

3	You must take reasonable steps to ensure that any delegation of your responsibilities is to an appropriate person and that you oversee this effectively;

4	You must disclose appropriately any information of which the FCA or PRA would reasonably expect notice.

Breaches of the Conduct Rules

For Conduct Staff other than Senior Managers, firms are required to submit annually a REP008 (Breaches) report via GABRIEL. CCE will be required to submit the REP008 even if no breaches have occurred (i.e. a nil return).

The new Conduct Breach reporting obligations do not affect the existing obligation to make notifications to the FCA under Principle 11 (e.g. any matter which could have a significant adverse impact on the firm’s reputation).

Note that breaches of Conduct Rules by Senior Managers require a notification to the FCA using Form D, or Form C where the individual is being withdrawn from approval (a qualified Form C) via Connect, within seven business days of the conclusion of the disciplinary process.

Governance Arrangements

The FCA’s Senior Management Arrangement Systems and Controls (“SYSC”) sourcebook and the relevant provisions of the MiFID Org Regulation set down a framework to create a common platform of organizational and systems and controls requirements for the orderly management and conduct of a MiFID firm’s business. They provide an outline of the collective and individual accountability of the firm’s partners and senior management to take practical responsibility for the conduct and actions of the firm, and to establish adequate risk management systems at the firm that are proportionate to the nature, scale and complexity of the firm’s business.

It is CCE’s senior management that will be held responsible by the FCA for the organization and actions of CCE.

Apportionment of Responsibilities and Oversight

CCE must take reasonable care to maintain clear and appropriate apportionment of significant responsibilities among the senior management team that constitutes its governance structure.

The Chief Executive of CCE has been appointed by CCE as the individual who is responsible for dealing with the apportionment of responsibility and for overseeing the establishment and maintenance of CCE’s systems and controls. It is essential that there is a clear and appropriate apportionment of significant responsibilities among senior managers—who have sufficient skills, knowledge and expertise to discharge the responsibilities allocated to them—so that the allocation of responsibility is clear and that the business and the affairs of CCE can be adequately monitored and controlled.

227

CCE will maintain a record of the arrangements it has made to satisfy the SYSC requirements and will take reasonable care to keep this up-to-date.

General Organizational Requirements (SYSC 4.1)

The FCA and the MiFID Org Regulation require firms to have robust governance arrangements that are proportionate to the nature, scale and complexity of a firm’s business activities. Such arrangements include:

•	clearly defined decision-making procedures and an organisational structure which specifies reporting lines and allocates functions and responsibilities;

•	ensuring that staff are aware of the procedures which must be followed for the proper discharge of their responsibilities;

•	maintaining adequate internal control mechanisms designed to secure compliance with decisions and procedures at all levels of a firm;

•	maintaining effective processes to identify, manage, monitor and report the risks the firm is or might be exposed to;

•	maintaining internal control mechanisms, including sound administrative and accounting procedures and effective control and safeguard arrangements for information processing systems;

•	employing staff with the skills, knowledge and expertise necessary for the discharge of the responsibilities allocated to them;

•	maintaining effective internal reporting and communication of information at all relevant levels of the firm;

•	maintaining adequate and orderly records of the firm’s business and internal organisation;

•

ensuring that the performance of multiple functions by staff does not and is not likely to prevent those members of staff from discharging any particular function soundly, honestly, and professionally.

The Compliance Officer ensures that members of staff are aware of the procedures which must be followed for the proper discharge of their responsibilities, and will seek to reinforce this by way of the issue of a periodic attestation for relevant members of staff to complete and sign.

In addition to the above, CCE’s senior management have put in place appropriate policies, procedures and controls to safeguard the security, integrity and confidentiality of information, as well as assessing from time to time data security risk. To the extent records containing customer data are held, such records will be disposed of in a secure fashion when the need to maintain them has expired.

CCE must have sound security mechanisms in place for the following, while maintaining the confidentiality of the data at all times:

•	to guarantee the security and authentication of the means of transfer of information;

•	to minimise the risk of data corruption and unauthorised access; and

•	to prevent information leakage.

Please also refer to the earlier section regarding Data Protection.

Business Continuity Policy (4.1.6)

Both the FCA and the MiFID Org Regulation require firms to take reasonable steps to ensure continuity and regularity in the performance of its regulated activities and establish, implement and maintain an adequate business continuity policy (“BCP”) aimed at ensuring, in the case of an interruption to its systems and procedures, that the Firm can continue to conduct its business by limiting losses, preserving essential data and functions or, where it is not possible, resuming its business in a timely manner by recovering such data and functions.

228

The matters dealt with in a BCP should include:

•	resource requirements such as people, systems and other assets and arrangements for obtaining these resources,

•	the recovery priorities for the Firm’s operations;

•	communication arrangements for internal and external concerned parties;

•	escalation and invocation plans that outline the processes for implementing the business continuity plans, together with relevant contact information;

•	processes to validate the integrity of information affected by the disruption; and

•	regular testing of the business continuity policy in an appropriate and proportionate manners.

CCE has adopted the same BCP as Crescent in this context and this is included in the Manual.

Accounting Policy (MiFID Org Regulation Article 21(4))

A MiFID firm is required to establish, implement and maintain accounting policies and procedures that will enable it, at the request of the FCA, to deliver in a timely manner to the FCA financial reports which reflect a true and fair view of its financial position and comply with current accounting standards and rules.

Regular Monitoring (MiFID Org Regulation Article 21(5))

A MiFID firm is required to monitor and, on a regular basis, evaluate the adequacy and effectiveness of its systems and controls and take appropriate measures to address any deficiencies. CCE addresses this by reports, periodically prepared by the Compliance Officer and submitted to the senior management.

Persons who Effectively Direct the Business (SYSC 4.2)

The senior personnel of a regulated firm must be of sufficiently good repute, possess sufficient knowledge, skills and experience and commit sufficient time in order to perform their duties and to ensure the sound and prudent management of the Firm.

Similarly, the members of the senior management team should have sufficient experience and knowledge of the business and the necessary personal qualities and skills to detect and prevent any imprudence, dishonesty or other irregularities by other senior personnel.

Management Body (SYSC 4.3A)

MiFID firms are required to ensure that the members of their management bodies:

•	are of sufficiently good repute;

•	possess sufficient knowledge, skills and experience to perform their duties;

•	possess adequate collective knowledge, skills and experience to understand the firm’s activities, including the main risks;

•	reflect an adequately broad range of experiences;

•	commit sufficient time to perform their functions in the firm; and

229

•

act with honesty, integrity and independence of mind to effectively assess and challenge the decisions of senior management where necessary and to effectively oversee and monitor management decision-making.

In addition, regulated firms must devote adequate human and financial resources to the induction and training of members of the management body and put in place a policy promoting diversity on the management body.

CCE ensures that members of the management body do not hold more directorships than is appropriate taking into account individual circumstances and the nature, scale and complexity of the Firm’s activities.

CCE ensures that the management body:

•	has overall responsibility for the Firm;

•	approves and oversees implementation of the Firm’s strategic objectives, risk strategy and internal governance;

•	ensures the integrity of the Firm’s accounting and financial reporting systems, including financial and operational controls and compliance with the regulatory system;

•	oversees the process of disclosure and communications;

•	has responsibility for providing effective oversight of senior management;

•	monitors and periodically assesses:

•	the adequacy and the implementation of the Firm’s strategic objectives in the provision of investment services and/or activities and ancillary services;

•	the effectiveness of the Firm’s governance arrangements; and

•	the adequacy of the policies relating to the provision of services to clients; and take appropriate steps to address any deficiencies and

•	has adequate access to information and documents which are needed to oversees and monitor management decision-making.

CCE ensures that the management body defines, approves and oversees:

•	the organisation of the Firm, including the skills, knowledge and expertise required by staff as well as the Firm’s resources, procedures and arrangements;

•

a policy regarding the services, activities, products and operations offered or provided, in accordance with the risk tolerance of the Firm and the characteristics and needs of the Firm’s clients, including carrying out stress testing, where appropriate; and

•	a remuneration policy that aims to encourage responsible business conduct, fair treatment of clients as well as avoiding conflicts of interest in the relationships with clients.

Responsibility of Senior Management (MiFID Org Regulation Article 25)

Senior management is required to take responsibility for ensuring that CCE complies with its regulatory obligations. They must assess and periodically review the effectiveness of policies, arrangements and procedures put in place to comply with these obligations and if appropriate take measures to address any deficiencies.

Where significant functions are allocated among senior managers, CCE is required to clearly establish who is responsible for overseeing and maintaining the Firm’s organisational requirements. Records of these allocations must be kept up-to-date.

230

The Compliance Officer will report at regular intervals (at least annually) to CCE’s senior management on the effectiveness and adequacy of policies and procedures in relation to regulatory compliance and risk control.

Skills, Knowledge and Expertise (SYSC 5.1.5)

CCE’s general commitments to knowledge and competence are that:

•	its staff are competent;

•	its staff remain competent for the work they do;

•	its staff are appropriately supervised;

•	its staff competence is regularly reviewed; and

•	the level of competence is appropriate to the nature of CCE’s business.

Where members of staff provide investment advice and/or information about financial instruments, investment services or ancillary services to clients on behalf of the Firm ensures that relevant staff possess the necessary knowledge and competence to carry out their role and meet certain knowledge and competence criteria such as:

•	an understanding of the key characteristics, complexity, and total costs of relevant products or services;

•	an understanding of the costs incurred by the client;

•	how the market functions, the market structure, and the impact of economic data;

•	how to use relevant data sources and valuation principles; and

•	the relevant regulatory requirements, and the firm’s internal procedures.

Senior management are required to have appropriate arrangements in place concerning the segregation of duties within the Firm and the prevention of conflicts of interest to promote the integrity of the market and the interest of clients.

Compliance (SYSC 6.1)

The FCA and the MiFID Org Regulation require firms to establish, implement and maintain policies and procedures that are designed, with the nature, scale and complexity of its business in mind, and are sufficiently adequate to assist the firm in complying with its obligations under the regulatory system, for countering the risk that the firm might be used to further financial crime, and enable the FCA to exercise its powers effectively.

CCE is required to have and maintain a permanent and effective compliance function which operates independently. This is achieved through its Compliance Officer and the support of its external compliance consultants, ACA Compliance (Europe) Limited. Activities include monitoring and assessing the effectiveness of the compliance procedures, taking action to address any deficiencies. The compliance function must have the necessary authority, resources, expertise and access to all relevant information and must report on an ad hoc basis directly to the senior management where it detects a significant failure by the Firm to comply with its regulatory obligations.

The Compliance Officer’s responsibilities include:

•	providing advice on the implications of new regulations and changes to the firm’s business activities;

•	undertaking periodic compliance monitoring on the basis of a risk-based compliance monitoring programme;

•	making and effecting recommendations for improvements regarding the manner in which compliance is achieved;

231

•	monitor the operations of the complaints-handling process and consider complaints as a source of relevant information in the context of its general monitoring responsibilities;

•

preparing written annual reports to the senior management at least annually on the implementation of the control environment, on the risks identified and on complaints handling including remedies undertaken; andseeking to ensure that regulatory risk is taken into account in CCE’s day-to-day operations.

Internal Audit (MiFID Org Regulation Article 24)

Regulated firms are required, where appropriate and proportionate in view of the nature, scale and complexity of their business and the nature and range of investment services and activities undertaken, to establish and maintain an internal audit function which is separate and independent from the other functions and activities of the firm.

An internal audit function has not been established due to the scale of the business activities, number of staff, and simple business operations.

Financial Crime (SYSC 6.3)

Anti-Money Laundering (“AML”) and Counter-Terrorism Financing (“CTF”)

There are a number of pieces of legislation that make up the UK’s AML and CTF legal framework. The administrative requirements are set out in the Money Laundering, Terrorist Financing and Transfer of Funds Regulations 2017 (“MLR 2017”) (which implements the 4th Money Laundering Directive) and the FCA’s SYSC sourcebook, further details of which can be found below.

The FCA’s Financial Crime guidance provides information on steps firms can take to reduce their financial crime risk and promote an effective, risk based approach to AML and CTF. Additionally firms can make use of the detailed guidance contained within the Joint Money Laundering Steering Group (“JMLSG”) guidance. JMLSG is made up of the leading UK Trade Associations in the Financial Services industry whose aim is to promulgate good practice in countering money laundering and terrorism financing and provides practical assistance in interpreting MLR 2017 through industry guidance.

The Money Laundering Reporting Officer (“MLRO”) is responsible for ensuring financial systems and controls are in place to take adequate notice of risk of financial crime to which the business is exposed, and to enable the firm to comply with anti-money laundering requirements.

The MLRO is responsible for the oversight of the firm’s anti-money laundering activities, and is the key person in the implementation of the firm’s anti-money laundering strategies and policies. The MLRO will make periodic reports as appropriate to CCE’s senior management.

All individuals have responsibilities under the anti-money laundering rules and regulations, and it is therefore essential that all staff are fully familiar with the relevant requirements and procedures as they apply to their specific activities and own area of work.

232

AML & CTF Systems & Controls

Regulated firms are required to have in place systems and controls that:

•	enable them to identify, assess, monitor and manage money laundering and terrorist financing risk; and

•	are comprehensive and proportionate to the nature, scale and complexity of its activities.

Under MLR 2017, firms must perform and document a financial crime risk assessment to identify and assess the risks of money laundering, terrorist financing, fraud and bribery and corruption to which its business is subject. CCE considers a number of factors in assessing its risk profile, including:

1.	its customer, product and activity profile;

2.	its processes and systems; and

3.	its operating environment, including its distribution channels and the complexity and volume of its transactions.

The MLRO, in conjunction with senior management, has assessed CCE as being at low risk from a money laundering perspective in relation to the clients to which it provides investment advisory and other services.

POCA/MLR 2017/Terrorism Act

There are five basic criminal offences with the penalty for non-compliance ranging from 6 months to 14 years imprisonment, or a fine, or both.

1.

Concealing or transferring criminal proceeds. Attempts to convert or disguise the proceeds of crime into something appearing legitimate, or transferring money to avoid detection or confiscation, are criminal offences.

2.	Assisting others to launder money. It is a criminal offence to help others to launder money. “Assisting” can be any kind of assistance, active or passive.

3.

Acquiring, possessing or using criminal proceeds. If it is known that money is directly or indirectly the proceeds of a crime, it is an offence to receive, possess or use that money. “Money” has a wide definition, including property.

4.

Failing to report actual or suspicious money laundering activity. The duty is on the individual to prove that there were no grounds for suspicion. It is also a criminal offence not to report suspicions promptly. Failure to report under “reasonable grounds” can be a criminal offence which carries a maximum sentence of five years imprisonment and an unlimited fine.

5.	“Tipping-off”. It is a criminal offence to alert a suspected money launderer or accomplice of the fact that an investigation or report has been made into suspected money laundering.

6.

Providing false or misleading information. Any individual who, in purported compliance with a requirement imposed under MLR 2017, recklessly makes a statement which is false or misleading commits an offence.

Government and International Sanctions

Regulated firms are required to obtain and act on findings issued by the U.K. government or any relevant internationally accredited organization of which the U.K. is a member, such as the Financial Action Task Force (“FATF”).

233

These findings will be published when the government, a government department or FATF has examined money laundering prevention arrangements in a jurisdiction other than the U.K. and has found those arrangements to be materially deficient from relevant international and accepted standards.

The UK Treasury and the Office of Financial Sanctions Implementation also provide a list32 of individuals and entities with whom it is an offence to have a financial relationship. This list is updated periodically and is checked by the fund administrators on behalf of the funds as part of their investor take-on procedures.

Increased money laundering and terrorism financing risks are presented by Politically Exposed Persons (“PEP“s); the fund administrators (and CCE where it has direct responsibility for investor/client due diligence) will consider whether potential investors are PEPs and apply enhanced diligence as appropriate.

AML/CTF Awareness Training for Staff

AML and CTF awareness training will be provided to all members of staff on a periodic basis, and will be arranged by the MLRO. Participation in this training is compulsory. Appropriate records of the training provided will be maintained.

MILRO and Other Arrangements

Senior management must ensure the MLRO has sufficient seniority within the firm and has access to resources and information to carry out the role. The MLRO must be based in the U.K., be a Senior Manager and hold the relevant Senior Management Function (SMF 17). Regulated firms are also required to allocate to a director or senior manager (who can also be the MLRO) overall responsibility within the firm for establishing and maintaining effective money laundering systems and controls. The MLRO’s responsibilities include:

•	receiving internal reports from staff of suspected money laundering and terrorism financing;

•	reporting to the National Crime Agency (“NCA”) as appropriate;

•	obtaining and using national and international findings;

•	overseeing adequate arrangements within the firm for money laundering and terrorism financing awareness and training;

•	maintaining AML and CTF record keeping arrangements;

•	making annual reports to senior management about financial crime compliance;

•	ensuring that money laundering and terrorist financing risk is taken into account in the firm’s day-to-day operations; and

•	ensuring appropriate documentation and application of risk management policies and risk profile in relation to money laundering.

Copies of client identification evidence must be retained for a minimum of five years from the end of the client relationship. Transaction records must be retained for five years from completion of the transaction.

[32]	The aforementioned list can be found here: https://www.gov.uk/government/publications/financial-sanctions-consolidated-list-of-targets/consolidated-list-of-targets

234

The Bribery Act 2010

CCE values its reputation for ethical behavior and for financial probity and reliability. It recognizes that over and above the commission of any crime, any involvement in bribery will also reflect adversely on its image and reputation. Its aim therefore is to limit its exposure to bribery by:

•	setting out a clear anti-bribery policy;

•	training all staff members so that they can recognize and avoid bribery by themselves and others;

•	encouraging its staff to be vigilant and to report any suspicion of bribery, providing them with suitable channels of communication and ensuring sensitive information is treated appropriately;

•	rigorously investigating instances of alleged bribery and assisting the police and other appropriate authorities in any resultant prosecution; and

•	taking firm and vigorous action against any individual(s) involved in bribery.

CCE prohibits the offering, giving, solicitation or the acceptance of any bribe, whether cash or other inducement:

•	to or from any person or company, wherever they are situated and whether they are a public official or body or private person or a company;

•	by any individual employee, agent or other person or body acting on CCE’s behalf;

•	in order to gain any commercial, contractual or regulatory advantage in a way which is unethical;

•	in order to gain any personal advantage for the individual or anyone connected with the individual.

Under the Bribery Act, the following offences are of relevance:

1.	Bribing another person (section 1 of the Act);

2.	Being bribed (section 2);

3.	Bribing a foreign public official (section 6);

4.	Failure to prevent bribery (section 7).

It is a criminal offence for an individual to give or to receive (or offer or request) a bribe. It is a corporate offence if a business is found to have failed to prevent bribery.

CCE could also be liable where someone who performs services for it (such as a member of staff or agent) pays a bribe specifically to win business, keep business, or gain a business advantage for the firm.

The prevention, detection and reporting of bribery is the responsibility of all members of staff who must report any suspicion of bribery in accordance with the following procedures. CCE staff are encouraged to ask questions and/or raise concerns with the Compliance Officer at the earliest possible opportunity about the scope and application of CCE’s policy; whether any particular payment or other act may be construed as a bribe or may be in breach of this policy; or any instance or suspicion or any action which could be construed as a bribe or may be a breach of this policy.

Any offer, suggestion, arrangement or other matter or proposal put to a member of staff by any person, which he or she believes is or may be an inducement to do (or not do) something improper; or which could potentially be viewed or construed as an inducement must be notified immediately to the Compliance Officer. Such concerns will be treated as confidential and no staff member will suffer penalty or other adverse consequences for refusing to pay bribes or refusing to participate in other corrupt practices, even if this may result in CCE losing business.

Decisions as to what is acceptable may not always be straight forward. If in doubt as to whether a potential act may constitute bribery or another corrupt practice, the matter must be referred immediately to the Compliance Officer.

235

Risk Management (MiFID Org Regulation Article 23)

MiFID firms are required to establish, implement and maintain adequate risk management policies and procedures which identify the risks relating to the firm’s activities, processes and systems, and where appropriate, set the level of risk tolerated by the firm. Firms are required to adopt effective arrangements, processes and mechanisms to manage the risks relating to their firm’s activities, in light of that level of risk tolerance and must monitor the adequacy and effectiveness of these arrangements, processes and mechanism as well as the policies and procedures put in place.

CCE’s senior management must approve and periodically review the strategies and policies for taking up, managing, monitoring and mitigating the risks to which the Firm is, or might be, exposed, including those posed by the macroeconomic environment in relation to the business cycle.

Outsourcing Requirements (SYSC 8.1)

When relying on a third party for the performance of operational functions (e.g. where a defect or failure in its performance would materially impair the continuing compliance of CCE with the conditions and obligations of its FCA authorisation) which are critical for the provision of continuous and satisfactory investment activities and services for clients, CCE must take reasonable steps to avoid undue additional operational risk; the impairment of the quality of its internal control; and the ability of the FCA to monitor CCE‘s compliance with its regulatory obligations.

Where critical or important operational functions are outsourced, CCE must ensure:

•	the outsourcing does not result in senior management delegating their responsibility;

•	the relationship and obligations of CCE towards its clients are not altered; and

•	the conditions for CCE’s authorisation and continued status as a regulated firm must not be undermined, removed or modified.

Examples of services which are not considered to be critical to CCE’s investment activities or for the performance of its regulated business are: legal advice, personal training, billing, security, and standardised services such as market information services and price feeds.

CCE must use due skill, care and diligence when entering into, managing or terminating any arrangements for outsourcing to a service provider of critical operational functions, and must ensure that the service provider is competent and, where necessary, authorised. Further, CCE must ensure that its rights and obligations and those of the service provider are clearly allocated and set out in a written agreement.

CCE must take steps to ensure that the service provider:

•

has the ability, capacity, sufficient resource, appropriate organisational structure, and any authorisation required by law to perform the outsourced functions reliably, professionally and effectively;

•	properly supervises the carrying out of the outsourced functions and adequately manages risks associated with outsourcing;

•	discloses material developments to CCE to the extent they impact on the provision of the outsourced service;

•	co-operates with the FCA and any other competent authority in connection with the outsourced functions;

•	provides the Firm, auditors and the FCA with effective access to data and premises; and

•	protects confidential information.

236

CCE must be able to:

•	establish methods for assessing and reviewing on an ongoing basis, the service provider’s standard of performance ensuring the function is being carried out effectively;

•	take appropriate action if it appears the service provider is failing to deliver the functions effectively or not in compliance with applicable laws and regulatory requirements;

•	retain the necessary expertise and resources in order to effectively supervise the outsourced function and manage the risks associated with the outsourced functions;

•	have power to terminate the outsourcing agreement with immediate effect and without detriment to the quality and delivery of its service to clients;

•	establish an appropriate business continuity policy along with the service provider and regularly back up testing, where it is necessary for the outsourced functions; and

•

ensure the continuity and quality of the outsourced functions are maintained even in the event of termination of the outsourcing arrangement, either by transferring the outsourced functions to another third party or by performing them itself.

Record Keeping (SYSC 9)

Generally, the Firm must keep sufficient records of all services, activities and transactions undertaken by it such that a competent authority is able to fulfil its supervisory tasks; in particular to ascertain that the Firm has complied with all obligations including those with respect to clients or potential clients and to the integrity of the market.

Records must be retained in a medium that allows information to be stored in such a way that it is accessible for future reference by the FCA. Additionally they must be stored in a form and manner that ensures the following conditions are met:

•	the FCA is able to access them readily and to reconstitute each key stage of the processing of each transaction;

•	it is possible for any corrections or other amendments, and the contents of the records prior to such corrections or amendments, to be easily ascertained;

•	it is not possible for records otherwise to be manipulated or altered;

•	it allows for efficient exploitation when the analysis of the data cannot be easily carried out due to the volume and the nature of the data; and

•	the Firm’s arrangements comply with the record keeping requirements irrespective of the technology used.

Where record retention requirements are specific to a particular record these are set out in the section of the Manual to which they relate. All records relating specifically to client accounts, for example, client agreements, portfolio details including performance records and all forms of correspondence, must typically be kept for a minimum period of five years after the date on which CCE ceased to carry on business for that client.

Conflicts of Interest (SYSC 10)

Potential Conflicts of Interest

CCE recognizes that from time to time a conflict of interest may arise between its own interests and those of a client(s). CCE requires that its clients’ interests take precedence and that its staff disregard any other relationship, arrangement, material interest or conflict of interest which may serve to influence, or appear to influence materially advice which a staff member may give in the exercise of client advice.

237

From time to time CCE may have an interest or relationship in relation to a transaction that either gives or may give rise to a conflict of interest. CCE must not knowingly advise in relation to that transaction unless it takes reasonable steps to manage the conflict of interest to avoid impairment of a client transaction. Where CCE faces a material conflict that it is unable to manage, this fact must be disclosed to the client(s) concerned.

FCA regulated firms are required to identify and manage conflicts of interest between:

1	the firm, including managers, its staff or any person directly or indirectly linked to them by control, and a client of the firm; or

2

one client of the firm and another client that arises or may arise in the course of the firm providing any services in relation to the firm’s regulated investment business activities. This applies wherever the circumstances may give rise to a material risk of damage to the interests of the firm’s clients.

In determining whether a conflict of interest exists, CCE must specifically take into account whether it:

•	is likely to make a financial gain, or avoid a financial loss, at the expense of the client;

•	has an interest in the outcome of the service provided to the client or transaction carried out on behalf of its client, which is distinct from the client’s interest in that outcome;

•	carries on the same business as the client, or

•

receives or will receive from a person other than the client an inducement in relation to a service provided to the client in the form of monies, goods or services, other than the standard commission or fee for that service.

If any member of staff becomes aware of any conflict of interest, it must be reported to the Compliance Officer.

Record of Conflicts

Regulated firms are obliged to keep and regularly update a record of both actual and potential conflicts.

As its principal mechanism for identifying, managing, monitoring and mitigating conflicts of interest, CCE maintains a record of conflicts of interests, which itemizes identified conflicts, mitigating controls and responsibilities. This is maintained by the Compliance Officer.

Managing Conflicts

Regulated firms are obliged to maintain and operate effective organizational and administrative arrangements to take all reasonable steps to prevent conflicts of interest that will or would give rise to a material risk of damage to the interests of their clients.

The procedures and measures to manage conflicts of interest must be designed to ensure that relevant persons engaged in different business activities involving a conflict of interest carry on those activities at a level of independence appropriate to the size and activities of the firm, and to the materiality of the risk of damage to the interests of clients.

On a periodic basis the Compliance Officer will report to the firm’s senior management on the firm’s management of its conflicts of interests and where necessary make recommendations for enhancements to those procedures.

238

Disclosure of Conflicts

Where CCE’s arrangements are not sufficient to ensure with reasonable confidence that risks of damage to clients’ interests will be prevented, the general nature of the conflict must be disclosed to the client before undertaking business. Disclosure must be as a last resort and firms must have exhausted all other means to mitigate the conflict before disclosure.

Identified conflicts that remain after implementing relevant controls will be disclosed to the client as appropriate by the management of the area concerned after consultation with the Compliance Officer.

The disclosure must explicitly state that the Firm’s controls are inadequate to manage the conflict of interest. The content of the disclosure must take into account the nature of the client and include a specific description of the risk, the steps undertaken to mitigate the risk and what the risks are to the client arising out of the conflict of interest.

Disclosure to the client must be made in a durable medium and include sufficient detail, taking into account the nature of the client, to enable that client to take an informed decision with respect to the service when the conflict of interest arises.

Conflicts Policy

Regulated firms are required to have in place a written conflicts of interest policy and systems to prevent or minimize conflicts. The conflicts of interest policy must be appropriate to the size of the firm’s business, identify circumstances which may amount to a conflict of interest with reference to the firm’s business, and set out the firm’s systems and procedures to manage conflicts.

Overall responsibility for CCE’s conflicts of interest policy lies with CCE’s Compliance Officer and senior management.

Conflicts of interest may arise in a variety of situations, including (but not limited) to the following examples:

•	Competing Client Interests;

•	Inducements; and

•	Personal Account Dealing

Examples of the measures to put in place to prevent or manage conflicts of interest include:

•	Establishing and maintaining effective procedures around the exchange of information between staff members;

•	Separate supervision of individuals whose activities in their roles may give rise to conflicts of interest; and

•	Prevent individuals having simultaneous roles which can hinder effective conflicts of interest management.

Information Barriers (SYSC 10.2)

An information barrier (otherwise known as a Chinese wall) is an arrangement which is established to restrict the flow of inside information within a firm. The implementation of an information barrier requires information held by a person in one part of the business to be withheld from, or not to be used for, persons in another part of the business.

239

When firms establish and maintain an information barrier they may:

•	withhold or not use the information held; and

•	permit persons employed in the first part of its business to withhold the information held from those employed in that other part of the business;

but only to the extent that the business of one of those parts involves the carrying on of regulated activities or ancillary activities.

Information may also be withheld or not used by a firm when this is required by an established arrangement maintained between different parts of the business (of any kind) in the same group.

Where a firm does implement an information barrier it must take reasonable steps to ensure that the arrangements remain effective and are adequately monitored.

Whistleblowing (SYSC 18.6)

CCE must have appropriate procedures in place for its employees to report concerns of any potential or actual breaches of any relevant regulatory rules, firm policies and procedures, and/or behaviour that harms or is likely to harm the reputation or financial well-being of the Firm. CCE is committed to maintaining the highest standards of honesty, openness and accountability and recognises that all members of staff have an important role to play in achieving this goal. CCE encourages all staff members to report potential or actual infringements internally in accordance with the Firm’s Whistleblowing Policy. Reports can be made through a specific, independent and autonomous channel. The channel may be provided through arrangements made by social partners, subject to the Public Interest Disclosure Act 1998 and the Employment Rights Act 1996 to the extent that they apply.

Regulatory References (SYSC 22)

CCE is required to provide a reference to another regulated firm where requested as soon as reasonably practicable where the other firm is considering to appoint a member of staff currently or previously employed by the Firm to perform a controlled function or issue them a certificate under the Certification Regime. The reference must be provided in a standard template which includes the following information:

•	Details of the role held;

•	Information relating to whether the employee has been in breach of the Conduct Rules within the last six years;

•	Whether the employee has failed to be classified as fit and proper for certification with the last six years; and

•	Any record of disciplinary action including the basis and outcome.

If new information about someone’s conduct comes to light after they have left, CCE is required to provide an updated reference to their new employer. The standards that apply to an updated reference are the same as apply to the original reference based on what is reasonably considered to be relevant. The test is whether the new information arising would have resulted in the original reference being written differently had the information been known at the time, and the new information would change an assessment of the fitness and propriety of the individual. This is only required if their new employer is a firm regulated under FSMA, and the individual still works there.

240

The updating requirement applies:

•	to any notice period served between providing a reference and the individual leaving a firm

•	for ex-employers, six years from the date the individual left the Firm

Also, misconduct that occurred more than six years ago, but which came to light within six years from the date the individual left the Firm, may require disclosure if that misconduct is serious.

Market Abuse

Market Abuse – Criminal Regime

Insider Dealing is made a criminal offence in Part V of the Criminal Justice Act 1993 (“CJA”). The CJA makes it an offence to use non-public price-sensitive information (inside information) in order to make a profit or avoid a loss when dealing in securities, derivatives or other investments (securities) or to enable anyone else to do so. It is also possible for a transaction which involves insider dealing to constitute a breach of the law and incur penalties otherwise than under the insider dealing provisions of the CJA.

Additionally, it is a criminal offence under sections 89-91 of the Financial Services Act 2012 in relation to financial services to make misleading statements, misleading impressions or misleading statements etc. in relation to benchmarks. Importantly, under insider dealing legislation, potential liability can continue for at least as long as the information is not made public, so the responsibilities of members of staff may not cease upon leaving the Firm.

Market Abuse – Civil Regime

The FCA is empowered under the EU Market Abuse Regulation (“MAR”) to impose unlimited financial penalties and/or publicly censure legal and natural persons who engage in market abuse. This applies to all persons, whether FCA authorised or approved, or not. Persons who take or refrain from taking any action which would require or encourage another person to commit market abuse are also liable to be penalised under the regime.

Market abuse constitutes the prohibited behaviour of:

•	insider dealing;

•	the unlawful disclosure of inside information; and

•	market manipulation.

Individuals cannot:

•	engage or attempt to engage in insider dealing;

•	recommend that another person engage in insider dealing or induce another person to engage in insider dealing; or

•	unlawfully disclose inside information.

241

Additionally, they are prohibited from engaging in or attempting to engage in market manipulation. The prohibitions set out above apply to financial instruments (as defined by the Market Abuse Regulation and MiFID II33) admitted to trading on all types of EU trading venue.

It should be noted that MAR does not require individuals who are found to have engaged in prohibited behaviour to have intended to commit market abuse.

Inside Information

Inside information, also known as material, non-public information, is defined under MAR as “information of a precise nature, which has not been made public, relating directly or indirectly to one or more issuers or to one or more financial instruments, and which, if it were made public, would be likely to have a significant effect on the price of those financial instruments or on the price of related derivative financial instruments.”

There are additional provisions in MAR that specifically cover inside information in relation to commodity derivatives, directly related spot commodity contracts and emission allowances or auctioned products based thereon.

Information is deemed to be precise if it indicates a set of circumstances which exists, or which may reasonably be expected to come into existence, or an event which has occurred or which may reasonably be expected to occur, where it is specific enough to draw a conclusion on the possible effect of that set of circumstances/event on the price of the financial instrument(s) or the related derivative financial instrument, the related spot commodity contracts, or the auctioned products based on the emission allowances.

Insider Dealing & Unlawful Disclosure

Insider dealing arises where a person, whilst in possession of, inside information uses that information by acquiring or disposing of, for their own account or for the account of a third party, directly or indirectly, financial instruments to which that information relates.

The use of inside information by cancelling or amending an order concerning a financial instrument to which the information relates, where the order was placed before the person concerned possessed the inside information, is also considered to be insider dealing.

In relation to auctions of emission allowances or other auctioned products, the use of inside information also comprises submitting, modifying or withdrawing a bid by a person for its own account or for the account of a third party.

Recommending that another person engage in insider dealing, or inducing another person to engage in insider dealing arises where the person possesses inside information and:

•

recommends, on the basis of that information, that another person acquire or dispose of financial instruments to which that information relates, or induces that person to make such an acquisition or disposal; or

[33]

This covers all financial instruments admitted to trading on trading venues based in the European Union (“EU”) (or for which a request for admission to such a venue has been made). This includes regulated markets and multilateral trading facilities (“MTFs”) and Organised Trading Facilities (“OTFs”).

242

•

recommends, on the basis of that information, that another person cancel or amend an order concerning a financial instrument to which that information relates, or induces that person to make such a cancellation or amendment.

Unlawful disclosure of inside information occurs where a person possesses inside information and discloses that information to any other person, except where the disclosure is made in the normal exercise of an employment, a profession or duties.

Market Manipulation

It is prohibited for a person to engage in or attempt to engage in market manipulation. Market manipulation covers a range of activities which are detailed below.

Manipulating Transactions

Manipulating transactions covers the following activities:

•	entering into a transaction, placing an order to trade or any other behaviour which:

a)	gives, or is likely to give, false or misleading signals as to the supply of, demand for, or price of, a financial instrument; or

b)	secures, or is likely to secure, the price of one or several financial instruments at an abnormal or artificial level;

unless the person entering into a transaction, placing an order to trade or engaging in any other behaviour establishes that such transaction, order or behaviour have been carried out for legitimate reasons, and conforms with an accepted market practice (if established by a competent authority).

Manipulating Devices

Manipulating devices covers the activities of entering into a transaction, placing an order to trade or any other activity or behaviour which affects or is likely to affect the price of one or several financial instruments, which employs a fictitious device or any other form of deception or contrivance.

Dissemination

Dissemination covers the following activities:

•

disseminating information through the media, including the internet, or by any other means, which gives, or is likely to give, false or misleading signals as to the supply of, demand for, or price of, a financial instrument, a related spot commodity contract or an auctioned product based on emission allowances or secures, or is likely to secure, the price of one or several financial instruments, a related spot commodity contract or an auctioned product based on emission allowances at an abnormal or artificial level, including the dissemination of rumours, where the person who made the dissemination knew, or ought to have known, that the information was false or misleading;

•

transmitting false or misleading information or providing false or misleading inputs in relation to a benchmark where the person who made the transmission or provided the input knew or ought to have known that it was false or misleading, or any other behaviour which manipulates the calculation of a benchmark.

243

Suspicious Transaction and Order Reports

CCE, when arranging a transaction in any financial instrument, whether placed or executed on or outside a trading venue, with or for a client, has an obligation to notify the FCA without delay, when it has reasonable grounds for suspecting that the transaction or order might constitute insider dealing, market manipulation or attempted insider dealing or market manipulation. The notifications are known as Suspicious Transaction and Order Reports (“STOR”) and can be submitted via the FCA’s Connect system.

Conduct of Business

Acting Honestly, Fairly and Professionally (COBS 2.1)

All CCE staff are required to act “honestly, fairly and professionally” in accordance with the best interests of CCE’s clients. This is known as the client’s best interests rule.

Personal Account Dealing (COBS 11.7A)

FCA regulated firms must establish, implement and maintain adequate arrangements aimed at preventing any personal transaction by a member of staff meeting any of the following criteria:

•	a transaction which they would be prohibited from entering into under the Market Abuse Regulation;

•	a transaction which involves the misuse or improper disclosure of confidential information;

•	a transaction which conflicts or is likely to conflict with a regulatory obligation of the firm.

CCE has adopted Crescent’s Personal Account Dealing (“PAD”) policy as provided for in the Manual, which is applicable to each of the following:

•	each of CCE’s partners, staff and contractors unless the staff member has been advised that the PAD Policy does not, or no longer, applies;

•	a staff member’s spouse (or equivalent) or civil partner;

•	a dependent child or stepchild;

•	any other relative who has shared the same household with the staff member for at least one year on the date of the relevant personal account transaction; and

•	a person whose relationship is such that the member of staff has a direct material interest in the outcome of the trade.

Other Employment and Outside Business Interests

Outside business interests and other forms of employment have the potential to cause conflicts of interest between a member of staff and the firm. Therefore, CCE has implemented Crescent’s outside business interest policy which is contained in the Manual. This may require members of staff to have the prior approval of any outside business interest.

244

Inducements (COBS 2.3A)

The Firm must not pay, provide, accept or receive from any party (other than clients or people on behalf of clients) any fee, commission or non-monetary benefit in connection with the provision of the Firm’s investment advice business, except in limited circumstances set out below.

This prohibition does not apply where the fee, commission or non-monetary benefit is designed to enhance the quality of the relevant service to the client and does not impair compliance with the Firm’s duty to act honestly, fairly and professionally in the best interests of the client; or where a payment or benefit enables or is necessary for the provision of investment services, such as custody costs, settlement and exchange fees, regulatory levies or legal fees and which, by its nature, cannot give rise to conflicts with a firm’s duty to act honestly, fairly and professionally in the best interests of the client. Additionally third party research, where it is received in accordance with the rules discussed below does not fall within the prohibition.

CCE is required to inform clients about the fees, commission or any monetary benefits transferred to them, for example through the periodic reporting statements provided to the client.

MiFID firms are required to hold evidence that any fees, commission or non-monetary benefits paid or received by the firm are designed to enhance the quality of the relevant service to the client by:

•	keeping an internal list of all fees, commission and non-monetary benefits received by the firm from third parties; and

•

recording how the fees, commission and non-monetary benefits paid or received by the firm, or that the firm intends to use, enhance the quality of the services provided to the relevant clients and the steps taken in order not to impair the firm’s compliance with the duty to act honestly, fairly and professionally in the best interests of the client.

Disclosure of Payments / Benefits

Where a firm pays, provides, accepts or receives, a fee, commission or non-monetary benefit which is allowable under the inducements rules, the firm must clearly disclose to clients:

•	the existence and nature of the payment or benefit; and

•	the amount of the payment or benefit or, where the amount cannot be ascertained, the method for calculating that amount.

This information must be clearly disclosed prior to services being provided to the client and in a manner that is comprehensive, accurate and understandable. Minor non-monetary benefits may be described in a generic way however other non-monetary benefits received or paid by the Firm must be priced and disclosed separately.

Where a firm is unable to ascertain on an ex-ante basis the amount of any payment or benefit to be received or paid, and instead discloses to the client the method of calculating the relevant amount, the firm must also inform the client of the exact amount of the payment or benefit received or paid on an ex-post basis.

Where inducements are received by a firm on an ongoing basis, the firm must inform clients about the actual amount of payments or benefits received on at least an annual basis.

Reliance on Others (COBS 2.4)

CCE may rely on information which is provided by another investment authorized firm. CCE may also rely on information provided by others if it is satisfied the information can be relied on.

245

Accepting New Clients and Client Categorization (COBS 3.3.1A)

CCE is required to take reasonable steps to establish whether a new client is a professional client or an eligible counterparty (CCE must not act for a retail client). CCE must confirm to the client, in writing, the client classification which has been selected, detailing any limitations to the level of client protection that such a classification would entail compared with alternative classifications. CCE must also advise a client of their right to opt-down to a client category affording them a differing level of protection.

CCE is authorized by the FCA only to undertake regulated activities with or for professional clients and eligible counterparties. It is therefore important that before acting for a client, their correct classification is established.

Retail Client

A retail client is a client who is not a professional client or an eligible counterparty.

In the event that a client wishes to be classified as a retail client CCE must decline to act because CCE is not authorized to act on behalf of retail clients.

Professional Client (COBS 3.5)

A professional client is a client who is either a per se professional client or an elective professional client.

Per se Professional Client

A per se professional client is a professional client that is not an eligible counterparty and is an entity required to be authorized or regulated to operate in the financial markets:

•	credit institution;

•	investment firm;

•	other authorized or regulated financial institution;

•	insurance company;

•	collective investment scheme or the management company of such a scheme;

•	pension fund or the management company of a pension fund;

•	commodity or commodity derivatives dealer;

•	other institutional investor.

Or, in relation to MiFID business (amounting to investment services and activities (as defined) and, where relevant, ancillary services (as defined)) or equivalent business of a third country investment firm, a large undertaking meeting two of the following three size requirements on a company/entity basis:

•	balance sheet total of €20m;

•	net turnover of €40m; and

•	own funds of €2m.

246

Elective Professional Client

An elective professional client is a professional client that the firm has decided to treat as an elective professional client, and who has agreed to be classified as such and who complies with the requirements set out in COBS 3.5.3.

Where CCE wishes (and the client agrees) to classify a client as an elective professional client, the firm is obliged to satisfy itself that the client concerned:

•

has sufficient knowledge and experience with regard to the financial instruments and/or service the firm proposes to provide and that the client is, therefore, capable of understanding the impact of their decisions and of the inherent risks involved;

•	is able to meet at least two of the three following Quantitative Tests;

•	the client has carried out transactions, in significant size, on the relevant market at an average frequency of 10 per quarter over the previous four quarters;

•	the size of the client’s financial instrument portfolio, defined as including cash deposits and financial instruments, exceeds €500,000;

•	the client works or has worked in the financial sector for at least one year in a professional position which requires knowledge of the transactions or services envisaged.

•	has stated, in writing, that they wish to be classified as a professional client in respect to the services and/or financial instruments contemplated; and

•

has received a clear written warning from CCE regarding the protections and investor compensation rights they should expect to lose that would otherwise be afforded to them as a retail client, and they have separately in writing acknowledged and accepted this.

A firm must categorise a local public authority or municipality which does not manage public debt as a retail client. Where CCE wishes (and the client agrees) to categorise a local authority client as an elective professional client, the Firm is obliged to satisfy itself that the client concerned meets the criteria in (a) and the criteria in (b) and (c) or (d). In addition the Firm must assess and document whether the individuals responsible for making investment decisions for the local authority pension fund have the expertise, experience and knowledge to make those decisions and understand the risks for the transactions and services envisaged:

a.	The size of the client’s financial instruments portfolio exceeds £10,000,000; and

b.	The client has carried out significant transactions on the relevant market at an average frequency of 10 per quarter over the previous four quarter; and/or

c.

The client (i.e. individuals responsible for making investment decisions) have worked in the financial sector for at least one year in a professional position, which requires knowledge of the transactions or services envisaged; OR

d.	The local authority receives investment services within the UK’s local government pension scheme (“LGPS”).

Eligible Counterparty (COBS 3.6)

An eligible counterparty is either a per se eligible counterparty or an elective eligible counterparty. A firm may only undertake eligible counterparty business (dealing on own account, execution of orders on behalf of clients, reception and transmission of orders or ancillary services) as for an eligible counterparty and may not, therefore, undertake investment advice or investment management for them.

247

Per se Eligible Counterparty

A per se eligible counterparty is an eligible counterparty that CCE has chosen to classify as such in accordance with the criteria set out in COBS 3.6.2.

Effective Eligible Counterparty

An elective eligible counterparty is an eligible counterparty that the firm has chosen to classify as such in accordance with the criteria set out in COBS 3.6.4.

Providing clients with a higher level of protection

A client has the right to be treated in such a way that higher levels of protection are afforded. A client that the firm classifies as a professional client or eligible counterparty could request to be classified as a retail client, or in the case of an eligible counterparty as a professional client.

In the event that a client wishes to be classified as a retail client, CCE must decline to act because CCE is not authorized to act on behalf of retail clients.

Policies Procedures and Records

Regulated firms are required to have appropriate written internal policies and procedures to categories their clients.

CCE must keep records of the client’s category, evidence of dispatch of notice of classification sent to the client, and a copy of the agreement entered into by the client. These records will be kept by the Compliance Officer for a minimum of five years after the client ceases to be a client of CCE.

Financial Promotions and Marketing (COBS 4) and Product Governance (PROD 3)

Communications with Clients

FSMA imposes a restriction on the communication of financial promotions by unauthorized persons, i.e. persons who are not authorized and regulated by the FCA. A person must not, in the course of business, communicate an invitation or inducement to engage in investment activity (a financial promotion) unless:

•	they are an authorized person; or

•	the content of the financial promotion is approved by an authorized person.

The Compliance Officer of CCE is responsible for approving any financial promotions issued by the firm. CCE must have regard to the identity of all persons it communicates with.

The FCA requirements on financial promotion apply to all communication media, including (but not limited to) printed materials, personal visits or telephone calls, e-mail, and internet or other electronic media communications.

CCE must ensure that any communications – whether they amount to a financial promotion or not - with existing and potential clients is “fair, clear and not misleading”. CCE is only authorized to undertake regulated activities with professional clients and eligible counterparties, which means that many of the financial promotions rules do not apply since they cover communication with retail clients.

248

In addition, CCE must ensure that communications to existing and potential clients in regards to the Firm’s MiFID activities meet the following prescriptive requirements:

•	are accurate and always give a fair and prominent indication of any relevant risks when referencing any potential benefits of an investment service or financial instrument;

•	use a font size for setting out risks that is at least equal to the predominant font size used throughout the information provided, as well as a layout ensuring that risk wording is prominent;

•	includes information that is up-to-date; and

•	are consistent with other information provided to clients.

Additional considerations are required when: presenting comparative information; referring to tax treatment; including past performance (especially where such performance is simulated); and including future performance.

Financial Promotions

All financial promotions will be subject to rigorous review and all factual statements, basis for opinions and subjective statements must be capable of verification which will include the need for appropriate evidentiary materials. No financial promotion may be issued without prior approval of the Compliance Officer.

Although performance data is not required to be disclosed as part of an advertisement, if it is in fact used, the information must be presented accurately and fairly, noting the source and date.

Keeping records of Financial Promotions

CCE is required to keep records of financial promotions it makes and/or approves. These records must be kept for at least five years.

Product Governance (PROD 3)

As CCE is a MiFID firm that distributes funds (i.e., recommends/sells products which it does not manufacture) to professional clients, it is subject to certain MiFID product governance rules. The requirements apply regardless of the type of client distributed to; however the Firm should comply with the product governance rules in a way that is proportionate and appropriate taking into account the nature of the financial instrument, the investment service and the target market for the product.

CCE’s policy regarding product governance, including the detailed rules it is subject to, is set out at Appendix 7.

Manufacturers are obliged to provide sufficient information to the distributor about the distribution strategy, target market and product approvals process to enable the distributor to properly sell the product.

Client Disclosures, Agreements and Reports

Information Disclosure Prior to Providing Services (COBS 2.2A)

CCE is required to provide certain information to a client in good time before it conducts investment business for that client. This includes information about the Firm and its services, the financial instruments advised on and proposed investment strategy, and the costs and charges which CCE makes for providing these services. CCE must provide this information in a comprehensible form in order that clients are reasonably able to understand the nature and risks of the investment service and the specific types of financial instruments that are being offered, i.e. to make investment decisions on an informed basis.

249

Information about the firm, its services and remuneration (COBS 6.1ZA.2)

CCE is required to disclose certain information about the Firm, its services and how it is paid when it provides a service to a client. This should include (among other things): the name and address of the Firm, and relevant contact details to enable clients to communicate effectively with the Firm; the methods of communication to be used between the Firm and the client; the Firm’s conflicts of interest policy; and the nature, frequency and timing of the periodic reports to be provided. Such information must be provided in good time before the provision of services to a client.

CCE is required to provide clients with information about costs and related charges, which must include:

•	information relating to both investment services and ancillary services;

•	where relevant, the cost of any investment advice;

•	the cost of the financial instrument recommended or marketed to the client;

•	information on how the client may pay; and

•	details of any third party payments.

In relation to the Firm’s MiFID business, CCE is required to disclose information to its clients on costs and associated charges which includes:

•

ex-ante and ex-post disclosures of information on costs and charges to client, calculated by aggregating all costs and associated charges associated with the provision of investment services on at least an annual basis;

•

an aggregated value – in both actual and percentage terms – for all costs incurred during the year which includes one-off charges, ongoing charges, transaction costs, costs relating to ancillary services and incidental costs;

•	if any part of the total costs and charges are to be paid in or represent an amount of foreign currency, an indication of the currency involved and applicable currency conversion rates and costs;

•

an illustration showing the cumulative effect of costs on return when providing investment services, on both an ex-ante and ex-post basis. The illustration must cover the effect of the overall costs and charges on the return of the investment, show any anticipated spikes or fluctuations in the costs and be accompanied by a description of the illustration.

When calculating costs and charges on an ex-ante basis, firms must use actual costs incurred as a proxy for the expected costs and charges. Where actual costs are not available the firm must make reasonable estimations of these costs. Firms must review ex-ante assumptions based on the ex-post experience and must make adjustments to these assumptions; and

Investment firms must in good time before the provision of investment services or ancillary services to clients or potential clients, provide the relevant ex-ante information. This information must be provided in a durable medium or by means of a website.

Client Agreements (COBS 8A)

CCE is obliged to provide its clients with certain details about the Firm and is required to put in place a written basic agreement between the client and the Firm, in paper or another durable medium, setting out the essential rights and obligations of the Firm and the client.

250

The written agreement must include the following: a description of the services to be provided.

A firm must establish a record that includes the document or documents agreed between it and a client which set out the rights and obligations of the parties, and the other terms to which it will provide services to the client.

This agreement may be in the form of an Investment Advisory Agreement.

Suitability (COBS 9A.1)

When providing advice under an advisory agreement, regulated firms are required to ensure that the advice is suitable for the client, in accordance with their risk tolerance and ability to bear losses. This should involve obtaining necessary information regarding the client’s knowledge and experience in the relevant investment field, investment objectives and risk tolerances.

CCE is authorized only to provide investment advice for professional clients (investment advice and investment management is not eligible counterparty business). Most of the FCA suitability rules are not applicable when advising professional clients.

When categorising a client as a per se professional client, the firm may assume that the client has sufficient knowledge and experience and is able to financially bear any related investment risks consistent with the investment objectives of that client.

At the point a client is first taken on and their client category is determined, an elective professional client’s knowledge and experience must be determined in the context of the service and/or financial instruments then contemplated. This status must be reviewed regularly and at least annually.

Before undertaking advice, staff involved in the advisory process must ensure the service and/or financial instrument being contemplated does not fall outside those originally contemplated. In the event that the current service and/or financial instrument is not as originally contemplated, then staff will need to undertake further checks to establish sufficient knowledge and experience in this new service and or financial instrument. If the client does not possess sufficient knowledge and experience then CCE cannot continue to classify that client as an elective professional client for the new contemplated service and/or financial instrument, and cannot undertake the new service and/or financial instruments for the client since CCE is not authorized to undertake regulated activities for retail clients. The client may continue to be classified as an elective professional client for the original service and/or financial instruments.

Investment Research

CCE does not produce, arrange for the production of, publish or distribute its own investment research (as that term is defined in the FCA Handbook) to clients or any other third party. CCE’s staff are therefore prohibited from producing and disseminating CCE’s own investment research to clients and other third parties. For the avoidance of doubt, research provided by CCE to Crescent falls outside the definition of investment research for the purposes of COBS 12 as it is not intended for distribution to the general public.

FCA rules allow CCE to disseminate investment research produced, published and disseminated by other authorized firms under certain conditions. The Compliance Officer should be consulted before third party research is disseminated.

251

Reports and Notifications to the FCA

Changes in Control and Annual Controller’s Report

Changes in Control

FSMA and SUP 11.4.2 place an obligation on CCE to notify the FCA of any of the following events:

•	a person acquiring control (at or above 10%);

•	an existing controller increasing or reducing control (passing through the 20%, 30% or 50% thresholds); or

•	an existing controller ceasing to have control (falling below 10%).

A person acquiring or increasing control over an FCA authorised firm must first obtain the FCA’s approval:

The notification or application for approval must be in writing and must contain the information set out below.

Acquiring or Increasing Control (SUP 11.5.1)

•	The name of the controller or proposed controller and, if it is a body corporate and is not an authorised person, the names of its directors and its controllers;

•	A description of the proposed event including the shareholding and voting power of the person concerned, both before and after the change in control; and

•	Any other information of which the FCA would reasonably expect notice.

Notification forms and details of required supporting documents are available from the FCA website.

Part XII of the FSMA (sections 178 to 192) requires a person acquiring or increasing control over an FCA authorised firm to first obtain the FCA’s approval. Under FSMA s.191F it is a criminal offence to acquire or increase control without obtaining the FCA’s prior approval. The prior approval requirement applies to existing controllers and also to the insertion of new or intermediate controllers which are members of the same group as the Firm or as existing controllers.

Reducing Control (SUP 11.5.7)

•	The name of the controller; and

•	Details of the extent of control (if any) which the controller will have following the change in control.

The notification must be made as soon as CCE becomes aware that a person, whether alone or acting in concert, has decided to acquire control or to increase or reduce control, or, if the change in control takes place without the knowledge of the Firm, within 14 days of the Firm becoming aware of the change in control concerned.

The obligations applicable to CCE under SUP 11.4.2 apply irrespective of whether or not the controller/prospective controller has given or intends to give a notification or request for approval to the FCA, in accordance with his obligations under the FSMA.

The Compliance Officer will be responsible for making such notifications to the FCA as they are required.

252

Annual Controller’s Report (SUP 16.4.5)

CCE is required to keep the FCA informed about the identity of its controllers. A controller’s report must be submitted to the FCA (via GABRIEL) annually, within four months of CCE’s accounting reference date (financial year end). REP002 should appear on the Firm’s GABIREL reporting schedule for this purpose.

The report must contain a list of all the controllers as at the accounting reference date of which CCE is aware, and for each controller, state:

•	the name of him / her, or the entity;

•	the percentage of voting power in CCE or, if relevant, a parent company undertaking which it is entitled to exercise (or control the exercise of), whether alone or with any associate;

•	the percentage of shares in CCE, or if relevant a parent company undertaking which it controls / holds as above, whether alone or with any associate;

•	if the controller is a body corporate, its country of incorporation, address and registered number; and

•	if the controller is an individual, their date and place of birth.

Notwithstanding this annual reporting requirement, any significant change in control during the year would require FCA notification and potentially prior clearance from the FCA.

Changes in Control and Annual Close Link Reports

Changes in Close Links

FCA Threshold Condition 3 (close links) provides that if a firm has close links with another person, the FCA must be satisfied that:

•	those close links are not likely to prevent the FCA’s effective supervision of the firm; and

•

where it appears to the FCA that the person is subject to the laws, regulations or administrative provisions of a territory which is not an EEA State, neither, the foreign provisions, nor any deficiency in their enforcement, would prevent the FCA’s effective supervision of the firm.

Close links are defined as two or more natural or legal persons linked by:

•	participation, meaning ownership, direct or by way of control, of 20% or more of the voting rights or capital of an undertaking; or

•	control, meaning the relationship between a parent undertaking and a subsidiary.

It is also defined at the relationship between the firm and another person (the close link) which exists if:

•	the close link is a parent undertaking of the firm;

•	the close link is a subsidiary undertaking of the firm;

•	the close link is a parent undertaking of a subsidiary undertaking of the firm;

•	the close link is a subsidiary undertaking of a parent undertaking of the firm;

•	the close link own or controls 20% or more of the voting rights or capital of the firm;

•	the firm owns or controls 20% or more of the voting rights or capital of the close link.

253

CCE must notify the FCA, as soon as reasonably practicable after each event where CCE becomes closely linked with any person. The notification must be made by completing the Close Links Notification Form (available from the FCA’s website) and appending an organization chart denoting all of the firm’s close links. CCE’s Compliance Officer will be responsible for making such notifications to the FCA as they are required. If any member of staff becomes aware of any newly incorporated subsidiary of any of the parent entities of CCE, the Compliance Officer should be informed as soon as possible as such an entity is likely to be a new close link of CCE.

Annual Close Links Report (SUP 16.5.4)

CCE must submit a close links report to the FCA (via GABRIEL) annually within four months of its accounting reference date. REP001 should appear on the Firm’s GABRIEL reporting schedule for this purpose.

The report must contain a list of all persons with whom CCE has close links as at the accounting reference date of which CCE is aware, and for each such link state:

•	its name;

•	the nature of the close link;

•	if the close link is with a body corporate, its country of incorporation, address and registered number; and

•	if the close link is with an individual, his date and place of birth.

Appointed Representatives Annual Report

CCE is required to provide to the FCA regular and comprehensive information about any Appointed Representatives engaged by the firm. CCE must submit a report to the FCA annually (within four months of the firm’s accounting reference date) with a list of all the current Appointed Representatives of the firm as at CCE’s accounting reference date.

Notifications to the FCA

FCA Principle 11 requires a firm to deal with its regulators in a timely, open and cooperative way and to disclose to the FCA appropriately anything relating to the firm of which the FCA would reasonably expect notice. The FCA expects a firm to discuss relevant matters with it at an early stage, before making any internal or external commitments.

The Compliance Officer maintains responsibility for notifications required and their method of notification.

The following is a non-exhaustive list of the matters that must be notified to the FCA should they arise (certain other notification requirements are set out in other sections of the Manual as appropriate):

Change of accounting reference date

Should CCE change its accounting reference date, the FCA must be notified before the previous accounting reference date in the case of an extension, and before the new accounting reference date in the case of a shortened accounting period.

254

Standing Data

Within thirty business days of its accounting reference date CCE must check the accuracy of its standing data through the relevant section of the FCA website and report any corrections to the FCA.

Increase in Share Capital

Notification to the FCA is required where firms are increasing their share capital where it is intended to be included within their capital resources. Where a firm is providing capital as shares they are required to notify the FCA no later than the day of issuance of the share capital. Other instruments such as medium term notes or any share capital that confers preference on one class of shareholders over another requires one month prior notice.

Firms must complete a notification form regarding the planned issuance of a regulatory capital instrument notifying the FCA.

Redemption in Share Capital

In order to repay members capital, a firm is required to obtain a rule modification by making a waiver application to the FCA at least one month before committing the firm to redemption of share capital.

When giving notice, a firm must provide details of its position after such redemption in order to show how it will:

•	meet its capital resources requirement;

•	have sufficient financial resources to meet the overall financial adequacy rule; and

•	not otherwise suffer any undue effects to its financial or solvency conditions.

Where the redemption of share capital is repaid by current members or by a new incoming partner, a firm is not required to notify the FCA.

Breaches of rules or FSMA requirements

•	a significant breach of a rule (which includes a Principle) or statement of Principle;

•	a breach of any requirement imposed by FSMA or by regulations or an order made under the FSMA by the Treasury;

•

the bringing of a prosecution for, or a conviction of, any offence under FSMA by (or against) the Firm or any of its members, officers or staff (including a Senior Management Function holder, member of Certification Staff, or Conduct Staff); and

•

any breach notification should include information about any circumstances relevant to the breach or offence, identification of the rule or requirement or offence, and information about any steps which the firm or other person has taken or intends to take to rectify or remedy the breach or prevent any future potential occurrence.

Civil, criminal or disciplinary proceedings against the firm

•	immediate notice of any civil proceedings against the firm, in the event the amount of the claim is significant in relation to its financial resources or its reputation; or

•	any action that is brought against the firm under section 71 or section 150 of FSMA (Actions for damages); or

255

•

disciplinary measures or sanctions that have been imposed on the firm by any statutory or regulatory authority, professional organization or trade body (other than the FCA), or if the firm becomes aware that one of those bodies has started an investigation into its affairs; or

•	if the firm is prosecuted for, or convicted of, any offence involving fraud or dishonesty, or any penalties are imposed on it for tax evasion.

•	notification should include details of the matter and an estimate of the likely financial consequences, if any.

Fraud, errors and other irregularities provided it is significant

Immediate notice if one of the following events arises and the event is significant:

•	if the firm becomes aware that a member of staff may have committed a fraud against one of its customers; or

•	if the firm becomes aware that a person, whether or not employed by the firm, may have committed a fraud against it; or

•	if the firm identifies irregularities in its accounting or other records, whether or not there is evidence of fraud; or

•

if the firm suspects that one of its staff members may be guilty of serious misconduct concerning his honesty or integrity and which is connected with the firm’s regulated activities or ancillary activities.

Insolvency, bankruptcy and winding up

Immediate notice of any of the following events:

•	the calling of a meeting to consider a resolution for winding up the firm; or

•	an application to dissolve the firm or strike it off the Register of Companies; or

•	the presentation of a petition for the winding up of the firm; or

•	the making of, or, any proposals for the making of, a composition or arrangement with anyone or more of its creditors; or

•	an application for the appointment of an administrator or trustee in bankruptcy to the firm; or

•	the appointment of a receiver to the firm (whether an administrative receiver or a receiver appointed over particular property); or

•	an application for an interim order against the firm under section 252 of the Insolvency Act 1986.

Change in core information: Name, Address and Other Regulators

•

change of the firm’s name or any other business name under which the firm carries out regulated or ancillary activities either from an establishment in the U.K. or with or for clients in the U.K. (given with reasonable advance notice); or

•	reasonable advance notice of a change in the firm’s principal place of business in the U.K. including date of the change; or

•	immediate notification where the firm becomes subject to or ceases to be subject to the supervision of any overseas regulator.

256

Auditors

•	appointment of auditor;

•	if the firm expects or knows its auditor will qualify his report on the audited financial statements or add an explanatory paragraph;

•	written communication received from auditors regarding internal controls.

CCE’s regulated business activities

•	any intention to vary or cease the regulated activities undertaken by the firm (which will require the prior approval of the FCA);

•	change of the firm’s accounting reference date;

•	the firm intends to cancel its Part 4A permission (FCA authorization);

•	the firm intends winding down (running off) its activities;

•	the firm appoints an appointed representative;

•	the firm intends establishing a branch in another EEA state;

•	the firm intends providing cross border services into another EEA state.

Matters having a serious regulatory impact

•	the firm not being able to maintain its required regulatory capital;

•	the firm fails to satisfy one or more of the threshold conditions;

•	any matter which could have a significant adverse impact on the firm’s reputation;

•	any matter which could affect the firm’s ability to continue to provide adequate services to its clients and which could result in a serious detriment to a client of the firm; and

•	any matter in respect of the firm which could result in serious financial consequences to the U.K. financial system or to other regulated firms.

The Compliance Officer is responsible for providing any notifications to the FCA. All information provided in a notification must be factually accurate and complete or, in the case of estimates and judgments, fairly and properly based after appropriate enquiries have been made. If CCE becomes aware that it has or may have provided the FCA with information which was, or may have been false, misleading, incomplete, inaccurate or may have materially changed, it must notify the FCA immediately.

Financial and Non-Financial Reporting

As an exempt-CAD firm, CCE is required to submit certain data (as indicated below) relating to its financial resources to the FCA which will allow the FCA, amongst other things, to monitor the firm’s compliance with the requirement to maintain adequate financial resources in accordance with Principle 4. Required data must be submitted using the FCA’s GABRIEL system (GAthering Better Regulatory Information Electronically).

When submitting the completed data item required, the firm must use the format of the data item set out in the FCA Handbook, which also contains guidance notes for completion of the data items.

As an exempt-CAD firm, CCE is required to submit the following data items to the FCA, according to the frequencies and in respect of the periods indicated below:

257

Description of data item	Data items	Reporting frequency	Due date (at end of reporting period)

Annual report and accounts[34]	FIN-A	Annually	80 business days

Balance sheet	FSA029	Quarterly	20 business days

Income statement	FSA030	Quarterly	20 business days

Capital adequacy	FSA031	Quarterly	20 business days

Client money and client assets	FSA039	Half yearly	30 business days

Close Links	REP001	Annually	4 months

Controllers Report	REP002	Annually	4 months

Financial Crime Report	REP-CRIM	Annually	60 business days after firm’s financial year-end.

Complaint Report	DISP 1 ANN 1R	Half yearly	30 business days

Complaints

FCA Dispute Resolution (DISP)

The FCA’s DISP rules concern customers’ interests (Principle 6) and apply to firms insofar as they receive an eligible complaint or a MiFID complaint concerning an activity carried on from a place of business in the UK.

An eligible ‘complaint’ is defined by the FCA as meaning ‘any oral or written expression of dissatisfaction, whether justified or not, from, or on behalf of, a person about the provision of, or failure to provide, a financial service which (a) alleges that the complainant has suffered (or may suffer) financial loss, material distress of material inconvenience; and (b) relates to an activity of that respondent, or any other respondent with whom that respondent has some connection in marketing or providing financial services or products, which comes under the jurisdiction of the Financial Ombudsman Service (“FOS”).

A ‘MiFID complaint’ is defined as ‘any oral or written expression of dissatisfaction, whether justified or not, from, or on behalf of, a person about the provision of, or failure to provide, a financial service or a redress determination which alleges that the complainant has suffered or may suffer financial loss, material distress or material inconvenience’. This does not come under the jurisdiction of FOS.

For details on CCE’s Complaints Policy please see Appendix 8.

[34]	Annual accounts, annual reconciliations, balance sheet, income statement and capital adequacy to be submitted is additional to the fourth quarterly return.

258

APPENDIX 1: CCE CONFLICTS OF INTEREST

Policy

Conflicts of interest can arise in the course of the Firm’s investment advisory business from time to time. CCE pays due regard to the interests of clients and aims to treat them fairly at all times.

Identification of Conflicts

CCE must take all appropriate steps to identify and to prevent or manage conflicts of interest that arise, or may arise, in the course of conducting its regulated activities, between:

•	CCE, including senior management, staff, or any person directly or indirectly linked to the Firm by control, and a client of the Firm; or

•	one client of the Firm and another client.

Types of Conflicts

When identifying conflicts of interest, staff should consider whether CCE:

•	is likely to make a financial gain, or avoid a loss, at the expense of a client;

•	has an interest in the outcome of a service or activity provided to a client, or of a transaction carried out on behalf of a client, which is distinct from the client’s interest in that outcome;

•	has a financial or other incentive to favour the interests of one client or group of clients over another;

•	carries out the same business as the client; or

•	receives or will receive an inducement from a person other than the client in relation to services provided to the client in the form of monetary or non-monetary benefits or services.

Record of Conflicts

Both actual and potential conflicts faced by CCE daily in its business are detailed in the Conflicts Register, which is maintained by the Compliance Officer.

Conflict Management and Avoidance

A number of arrangements have been put in place with a view to taking all appropriate steps to prevent conflicts of interest from constituting or giving rise to a material risk of damage to the interests of any client. All conflicts and the arrangements in place to mitigate or avoid them are contained in the Conflicts Register and focus on ensuring that the interests of clients are always protected and that the interests of CCE and/or any associated party(ies) are not favoured at their expense. Where conflicts are unavoidable, CCE ensures that appropriate policies and procedures are put in place to manage such conflicts, e.g. personal account dealing (“PAD”) and gifts, benefits and entertainment.

Conflict Disclosure

In cases where a conflict is not capable of being managed so as to ensure, with reasonable confidence, that risks of damage to client interests will be prevented, the Firm will make a disclosure to affected clients. This may only be done as a last resort and after all attempts at mitigating or managing the conflict have failed.

Conflict Monitoring

The Conflicts of Interest Policy is reviewed by the Compliance Officer on an ongoing basis and is reviewed by the Partners annually to determine whether all conflicts remain relevant or if any conflicts no longer apply. At the annual review, the Compliance Officer will confirm whether in his/her view conflicts are being effectively managed. The Partners of CCE will review all aspects of CCE’s Conflicts of Interest Policy in conjunction with the Conflicts Register with a view to identifying any conflicts that may previously have gone undetected or are no longer live conflicts or potential conflicts.

259

Where there is concern that the conflict management arrangements are not being followed, the Compliance Officer will raise this with the Partners who will consider appropriate steps to ensure compliance with the arrangements.

If any new conflict arises, the Compliance Officer will advise the Partners at the monthly Partner meetings. The Partners will, in turn, consider how the conflict can be successfully and appropriately managed. The Compliance Officer will update the Conflicts Register accordingly.

CCE’s compliance monitoring programme incorporates a number of specific tests aimed at reviewing CCE’s performance in the management of conflicts. These tests will be performed from time to time as deemed appropriate and the results will be reported to senior management.

Conflicts Training

All staff receive a copy of the Firm’s Conflicts of Interest Policy, and receive training in respect of conflicts of interest. In addition, all staff are required to give a periodic undertaking confirming compliance with the Firm’s compliance procedures, including PAD and policies relating to the receipt of gifts, benefits and entertainment.

Procedure

All staff must notify the Compliance Officer immediately if they become aware of a conflict of interest or potential conflict of interest, outlining the reasons for the perceived conflict.

The Compliance Officer will investigate the concern in line with the policy set out above, discussing with any and all relevant persons as necessary.

If it is felt that the conflict of interest can be managed, the Compliance Officer will implement appropriate systems and controls to mitigate the risk.

If it is felt that the conflict of interest cannot be managed then the Compliance Officer and senior management will decide whether the activity causing the conflict should cease or if the conflict should be disclosed to the client. Generally, where the conflict of interest is self-created the most straightforward method of complying with FCA rules will be to prevent the conflict from arising.

Where disclosures are made, they must include specific description of the conflicts of interest that has arisen, be in sufficient detail to enable the client to take an informed decision with respect to the service and clearly state that the organisational and administrative arrangements established by the Firm to prevent or manage that conflict are not sufficient to ensure, with reasonable confidence, that the risks of damage to the interests of the client will be prevented.

Where new services/products are considered by the Firm’s senior management, possible conflicts of interest will be discussed and added to the Conflicts Register as necessary. On an annual basis, the Conflicts Register is reviewed by the Firm’s senior management to determine whether any additional key or potential conflicts have arisen and need to be managed or prevented or if any current conflicts have been resolved and thus no longer need to be recorded in the Conflicts Register. Conflicts will additionally be reviewed to determine whether they are being effectively managed. The Conflicts Register summarises the means by which CCE manages each conflict.

260

APPENDIX 2: CCE INDUCEMENTS

Policy

Inducements

Any fee, commission, monetary or non-monetary benefit that is provided or accepted by a third-party in relation to the provision of an investment services to a client other than the Firm’s clients can be seen as an inducement which could give rise to a conflict of interest between the Firm and its clients. Accepting inducements can be seen as a failure in the Firm’s obligation to act honestly, professionally and fairly in accordance with the best interests of its clients.

Inducements – Fees, Commission, Monetary or Non-Monetary Benefits

It is CCE’s policy that it will not pay or accept from any party any fee, commission or non-monetary benefit that relate to the provision of an investment service to a client unless a fee, commission or non-monetary benefit is designed to enhance the quality of the relevant service to the client and does not impair compliance with the Firm’s duty to act honestly, fairly and professionally in the best interests of the client.

Inducements – Non-Monetary Benefits

Any gift or entertainment which puts the recipient under an obligation to the donor, or which is likely to make a recipient favour the donor in the hope of further gifts, must not be accepted. Only gifts or entertainment which are considered normal by the donor and recipient and which are of a type that might be provided by any regular business contact may be accepted.

CCE may host or attend business meals and events, subject to the limits set out below, that have a valid business purpose, provided that they are not so frequent or extravagant as to raise any question of impropriety. Entertainment events have a valid business purpose when they provide an opportunity to discuss meaningful CCE business or other legitimate business topics. CCE’s staff should host/attend events only at venues that are business appropriate and consistent with the highest standards of professional propriety.

Gifts and/or entertainment are further subject to the monetary limitations described above in the Code of Ethics.

The hosting or attendance of entertainment (including acceptance of preferential discounts to conferences or other events) and the provision or acceptance of gifts must be reported to the Compliance Officer in accordance with the procedure below. The Compliance Officer will maintain a record of all such notifications and requests.

Multiple gifts/entertainment given or received in any year by CCE or any of its staff to or from any single person (individual or entity) shall be aggregated and reviewed by the Compliance Officer. The Compliance Officer may require prior approval of future gifts/entertainment given to or received from the same person/entity.

Transportation and Lodging – CCE members of staff may not, under most circumstances, accept air transportation to or from business meetings or entertainment events from existing or prospective investors or any person or entity that does or potentially could do business with or on behalf of CCE or CCE’s clients.

In general, the acceptance of lodging is also prohibited, except to the extent that such lodging is an integral part of a conference sponsored by a service provider. In such cases, the member of staff must make a good-faith effort to obtain an invoice and make arrangements for CCE to pay for their proportional share of the expense.

The acceptance of transportation and lodging must be reported in accordance with the procedure below.

261

Staff may provide existing or prospective investors or any person or entity that does or potentially could do business with or on behalf of CCE or CCE’s clients (including custodians, suppliers, and vendor representatives) with reasonable transportation in connection with visits to CCE or another valid business purpose, such as to and from business meals and entertainment events. For example, a cab ride or car service to or from a business meal would be reasonable. The provision of reasonable transportation in connection with other entertainment should be reported in accordance with the procedure set out below.

Staff are prohibited from paying for the airfare and lodging expenses of existing or prospective investors in connection with business meetings, meals or entertainment.

Procedure

Inducements

No member of staff may pay or accept any fee or commission or provide to or receive any monetary or non-monetary benefit in connection with the provision of an investment service or an ancillary service without first referring their request to the Compliance Officer for review against the requirements set out above. If a non-monetary benefit relating to a gift and/or entertainment is offered or received, the procedure set out under ‘Gifts and Entertainment’ must be followed.

The Compliance Officer maintains an internal list of all fees, commission, monetary and non-monetary benefits received by the Firm from third parties and records how the fees, commission, monetary and non-monetary benefits paid or received by the Firm enhance the quality of the services provided to clients as well as the steps taken in order not to impair the Firm’s compliance with the duty to act honestly, fairly and professionally in the best interests of its clients.

Gifts and Entertainment

See the procedures described above in the Code of Ethics for all Crescent associates. Appendix 3: CCE Whistleblowing

Policy

This policy document is drafted for the purpose of advising CCE’s staff and contractors (as a ‘worker’ within the meaning of the Employment Rights Act 1996) of their rights and obligations under the Public Interest Disclosure Act 1998 (“PIDA”).

CCE is committed to maintaining the highest standards of honesty, openness and accountability and recognises that all members of staff have an important role to play in achieving this goal. CCE encourages staff members to voice concerns, raise issues and challenge poor practice and behaviour.

A member of staff will usually be the first to know when someone inside or connected with the Firm may be doing something improper, but may feel apprehensive about voicing their concerns. This may be because they feel that speaking up would be disloyal to their colleagues or the Firm itself. It may also be because they do not think that their concerns will be taken seriously or because they are afraid that they will be penalised in some way. However, CCE does not believe that it is in anyone’s interest for a member of staff with knowledge of wrongdoing to remain silent.

CCE takes all malpractice very seriously, whether it is committed by senior managers, staff, suppliers or contractors.

262

Under PIDA, staff are protected against dismissal and other adverse action if they make complaints or public disclosures about malpractice. This includes allegations that the Firm is putting the environment at risk, breaking the law or putting visitors or staff at risk. Generally, staff do not have protection if they “go public” without first raising the matter internally. If a report is made in good faith, then even if it is not confirmed by an investigation, the initial concern will be valued and appreciated and staff will not be liable to disciplinary action. If a false report is made, maliciously or for personal gain, then disciplinary action may result.

Procedure

Making a Report

A report can be made orally or in writing. CCE would normally expect concerns to be raised to the Compliance Officer or another member of senior management. Which of these individuals is the more appropriate will depend on the seriousness of the alleged malpractice and whom the reporting member of staff thinks is involved. CCE does not expect the individual making the report to have absolute proof of any alleged malpractice. However, they must to be able to show the reason for their concern. The Compliance Officer or other member of senior management will investigate all allegations, consulting with external parties as appropriate.

Note that any suspicion of money laundering or related financial crime must be reported to the Money Laundering Reporting Officer (“MLRO”) in accordance with the Anti-Money Laundering (“AML”) reporting requirements set out in the Financial Crime and Money Laundering Policy.

CCE will do everything possible to keep the identity of the reporting individual secret, if the individual so wishes. However, there may be circumstances where their identity needs to be disclosed (for example, if the report becomes the subject of a criminal investigation wherein they may be needed as a witness) or where their identity may need to be disclosed to the regulatory authorities. Should this be the case, the matter will be discussed with the individual at the earliest opportunity.

CCE strongly advises that before reporting any concerns externally, independent advice is sought from the following:

Public Concern at Work

CAN Mezzanine

7-14 Great Dover Street

London SE1 4YR

Whistleblowing Advice Line: 020 7404 6609

www.pcaw.org.uk

While CCE cannot guarantee that it will respond to the report in the way that the reporting individual might wish, it will try to handle the matter fairly and properly. This will be achieved by using the above procedure.

263

APPENDIX 4: CCE KNOWLEDGE AND COMPETENCE

Policy

CCE is required to ensure that all staff have the necessary skills, knowledge and expertise to undertake their roles and to have systems and controls which enable it to satisfy itself of the honesty and competence of all staff that act for it, taking into account the nature, scale and complexity of its business.

Additionally where staff provide investment advice or information to clients about financial instruments, investment services or ancillary services, the Firm must ensure, and be able to demonstrate to the FCA, at the FCA’s request, that relevant staff possess the necessary knowledge and competence to interact with clients in a compliant manner.

It is of the utmost importance that CCE staff possess knowledge and competence necessary to meet the relevant regulatory and legal requirements and business ethics standards applicable to the Firm.

The Firm ensures that staff providing information about investment products, investment services or ancillary services that are available through the Firm (e.g. members of staff who are involved in marketing and investor relations or analysts that are client facing) have the necessary knowledge and competence to:

•

understand the key characteristics, risk and features of investment products available through the firm, including any general tax implications and costs to be incurred by the client in the context of transactions;

•	understand the total amount of costs and charges to be incurred by the client in the context of transactions in an investment product, or investment services or ancillary services;

•	understand the characteristics and scope of investment services or ancillary services;

•	understand how financial markets function and how they affect the value and pricing of investment products on which they provide information to clients;

•	understand the impact of economic figures, national/regional/global events on markets and on the value of investment products on which they provide information;

•	understand the difference between past performance and future performance scenarios as well as the limits of predictive forecasting;

•	understand issues relating to market abuse and AML;

•	assess data relevant to the investment products on which they provide information to clients such as Key Investor Information Documents, prospectuses, financial statements, or financial data;

•	understand specific market structures for the investment products on which they provide information to clients and, where relevant, their trading venues or the existence of any secondary markets; and

•	have a basic knowledge of valuation principles for the type of investment products in relation to which the information is provided.

As well the points covered above, the Firm must ensure that staff providing investment advice additionally have the necessary knowledge and competence to:

•

understand how the type of investment product provided by the firm may not be suitable for the client, having assessed the relevant information provided by the client against potential changes that may have occurred since the relevant information was gathered; and

•	understand the fundamentals of managing a portfolio, including being able to understand the implications of diversification regarding individual investment alternatives.

264

Procedure

Assessment of Competence

CCE undertakes a suitability assessment for each member of staff at the point of recruitment, including an assessment of the individual’s honesty and competence, through background checks and the collation of references. The Compliance Officer maintains these records.

CCE will not assess an individual as competent until the individual can apply their knowledge and skills without supervision. Additionally, where staff provide investment advice or information to clients about financial instruments, investment services or ancillary services, the Firm may require them, subject to the discretion of the Compliance Officer, to have passed an appropriate examination or training course. Appropriate experience in the provision of these services to clients will also be taken into account.

Maintaining Competence

On an annual basis, all staff competence will be reviewed as part of the Firm’s staff appraisal process.

Where staff provide investment advice or information to clients about financial instruments, investment services or ancillary services, the Firm will additionally review staff members’ development and experience, assess regulatory developments and take any necessary remedial action to ensure that relevant members of staff continue to maintain the required knowledge and competence.

Knowledge and competence records are maintained for each member of staff who provides investment advice or information to clients about financial instruments, investment services or ancillary services and will provide them to the FCA on request.

265

APPENDIX 5: CCE FINANCIAL CRIME & MONEY LAUNDERING

Financial crime is any kind of criminal conduct that relates to money or to financial services or markets. This includes any offence involving fraud and/or dishonesty, misconduct in or misuse of information relating to a financial market, the handling of proceeds of crime or the financing of terrorism.

Bribery

Under the UK Bribery Act 2010, it is a criminal offence to bribe another person, be bribed or to bribe a foreign public official. For the purposes of the Bribery Act 2010, bribery is defined as the “giving or taking of a reward in return for acting dishonestly and/or in breach of the law”. It is a corporate offence if a business is found to have failed to prevent bribery.

Money Laundering

Money laundering is the process by which criminals attempt to conceal the true origin and ownership of the proceeds of their criminal activities. When successful, money laundering enables criminals to maintain control over the proceeds of their crime and ultimately may provide a legitimate cover for their source of income.

The Proceeds of Crime Act 2002 (“POCA”) sets out a number of criminal offences that relate to money laundering (as set out in the Compliance Manual). Fundamentally, any attempt, conspiracy or incitement to engage in money laundering / the use of criminal proceeds or any act which constitutes aiding, abetting or counselling a money launderer is an offence.

The Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 require CCE to, among other things, comply with customer due diligence (“CDD”) requirements, comply with requirements relating to politically exposed persons (“PEPs”) and ensure appropriate records are maintained.

Terrorist Financing

Terrorist financing concerns any dealings with money or other funds used to finance or otherwise support terrorism. Similar offences to those set out in the POCA are contained within the Terrorism Act 2000 (as amended) but focus on terrorist financing.

Data Security

In any instance where CCE holds personal data on its staff, clients and/or underlying investors the Firm must be alert to the financial crime risks associated with holding this data.

Fraud

Fraud occurs when deception is used to gain a dishonest advantage (typically financial) over another person. Cybercrime is any criminal act dealing with computers and/or networks. Fraud and cybercrime can take various forms including:

•	Phishing – where a fraudster fishes for sensitive information or induces an individual to make payments by sending emails purporting to be from an individual or company known to CCE;

•	Invoice scams – where a fraudster sends an invoice or bill to the Firm requesting payment for goods or services by posing as an external supplier);

•	Internal fraud – where a member of staff commits fraud against the Firm (e.g. fraudulent reimbursements/bribes); and

•	Identity fraud – where a third party poses as CCE to obtain goods or information by deception, payments to staff and fraud by counterparties.

266

Policy

Anti-Bribery

CCE prohibits the offering, giving, solicitation or the acceptance of any bribe, whether cash or other inducement, to or from any person or company, wherever they are situated, and regardless of whether they are a public official, private person or company by any member of staff, agent or other person or body acting on CCE’s behalf in order to gain any commercial, contractual or regulatory advantage for CCE in a way which is unethical or in order to gain any personal advantage, monetary or otherwise, for the individual or anyone connected with the individual. This prohibition applies in all cases, but specific examples include attempting to win business, keep business, or gain a business advantage for CCE.

The above is not intended to prohibit proportionate and properly recorded gifts and entertainment. Staff should read this policy in conjunction with CCE’s Inducements Policy.

CCE does not make contributions to political parties nor does it make facilitation payments of any kind. Charitable donations may not be offered or made to organisations that are connected to an investor or client of the Firm without the prior approval of the Compliance Officer.

Anti-Money Laundering and Counter-Terrorist Financing (“CTF”)

The POCA and the Terrorism Act 2000 set out offences specific to those working for firms in the regulated sector, i.e. CCE. It is an offence for an individual who knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in money laundering or terrorist financing, to fail to disclose that knowledge or suspicion to the MLRO. Additionally, it is a criminal offence for anyone, following a disclosure to the MLRO or to the National Crime Agency (“NCA”), to do or say anything that might either ‘tip off’ another person that a disclosure has been made or prejudice an investigation.

In order to avoid committing an offence, staff must report any suspicious activities or concerns of money laundering or terrorist financing to the MLRO. Please note that there does not need to be an actual transaction for a report to be made, e.g. there is still a requirement to report if CCE is asked to give advice on a trade, which is suspicious, even if CCE does not execute the trade. Staff may be disciplined if they fail without reasonable excuse to report a potentially suspicious transaction.

CCE undertakes a money laundering and terrorist financing risk assessment on at least an annual basis. This risk assessment informs the systems and controls the Firm has implemented in regards to AML and CTF. Appropriate CDD is undertaken on all clients in line with the latest Joint Money Laundering Steering Group (“JMLSG”) guidance prior to commencing a business relationship. CCE’s clients are the Funds to whom it provides advisory services. Records of CDD are maintained by the Compliance Officer.

Investors in the Funds managed by CCE are clients of the Funds and not clients of CCE, and so the CDD requirements, insofar as they apply to investors, are not directly applicable to CCE. CDD checks are undertaken by the Funds’ administrators, who report into the Fund Board on AML matters and would flag any issues directly, but it is nevertheless important for staff to remain vigilant in respect of any potential investors whom they may meet.

Staff Awareness Training

Periodic financial crime awareness training for staff is organised by the MLRO to ensure that staff are aware of the legislation and regulations applicable to CCE with respect to money laundering, terrorist financing and bribery. Guidance on how to identify instances of financial crime and next steps is also provided. Participation in this training is compulsory. Appropriate records of the training provided are maintained by the Compliance Officer.

267

Procedure

Anti-Bribery

The prevention, detection and reporting of bribery is the responsibility of all CCE staff, who are encouraged to ask questions and/or raise concerns with the Compliance Officer at the earliest possible opportunity.

Any offer, suggestion, arrangement or other matter or proposal put to a member of staff by any person, which they believe is or may be an inducement to do (or not do) something improper; or which could potentially be viewed or construed as an inducement must be notified immediately to the Compliance Officer.

Such concerns will be treated in confidence and no staff member will suffer demotion, penalty or adverse consequences for refusing to pay bribes or refusing to participate in other corrupt practices, even if this may result in CCE losing business.

Decisions as to what is acceptable may not always be straight forward. If in doubt as to whether a potential act may constitute bribery or another corrupt practice, the matter must be referred to the Compliance Officer.

Anti-Money Laundering and Counter-Terrorist Financing

All staff must notify the MLRO where they have knowledge or suspicion, or where there are reasonable grounds for having knowledge or suspicion, that another person is engaged in money laundering or terrorist financing.

The MLRO will consider all internal reports and determine whether a report to the NCA is necessary. Documentation of this decision making process will be retained by the MLRO.

The MLRO will make an external report, known as a Suspicious Activity Report (“SAR”), to the NCA as soon as practicable if they consider that there is knowledge, suspicion, or reasonable grounds for knowledge or suspicion that another person is engaged in money laundering or that terrorist property exists.

CCE must seek consent from the NCA before proceeding with a suspicious transaction.

Where new client relationships are entered into, the Compliance Officer must be informed at an early stage to ensure that appropriate CDD is undertaken in accordance with the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 and most recent industry guidance published by the JMLSG. Records of any CDD undertaken will be retained by the Compliance Officer for a minimum of five years after the end of the client relationship.

Data Security

In the event that a staff member receives a subject access request by an individual wishing to see their personal data held by CCE, the request must be passed immediately to the Compliance Officer. Any member of staff wishing to have sight of their personal data held by CCE must also refer their request to the Compliance Officer.

Fraud

Any unusual payment requests, requests purporting to be from investors, contact or invoicing information changes or sensitive information requests should be verified in person or over the telephone using usual contact details and reported to the Compliance Officer.

268

APPENDIX 6: CCE RECORDING TELEPHONES AND ELECTRONIC COMMUNICATIONS

Policy

Although within CCE’s scope of permissions, CCE does not carry out “arranging (bringing about) deals in investments” which allows for reception and transmission of orders, CCE in practice only provides investment advice. We are not therefore required to record calls and electronic communications related to, or intended to result in transactions.

269

APPENDIX 7: MARKETING

Policy

The objective of this policy is to ensure that every communication (including financial promotions) produced by CCE, to the extent that they relate to the Firm’s regulated activities, complies with the FCA’s rules relating to communications.

The FCA requirements apply to all communication media, including (but not limited to) printed materials, personal visits or telephone calls, e-mail, and internet or other electronic communications.

Financial promotions are communications that include an invitation or inducement to engage in investment activity.

The requirements are split into three categories:

1.	Material

CCE must ensure that any communications with existing and potential clients - whether or not they are financial promotions – are “fair, clear and not misleading”.

Where financial promotions are addressed to a client they must be clearly identifiable as such.

Where the Firm provides information or communicates a financial promotion related to the Firm’s MiFID activities to clients or prospective clients it must additionally meet the following requirements:

•	CCE’s name must be included (trading names or shortened versions of the legal name can be used as long as prospects/clients can identify the Firm);

•	Information must be accurate and always gives a fair and prominent indication of any relevant risks when referencing any potential benefits of an investment service or financial instrument;

•	Relevant risks must be included in a font size that is at least equal to the predominant font size used throughout the document and set out in a prominent location;

•	The material must be sufficient for, and presented in a way that is likely to be understood by, the average member of the group to whom it is directed, or by whom it is likely to be received;

•	It must not disguise, diminish or obscure important items, statements or warnings;

•

It must be consistently presented in the same language throughout all marketing materials that are provided to each client/prospect, unless the client/prospect has agreed to receive information in more than one language;

•	It must be up to date and relevant to the means of communication used;

•	If information compares relevant business, relevant financial instruments or persons who carry on relevant business, the Firm must ensure that:

•	the comparison is meaningful and presented in a fair and balanced way;

•	the sources of the information used for the comparison are specified; and

•	the key facts and assumptions used to make the comparison are included.

•

Where the information refers to a particular tax treatment, it must prominently state that the tax treatment depends on the individual circumstances of each client and may be subject to change in the future;

270

•	Information must be consistent with any other information the Firm provides to clients/prospects in the course of carrying on investment and ancillary services;

•	Where information contains an indication of past performance of a financial instrument, a financial index or an investment service, the Firm must ensure that:

•	the indication is not the most prominent feature of the communications;

•

the information must include appropriate performance information which covers the preceding five years, or the whole period for which the financial instrument has been offered, the financial index has been established, or the investment service has been provided where less than five years, or such longer period as the firm may decide, and in every case that performance information is based on complete 12-month periods;

•	the reference period and the source of information is clearly stated;

•	the information contains a prominent warning that the figures refer to the past and that past performance is not a reliable indicator of future results;

•	where the indication is based on gross performance, the effect of commissions, fees or other charges are disclosed.

•

Where the information includes or refers to simulated past performance, the Firm must ensure that the information relates to a financial instrument or a financial index, and the following conditions are satisfied:

•

the simulated past performance is based on the actual past performance of one or more financial instruments or financial indices which are the same as, or substantially the same as, or underlie, the financial instrument concerned;

•	information must contain a prominent warning that the figures refer to simulated past performance and that past performance is not a reliable indicator of future performance.

•	Where the information contains information on future performance, the Firm must ensure that the following conditions are satisfied:

•	information must not be based on, or refer to, simulated past performance;

•	the information must be based on reasonable assumptions supported by objective data;

•	where based on gross performance, the effect of commissions, fees or other charges must be disclosed;

•

the information must be based on performance scenarios in different market conditions (both positive and negative scenarios) and reflects the nature and risks of the specific types of instruments included in the analysis;

•	the information contains a prominent warning that such forecasts are not a reliable indicator of future performance.

•	Information must not use the FCA’s name in such a way that would indicate or suggest endorsement or approval by the FCA of the products or services of the Firm.

In addition to the requirements outlined above, relevant staff must be aware of the obligations set out in the Compliance Manual in regards to providing information about CCE and its services to clients / prospects.

2.	Recipients

CCE’s clients are the entities to whom it provides investment services; however for the purposes of this policy, CCE must have regard - prior to any communication relating to a product or service - to the status of all investors and potential investors with whom it communicates so as to ensure that the investor or potential investor is one to whom a communication may be sent - i.e. not a retail investor.

271

The FCA has made rules which allow authorised firms to communicate or approve financial promotions for NMPI provided they are only directed at specific categories of non-retail investors. The categories of investors which are permitted to receive financial promotions relating to NMPI are set out in COBS 4.12 of the FCA handbook.

3.	Product Governance

CCE distributes Funds where a third party is the ‘manufacturer’ to professional clients and as such it is subject to certain product governance rules.

CCE, as a distributor (i.e., where it recommends or sells Funds) is required to:

•	understand the financial instruments it distributes to clients/prospects;

•	assess the compatibility of the financial instruments with the needs of the clients/prospects to whom it distributes the Funds, taking into account the manufacturer’s identified market of end clients;

•	ensure that financial instruments are distributed only when it is in the client’s / prospect’s best interests;

•	obtain sufficient, adequate and reliable information about the financial instruments and the product approval process (including the identified target market) from the manufacturer;

•	determine the target market and distribution strategy for the respective financial instruments using information obtained from the manufacturer and information held regarding the clients/prospects;

•

ensure that the products and services it intends to distribute are compatible with the needs, characteristics and objectives of the identified target market and that its intended distribution strategy is consistent with the identified target market;

•	ensure that the interests of the clients/prospects are not compromised as a result of commercial or funding pressures;

•	identify groups of clients/prospects for whose needs, characteristics and objectives the product or service is not compatible;

•

ensure that all applicable rules are complied with, including but not limited to those relating to disclosure, assessment of suitability or appropriateness (where applicable), inducements and proper management of conflicts of interest when deciding on a range of financial instrument and service they offer or recommend and their respective target markets.

In order to evidence the points set out above, staff involved in the marketing are required to complete and maintain product governance records, including the form set out in Appendix 10, on the target market and client/prospects to which they intend to distribute the Funds. The Compliance Officer reports information about the Funds distributed by CCE to senior management on an annual basis and must make the compliance reports available to the FCA on request.

The Firm ensures that all relevant staff that offer products or recommendations understand the characteristics and risks of those products as well as the needs, characteristics and objectives of the target market.

As part of the compliance monitoring programme, the Compliance Officer regularly reviews the Funds distributed, taking into account any event that could materially affect the potential risk to the identified market, to ensure that the products and services CCE offers remain consistent with the needs, characteristics and objectives of the identified target market and that their distribution strategy remains appropriate

If the Firm becomes aware that it has wrongly identified the target market, or the Fund distributed no longer meets the circumstances of the identified target market, it will take appropriate steps, including at least reconsidering the target market and/or updating its product governance arrangements.

272

Information will be provided to the manufacturer regarding sales and, where appropriate, its product reviews to support their product review process.

Procedure

1.	Material

All financial promotions and marketing material must be submitted to and approved by Compliance prior to dissemination. This applies to all financial promotions, whether they are new materials or minor changes to existing materials. All marketing documents must be drafted to include the requirements outlined above.

Compliance will, from time to time, review a sample of these to ensure they are fair, clear and not misleading and in compliance with the more prescriptive requirements summarised above, as part of the compliance monitoring programme.

2.	Recipients

Prior to the distribution of marketing material / financial promotions the Firm must, in accordance with the procedure below, categorise each intended recipient.

The Compliance Officer is responsible for establishing a procedure categorising each recipient to ensure that they meet the requirements of FCA rules with respect to NMPI contained in COBS 4.12.

In the event that the potential recipient of the financial promotion does not clearly meet the requirements set out in COBS 4.12, the Compliance Officer should be consulted to determine an alternative method for complying with the regulatory requirements whilst still being able to market / promote to that recipient, for example, opting them up to professional status where so eligible.

The Compliance Officer must record all recipients of marketing material / financial promotions. The Compliance Officer must in addition confirm the recipient is eligible to receive a financial promotion relating to an NMPI and document the basis upon which the recipient has been categorised in one of the permitted categories. Evidence of the basis for the categorisation of each potential investor must be kept on file.

Where promotional or marketing material is sent out based on an approach made at the initiative of the investor or potential investor evidence of the fact and manner of the approach being initiated by the investor must be documented and kept on file.

The record of promotion in each case must be approved by Compliance. Failure to meet this requirement may result in an unlawful promotion where evidence of a valid exemption is not evidenced.

3.	Product Governance

Prior to the distribution of Funds where another entity is the ‘manufacturer’ to professional clients, CCE must ensure that the Firm meets the conditions laid out above. The Investor Relations team must complete Appendix 9 prior to distributing any new third party fund.

273

APPENDIX 8: CCE COMPLAINTS

Policy

CCE aims to ensure that it treats its customers fairly at all times. Any eligible complaint or a complaint from a MiFID client is investigated diligently and impartially, assessing fairly and promptly the subject matter of the complaint, whether the complaint should be upheld and what remedial action or redress may be appropriate. The FCA’s Dispute Resolution (“DISP”) handbook sets out the rules relating to the handling of complaints from eligible complainants and MiFID clients.

CCE has determined that it has no eligible complainants under the DISP rules and, as such, it is exempt from FCA rules in this area however it could receive MiFID complaints.

A ‘MiFID complaint’ is defined as ‘any oral or written expression of dissatisfaction, whether justified or not, from, or on behalf of, a person about the provision of, or failure to provide, a financial service or a redress determination which alleges that the complainant has suffered or may suffer financial loss, material distress or material inconvenience’.

In relation to the Firm’s MiFID business, complainants include retail clients, professional clients and eligible counterparties. In addition it also includes potential investors. Professional clients and eligible counterparties do not come under the jurisdiction of Financial Ombudsman Service (“FOS”).

Investment firms are required to establish, implement and maintain effective and transparent complaints management policy and procedures for the prompt handling of clients’ or potential clients’ complaints. This policy shall be approved by the Firm’s senior management.

Procedure

Consumer Awareness

CCE must publish the details of the process to be followed when handling a complaint. Such details shall include information about the complaints management policy and the contact details for the complaints management function. This information must be provided to clients or potential clients, on request, or when acknowledging a complaint.

Complaints Handling

Any members of staff who receive a complaint from a MiFID client (as defined above) are required to pass the details on to the Compliance Officer immediately. The Compliance Officer will then analyse the complaint to ensure that any risks or issues are identified and addressed.

The Compliance Officer will communicate with clients or potential clients clearly, in plain language that is easy to understand and will reply to the complaint without undue delay informing them about their options, including that they may be able to refer the complaint to an alternative dispute resolution entity. CCE is required to enable clients and potential clients to submit complaints free of charge.

Complaints Forwarding Rules

When CCE has reasonable grounds to be satisfied that another respondent may be solely or jointly responsible for the matter alleged in a complaint, it may promptly forward the complaint, or the relevant part of it, in writing to that other respondent, provided it does so promptly, however it must inform the complainant promptly in a final response of the reason for forwarding the complaint, including the other respondent’s contact details. Where jointly responsible for the fault alleged in the complaint, CCE must comply with its own obligations under the DISP rules in respect of that part of the complaint it has not forwarded.

274

Record Keeping Requirements

The Firm’s Compliance Officer is responsible for recording each complaint received and the measures taken for its resolution. These records must be kept for at least five years from the date the complaint was received. The Compliance Officer must also ensure the Firm provides the FCA with a complete report on the complaints received from MiFID clients (or a nil return declaration, as applicable) via GABRIEL twice a year. These reports must be submitted within 30 business days of the end of their relevant period.

Compliance with these policies and procedures is monitored through CCE’s Compliance Monitoring Programme and the Compliance Officer’s annual report to the Firm’s senior management will include confirmation of any MiFID complaints received during the period under review, and their outcomes.

275

APPENDIX 9: PRODUCT GOVERNANCE - TARGET MARKET ASSESSMENT

Product Details

1.1 Name of Fund

1.2 Strategy

1.3 Name of Manufacturer

1.4 Launch Date

Target Client Profile

2.1 Who is the target market for this product?

2.2 Specify what knowledge the target clients should have about elements of the Fund/or knowledge related to areas that help them to understand the product. What experience should they have?

•	Types of service, transaction and investments they are familiar with

•	Nature, volume, frequency of transactions in designated investments and the period over which they have been carried out

•	Level of education, profession or relevant former profession of the target client

[For a professional client the relevant knowledge and experience can be assumed]

2.3 Describe the target client’s financial situation. Specify the amount of losses a target client is willing and able to afford (expressed as a percentage of net investable assets).

•	Information on the source and extent of a client’s income, assets, liquid assets, investments and real property and his/her regular financial commitments.

2.4 What is the risk tolerance and compatibility of the risk/reward profile of the product with the target market?

[ For a per se professional client this risk tolerance will be assumed]

2.5 Specify the investment objectives of the target clients?

•	Information on the length of time the client may wish to hold the investment,

•	Preferences regarding risk taking

•	Risk profile

•	Purposes of the investment

2.6 Is the product compatible with the target market?

2.7 Determine the investors for whom the product would not be compatible (negative target market).

2.8 Provide details of the charging structure given the characteristics of the target market

Please note that there is a requirement to review products regularly to assess whether the product remains consistent with the needs of the identified target market

276